                                                                     Exhibit 4.1


================================================================================



                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                  as Depositor,



                           MIDLAND LOAN SERVICES, INC.
                               as Master Servicer,



                              LENNAR PARTNERS, INC.
                              as Special Servicer,



                        WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee,

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
             as Certificate Administrator and as Tax Administrator,



                         POOLING AND SERVICING AGREEMENT


                          Dated as of December 1, 2000


                                  $914,661,060




                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C3



================================================================================

                                TABLE OF CONTENTS

                                 ---------------

SECTION                                                                                 PAGE
-------                                                                                 ----
                                    ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF
                                THE MORTGAGE POOL

  SECTION 1.01.  Defined Terms ....................................................        3
  SECTION 1.02.  General Interpretive Principles ..................................       57
  SECTION 1.03.  Certain Calculations in Respect of the Mortgage Pool .............       58
  SECTION 1.04.  Cross-Collateralized Mortgage Loans ..............................       60

                                   ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE
   OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III REGULAR
                           INTERESTS AND CERTIFICATES

  SECTION 2.01.  Conveyance of Mortgage Loans .....................................       61
  SECTION 2.02.  Acceptance of Mortgage Assets by Trustee .........................       64
  SECTION 2.03.  Certain Repurchases of Mortgage Loans by the Originators .........       66
  SECTION 2.04.  Representations and Warranties of the Depositor ..................       69
  SECTION 2.05.  Representations and Warranties of the Master Servicer ............       71
  SECTION 2.06.  Representations and Warranties of the Special Servicer ...........       72
  SECTION 2.07.  Representations and Warranties of the Trustee ....................       74
  SECTION 2.08.  Representations and Warranties of LaSalle as Certificate
                 Administrator and Tax Administrator ..............................       75
  SECTION 2.09.  Designation of the Certificates ..................................       77
  SECTION 2.10.  Creation of REMIC I; Issuance of the REMIC I Regular Interests
                 and the REMIC I Residual Interest; Certain Matters Involving
                 REMIC I and the Loan REMICs ......................................       78
  SECTION 2.11.  Conveyance of REMIC I Regular Interests; Acceptance of REMIC I
                 Regular Interests by Trustee .....................................       81
  SECTION 2.12.  Creation of REMIC II; Issuance of the REMIC II Regular
                 Interests and the REMIC II Residual Interest; Certain Matters
                 Involving REMIC II ...............................................       81
  SECTION 2.13.  Conveyance of REMIC II Regular Interests; Acceptance of REMIC II
                 Regular Interests by Trustee .....................................       84
  SECTION 2.14.  Creation of REMIC III; Issuance of the REMIC III Regular Interest
                 Certificates and the REMIC III Residual Interest; Certain Matters
                 Involving REMIC III ..............................................       84
  SECTION 2.15.  Acceptance of Grantor Trusts by Trustee; Issuance of the Class
                 Y and Class R Certificates .......................................       88

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

  SECTION 3.01.  Administration of the Mortgage Loans .............................       89
  SECTION 3.02.  Collection of Mortgage Loan Payments .............................       90
  SECTION 3.03.  Collection of Taxes, Assessments and Similar Items; Servicing
                 Accounts; Reserve Accounts .......................................       90
  SECTION 3.04.  Collection Account, Distribution Account, Interest Reserve
                 Account and Gain on Sale Reserve Fund ............................       93
  SECTION 3.05.  Permitted Withdrawals From the Collection Account, the
                 Distribution Account, the Interest Reserve Account and the Gain
                 on Sale Reserve Fund .............................................       96
  SECTION 3.06.  Investment of Funds in the Collection Account, Servicing
                 Accounts, Reserve Accounts and the REO Account ...................      100
  SECTION 3.07.  Maintenance of Insurance Policies; Errors and Omissions and
                 Fidelity Coverage ................................................      102
  SECTION 3.08.  Enforcement of Alienation Clauses ................................      106
  SECTION 3.09.  Realization Upon Defaulted Mortgage Loans ........................      107
  SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files ..................      110
  SECTION 3.11.  Master Servicing and Special Servicing Compensation; Interest
                 on and Reimbursement of Servicing Advances; Payment of Certain
                 Expenses; Obligations of the Trustee and any Fiscal Agent
                 regarding Back-up Servicing Advances .............................      111
  SECTION 3.12.  Property Inspections; Collection of Financial Statements;
                 Delivery of Certain Reports ......................................      117
  SECTION 3.13.  Annual Statement as to Compliance ................................      121
  SECTION 3.14.  Reports by Independent Public Accountants ........................      122
  SECTION 3.15.  Access to Certain Information ....................................      123
  SECTION 3.16.  Title to REO Property; REO Account ...............................      123
  SECTION 3.17.  Management of REO Property .......................................      125
  SECTION 3.18.  Sale of Mortgage Loans and REO Properties ........................      127
  SECTION 3.19.  Additional Obligations of Master Servicer and the Special
                 Servicer .........................................................      131
  SECTION 3.20.  Modifications, Waivers, Amendments and Consents ..................      135
  SECTION 3.21.  Transfer of Servicing Between Master Servicer and Special
                 Servicer; Record Keeping .........................................      139
  SECTION 3.22.  Sub-Servicing Agreements .........................................      140
  SECTION 3.23.  Controlling Class Representative .................................      142
  SECTION 3.24.  Certain Rights and Powers of the Controlling Class Representative       144
  SECTION 3.25.  Application of Default Interest ..................................      146

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

  SECTION 4.01.  Distributions ....................................................      148
  SECTION 4.02.  Statements to Certificateholders; Certain Other Reports ..........      155
  SECTION 4.03.  P&I Advances .....................................................      157
  SECTION 4.04.  Allocation of Realized Losses and Additional Trust Fund Expenses .      159
  SECTION 4.05.  Calculations .....................................................      160


                                    ARTICLE V

                                THE CERTIFICATES

  SECTION 5.01.  The Certificates .................................................      162
  SECTION 5.02.  Registration of Transfer and Exchange of Certificates ............      162
  SECTION 5.03.  Book-Entry Certificates ..........................................      169
  SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen Certificates ................      170
  SECTION 5.05.  Persons Deemed Owners ............................................      171
  SECTION 5.06.  Certification by Certificate Owners ..............................      171

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

  SECTION 6.01.  Liability of the Depositor, the Master Servicer and the Special
                 Servicer .........................................................      172
  SECTION 6.02.  Merger, Consolidation or Conversion of the Depositor, the Master
                 Servicer or the Special Servicer .................................      172
  SECTION 6.03.  Limitation on Liability of the Depositor, the Master Servicer,
                 and the Special Servicer .........................................      172
  SECTION 6.04.  Master Servicer and Special Servicer Not to Resign ...............      173
  SECTION 6.05.  Rights of the Depositor and the Trustee in Respect of the Master
                 Servicer and the Special Servicer ................................      174
  SECTION 6.06.  Designation of Special Servicer by the Controlling Class .........      175
  SECTION 6.07.  Master Servicer or Special Servicer as Owner of a Certificate ....      176

                                   ARTICLE VII

                                     DEFAULT

  SECTION 7.01.  Events of Default ................................................      177
  SECTION 7.02.  Trustee to Act; Appointment of Successor .........................      180
  SECTION 7.03.  Notification to Certificateholders ...............................      181
  SECTION 7.04.  Waiver of Events of Default ......................................      181
  SECTION 7.05.  Additional Remedies of Trustee Upon Event of Default .............      181

                                  ARTICLE VIII

          THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR

  SECTION 8.01.  Duties of Trustee, the Certificate Administrator and the Tax
                 Administrator ....................................................      183
  SECTION 8.02.  Certain Matters Affecting the Trustee, the Certificate
                 Administrator and the Tax Administrator ..........................      185
  SECTION 8.03.  Trustee, the Fiscal Agent, the Certificate Administrator and the
                 Tax Administrator not Liable for Validity or Sufficiency of
                 Certificates or Mortgage Loans ...................................      187
  SECTION 8.04.  Trustee, Fiscal Agent, Certificate Administrator and Tax
                 Administrator May Own Certificates ...............................      187

  SECTION 8.05.  Fees and Expenses of Trustee, the Certificate Administrator and
                 the Tax Administrator; Indemnification of and by Trustee, the
                 Certificate Administrator, the Tax Administrator and Fiscal Agent       188
  SECTION 8.06.  Eligibility Requirements for Trustee, Certificate Administrator
                 and Tax Administrator ............................................      189
  SECTION 8.07.  Resignation and Removal of Trustee, Certificate Administrator
                 and Tax Administrator ............................................      190
  SECTION 8.08.  Successor Trustee, Certificate Administrator and Tax Administrator      192
  SECTION 8.09.  Merger or Consolidation of Trustee, Certificate Administrator or
                 Tax Administrator ................................................      192
  SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee ....................      193
  SECTION 8.11.  Appointment of Custodians ........................................      194
  SECTION 8.12.  Access to Certain Information ....................................      194
  SECTION 8.13.  Appointment of Fiscal Agent ......................................      196
  SECTION 8.14.  Advance Security Arrangement .....................................      197
  SECTION 8.15.  Filings with the Securities and Exchange Commission ..............      198

                                   ARTICLE IX

                                   TERMINATION

  SECTION 9.01.  Termination Upon Repurchase or Liquidation of All Mortgage Loans .      201
  SECTION 9.02.  Additional Termination Requirements ..............................      203

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

  SECTION 10.01. Tax Administration ...............................................      205
  SECTION 10.02. Depositor, Master Servicer, Special Servicer, Trustee and Fiscal
                 Agent to Cooperate with Tax Administrator ........................      208

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

  SECTION 11.01. Amendment ........................................................      210
  SECTION 11.02. Recordation of Agreement; Counterparts ...........................      211
  SECTION 11.03. Limitation on Rights of Certificateholders .......................      211
  SECTION 11.04. Governing Law ....................................................      212
  SECTION 11.05. Notices ..........................................................      212
  SECTION 11.06. Severability of Provisions .......................................      213
  SECTION 11.07. Successors and Assigns; Beneficiaries ............................      213
  SECTION 11.08. Article and Section Headings .....................................      213
  SECTION 11.09. Notices to and from the Rating Agencies and the Depositor ........      214
  SECTION 11.10. Notices to Controlling Class Representative ......................      215
  SECTION 11.11. Complete Agreement ...............................................      215

EXHIBITS
EXHIBIT A-1      Form of Class X Certificates
EXHIBIT A-2      Form of Class A-1 and Class A-2 Certificates
EXHIBIT A-3      Form of Class B, Class C, Class D, Class E and Class F Certificates
EXHIBIT A-4      Form of Class G Certificates
EXHIBIT A-5      Form of Class H, Class J, Class K, Class L, Class M, Class N and
                   Class P Certificates
EXHIBIT A-6      Form of Class Y Certificates
EXHIBIT A-7      Form of Class R Certificates
EXHIBIT B-1A     Schedule of SBRC Mortgage Loans
EXHIBIT B-1B     Schedule of GCFP Mortgage Loans
EXHIBIT B-1C     Schedule of AMCC Mortgage Loans
EXHIBIT B-1D     Schedule of LaSalle Mortgage Loans
EXHIBIT B-1E     Schedule of Mortgage Loans held by Loan REMICs
EXHIBIT B-1F     Schedule of Environmentally Insured Mortgage Loans
EXHIBIT B-1G     Schedule of Mortgage Loans with Cut-off Date Principal Balances of $15,000,000 or more that do not provide for Rating Agency Confirmation Regarding Waiver of Due-on-Sale Clauses
EXHIBIT B-1H     Schedule of Mortgage Loans as to which 50% of Assumption Fees are Payable to
                   Sub-Servicers
EXHIBIT B-1I     Schedule of Primary Serviced Mortgage Loans
EXHIBIT B-2      Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3      Form of Custodial Certification
EXHIBIT B-4      Form of Notice and Certification Regarding Defeasance of Mortgage Loan for
                   loans having balance of (a) $5,000,000 or less, or (b) less than 1% of outstanding pool balance, whichever is less
EXHIBIT C-1      Letters of Representations among Depositor, Certificate Administrator and initial Depository
EXHIBIT C-2      Form of ABC Support Letter Relating to AMCC Mortgage Loan Purchase Agreement
EXHIBIT D-1      Form of Master Servicer Request for Release
EXHIBIT D-2      Form of Special Servicer Request for Release
EXHIBIT E        Form of Distribution Date Statement
EXHIBIT F-1A     Form I of Transferor Certificate for Transfers of Non-Registered Certificates
                   Held in Physical Form
EXHIBIT F-1B     Form II of Transferor Certificate for Transfers of Non-Registered Certificates
                   Held in Physical Form
EXHIBIT F-2A     Form I of Transferee Certificate for Transfers of Non-Registered Certificates
                   Held in Physical Form
EXHIBIT F-2B     Form II of Transferee Certificate for Transfers of Non-Registered Certificates
                   Held in Physical Form
EXHIBIT F-2C     Form I of Transferee Certificate for Transfers of Interests in Class X or
                   Class G Certificates Held in Book-Entry Form
EXHIBIT F-2D     Form II of Transferee Certificate for Transfers of Interests in Class X or
                   Class G Certificates Held in Book-Entry Form
EXHIBIT F-3A     Form of Transferor Certificate for Transfer of the Excess Servicing Fee Right
EXHIBIT F-3B     Form of Transferee Certificate for Transfer of the Excess Servicing Fee Right
EXHIBIT G-1      Form of Transferee Certificate in Connection with ERISA (Definitive Non-Registered and Non-Investment Grade Certificates)
EXHIBIT G-2      Form of Transferee Certificate in connection with ERISA (Book-Entry Class X and
                   Class G Certificates)

EXHIBIT H-1      Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates
EXHIBIT H-2      Form of Transferor Certificate for Transfers of Class R Certificates
EXHIBIT I-1      Form of Notice and Acknowledgment Concerning Replacement of Special Servicer
EXHIBIT I-2      Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J        Form of UCC-1 Financing Statement
EXHIBIT K        Calculation of Net Operating Income
EXHIBIT L-1      Information Request from Certificateholder or Certificate Owner
EXHIBIT L-2      Information Request from Prospective Investor
EXHIBIT M-1      Form of SBRC Mortgage Loan Purchase Agreement
EXHIBIT M-2      Form of GCFP Mortgage Loan Purchase Agreement
EXHIBIT M-3      Form of AMCC Mortgage Loan Purchase Agreement
EXHIBIT M-4      Form of LaSalle Mortgage Loan Purchase Agreement
EXHIBIT N        Schedule of Designated Sub-Servicers

                  This Pooling and Servicing Agreement, is dated and effective as of December 1, 2000, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. as Depositor, MIDLAND LOAN SERVICES, INC. as Master Servicer, LENNAR PARTNERS, INC. as Special Servicer, WELLS FARGO BANK MINNESOTA, N.A. as Trustee and LASALLE BANK NATIONAL ASSOCIATION as Certificate Administrator and as Tax Administrator.

                             PRELIMINARY STATEMENT:

                  Salomon Brothers Realty Corp. (together with its successors in interest, "SBRC") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to Salomon Brothers Mortgage Securities VII, Inc. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of December 12, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "SBRC Mortgage Loans"). A form of the SBRC Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-1.

                  Greenwich Capital Financial Products, Inc. (together with its successors in interest, "GCFP") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of December 12, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "GCFP Mortgage Loans"). A form of the GCFP Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-2.

                  Artesia Mortgage Capital Corporation (together with its successors in interest, "AMCC") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of December 12, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "AMCC Mortgage Loans"). A form of the AMCC Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-3.

                  LaSalle Bank National Association (together with its successors in interest, "LaSalle") has sold, in its capacity as a Mortgage Loan Seller (as defined herein), to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of December 12, 2000 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "LaSalle Mortgage Loan Purchase Agreement"), between LaSalle and the Depositor, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1D (such mortgage loans, the "LaSalle Mortgage Loans"). A form of the LaSalle Mortgage Loan Purchase Agreement is attached hereto as Exhibit M-4.

                  The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the SBRC Mortgage Loans, the GCFP Mortgage Loans, the AMCC Mortgage Loans and the LaSalle Mortgage Loans and certain related rights, funds and property;
(ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans and other assets that from time to time constitute part of such trust fund.

                  Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; LaSalle desires to act as "Certificate Administrator" and as "Tax Administrator" hereunder; Midland Loan Services, Inc. (together with its successors in interest, "Midland") desires to act as "Master Servicer" hereunder; and Lennar Partners, Inc. (together with its successors in interest, "Lennar") desires to act as "Special Servicer" hereunder.

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL


                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with
Section 1.04.

                  "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

                  "ABC" shall mean Artesia Banking Corporation or its successor in interest.

                  "ABC Support Letter" shall mean the Letter Agreement dated as of December 12, 2000, from ABC to the Depositor and the Trustee, whereby ABC makes certain covenants relating to AMCC and AMCC's obligations under the AMCC Mortgage Loan Purchase Agreement. Any repurchase of an AMCC Mortgage Loan by ABC pursuant to the ABC Support Letter shall constitute a purchase/repurchase of that Mortgage Loan on behalf of AMCC as contemplated by the AMCC Mortgage Loan Purchase Agreement.

                  "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

                  "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit, Reserve Funds and Escrow Payments) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

                  "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

                  "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

                  "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

                  "Additional Yield Amount" shall have the meaning assigned thereto in Section 4.01(d).

                  "Adjusted REMIC II Remittance Rate" shall mean:

                  (a) with respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, 6.341% per annum;

                  (b) with respect to REMIC II Regular Interest A-2, for any Interest Accrual Period, 6.592% per annum;

                  (c) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.758% per annum;

                  (d) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 6.906% per annum;

                  (e) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 7.204% per annum;

                  (f) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 7.517% per annum;

                  (g) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 7.595% per annum;

                  (h) with respect to REMIC II Regular Interest G, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) 8.090% per annum; and

                  (i) with respect to each of REMIC II Regular Interests H, J, K, L, M, N and P, for any Interest Accrual Period, 7.000% per annum.

                  "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and the Certificate Administrator's Fee Rate.

                  "Advance" shall mean any P&I Advance or Servicing Advance.

                  "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

                  "Advance Security Arrangement" shall have the meaning assigned thereto in Section 8.14.

                  "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust; or
(ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

                  "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on negative credit watch status in contemplation of any such action with respect thereto).

                  "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or, (ii) except as permitted by Section 3.17(a) the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code).

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

                  "A.M. Best" shall mean A.M. Best Company or its successor in interest.

                  "AMCC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "AMCC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "AMCC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

                  "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

                  "Anticipated Repayment Date" shall mean, with respect to any ARD Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR Section 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, the appraiser may be an employee of the Special Servicer).

                  "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated by the Special Servicer as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained or conducted by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

                  (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued in respect of such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) to the extent that neither the Master Servicer nor the Special Servicer holds Escrow Payments sufficient to cover the same, all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property; over

                  (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the Required Appraisal Loan, (y) any Escrow Payments and Reserve Funds held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan that (i) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents, (ii) may be used to reduce the principal balance of the Required Appraisal Loan, and (iii) are not scheduled to be applied within the next 12 months, and (z) the amount of any Letter of Credit that constitutes additional security for the Required Appraisal Loan that may be used to reduce the principal balance thereof.

                  Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal (or update to an Appraisal) has been obtained or conducted, as applicable, in accordance with Section 3.19(c), with respect to the related Mortgaged Property or REO Property, as the case may be, during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal (or update to an Appraisal) a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated by the Special Servicer in accordance with the preceding sentence of this definition. In connection with the foregoing, each Cross-Collateralized Mortgage Loan that is part of a single Cross-Collateralized Group shall be treated separately for purposes of calculating an Appraisal Reduction Amount.

                  "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

                  (i) such Mortgage Loan becomes a Modified Mortgage Loan, including by reason of an extension;

                  (ii) the Borrower under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days;

                  (iii) either (A) any Monthly Payment with respect to such Mortgage Loan remains unpaid for 60 days past the Due Date for such payment or (B) any other material payment due under the related Mortgage Loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

                  (iv) a receiver is appointed with respect to the related Mortgaged Property and continues in such capacity for 60 days; or

                  (v)      the related Mortgaged Property becomes an REO
         Property.

                  "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

                  "ARD Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

                  "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment" shall mean:

                  (a) with respect to any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (but on which no Monthly Payment is scheduled to be due in respect of such Mortgage Loan, other than the delinquent Balloon Payment), the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

                  (b) with respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause
         (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                  "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

                  "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that (i) is at least three times as large as the normal Monthly Payment due on such Mortgage Loan and (ii) includes a principal component equal to at least 5% of the original principal balance of such Mortgage Loan.

                  "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus" shall mean that certain prospectus dated December 12, 2000, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

                  "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate registered in the name of the Depository or its nominee.

                  "Borrower" shall mean the obligor or obligors on a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Breach" shall mean, with respect to any Mortgage Loan, any breach of a representation or warranty made by a Mortgage Loan Seller pursuant to Section 4(b) of the related Mortgage Loan Purchase Agreement.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, Pittsburgh, Pennsylvania or any other city in which the Collection Account is maintained, or the cities in which the Corporate Trust Offices of the Trustee and the Certificate Administrator are located, are authorized or obligated by law or executive order to remain closed.

                  "Carryforward Interest Distribution Amount" shall:

                  (a) with respect to any REMIC I Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.10(g);

                  (b) with respect to any REMIC II Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.12(g); and

                  (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, have the meaning assigned thereto in Section 2.14(g);

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate" shall mean any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2000-C3, as executed, authenticated and delivered hereunder by the Certificate Registrar on behalf of the Trustee.

                  "Certificate Administrator" shall mean LaSalle, in its capacity as certificate administrator hereunder, or any successor certificate administrator appointed as herein provided.

                  "Certificate Administrator's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Certificate Administrator pursuant to Section 8.05(a).

                  "Certificate Administrator's Fee Rate" shall mean 0.0013% per annum.

                  "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

                  "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement and the CMSA Investor Reporting Package (excluding the Loan Set-Up File).

                  "Certificate Notional Amount" shall mean, with respect to any Class X Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class X Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed or otherwise acting pursuant to Section 5.02.

                  "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 2.09(a).

                  "Class A Certificate" shall mean any of the Certificates designated as such in Section 2.09(b).

                  "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "A-1".

                  "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "A-2".

                  "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "B".

                  "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "C".

                  "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "D".

                  "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "E".

                  "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "F".

                  "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "G".

                  "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "H".

                  "Class I Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "I".

                  "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "J".

                  "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "K".

                  "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "L".

                  "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "M".

                  "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "N".

                  "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which the Class X Certificates (as a collective whole) accrue interest from time to time, as calculated in accordance with Section 2.14(e).

                  "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "P".

                  "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.14(e).

                  "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "R".

                  "Class X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "X".

                  "Class X Portion" shall mean:

                  (a) when used with respect to the Interest Accrual Amount in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Interest Accrual Amount that is equal to the product of (i) the entire such Interest Accrual Amount, multiplied by (ii) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, over the Adjusted REMIC II Remittance Rate with respect to such REMIC II

         Regular Interest for such Interest Accrual Period, and the denominator of which is the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period;

                  (b) when used with respect to the Current Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Current Interest Distribution Amount that is equal to (i) the Class X Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the product of (A) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with Section 2.12(g), multiplied by (B) a fraction, the numerator of which is equal to the Class X Portion of the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period; and

                  (c) when used with respect to the Carryforward Interest Distribution Amount in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Carryforward Interest Distribution Amount that is equal to the excess, if any, of (i) the aggregate of the Class X Portions of all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the aggregate amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to the first two sentences of Section 4.01(k).

                  "Class Y Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the class designation "Y".

                  "Class Y Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust Y, but not an asset of any REMIC Pool.

                  "Closing Date" shall mean December 19, 2000.

                  "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative.

                  "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Certificate Administrator.

                  "CMSA Collateral Summary File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Certificate Administrator.

                  "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. For the purposes of the production by Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification) absent manifest error, on information provided to it by the Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

                  "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Net Liquidation Proceeds received, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during the Collection Period ending on such Determination Date and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis.

                  "CMSA Historical Loan Modification Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Closing Date, with a description of the original and the revised terms thereof.

                  "CMSA Investor Reporting Package": Collectively: (a) the following six electronic files: (i) CMSA Loan Set-Up File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA Historical Liquidation Report,
(iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and
(viii) CMSA NOI Adjustment Worksheet.

                  "CMSA Loan Periodic Update File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Certificate Administrator.

                  "CMSA Loan Set-Up File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Set-Up File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Set-Up File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Certificate Administrator.

                  "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "CMSA Operating Statement Analysis Report" shall have the meaning ascribed thereto in Section 3.12(b).

                  "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

                  "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer)..

                  "CMSA Servicer Watch List" shall mean, for any Determination Date a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, which report shall identify all Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date: (i) a Mortgage Loan that has a then current 12-months trailing Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property;
(iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant or tenants collectively occupying 25% or more of the space in the related Mortgaged Property (A) has vacated or intends to vacate such space (without being replaced by a comparable tenant and lease) or (B) has declared or intends to declare bankruptcy; or (C) is or are within six (6) months of its or their respective lease expiration; (v) a Mortgage Loan that is at least 30 days delinquent in payment; and (vi) a Mortgage Loan that is within 60 days of maturity. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Master Servicer with any information in its possession regarding the Specially Serviced Mortgage Loans necessary for preparation of the Servicer Watch List that is not in the possession of the Master Servicer.

                  "CMSA Website" shall mean the CMSA's Website located, as of the Closing Date, at "www.cmbs.org" or "www.cssacmbs.org".

                  "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

                  "Collection Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc. [or the name of any successor Master Servicer], as Master Servicer on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Collection Account".

                  "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to
Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

                  "Condemnation Proceeds" shall mean all cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third party in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage or any document to which the related Mortgage Note and Mortgage are subject.

                  "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the Class A-1 and Class A-2 Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

                  "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

                  "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

                  "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee or Certificate Administrator, as applicable, at which at any particular time its corporate trust business or certificate administrative duties, as applicable, with respect to this Agreement shall be administered, which office is as of the Closing Date located: (i) in the case of the Trustee, at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Corporate Trust Administration/Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3; and (ii) in the case of the Certificate Administrator, at 135 LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group"Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3.

                  "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

                  "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetical and, if applicable, numerical Class designation that is the same as the alphabetical and, if applicable, numerical designation for such REMIC II Regular Interest.

                  "Corresponding REMIC II Regular Interest" shall mean, with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates.

                  "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

                  "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "CSI" shall mean Chase Securities Inc. or its successors in interest.

                  "Current Interest Distribution Amount" shall:

                  (a) with respect to any REMIC I Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.10(g);

                  (b) with respect to any REMIC II Regular Interest, for any Distribution Date, have the meaning assigned thereto in Section 2.12(g); and

                  (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Distribution Date, have the meaning assigned thereto in Section 2.14(g).

                  "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian on behalf of the Trustee for the Mortgage Files.

                  "Cut-off Date" shall mean: (A) with respect to any Mortgage Loan, its Due Date in December 2000; and (B) with respect to any group of Mortgage Loans, their respective Due Dates in December 2000, collectively.

                  "Cut-off Date Principal Balance" shall mean, with respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "DBS" shall mean Deutsche Bank Securities Inc. or its successors in interest.

                  "Debt Service Coverage Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended twelve month trailing period, to (y) the product of (i) 12 times
(ii) the Monthly Payment in effect for such Mortgage Loan and allocated on a Mortgaged Property-by-Mortgaged Property basis as indicated in the Property File as of such date of determination.

                  "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

                  "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent 30 days or more in respect of its Balloon Payment, provided that if the related Borrower has a written firm commitment within 30 days following the date on which the Balloon Payment was due to refinance such Specially Serviced Mortgage Loan, such Mortgage Loan shall not become a Defaulted Mortgage Loan until such Mortgage Loan is delinquent for 60 days beyond its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage, the related Mortgage Note or other related loan document and without regard to any acceleration of payments under the related Mortgage, the related Mortgage Note and other related loan documents, or (ii) as to which the Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

                  "Defeasance Loan" shall mean a Mortgage Loan that permits the related Borrower to obtain a release of the related Mortgaged Property through defeasance.

                  "Definitive Certificate" shall have the meaning assigned thereto in Section 5.03(a).

                  "Deleted Mortgage Loan" shall mean a Mortgage Loan which is repurchased from the Trust as contemplated by Section 2.03.

                  "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Depository" shall mean the Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit N hereto and any successor thereto under the related Sub-Servicing Agreement.

                  "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

                  "Determination Date" shall mean, with respect to any calendar month, commencing in January 2001, the 11th day of such month (or, if such 11th day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

                  "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate" shall have the meaning assigned thereto in
Section 4.01(d).

                  "Disqualified Organization" shall mean any of the following:
(i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code, or
(iv) any other Person so designated by the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

                  "Distribution Account" shall mean the segregated account or accounts created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Distribution Account".

                  "Distribution Date" shall mean, with respect to any calendar month, commencing in January 2001, the 18th day of such month (or, if such 18th day is not a Business Day, the Business Day immediately following).

                  "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

                  "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

                  "Due Date" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

                  "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

                  "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "A" by S&P (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as (1) PNC's long-term unsecured debt rating shall be at least "A1" from Moody's and (2) PNC has the appropriate rating from S&P specified in clause (i) above, or

(iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

                  "Emergency Advance" shall mean any Servicing Advance (whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make) that must be made within ten
(10) days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

                  "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

                  "Environmental Laws" shall mean any federal or state laws and regulations governing the use, management or disposal of Hazardous Materials.

                  "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Exhibit B-1F.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

                  "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay off the Mortgage Loan or related REO Mortgage Loan in full and
(ii) any related unpaid Advance Interest.

                  "Excess Servicing Fees" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

                  "Excess Servicing Fee Rate" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), initially a rate per annum equal to the related Master Servicing Fee Rate, minus the sum of two (2) basis points and any applicable Primary Servicing Fee Rate provided that such rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with the second paragraph of such Section) or any termination of the Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 and who requires market rate servicing compensation that accrues at a per annum rate in excess of the sum of two (2) basis points and any applicable Primary Servicing Fee Rate.

                  "Excess Servicing Fee Right" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage loan), the right to receive Excess Servicing Fees.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                  "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

                  "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01, or otherwise acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

                  "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

                  "Fiscal Agent Agreement" shall have the meaning assigned thereto in Section 8.13.

                  "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Gain on Sale Reserve Fund" shall mean the segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Gain on Sale Reserve Fund".

                  "GCFP" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "GCFP Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "GCFP Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement

                  "GCM" shall mean Greenwich Capital Markets, Inc. or its successor in interest.

                  "Grantor Trust" shall mean a grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

                  "Grantor Trust Pool" shall mean either of Grantor Trust R or Grantor Trust Y.

                  "Grantor Trust R" shall mean the Grantor Trust designated as such in Section 2.15(b).

                  "Grantor Trust Y" shall mean the Grantor Trust designated as such in Section 2.15(a).

                  "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

                  "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof,
(ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, such Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, as the case may be.

                  "Independent Contractor" shall mean any Person that would be an "independent contractor" with respect to REMIC I (or, solely for purposes of a Mortgage Loan in a Loan REMIC, the related Loan REMIC) within the meaning of
Section 856(d)(3) of the Code if REMIC I (or the related Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Tax Administrator or the Trust, delivered to the Trustee, the Certificate Administrator and the Tax Administrator), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee, the Certificate Administrator and the Tax Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Tax Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

                  "Institutional Accredited Investor" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity as to which all of the equity owners come within such paragraphs.

                  "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

                  "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with the Servicing Standard.

                  "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

                  "Interest Accrual Amount" shall:

                  (a) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.10(g);

                  (b) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, have the meaning assigned thereto in
         Section 2.12(g); and

                  (c) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, have the meaning assigned thereto in Section 2.14(g).

                  "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

                  "Interest Accrual Period" shall mean, with respect to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Only Certificate" shall mean any of the Certificates designated as such in Section 2.09(g).

                  "Interest Reserve Account" shall mean the segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Interest Reserve Account".

                  "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during February 2001 and during February of each year thereafter and during January 2001 and during January of each year thereafter that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date (and, accordingly, prior to any reduction in such Stated Principal Balance on such Distribution Date), to the extent that a Monthly Payment is received in respect of such Interest Reserve Loan for the related Due Date in the same month as such Distribution Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect of such Interest Reserve Loan for such Due Date on the related P&I Advance Date.

                  "Interest Reserve Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

                  "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

                  "Investment Account" shall have the meaning assigned thereto in Section 3.06(a).

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

                  "Investment Grade Certificate" shall mean, as of any date of determination, any Certificate that is rated at least "Baa3" by Moody's or "BBB-" by S&P.

                  "IRS" shall mean the Internal Revenue Service or any successor.

                  "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "J.P. Morgan" shall mean J.P. Morgan Securities Inc. or its successor in interest.

                  "LaSalle" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "LaSalle Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "LaSalle Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered. The Term "Late Collections" shall specifically exclude any Default Charges.

                  "Latest Possible Maturity Date" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, REMIC II Regular Interest or Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

                  "Lennar" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

                  "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events -- (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01, or (v) such Mortgage Loan is acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to
Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events -- (i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01, or (iii) such REO Property is acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01.

                  "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is repurchased by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, that is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01 or that is acquired by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.00%.

                  "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the full, discounted or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan documents; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (iv) the repurchase of a Mortgage Loan by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; or (vi) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01.

                  "Loan REMIC" shall mean, with respect to each Mortgage Loan listed on Exhibit B-1E, the segregated pool of assets consisting primarily of such Mortgage Loan, any related REO

Property, and any and all payments under and the proceeds of such Mortgage Loan and/or related REO Property received after the date of the related Loan REMIC Declaration.

                  "Loan REMIC Declaration" shall mean, with respect to each Mortgage Loan identified on Exhibits B-1E, the REMIC declaration made as of a date prior to the Closing Date.

                  "Loan REMIC Interest" shall mean any Loan REMIC Regular Interest or Loan REMIC Residual Interest.

                  "Loan REMIC Regular Interest" shall mean the uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in each Loan REMIC. The principal balance of each Loan REMIC Regular Interest shall equal the principal balance of the related Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Mortgage Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of each of the Mortgage Loans listed on Exhibit B-1E (or any related REO Property) and allocable (in accordance with Section 1.03, to interest (adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment Premiums with respect to such Mortgage Loan (or any successor REO Mortgage Loan) shall be deemed paid on the related Loan REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of each Loan REMIC Regular Interest are otherwise set forth in the related Loan REMIC Declaration.

                  "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of a Loan REMIC Regular Interest, as set forth in or otherwise calculated in accordance with the related Loan REMIC Declaration.

                  "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in each Loan REMIC.

                  "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Loss Reimbursement Amount" shall mean:

                  (a) with respect to any REMIC I Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

                  (b) with respect to any REMIC II Regular Interest for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

                  (c) with respect to any Class of Principal Balance Certificates for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

                  "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

                  "Master Servicer" shall mean Midland, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following:
(i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

                  "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

                  "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a).

                  "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule.

                  "Material Breach" shall mean any Breach in respect of any Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan.

                  "Material Document Defect" shall mean any Document Defect in respect of any Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan.

                  "Memorandum" shall mean the final Private Placement Memorandum, dated December 12, 2000, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to the Underwriters as of the Closing Date.

                  "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Mortgage Loan);

                  (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

                  (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

                  "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

                  "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

                  "Mortgage File" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, without recourse", and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

                  (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, in recordable form;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, in recordable form;

                  (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been retained from the applicable recording office), with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

                  (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance "marked-up" at the closing of such Mortgage Loan;

                  (viii) copies of any previously filed UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the

                           Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if any such UCC Financing Statement is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo, as trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3;

                  (ix) any environmental indemnity agreement and the original or a copy of any Environmental Insurance Policy relating solely to such Mortgage Loan;

                  (x) any power of attorney, guaranty, property management agreement, Ground Lease, Ground Lease estoppels, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

                  (xi) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof; and in the case of any such Letter of Credit, in a form that would permit the Master Servicer or Special Servicer, as the case may be, on behalf of the Certificateholders, to draw upon such Letter of Credit;

                  (xii) in the case of any Mortgage Loan held in a Loan REMIC, the original or copy of the related Loan REMIC Declaration.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule that are from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" also includes a mortgage loan that has been wholly or partially defeased.

                  "Mortgage Loan Purchase Agreements" shall mean, collectively, the SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement, the AMCC Mortgage Loan Purchase Agreement and the LaSalle Mortgage Loan Purchase Agreement.

                  "Mortgage Loan Schedule" shall mean, collectively, the four lists of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B, Exhibit B-1C and Exhibit B-1D, respectively, as such lists may be amended from time to time in accordance with this Agreement. Such lists shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan number;

                  (ii) the (A) street address (including city, state and zip code) of the related Mortgaged Property and (B) number or amount, as applicable, of apartment units, rentable square footage, rooms or other relevant divisions at or measurement of the related Mortgaged Property;

                  (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

                  (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                  (v)      the Mortgage Rate as of the Cut-off Date;

                  (vi) the (A) original and remaining term to stated maturity and (B) Stated Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term and the Balloon Payment;

                  (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

                  (ix) whether the Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date;

                  (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

                  (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

                  (xii)    the name of the originator of the Mortgage Loan;

                  (xiii)   the Interest Accrual Basis;

                  (xiv)    the Master Servicing Fee Rate;

                  (xv) whether the Mortgage Loan provides, at any time during its term, for a Prepayment Premium calculated based on a yield maintenance formula in connection with voluntary Principal Prepayments and, if so, whether the yield maintenance discount rate is "Treasury Flat-Maturity" or "Treasury Flat-WAL"; and

                  (xvi) whether the related Mortgage encumbers the related Borrower's leasehold interest under a Ground Lease.

                  "Mortgage Loan Sellers" shall mean, collectively, SBRC, GCFP, AMCC and LaSalle.

                  "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination.

                  "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

                  "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

                  "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

                  "Net Assumption Fee" shall mean, with respect to any Mortgage Loan, any Assumption Fee collected thereon, net of any expenses payable therefrom in accordance with Section 3.08.

                  "Net Default Interest" shall have the meaning assigned thereto in Section 3.25(a).

                  "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

                  "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer or the Special Servicer, as applicable, in accordance with
Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of the Master Servicer or the Special Servicer, as applicable; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account both at the time such investment was made and as of a date not more than 30 days prior to the date of the loss.

                  "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all unpaid Liquidation Expenses and unreimbursed Servicing Advances incurred with respect thereto.

                  "Net Mortgage Rate" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), a rate per annum equal to the related Mortgage Rate, minus the related Administrative Fee Rate.

                  "Net Operating Income" shall mean, with respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property for any specified period, calculated in accordance with Exhibit K.

                  "New Lease" shall mean any lease of an REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, or allowed pursuant to the terms of such lease.

                  "NOI Adjustment Worksheet" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

                  "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Y and Class R Certificates will constitute Non-Registered Certificates.

                  "Non-United States Person" shall mean any Person other than a United States Person.

                  "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Certificate Administrator, the Trustee or any Fiscal Agent, as the case may be.

                  "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator, as applicable, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof.

                  "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

                  "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

                  "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f).

                  "Percentage Interest" shall mean:

                  (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and

                  (b) with respect to a Class Y Certificate or Class R Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performing Mortgage Loan" shall mean any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

                  "Permitted Investments" shall mean any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and S&P (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and S&P (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

                  (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) a remaining maturity of not more than 365 days and (Z) except in the case of a Permitted Investment described in clause (v) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

                  "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization or a Non-United States Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Person.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society of Testing and Materials Standard E 1527-00 or any successor thereto published by the American Society of Testing Materials.

                  "Plan" shall have the meaning assigned thereto in Section 5.02(c).

                  "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

                  "Post-ARD Additional Interest" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interests, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise prepaid prior to its Stated Maturity Date.

                  "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest, late payment charges or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium that may have been collected).

                  "Prepayment Interest Shortfall" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest, Post-ARD Additional Interest and late payment charges).

                  "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, including any such premium, fee or other additional amount that is calculated as a percentage of the principal amount being prepaid or pursuant to a yield maintenance formula.

                  "Primary Serviced Mortgage Loan" shall mean any of the Mortgage Loans identified on Exhibit B-1I hereto.

                  "Primary Servicing Fee Rate" shall mean, with respect to any Primary Serviced Mortgage Loan (or successor REO Mortgage Loan), the excess, if any, of the related Master Servicing Fee Rate over two (2) basis points.

                  "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

                  "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Certificate Administrator, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi- governmental body, then the Certificate Administrator shall select a comparable interest rate index. In either case, such selection shall be made by the Certificate Administrator in its sole discretion and the Certificate Administrator shall notify the Trustee, the Master Servicer and the Special Servicer in writing of its selection.

                  "Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.09(e).

                  "Principal Distribution Amount" shall mean:

                  (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to such REMIC I Regular Interest; and

                  (b) with respect to any Class of Principal Balance Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

For purposes of the foregoing, for so long as the Class A Certificates remain outstanding, the Total Principal Distribution Amount for each Distribution Date shall be allocated to the Class A Certificates, up to the lesser of (i) the aggregate of the Class Principal Balances of the Class A Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Total Principal Distribution Amount. The portion of the Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A Certificates shall, in turn, be allocated as between the Class A-1 Certificates and the Class A-2 Certificates as follows: (i) prior to the Senior Principal Distribution Cross-Over Date (or, if there is no Senior Principal Distribution Cross-Over Date, prior to the Final Distribution Date), first, to the Class A-1 Certificates, up to the lesser of (A) the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to the subject Distribution Date and (B) the entire such Total Principal Distribution Amount, and then, to the Class A-2 Certificates; and (ii) on and after the Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), to the Class A-1 Certificates and the Class A-2 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date. After the Class Principal Balances of the Class A Certificates have been reduced to zero, the Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the Class A

Certificates in retirement thereof pursuant to the prior two sentences) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates, sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date and (ii) the remaining unallocated portion of the Total Principal Distribution Amount for such Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the Class F Certificates; sixth, to the Class G Certificates; seventh, to the Class H Certificates; eighth, to the Class J Certificates; ninth, to the Class K Certificates; tenth, to the Class L Certificates; eleventh, to the Class M Certificates; twelfth, to the Class N Certificates; and thirteenth, to the Class P Certificates.

                  "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received (and, subject to applicable law and the terms and conditions of this Agreement and the related loan documents, is to be applied in reduction of the principal balance of such Mortgage Loan) in advance of such payment's scheduled Due Date.

                  "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

                  "Prospectus Supplement" shall mean that certain prospectus supplement dated December 12, 2000, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "Proposed Plan" shall have the meaning assigned thereto in
Section 3.17(a)(iii).

                  "PTE" shall mean prohibited transaction exemption.

                  "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase by or on behalf of a Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, to the extent not otherwise included in the amount described in clause (c) of this definition, any reasonable out-of-pocket costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the agent of any of them (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

                  "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

                  "Rated Final Distribution Date" shall mean the Distribution Date in December 2033.

                  "Rating Agency" shall mean each of Moody's and S&P.

                  "Realized Loss" shall mean:

                  (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest), minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

                  (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

                  (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates constitute Registered Certificates.

                  "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

                  "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I" shall mean the segregated pool of assets designated as such in Section 2.10(a)

                  "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.10.

                  "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.10(f).

                  "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

                  "REMIC II" shall mean the segregated pool of assets designated as such in Section 2.12(a).

                  "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.12.

                  "REMIC II Regular Interest A-1" shall mean the REMIC II Regular Interest which bears the designation "A-1".

                  "REMIC II Regular Interest A-2" shall mean the REMIC II Regular Interest which bears the designation "A-2".

                  "REMIC II Regular Interest B" shall mean the REMIC II Regular Interest which bears the designation "B".

                  "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest which bears the designation "C".

                  "REMIC II Regular Interest D" shall mean the REMIC II Regular Interest which bears the designation "D".

                  "REMIC II Regular Interest E" shall mean the REMIC II Regular Interest which bears the designation "E".

                  "REMIC II Regular Interest F" shall mean the REMIC II Regular Interest which bears the designation "F".

                  "REMIC II Regular Interest G" shall mean the REMIC II Regular Interest which bears the designation "G".

                  "REMIC II Regular Interest H" shall mean the REMIC II Regular Interest which bears the designation "H".

                  "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest which bears the designation "J".

                  "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest which bears the designation "K".

                  "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest which bears the designation "L".

                  "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest which bears the designation "M".

                  "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest which bears the designation "N".

                  "REMIC II Regular Interest P" shall mean the REMIC II Regular Interest which bears the designation "P".

                  "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.12(f).

                  "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II issued pursuant to this Agreement.

                  "REMIC III" shall mean the segregated pool of assets designated as such in Section 2.14(a).

                  "REMIC III Regular Interest Certificate" shall mean any of the Certificates designated as such in Section 2.09(h).

                  "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III issued pursuant to this Agreement.

                  "REMIC Pool" shall mean any of REMIC I, REMIC II or REMIC III or any Loan REMIC.

                  "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

                  "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) in the name of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc. [or the name of any successor Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, REO Account".

                  "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18(d).

                  "REO Extension" shall have the meaning assigned thereto in
Section 3.16(a).

                  "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

                  "REO Property" shall mean a Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

                  "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal Loan" shall mean any Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred, provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least three consecutive Monthly Payments, and no other Appraisal Trigger Event has occurred with respect thereto during the preceding three months.

                  "Required Claims-Paying Rating" shall mean, with respect to any insurance carrier, a claims-paying ability or financial strength rating of "A2" or better from Moody's (or, if not rated by Moody's, rated at least "A-VIII" by A.M. Best Company) and "A" or better from S&P unless, in the case of either Rating Agency, such Rating Agency has confirmed in writing that an insurance company with lower or fewer claims-paying ability ratings shall not result, in and of itself, in an Adverse Rating Event with respect to any Class of Rated Certificates.

                  "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

                  "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any Fiscal Agent, the Certificate Registrar, the Custodian, the Tax Administrator or the Certificate Administrator, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee, any Fiscal Agent, the Certificate Registrar, the Custodian, the Tax Administrator or the Certificate

Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

                  "Restricted Servicer Reports" shall mean each of the Servicer Watch List, the Operating Statement Analysis Report, the NOI Adjustment Worksheet, the Financial File and the Comparative Financial Status Report.

                  "S&P" shall mean Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties to this Agreement, and specific ratings of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

                  "SBRC" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "SBRC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "SBRC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Senior Certificate" shall mean any of the Certificates designated as such in Section 2.09(c).

                  "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

                  "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

                  "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred, or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including the cost of (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

                  "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and, if applicable, the Special Servicing Fee.

                  "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

                  "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee, the Certificate Administrator and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable.

                  "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and REO Properties for which such Person is responsible hereunder: (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest due under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (c) without regard to any conflicts of interest that may arise from: (i) any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (iii) the Master Servicer's obligation to make Advances, (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances, (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing or management by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof of any other real estate loans or real property not included in or securing, as the case may be, the Mortgage Pool or the right to service or manage for others any such other real estate loans or real properties; and (vii) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof to repurchase any Mortgage Loan under the related Mortgage Loan Purchase Agreement or to cure a Material Document Defect or Material Breach.

                  "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, any of the following events:

                  (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment (including the payment of Post-ARD Additional Interest) required under the related Mortgage Note or the related Mortgage(s), which failure (except in the case of a Balloon Payment) continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied for 60 days; or

                  (b) the Master Servicer has determined, in its reasonable judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur in the foreseeable future and (except in the case of a Balloon Payment) either (i) such default is not likely to be cured within 60 days following the occurrence thereof or (ii) the related Borrower has requested a material modification of the related Mortgage Loan (other than a waiver of a "due-on-sale" clause permitted under Section 3.08); or

                  (c) the related Borrower has transferred or permitted the transfer of the related Mortgaged Property or direct or indirect ownership or control of the Borrower or management of the related Mortgaged Property, or has changed the management of the related Mortgaged Property, in any such case in violation of the related loan documents; or

                  (d) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a), clause
         (b) or clause (c) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

                  (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                  (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

                  (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

                  A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

                  (w)      in the case of the circumstances described in clause
         (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                  (x)      in the case of the circumstances described in clauses
         (b), (e), (f) and (g) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

                  (y)      in the case of the circumstances described in clauses
         (c) and (d) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

                  (z)      in the case of the circumstances described in clause
         (h) above, if and when such proceedings are terminated.

                  "Sole Certificateholder" shall mean any holder of 100% of the Certificates.

                  "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event exists.

                  "Special Servicer" shall mean Lennar, in its capacity as special servicer hereunder, or any successor Special Servicer appointed as herein provided.

                  "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of
Section 3.11(c).


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
                  "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

                  "SSB" shall mean Salomon Smith Barney Inc. or its successors in interest.

                  "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum of, without duplication, (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Gain on Sale Reserve Fund to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2001 or during March of any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date; net of (b) any portion of the amounts described in clause (a) of this definition that represents, without duplication, one or more of the following"(i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums and/or Post-ARD Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of Section 3.05(b), (v) if such Distribution Date occurs during February 2001 or during February of any year thereafter or during January 2001 or during January of any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

                  "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II), Section 2.14(a) (in the case of REMIC III) or in the related Loan REMIC Declaration (in the case of any Loan REMIC), as applicable.

                  "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which
(a) initially shall equal the Cut-off Date Principal Balance of such Mortgage Loan, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date next following the end of the Collection Period in which such Liquidation Event occurred.

                  "Subordinate Certificate" shall mean any of the Certificates designated as such in Section 2.09(d).

                  "Subordinate Principal Balance Certificate" shall mean any of the Certificates designated as such in Section 2.09(f).

                  "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Tax Administrator" shall mean LaSalle, in its capacity as tax administrator hereunder, or any successor tax administrator appointed as herein provided.

                  "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to
Section 10.01(b), be the Plurality Class R Certificateholder.

                  "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

                  "Termination Price" shall have the meaning assigned thereto in
Section 9.01.

                  "Total Principal Distribution Amount" shall mean:

                  (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following --

                  (i) all payments of principal (including Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period,

                  (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received (other than as part of a Principal Prepayment) prior to the related Collection Period,

                  (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received on any of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date,

                  (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date,

                  (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date, and

                  (vi) the excess, if any, of the Total Principal Distribution Amount for the prior Distribution Date, if any, over the total distributions of principal made on such prior Distribution Date with respect to the Principal Balance Certificates; and

                  (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

                  "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

                  "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor" shall mean any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Treasury Rate" shall have the meaning assigned thereto in
Section 4.01(d).

                  "Trust" shall mean the trust created hereby.

                  "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a).

                  "Trustee's Fee Rate" shall mean 0.0011% per annum.

                  "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools.

                  "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof).

                  "Underwriter Exemption" shall mean PTE 91-23, as such may be amended from time to time.

                  "Underwriters" shall mean, collectively, SSB, GCM, ABN AMRO, CSI, DBS and J.P. Morgan.

                  "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to
Section 4.04(c).

                  "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Loan Reporting Package (excluding the Bond Level File, the Collateral Summary File and the Restricted Servicer Reports).

                  "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

                  "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, 2% of the Voting Rights shall be allocated to the Holders of the Class X Certificates, and 0% of the Voting Rights shall be allocated to the Holders of the Class R and Class Y Certificates. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates.

                  "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

                  "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0%.

                  "Yield Maintenance Certificates" shall mean any of the Certificates designated as such in Section 2.09(i).

                  SECTION 1.02.     General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;


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
                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and Mortgage and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under


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
such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Loan to but not including the date of receipt.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers and also for reporting purposes) as follows: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and sixth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, any accrued and unpaid Post-ARD Additional Interest.

                  (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer, in its reasonable judgment, and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Distribution Date Statement as provided in Section 4.02.


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
                  SECTION 1.04.     Cross-Collateralized Mortgage Loans.

                  Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.


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
                                   ARTICLE II


                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
              AND WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR
            INTERESTS, REMIC II REGULAR INTERESTS, REMIC III REGULAR
                           INTERESTS AND CERTIFICATES


         SECTION 2.01. Conveyance of Mortgage Loans.

         (a) It is the intention of the parties hereto that a trust be established pursuant to this Agreement and, further, that such trust be designated as "Salomon Brothers Commercial Mortgage Trust 2000-C3". Wells Fargo is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, all payments under and proceeds of the Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off
Date), all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and all documents included in the related Mortgage Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account; (iv) each Mortgage Loan Purchase Agreement and the ABC Support Letter; (v) the Loan REMIC Interests and the Loan REMIC Declarations; and (vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Master Servicer and the Designated Sub-Servicers to primary service (or to perform select servicing duties with respect to) certain of the Mortgage Loans and, in the case of the Mortgage Loans listed on Exhibit B-1E, subject to the related Loan REMIC Declarations. In connection with the Depositor's assignment above, the Depositor hereby directs the Trustee to execute the ABC Support Letter substantially in the form of Exhibit C-2 attached hereto.

         Under GAAP, the Depositor shall report: (i) its acquisition of the SBRC Mortgage Loans from SBRC, pursuant to the SBRC Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from SBRC; (ii) its acquisition of the GCFP Mortgage Loans from GCFP, pursuant to the GCFP Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from GCFP; (iii) its acquisition of the AMCC Mortgage Loans from AMCC, pursuant to the AMCC Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from AMCC; (iv) its acquisition of the LaSalle Mortgage Loans from LaSalle, pursuant to the LaSalle Mortgage Loan Purchase Agreement, as a purchase of such Mortgages Loans from LaSalle; and
(v) its transfer of the Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of the Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan).


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
         After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

         (c) The conveyance of the Mortgage Loans (and, in the case of the Mortgage Loans listed on Exhibit B-1E, the related Loan REMIC Interests) and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Mortgage Loans, such Loan REMIC Interests and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the parties hereto intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties hereto also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans and Loan REMIC Interests subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans and Loan REMIC Interests after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans and the Loan REMIC Interests on or prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under each Mortgage Loan Purchase Agreement and the ABC Support Letter, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans and the Loan REMIC Interests subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and
(iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall prepare, execute and file at each such office, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

         (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds and Escrow Payments) for each Mortgage Loan so assigned. The Depositor shall


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
deliver to the Trustee or a Custodian appointed thereby and the Master Servicer on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement.

         (e) As soon as reasonably possible, and in any event within 30 days after the later of (i) the Closing Date and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee or any Custodian appointed thereby, the Trustee or a Custodian on its behalf is hereby authorized and shall, unless the related Mortgage Loan Seller is doing so in accordance with the related Mortgage Loan Purchase Agreement, complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or the applicable Custodian on its behalf following recording, and each such UCC-2 and UCC-3 shall reflect that the filed copy thereof should be returned to the Trustee or the applicable Custodian on its behalf following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee or a Custodian on its behalf shall, unless the related Mortgage Loan Seller is doing so in accordance with the related Mortgage Loan Purchase Agreement, obtain or cause to be obtained therefrom a certified copy of the recorded original. Upon receipt, the Trustee or a Custodian on its behalf shall, unless the related Mortgage Loan Seller is doing so in accordance with the related Mortgage Loan Purchase Agreement, promptly forward copies of such recorded or final documents to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee or a Custodian on its behalf, at the option of the Trustee, either (i) shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, or (ii) shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee or a Custodian on its behalf shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If a Mortgage Loan Seller has been so notified and has not responded within ten (10) Business Days, then the Trustee shall promptly thereafter also so notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative. As regards the reasonable out-of-pocket costs and expenses incurred by the Trustee or any Custodian on its behalf in connection with the recording and filing of documents pursuant to this
Section 2.01(e), the Trustee shall seek reimbursement from the related Mortgage Loan Seller as and to the extent provided in the related Mortgage Loan Purchase Agreement. The Depositor hereby represents and warrants that the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, are contractually obligated to provide the Trustee with a power of attorney to enable the Trustee to record any loan documents that the Trustee or a Custodian on its behalf has been unable to record.

         (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the


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
Closing Date (or, if any of the following items are not in the actual possession of a Mortgage Loan Seller, as soon as reasonably practical, but in any event within 30 days, after the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; and (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the particular Mortgage Loan Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the particular Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the particular Mortgage Loan Seller that relate to the respective Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Master Servicer. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders. The Master Servicer shall not be liable to the Trust or any parties hereto for the failure of the Mortgage Loan Seller to deliver any of the above-referenced documents.

         (g) The Depositor shall be responsible for paying the on-going surveillance fees of the Rating Agencies, which may be in the form of a one time up-front payment.

         SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

         (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, (ii) the Loan REMIC Interests and the Loan REMIC Declarations, and (iii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans, the Loan REMIC Interests and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the Mortgage Loan Sellers, and the Controlling Class Representative that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or, a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), are in its possession or the possession of a Custodian on its behalf, (ii) if such Mortgage Loan is identified on Exhibit B-1E, the original or a copy of the Loan REMIC Declaration specified in clause (xiii) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf, and (iii) such Mortgage Note (or copy thereof) and, if applicable, such Loan REMIC Declaration have been reviewed by it or by such Custodian on its behalf and each (A) appears regular on its face (in the case of such Mortgage Note, handwritten


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
additions, changes or corrections shall not constitute irregularities if initialed by the related Borrower), (B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

         (b) On or about the 60th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the second anniversary of the Closing Date and (iii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee or a Custodian on its behalf shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), the original or a copy of each document specified in clauses (ii) and (iv) of the definition of "Mortgage File", the original or a copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File", originals or copies of any documents specified in clauses (iii) and (v) of the definition of "Mortgage File" (to the extent that the Trustee has actual knowledge that such documents exist), the original or a copy of each document specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical) and, in the case of each Mortgage Loan identified on Exhibit B-1E, the original or a copy of the Loan REMIC Declaration specified in clause (xii) of the definition of "Mortgage File", has been delivered to it or to a Custodian on its behalf;
(ii) if such report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the related Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii)(A) (other than the zip code), (iii)(A) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. The Trustee, upon request, shall distribute current exception reports to any party to this Agreement, the Rating Agencies or the Certificateholders for as long as there are exceptions outstanding.

         (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in


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
proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee or a Custodian on its behalf may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and any Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i), (ii), (iii) (to the extent that the Trustee has actual knowledge that such documents exist), (iv),
(v) (to the extent that the Trustee has actual knowledge that such documents exist), (vii), (viii) and (xii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for making and/or delivering the certifications required by subsections (a) and (b) above. Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to this Section 2.02, that one state level UCC filing and one county level UCC filing was made for each Mortgaged Property operated as a healthcare or hospitality property.

         SECTION 2.03. Certain Repurchases of Mortgage Loans by the Originators.

         (a) If any party hereto discovers, or receives notice from a non-party of, a Document Defect or Breach, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice of any such Document Defect or Breach, the Trustee shall notify the Master Servicer, the Custodian, the Controlling Class Representative, the Rating Agencies and the related Mortgage Loan Seller.

         (b) Promptly upon its becoming aware of or receiving notice of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Trustee shall direct the related Mortgage Loan Seller that such Mortgage Loan Seller must, not later than 90 days from the receipt by such Mortgage Loan Seller of such notice, cure such Material Document Defect or Material Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement) at the applicable Purchase Price; provided that if (i) any such Material Breach or Material Document Defect does not affect whether the affected Mortgage Loan was, is or will continue to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and (iv) the related Mortgage Loan Seller shall have delivered to the Trustee a certification executed on behalf of such Mortgage Loan Seller by an officer thereof (A) setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within an initial 90-day period, (B) specifying what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and (C) stating that such Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the

Controlling Class Representative), then such Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, if it fails to complete such cure, to repurchase the affected Mortgage Loan). If any Mortgage Loan is to be repurchased as contemplated by this Section 2.03, the Trustee shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price are to be wired, and the Master Servicer shall promptly notify the Trustee and Certificate Administrator when such deposit is made. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis (subject to any rights of a Designated Sub-Servicer to continue to primary service (or to perform select servicing duties with respect to) the Deleted Mortgage Loan as set forth in any applicable Designated Sub-Servicer Agreement).

         If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by or on behalf of a Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase, the Master Servicer shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the related Mortgage Loan Seller (i) an Opinion of Counsel addressed to the Trustee to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the related Mortgage Loan Seller may, at its option, repurchase the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall (i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of this Section 2.03 and the related Mortgage Loan Purchase Agreement, including for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

         In connection with any repurchase of any of the Mortgage Loans listed on Exhibit B-1E pursuant to or as contemplated by this Section 2.03(b), the Tax Administrator shall


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
effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.

         If any Mortgage Loan is to be repurchased as contemplated by this
Section 2.03, the Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of the Deleted Mortgage Loan and deliver the same to the Certificate Administrator. Upon the Certificate Administrator's receipt from the Mortgage Loan Seller of such amended Mortgage Loan Schedule, the Certificate Administrator shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the respective parties hereto and to the Controlling Class Representative.

         In the case of a Material Document Defect or Material Breach affecting an AMCC Mortgage Loan, all references in this Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to ABC (but only if and to the extent that ABC would, pursuant to the ABC Support Letter, be liable for those obligations of AMCC as a Mortgage Loan Seller under the AMCC Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

         (c) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price for any Mortgage Loan repurchased by or on behalf of a Mortgage Loan Seller as contemplated by this
Section 2.03 has been deposited in the Collection Account, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrower(s) of the transfers of the Deleted Mortgage Loan(s). In connection with any such repurchase by or on behalf of a Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase.

         (d) The Mortgage Loan Purchase Agreements (and, in the case of an AMCC Mortgage Loan, the ABC Support Letter) provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect. If any Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Trustee shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee shall determine are in the best interests of the Certificateholders (taken as a collective whole).

         (e) The Trustee, the Custodian, the Master Servicer and the Special Servicer, as the case may be, shall be reimbursed for the reasonable out-of-pocket expenses, including reasonable attorneys' fees and expenses related to their obligations set forth in this Section 2.03: first, from a specific recovery of costs, expenses or attorneys' fees against the applicable Mortgage


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
Loan Seller (or, if applicable, ABC) ordered or awarded pursuant to an adjudication; second, out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of any enforcement action it is determined that the amounts described in clauses first and second are insufficient, then out of general collections on the Mortgage Loans on deposit in the Collection Account.

         SECTION 2.04. Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Depositor's principal place of business and its chief executive office is located in the State of New York.

         (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

         (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or


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
     orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to
     Section 2.01(e), which has not yet been completed.

         (vii) The Depositor's transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         (viii) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors. In connection with its transfer of the Mortgage Loans hereunder, the Depositor will receive new value and consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

         (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b).

         (x) After giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business, and such transfer will not render the Depositor insolvent.

         (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

         (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

         (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor. The execution, delivery and performance of this Agreement by the Depositor constitutes bona fide and arm's-length transactions and are undertaken in the ordinary course of business of the Depositor.

         (xiv) Assuming the accuracy of the representations and warranties of the Mortgage Loan Sellers set forth in their respective Mortgage Loan Purchase Agreements, immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.


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
         (xv) The Depositor is transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

         (xvi) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Depositor to the Trustee.

         (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

         SECTION 2.05. Representations and Warranties of the Master Servicer.

         (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

         (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

         (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general


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
     principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

         (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer, the outcome of which, in the Master Servicer's reasonable judgement, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

         (vii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

         (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of such foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

         (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.06. Representations and Warranties of the Special Servicer.

         (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:


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         (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

         (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the material breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

         (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

         (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's reasonable judgement, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

         (vii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained and except where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

         (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto and the Controlling Class Representative.

         (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.07. Representations and Warranties of the Trustee.

         (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

         (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

         (iii) The Trustee has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

         (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

         (b) The representations and warranties of the Trustee set forth in
Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

         (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.08. Representations and Warranties of LaSalle as Certificate
                       Administrator and Tax Administrator.

         (a) LaSalle, in its capacity as Certificate Administrator and Tax Administrator, hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) LaSalle is duly organized and validly existing as a national banking association under the laws of the United States and is, or shall be, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by LaSalle with such laws) and to perform its obligations under this Agreement.

         (ii) LaSalle's execution and delivery of, performance under and compliance with this Agreement, will not violate LaSalle's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of LaSalle is likely to affect materially and adversely either the ability of LaSalle to perform its obligations under this Agreement or the financial condition of LaSalle.

         (iii) LaSalle has the requisite power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of LaSalle, enforceable against LaSalle in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) LaSalle is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in LaSalle's reasonable judgment, is likely to affect materially and adversely either the ability of LaSalle to perform its obligations under this Agreement or the financial condition of LaSalle.

         (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by LaSalle of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (vii) No litigation is pending or, to the best of LaSalle's knowledge, threatened against LaSalle that, if determined adversely to the LaSalle, would prohibit LaSalle from entering into this Agreement or that, in the LaSalle's reasonable judgment, is likely to materially and adversely affect either the ability of LaSalle to perform its obligations under this Agreement or the financial condition of LaSalle.

         (viii) LaSalle is eligible to act as certificate administrator and tax administrator hereunder in accordance with Section 8.06.

         (ix) LaSalle's acting hereunder as certificate administrator or tax administrator will not render the Underwriter Exemption unavailable to Certificateholders and/or Certificate Owners that desire to transfer their Investment Grade Certificates or interests therein to Plans.

         (b) The representations and warranties of LaSalle set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

         (c) Any successor to LaSalle as Certificate Administrator and/or Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.09. Designation of the Certificates.

         (a) The Certificates shall consist of 18 Classes hereby designated as the "Class X Certificates", the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates", the "Class C Certificates", the "Class D Certificates", the "Class E Certificates", the "Class F Certificates", the "Class G Certificates", the "Class H Certificates", the "Class J Certificates", the "Class K Certificates", the "Class L Certificates, the "Class M Certificates", the "Class N Certificates", the "Class P Certificates", the "Class Y Certificates" and the "Class R Certificates", respectively.

         (b) The Class A-1 and Class A-2 Certificates are collectively designated as the "Class A Certificates".

         (c) The Class X, Class A-1 and Class A-2 Certificates are collectively designated as the "Senior Certificates".

         (d) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class R Certificates are collectively designated as the "Subordinate Certificates".

         (e) The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates are collectively designated as the "Principal Balance Certificates".

         (f) The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates are collectively designated as the "Subordinate Principal Balance Certificates".

         (g) The Class X Certificates are also designated as the "Interest Only Certificates".

         (h) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "REMIC III Regular Interest Certificates".

         (i) The Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates are collectively designated as the "Yield Maintenance Certificates".

         SECTION 2.10. Creation of REMIC I; Issuance of the REMIC I Regular
                       Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I and the Loan REMICs.

         (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Mortgage Loans that are from time to time subject to this Agreement (other than those Mortgage Loans that are, in each case, held by a Loan REMIC), together with (A) all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date, and exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates and exclusive of Excess Servicing Fees), (B) all Principal Prepayments and corresponding interest payments on the Mortgage Loans received after the Cut-off Date through and including the Closing Date, and (C) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of a Mortgage Loan (other than a Mortgage Loan that had been held by a Loan REMIC); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Fund and, if established, the REO Account (exclusive of any amounts that constitute Post-ARD Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates and exclusive of Excess Servicing Fees); (iv) the rights of the Depositor under each Mortgage Loan Purchase Agreement; (v) the rights of the Depositor and the Trustee under the ABC Support Letter; and (vi) the Loan REMIC Regular Interests and all payments under and proceeds of such Loan REMIC Regular Interest received after the Closing Date. The Closing Date is hereby designated as the "Startup Day" of REMIC I, within the meaning of Section 860G(a)(9) of the Code.

         A Loan REMIC Declaration has been made with respect to each of the Mortgage Loans listed on Exhibit B-1E hereto. In the case of each such Mortgage Loan, the related Loan REMIC will include such Mortgage Loan and any REO Property acquired in respect of such Mortgage Loan. The "Startup Day" for each Loan REMIC, within the meaning of Section 860G(a)(9) of the Code, is designated in the related Loan REMIC Declaration.

         (b) Concurrently with the assignment of the Mortgage Loans (or, in the case of each of the Mortgage Loans listed on Exhibit B-1E hereto, the related Loan REMIC Regular Interests) and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Mortgage Loan and Loan

REMIC Regular Interest that is an asset of REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Mortgage Loan with respect to which it was issued (or, if applicable, to the Loan REMIC Regular Interest with respect to which it was issued and also to the corresponding Mortgage Loan) and to each REO Mortgage Loan deemed outstanding with respect to any REO Property acquired in respect of any such Mortgage Loan. Neither the REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

         (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. Each Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and each Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the related Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I or any Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

         (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Mortgage Loan set forth in the Mortgage Loan Schedule.

         (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

         (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate with respect to any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows:

         (i) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; and

         (ii) if, as of the Closing Date, the related Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January 2001 or during January of any year thereafter or during December 2000 or during December of any year thereafter that does not immediately precede a leap year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, as calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during February of any year, the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, as calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

         (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC I Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to
Section 4.01(l).

         (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Latest Possible Maturity Date for each Loan REMIC Regular Interest shall be the Stated Maturity Date for the related Mortgage Loan.

         (i) Neither the REMIC I Residual Interest nor any Loan REMIC Residual Interest shall have a principal balance or bear interest.

         SECTION 2.11. Conveyance of REMIC I Regular Interests; Acceptance of
                       REMIC I Regular Interests by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

         SECTION 2.12. Creation of REMIC II; Issuance of the REMIC II Regular
                       Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

         (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

         (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 15 separate REMIC II Regular Interests.

Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

         (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

         (d) The REMIC II Regular Interests are hereby designated as "REMIC II Regular Interest A-1", "REMIC II Regular Interest A-2", "REMIC II Regular Interest B", "REMIC II Regular Interest C", "REMIC II Regular Interest D", "REMIC II Regular Interest E", "REMIC II Regular Interest F", "REMIC II Regular Interest G", "REMIC II Regular Interest H", "REMIC II Regular Interest J", "REMIC II Regular Interest K", "REMIC II Regular Interest L", "REMIC II Regular Interest M", "REMIC II Regular Interest N" and "REMIC II Regular Interest P", respectively.

         (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

             DESIGNATION OF                     INITIAL UNCERTIFICATED
       REMIC II REGULAR INTEREST                   PRINCIPAL BALANCE
       -------------------------                   -----------------
                  A-1                                $ 180,689,000
                  A-2                                $ 523,600,000
                   B                                 $  43,446,000
                   C                                 $  36,586,000
                   D                                 $  13,720,000
                   E                                 $  13,720,000
                   F                                 $  13,720,000
                   G                                 $  13,720,000
                   H                                 $  27,440,000
                   J                                 $   6,860,000
                   K                                 $   5,716,000
                   L                                 $  10,290,000
                   M                                 $   4,574,000
                   N                                 $   3,430,000
                   P                                 $  17,150,060

         On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

         (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

         (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

         (h) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

         (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

         SECTION 2.13. Conveyance of REMIC II Regular Interests; Acceptance of
                       REMIC II Regular Interests by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Regular Interest Certificateholders and the Class R Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Regular Interest Certificateholders and Class R Certificateholders.

         SECTION 2.14. Creation of REMIC III; Issuance of the REMIC III Regular
                       Interest Certificates and the REMIC III Residual Interest; Certain Matters Involving REMIC III.

         (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

         (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the REMIC III Residual Interest shall be issued, and the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates in authorized denominations. There shall be 16 Classes of REMIC III Regular Interest Certificates. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

         (c) The respective Classes of the REMIC III Regular Interest Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

         (d) The designations for the respective classes of the REMIC III Regular Interest Certificates are specified in Section 2.09.

         (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof.

                CLASS                       INITIAL CLASS
             DESIGNATION                  PRINCIPAL BALANCE
             -----------                  -----------------
              Class A-1                     $ 180,689,000
              Class A-2                     $ 523,600,000
              Class B                       $  43,446,000
              Class C                       $  36,586,000
              Class D                       $  13,720,000
              Class E                       $  13,720,000
              Class F                       $  13,720,000
              Class G                       $  13,720,000
              Class H                       $  27,440,000
              Class J                       $   6,860,000
              Class K                       $   5,716,000
              Class L                       $  10,290,000
              Class M                       $   4,574,000
              Class N                       $   3,430,000
              Class P                       $  17,150,060

         On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

         The Class X Certificates shall not have a principal balance. For purposes of accruing interest, however, the Class X Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

         (f) Each Class of REMIC III Regular Interest Certificates shall have a Pass-Through Rate.

         The Pass-Through Rate with respect to each Class of Principal Balance Certificates for any Interest Accrual Period shall be as follows:

         (i)      in the case of the Class A-1 Certificates, 6.341% per annum;


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         (ii)     in the case of the Class A-2 Certificates, 6.592% per annum;

         (iii) in the case of the Class B Certificates, the lesser of (A) 6.758% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest B for such Interest Accrual Period;

         (iv) in the case of the Class C Certificates, the lesser of (A) 6.906% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest C for such Interest Accrual Period;

         (v) in the case of the Class D Certificates, the lesser of (A) 7.204% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest D for such Interest Accrual Period;

         (vi) in the case of the Class E Certificates, the lesser of (A) 7.517% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest E for such interest Accrual Period;

         (vii) in the case of the Class F Certificates, the lesser of (A) 7.595% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest F for such Interest Accrual Period; and

         (viii) in the case of the Class G Certificates, the lesser of (A) 8.090% per annum and (B) the REMIC II Remittance Rate with respect to REMIC II Regular Interest G for such Interest Accrual Period;

         (ix)     in the case of the Class H Certificates 7.000% per annum;

         (x)      in the case of the Class J Certificates 7.000% per annum;

         (xi)     in the case of the Class K Certificates 7.000% per annum;

         (xii)    in the case of the Class L Certificates 7.000% per annum;

         (xiii)   in the case of the Class M Certificates 7.000% per annum;

         (xiv)    in the case of the Class N Certificates 7.000% per annum;

         (xv)     in the case of the Class P Certificates 7.000% per annum.

         With respect to the Class X Certificates, the related Pass-Through Rate for each Interest Accrual Period shall be a rate per annum equal to the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the related Distribution Date.


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         (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on the Cut-off Date. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of the Class X Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each Class of REMIC III Regular Interest Certificates during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of the Class X Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders thereof on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among all the Classes of REMIC III Regular Interest Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to Section 4.01(a) or
Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable.

         (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of REMIC III Regular Interest Certificates shall be the Rated Final Distribution Date.

         (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.


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
         SECTION 2.15. Acceptance of Grantor Trusts by Trustee; Issuance of the
                       Class Y and Class R Certificates.

         (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust Y". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust Y and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class Y Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust Y, the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the Class Y Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust Y. The rights of the Holders of the Class Y Certificates to receive distributions from the proceeds of Grantor Trust Y, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

         (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse, all right, title and interest of the Depositor in and to the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests to the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R, the Certificate Registrar shall execute, authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.


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                                  ARTICLE III


                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND


         SECTION 3.01. Administration of the Mortgage Loans.

         (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with any and all applicable laws, in accordance with the express terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and, subject to its receipt of information from the Special Servicer as provided herein, prepare all reports to the Trustee or Certificate Administrator required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans), to process payments at the direction of the Special Servicer, and to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to any Performing Mortgage Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

         (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master


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
Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

         (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         SECTION 3.02. Collection of Mortgage Loan Payments.

         (a) The Master Servicer and the Special Servicer shall each undertake reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with applicable law and the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

         (b) Ninety days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

         SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                       Servicing Accounts; Reserve Accounts.

         (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, without


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limitation, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;
(ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause
(i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within one Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

         (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided, however, that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

         (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (including, Specially Serviced Mortgage Loans), advance with respect to each Mortgaged Property all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies (including, without limitation, Environmental Insurance Policies), in each instance if and to the extent that Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm


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whether such amounts have been paid and shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been, or are not reasonably likely to be, paid by the applicable penalty date. In no event shall the Master Servicer be required to make any Servicing Advance under this Section 3.03(c) to the extent such advance would, if made, constitute a Nonrecoverable Servicing Advance. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this provision is in no way intended to affect amounts actually due and owing from the related Borrower under such Mortgage Loan.

         (d) The Master Servicer shall, as to all the Mortgage Loans (including Specially Serviced Mortgaged Loans), establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited, and draws on any Letter of Credit delivered in lieu of Reserve Funds may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Borrower in connection with, the specific items for which such Reserve Funds were escrowed or any such Letter of Credit was delivered, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Borrower governing such Reserve Funds or Letter of Credit. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts and funds therein may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Interest and investment income on funds held in any Reserve Fund will be for the benefit of the Master Servicer subject to its withdrawal, but only to the extent it is not otherwise required to be paid to the related Borrower pursuant to applicable law and/or the related loan documents. The Special Servicer shall deliver all Reserve Funds (within one Business Day of receipt of such Reserve Funds by it) to the Master Servicer for deposit in the applicable Reserve Account.

         (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of an escrow agreement, operations and maintenance plan agreement or similar agreement or other agreement related to environmental matters contained in the Servicing File or Mortgage File, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any


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Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

         (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

         SECTION 3.04. Collection Account, Distribution Account, Interest
                       Reserve Account and Gain on Sale Reserve Fund.

         (a) The Master Servicer shall segregate and hold all funds collected and received in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within two Business Days of receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

         (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans, including Principal Prepayments;

         (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

         (iii) all Prepayment Premiums received in respect of the Mortgage
     Loans;

         (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

         (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

         (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master forced place hazard policy;

         (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and


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         (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

         The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Borrowers in the nature of Escrow Payments, late payment charges, assumption fees, assumption application fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and processing or similar fees, need not be deposited by the Master Servicer in the Collection Account and (B) with respect to any amount representing a sub-servicing fee that otherwise would be required to be deposited by the Master Servicer in the Collection Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Collection Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Collection Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

         (b) The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates and (ii) one of which sub-accounts (such sub-account, the "Class Y Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class Y Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master


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Servicer Remittance Date. Immediately upon deposit of the Master Servicer
Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Loans shall be deemed to have been deposited into the Class Y Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Certificate Administrator for deposit in the Distribution Account. The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to
Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Certificate Administrator shall transfer monies from the Gain on Sale Reserve Fund to the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

         (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2001, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Certificate Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

         (d) Upon or prior to the receipt of any Excess Liquidation Proceeds in connection with the liquidation of any defaulted Mortgage Loan or REO Property, the Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Gain on Sale Reserve Fund") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Gain on Sale Reserve Fund shall be an Eligible Account. On each Master Servicer Remittance Date, the Certificate Administrator shall deposit into the Gain on Sale Reserve Fund that portion, if any, of the Master Servicer Remittance Amount received by it on such Master Servicer Remittance Date that constitutes Excess Liquidation Proceeds, which Excess Liquidation Proceeds shall be indicated by the Master Servicer in the CMSA Loan Periodic Update File; provided that no such deposit into the Gain on Sale Reserve Fund shall be made in the month in which the Final Distribution Date occurs.

         (e) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the


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Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund shall be held at the Corporate Trust Office of LaSalle, 135 LaSalle Street, Suite 1625, Chicago, Illinois 60603, as of the Closing Date, and the Certificate Administrator shall give notice to the parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Fund prior to any change thereof.

         SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                       Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund.

         (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to remit to the Certificate Administrator for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

         (ii) to reimburse any Fiscal Agent, the Trustee or itself, in that order, for unreimbursed P&I Advances made thereby (in each case, with its own funds), any Fiscal Agent's, the Trustee's and the Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause
     (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below), however, being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees);

         (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to each Mortgage Loan, the Master Servicer's rights to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan through the end of the then most recently ended calendar month, however, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) that are allocable as interest thereon;

         (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan through the end of the then most recently ended calendar month;

         (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

         (vi) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its


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     own funds), any Fiscal Agent's, the Trustee's, the Master Servicer's and
     the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

         (vii) to reimburse any Fiscal Agent, the Trustee, itself or the Special Servicer, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

         (viii) to make payments, out of Default Interest, of unpaid interest on Advances and, except for Special Servicing Fees, any other unpaid expenses that, if paid from a source other than Default Interest, would constitute Additional Trust Fund Expenses, all in accordance with clauses first and second of Section 3.25(a);

         (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing any Fiscal Agent, the Trustee, itself or the Special Servicer, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the Default Interest collected during such Collection Period is not sufficient to make such payment pursuant to clause (viii) above, to also pay such Person, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

         (x) to pay itself any items of Additional Master Servicing Compensation, and to pay the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

         (xi) to reimburse the Trustee, the Master Servicer and the Special Servicer for any reasonable out-of-pocket expenses for which it is entitled to be reimbursed pursuant to, and from the sources contemplated by, Section 2.03(e);

         (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made first out of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then out of general collections on other Mortgage Loans and REO Properties;

         (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

         (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund (A) pursuant to Section


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
     3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) and (B) pursuant the first sentence of Section 3.12(a);

         (xv) to pay itself, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Custodian, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b),
     Section 8.05(b), or Section 8.13, as applicable;

         (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by
     Section 11.02(a), and (B) the cost of recording this Agreement in accordance with Section 11.02(a);

         (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for any expense (including the reasonable fees of tax accountants and attorneys) incurred by the Tax Administrator pursuant to
     Section 3.17(a)(iii) in connection with providing advice to the Special Servicer;

         (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Tax Administrator, the Certificate Administrator, the Custodian or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

         (xix) to pay itself, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase; and

         (xx) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

         If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds, provided that where, as in clauses (ii) and (vi), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such


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
clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and
(B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds, provided that where, as in clause (vii), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clause, payments, reimbursements or remittances pursuant to such clause shall be made in such order of priority to the extent of available funds.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

         (b) The Certificate Administrator shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes, to the extent not previously paid (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

         (ii) to pay itself, the Trustee, the Tax Administrator or any of their respective directors, officers, employees and agents any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Certificate Administrator's Fee to the Certificate Administrator and the Trustee's Fee to the Trustee;

         (iii) to pay the Certificate Registrar, the Custodian, the Tax Administrator, any Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.13(a);

         (iv) to pay for the cost of the Opinions of Counsel sought by the Certificate Administrator or the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or Certificate Administrator which amendment is in furtherance of the rights and interests of Certificateholders;

         (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

         (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by
     Section 3.04(c); and


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
         (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2001), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Certificate Administrator shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

         (d) On each Distribution Date, prior to 11:00 a.m. New York City time, the Certificate Administrator shall withdraw from the Gain on Sale Reserve Fund and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Gain on Sale Reserve Fund and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Gain on Sale Reserve Fund to the Distribution Account); provided, that on the Final Distribution Date, prior to 11:00 a.m. New York City time, the Certificate Administrator shall withdraw from the Gain on Sale Reserve Fund and deposit in the Distribution Account, for distribution on such Distribution Date pursuant to Section 4.01, any and all amounts then on deposit in the Gain on Sale Reserve Fund.

         (e) The Trustee, any Fiscal Agent, the Certificate Administrator, the Tax Administrator, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

         SECTION 3.06. Investment of Funds in the Collection Account, Servicing
                       Accounts, Reserve Accounts and the REO Account.

         (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Certificate Administrator) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such


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Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

         (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

         (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period and, further, if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. If the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings and, in the case of a Servicing Account or an REO Account, other than a loss of an investment made for the benefit of the related Borrower, which is


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either invested at the direction of the related Borrower or as required under the related Mortgage Loan documents), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may, and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall, take such action to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings.

         (d) Amounts on deposit in the Distribution Account, the Interest Reserve Account and the Gain on Sale Reserve Fund shall remain uninvested.

         (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                       and Fidelity Coverage.

         (a) The Master Servicer shall, as to all the Mortgage Loans, use reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, and, if the related Borrower does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to Sections 3.11(h) and 3.11(i) hereof, and to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates), all insurance coverage as is required under the related Mortgage subject to applicable law); provided that if any Mortgage permits the holder thereof to dictate to the Borrower the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard and shall require that such insurance be obtained from Qualified Insurers with the Required Claims-Paying Ratings. If and to the extent that the Borrower under any Mortgage Loan fails to maintain any such insurance coverage with respect to the related Mortgaged Property, the Master Servicer shall cause such insurance to be maintained with Qualified Insurers that possess (or whose obligations are


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guaranteed or backed, in writing, by an entity having) the Required
Claims-Paying Ratings; provided that the Trustee, as mortgagee of record, has an insurable interest, the maintenance of such insurance is consistent with the Servicing Standard and the subject insurance is available at commercially reasonable rates. The Special Servicer shall also cause to be maintained for each REO Property, in each case with a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Borrower under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance, flood insurance (if applicable) and, to the extent consistent with the Servicing Standard and available at commercially reasonable rates, business interruption or rent loss insurance and earthquake insurance, all in such amounts as are consistent with the Servicing Standard. All such insurance policies shall: (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgaged Properties); or (ii) shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties). All such insurance policies shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this provision is in no way intended to affect amounts due and owing from the related Borrower under such Mortgage Loan.

         (b) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Borrower has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more


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losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

         If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master forced place insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (i) is obtained from a Qualified Insurer that possesses (or whose obligations are guaranteed or backed, in writing, by an entity having) the Required Claims-Paying Ratings and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Borrower has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master forced place insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Borrower for the amount of such incremental costs. All other costs associated with any such master forced place insurance policy (including, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master forced place insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master forced place policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

         (c) On or before the Closing Date, with respect to each of the Environmentally Insured Mortgage Loans, the Depositor shall notify the insurer under the related Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for


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which the Borrower has not filed a claim, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

         The Master Servicer shall abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such action as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

         In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy with respect to Environmentally Insured Mortgage Loan, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Borrower under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

         The Master Servicer shall monitor the actions, and enforce the obligations, of the related Borrower under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

         (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose obligations are guaranteed or backed, in writing, by entities having) the Required Claims-Paying Ratings, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

         In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess (or whose


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obligations are guaranteed or backed, in writing, by entities having) the
Required Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Such errors and omissions policy shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

         (e) All insurance coverage required to be maintained under this Section
3.07 shall be obtained from Qualified Insurers.

         SECTION 3.08. Enforcement of Alienation Clauses.

         The Master Servicer shall promptly notify the Special Servicer of any intent of, or request on the part of, a Borrower under a Performing Mortgage Loan or any principal of such Borrower in connection with the transfer or further encumbrance of the related Mortgaged Property or the transfer of an interest in such Borrower. The Special Servicer, on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and, subject to
Section 3.24, shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Special Servicer has determined, in its reasonable, judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that the Special Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, if it involves any Mortgage Loan (other than a Mortgage Loan identified on Schedule B-1G) that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to the Special Servicer to be affiliated with the Borrower under such Mortgage Loan, has a Cut-off Date Principal Balance of $15,000,000 or more, the Special Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that the Special Servicer shall not (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower. After having made any determination to waive the Trust's rights under a "due-on-sale" or "due-on encumbrance" clause, the Special Servicer shall deliver to the Trustee, the Certificate Administrator, each Rating Agency, the Controlling Class Representative and the Master Servicer an Officer's Certificate setting forth the basis for such determination.

         The Master Servicer shall provide the Special Servicer with all such information as the Special Servicer may reasonably request in order to make the determination that the waiver of a "due-on-sale" or "due-on-encumbrance" clause is in accordance with the Servicing Standard. In making such determination, the Special Servicer shall, among other things, take into account, subject to the Servicing Standard and the related loan documents, any increase in taxes (based on a


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fully assessed number calculated off of the proposed purchase price) as a result of the transfer. The Special Servicer shall compute a debt service coverage for the subject Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's capital expenditures, tenant improvement costs and leasing commission items at origination and taxes based on a fully assessed number calculated off of the proposed purchase price and shall provide copies of the results of such calculation to each Rating Agency showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination.

         If the Special Servicer (i) collects an assumption fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property and (ii) fails to collect from such Borrower or the related transferee (or waives the collection of) any fees, expenses or costs associated with that transfer or proposed transfer which are required to be paid by such Borrower or related transferee, under the terms of the related Mortgage Loan, then the Special Servicer shall apply the assumption fee to first cover any such fees, expenses or costs that would otherwise be payable from or reimbursable out of the Trust Fund, and only the portion of such assumption fee remaining after payment of such fees, expenses and costs shall be payable to the Master Servicer and/or the Special Servicer, as applicable, as additional compensation under
Section 3.11 hereof; and provided, further that the Special Servicer shall collect all fees, costs and expenses with respect to such transfer unless the Special Servicer determines that such collection of any such fees, costs and expenses would violate the Servicing Standard.

         SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

         (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all costs and expenses incurred in any such proceedings shall be paid by, and reimbursable to, the


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Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in
Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard; provided, however, that any such bid of the Special Servicer, on behalf of the Trust, with respect to a Mortgaged Property located in the Commonwealth of Puerto Rico shall be equal to the aggregate of all amounts then due and owing under the related Mortgage Loan. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

         (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I or the related Loan REMIC, as applicable, at any given time constitutes not more than a de minimis amount of the assets of REMIC I or such Loan REMIC within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this
Section 3.09 unless either:

         (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

         (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer (to the extent it is allowed to do so herein) nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

         (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such


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     Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         (ii) in the event that the determination described in clause (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

         Any such determination by the Special Servicer contemplated by clause
(i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

         (d) If neither of the conditions set forth in clause (i) and clause
(ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, then (subject to Section 3.24) the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.


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         (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

         (g) The Master Servicer shall prepare and timely file information returns with respect to the receipt of mortgage interest received in a trade or business from individuals, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and shall deliver to the Tax Administrator an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Special Servicer shall provide to the Master Servicer all information in the Special Servicer's possession to be included in such reports and information returns, in each case within thirty (30) days following, and in any event not later than January 15 of the calendar year immediately following the calendar year in which occurs, the event giving rise to the obligation to file such report and information return under the Code.

         (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Certificate Administrator, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, Certificate Administrator and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

         SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and the applicable Custodian appointed on its behalf and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee or the applicable Custodian appointed on its behalf a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee or the applicable Custodian appointed on its behalf and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee or the applicable Custodian appointed on its behalf shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. Customary expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall not be chargeable to the Collection Account or the Distribution Account.


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         (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee or the applicable Custodian appointed on its behalf shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee and the Certificate Administrator of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee or the applicable Custodian appointed on its behalf to the Master Servicer or the Special Servicer, as applicable.

         (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11. Master Servicing and Special Servicing Compensation;
                       Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing Advances.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive monthly the Master Servicing Fee with respect to each Mortgage Loan (including


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each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each
Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with December 2000) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount and for the same number of days as interest accrues or is deemed to accrue during such calendar month (or portion thereof) on such Mortgage Loan or REO Mortgage Loan, as the case may be. As to each Mortgage Loan and REO Mortgage Loan, the Master Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be.

         Midland and any holder of the Excess Servicing Fee Right shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign the Excess Servicing Fee Right in whole (but not in part) to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to Midland and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of the Excess Servicing Fee Right without registration or qualification. Midland, and each holder of the Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Fee Right shall, and Midland hereby agrees, and each such holder of the Excess Servicing Fee Right by its acceptance of the Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Fee Right effected by such Person, to indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Administrator and the Tax Administrator against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable securities laws and any applicable state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities


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Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and
(y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Fee Right, the Person then acting as Master Servicer shall pay, out of each amount paid to the Master Servicer as Master Servicing Fees, the Excess Servicing Fees to the holder of the Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph.

         Subject to the Master Servicer's right to employ Sub-Servicers, the right to receive the Master Servicing Fee may not be transferred in whole or in part except pursuant to the immediately preceding paragraph or in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

         (i) that portion of any and all Net Default Interest collected with respect to the Mortgage Pool during any Collection Period that, in each case, accrued on the related Mortgage Loan when it was a Performing Mortgage Loan;

         (ii) 50% of any and all assumption application fees and Net Assumption Fees collected with respect to a Performing Mortgage Loan identified on Exhibit B-1H;

         (iii) 100% of any and all earnout fees, late payment charges, charges for beneficiary statements or demands and processing fees collected with respect to a Performing Mortgage Loan;

         (iv) 100% of any and all amounts collected with respect to the Mortgage Loans for checks returned for insufficient funds;


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         (v) any Prepayment Interest Excesses collected with respect to the
     Mortgage Loans; and

         (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage); and

         To the extent that amounts described in clauses (i) through (v), inclusive, of the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount and for the same number of days as interest accrues or is deemed to accrue from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or such REO Mortgage Loan, as the case may be. As to each Specially Serviced Mortgage Loan or REO Mortgage Loan, the Special Servicing Fee shall be computed on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

         As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), including pursuant to Section 6.06, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.


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         As further compensation for its activities hereunder, the Special
Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full, partial or discounted payoff from the related Borrower or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01, or the repurchase of any Mortgage Loan by or on behalf of the related Mortgage Loan Seller pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, or the acquisition thereof by the Sole Certificateholder in exchange for all the Certificates pursuant to Section 9.01). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the applicable Liquidation Fee Rate to, any such full, partial or discounted payoff, Insurance Proceeds, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Interest or a Prepayment Premium). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or other acquisition of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

         The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

         (i) that portion of any Net Default Interest collected with respect to the Mortgage Pool during any Collection Period that, in each case, accrued with respect to the related Mortgage loan while it was a Specially Serviced Mortgage Loan or that accrued with respect to a REO Mortgage Loan;

         (ii) 100% (or, in the case of Performing Mortgage Loans identified on Exhibit B-1H, 50%) of any and all assumption application fees and Net Assumption Fees collected with respect to the Mortgage Loans;

         (iii) 100% of any and all modification fees and extension fees collected with respect to the Mortgage Loans;

         (iv) 100% of any and all earnout fees, charges for beneficiary statements or demands, and late payment charges collected with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans; and


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         (v) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

         To the extent that amounts described in clauses (i) through (iv), inclusive, of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

         (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it (including, except as provided in Section 3.22, any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not Servicing Advances or expenses payable directly out of the Collection Account pursuant to Section 3.11(i) or otherwise, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

         (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure to, as applicable, the Master Servicer or the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

         (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advance shall be payable: (i) first, out of any and all Default Interest collected with respect to the entire Mortgage Pool subsequent to the accrual of such interest up to and including the date on which such Servicing Advance is reimbursed; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Interest described in the immediately preceding clause (i) is insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.


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         (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal (if and when available) of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer, the Certificate Administrator and the Special Servicer.

         (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificates delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

         SECTION 3.12. Property Inspections; Collection of Financial Statements;
                       Delivery of Certain Reports.

         (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided that the


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Special Servicer shall be entitled to reimbursement of the reasonable out-of-pocket expenses incurred by it in connection therewith as provided for in
Section 3.05(a). Beginning in 2001, the Master Servicer (or, in the case of an REO Property or a Mortgaged Property that secures a Specially Serviced Mortgage Loan, the Special Servicer) shall at its expense (except as provided in the prior sentence) perform or cause to be performed an inspection of each Mortgaged Property (i) at least once every two years, in the case of each Mortgage Loan with an unpaid principal balance under $2,000,000, and (ii) at least once every calendar year, in the case of all other Mortgage Loans, in any event if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, considers material. The Master Servicer and the Special Servicer shall each deliver to each other and, upon request, to the Trustee and the Certificate Administrator a copy (or image in suitable electronic media) of each such written report prepared by it within 60 days of completion of the related inspection.

         (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan and any REO Property, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly (from each related Borrower in the case of a Mortgage Loan) annual, quarterly, monthly and other periodic operating statements and related rent rolls of the related Mortgaged Property or REO Property (and, in the case of a Mortgage Loan, annual and quarterly financial statements of the related Borrower), whether or not delivery of such items is required pursuant to the terms of the related Mortgage (which efforts shall include at least three phone calls, followed by confirming correspondence, requesting such delivery). The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly review and analyze, and deliver to each other and, upon request, to the Trustee and the Certificate Administrator copies of, all such items as may be collected pursuant to this Agreement.

         Upon the discovery by the Master Servicer or the Special Servicer, of any non-monetary default pursuant to the related Mortgage Loan documents resulting from a failure by the related Borrower to timely deliver to the Master Servicer or Special Servicer operating statements and rent rolls as provided above, the Master Servicer and Special Servicer shall (as applicable) notify and confirm to each other the nature of such default, identify the Mortgage Loan and provide the Mortgage Loan identification number. During the continuance of such a default, the Master Servicer shall determine whether or not to consent to the release or cause the release of any funds from a related Servicing Account or Reserve Account (except to pay current or past-due taxes, assessments, ground rents and insurance premiums) to the Borrower or another Person, and shall (as applicable) so inform the Borrower or the Special Servicer (who shall inform the Borrower).

         Within 60 days after receipt by the Master Servicer or 45 days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or


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REO Property, as applicable, each of the Master Servicer and the Special
Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 45-day period to the Master Servicer the related data fields in an electronic format reasonably acceptable to the recipient) an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the related operating statements and rent rolls attached thereto as an exhibit).

         Within 60 days after receipt by the Master Servicer, as to Performing Mortgage Loans, and within 45 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans and REO Properties, of any annual, quarterly, monthly or other periodic operating statements or related rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or Special Servicer, as applicable, shall, based upon such operating statements and rent rolls, prepare (or, if previously prepared, update) (and, in the case of the Special Servicer, forward to the Master Servicer) the written analysis of operations (the "Operating Statement Analysis Report") for that property. Each such Operating Statement Analysis Report shall be substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer.

         As and when requested by the Master Servicer, the Special Servicer shall remit each Operating Statement Analysis Report prepared by it or related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer.

         All Operating Statement Analysis Reports and NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall, upon request, forward copies thereof (which may be provided in electronic format) to the Certificate Administrator, together with the related operating statements and, upon the Certificate Administrator's request, the rent rolls. The Certificate Administrator shall, upon request and to the extent such items have been delivered to the Certificate Administrator by the Master Servicer, deliver to the Trustee, the related Mortgage Loan Seller, the Special Servicer, the Controlling Class Representative, any Certificateholder or, to the extent the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of each such Operating Statement Analysis Report (or update thereof), each such NOI Adjustment Worksheet and the related operating statement and rent rolls.

         If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to Section 3.12(a) or this Section 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.


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         (c) Not later than 12:00 p.m. (New York City time) on the first
Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer (and, upon request, the Controlling Class Representative) the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a Property File; (ii) a Loan Periodic Update File; and (iii) a Financial File. At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination Date: (i) a Delinquent Loan Status Report; (ii) a Comparative Financial Status Report; (iii) an Historical Liquidation Report;
(iv) an Historical Loan Modification Report; and (v) an REO Status Report.

         (d) No later than 2:00 p.m. (New York City time), on the second Business Day after each Determination Date commencing in March 2001, but in no event later than 10:00 a.m., two Business Days prior to the Distribution Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in electronic format reasonably acceptable to the Certificate Administrator, each of the files and reports comprising the CMSA Investor Reporting Package (excluding any Collateral Summary and Bond Level File), in each case providing the most recent information as of the related Determination Date. The Loan Periodic Update File, together with any written information supplemental thereto that is contemporaneously delivered by the Master Servicer to the Certificate Administrator, shall include such information with respect to the Mortgage Loans that is required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate Administrator is responsible pursuant to
Section 4.01, Section 4.02, Section 4.05 or any other section of this Agreement, as set forth in written specifications or guidelines issued by the Certificate Administrator from time to time and reasonably acceptable to the Master Servicer. Such supplemental information may be delivered by the Master Servicer to the Certificate Administrator by telecopy or in such electronic or other form as may be reasonably acceptable to the Certificate Administrator and the Master Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator.

         (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Certificate Administrator the reports set forth in
Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Certificate Administrator. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Certificate Administrator may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to


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Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Certificate Administrator until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or
Section 3.12(c) of this Agreement.

         (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         (g) The Depositor shall provide to the Master Servicer the initial data (as of the Cut-off Date or the most recent earlier date for which such data is available) necessary to complete the Loan Periodic Update File, the Operating Statement Analysis Report, the Property File and the Comparative Financial Report.

         (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet website or the Certificate Administrator's Internet website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee and the Certificate Administrator each may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee or the Certificate Administrator unless the Trustee or the Certificate Administrator, as the case may be, consents to such delivery.

         SECTION 3.13. Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer will deliver to the Trustee and the Certificate Administrator, with a copy to the Depositor and each other, on or before March 15 of each year, beginning March 15, 2001, an Officer's Certificate (the "Annual Performance Certification") stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to


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the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled its obligations under this Agreement throughout the preceding calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of any portion of the Trust Fund from the IRS or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof; provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until April 15 in any given year so long as it has received written confirmation from the Depositor or the Certificate Administrator that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

         The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

         SECTION 3.14. Reports by Independent Public Accountants.

         On or before March 15 of each year, beginning March 15, 2001, each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or Special Servicer, as applicable) and that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountant's Report") to the Depositor, the Controlling Class Representative, the Certificate Administrator and the Trustee to the effect that
(i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and (ii) on the basis of an examination conducted by such firm in accordance with standards set by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate; provided that neither the Master Servicer nor the Special Servicer will be required to cause the delivery of its Annual Accountant's Report until April 15 in any given year so long as it has received written confirmation from the Depositor or the Certificate Administrator that a Report on From 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers,


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upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

         The Master Servicer and, to the extent applicable, the Special Servicer will each reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

         SECTION 3.15. Access to Certain Information.

         Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Depositor, the Trustee, the Certificate Administrator, the Controlling Class Representative and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law, except to the extent that (i) such documentation is subject to a claim of privilege under applicable law that has been asserted by the Certificateholders and of which the Master Servicer or the Special Servicer, as applicable, has received written notice or (ii) the Master Servicer or the Special Servicer is otherwise prohibited from making such disclosure under applicable law, or may be subject to liability for making such disclosure in the opinion of the counsel for the Master Servicer or Special Servicer (which counsel may be a salaried employee of the Master Servicer or Special Servicer). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. However, the Master Servicer and the Special Servicer may charge for any copies requested by said Persons. The Master Servicer and the Special Servicer shall each be permitted to affix a reasonable disclaimer to any information provided by it pursuant to this Section 3.15.

         SECTION 3.16. Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or
(ii) obtains for the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately


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preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Collection Account pursuant to
Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third calendar year following the year in which the Trust acquired ownership of the related REO Property.

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. At or before 1:00 p.m. New York City time on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).


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         SECTION 3.17. Management of REO Property.

         (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

         (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

         (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

         (iii) It would not be commercially reasonable to operate and manage such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income from such REO Property. After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

         Subject to Section 3.16(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Both the Special Servicer and the Tax Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust in connection with determinations required under this
Section 3.17(a). Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in


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judgment made in good faith in the reasonable exercise of their discretion or in reasonable and good faith reliance on the advice of knowledgeable counsel while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes any REMIC Pool to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow any REMIC Pool to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

         (iii) any ground rents in respect of such REO Property; and

         (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(h)) the Special Servicer or the Master Servicer determines, in its reasonable judgment, that such payment would be a Nonrecoverable Servicing Advance.

         (c) The Special Servicer may (and, except as otherwise permitted by Section 3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any Independent Contractor for the operation and management of any REO Property, provided that:


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         (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

         (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

         (iii) any such contract shall be consistent with the provisions of Treasury Regulation Section 1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from the REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

         (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

         (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.18. Sale of Mortgage Loans and REO Properties.

         (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

         (b) If the Special Servicer has determined, in its reasonable judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this
Section 3.18 is in accordance with the Servicing Standard, then the Special Servicer shall promptly so notify in writing the Certificate Administrator, the Trustee and the Master Servicer, and the Certificate Administrator shall, within five Business Days after receipt of such notice, so notify all the Controlling Class Certificateholders. Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders may, at its or their option, within 15 days after receipt of such notice, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price; provided that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase such Defaulted Mortgage Loan, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class; and provided, further that, if more than


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one Controlling Class Certificateholder or group of Controlling Class
Certificateholders have the same Percentage Interest in the Controlling Class, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders which first notifies the Special Servicer of its intention to purchase such Defaulted Mortgage Loan. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan (subject to any rights of a Designated Sub-Servicer to primary service (or to perform select servicing duties with respect to) such Mortgage Loan). In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

         (c) If none of the Controlling Class Certificateholders has purchased any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) within 15 days of such Holders' having received notice in respect thereof pursuant to Section 3.18(b) above, then the Certificate Administrator shall within five Business Days of the end of such 15-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Special Servicer or the Master Servicer (in that order of priority) may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan (subject to any rights of a Designated Sub-Servicer to primary service (or to perform select servicing duties with respect to) such Mortgage Loan). In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the Special Servicer, as applicable.

         (d) Subject to Section 3.24, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or
Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than 15 days. Subject to
Section 3.18(h) and Section 3.24, the Special Servicer shall accept the highest cash


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bid received from any Person that constitutes a fair price for such Mortgage
Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

         The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property; provided that, if the Special Servicer receives more than two bids from Independent third parties, it may also submit a bid. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

         The Special Servicer shall give the Certificate Administrator, the Trustee, the Master Servicer and the Controlling Class Representative not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, none of the Trustee, the Certificate Administrator or the Tax Administrator, in each case in its individual capacity, and none of their respective Affiliates and agents, may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

         (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, by the Trustee). In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any such Mortgage Loan or REO Property, the Master Servicer or Trustee, as applicable, shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, by the Trustee) if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Master Servicer (or, if the Master Servicer or an Affiliate thereof is also bidding, to the Trustee)) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any such Mortgage Loan or


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REO Property, the Special Servicer shall take into account the results of any
Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received or if no additional bids are received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Master Servicer or Trustee, as applicable, has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

         (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trust in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Certificate Administrator or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

         (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, but subject to Section 3.24, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer


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making the lower bid is more likely to perform its obligations or the terms
(other than price) offered by the prospective buyer making the lower bid are more favorable).

         SECTION 3.19. Additional Obligations of Master Servicer and the Special Servicer.

         (a) The Master Servicer shall deliver to the Certificate Administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount (a "Compensating Interest Payment") equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period.

         (b) Once per calendar month, the Special Servicer shall provide the Master Servicer with a list of Servicing Advances made by the Special Servicer during the prior month, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for such Servicing Advances (other than Nonrecoverable Servicing Advances), together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer; provided that such request shall be accompanied by any information in the Special Servicer's possession reasonably necessary to make a nonrecoverability determination. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

         Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph) to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for Emergency Advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The


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Master Servicer shall have the obligation to make any such Servicing Advance
(other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request and such information and documentation regarding the subject Servicing Advance(s) as the Master Servicer may reasonably request. The Special Servicer shall cooperate with the Master Servicer's verification process. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

         Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

         (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal (or an update of an Appraisal) thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that in the judgment of the Special Servicer would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Certificate Administrator, the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Master Servicer and the Certificate Administrator the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

         For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer and the Certificate Administrator the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.


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         At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain from a Qualified Appraiser and deliver to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator an Appraisal of the related Mortgaged Property or REO Property, as the case may be. Upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount with respect to such Required Appraisal Loan based on the Appraisal delivered by the Controlling Class Representative and notify the Trustee, the Certificate Administrator, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount (if any).

         (d) The Master Servicer shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates or (ii) in connection with any other particular matter, unless the Master Servicer has failed to use efforts in accordance with the Servicing Standard to collect such fees from the Borrower.

         (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium payable under the terms of the related Mortgage Note or loan agreement. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium.

         (f) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, or (y) subject to the terms of such Mortgage Loan, unless (i) the defeasance collateral consists of government securities (as defined in Section 2(a)(16) of the Investment Company Act), (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the related Mortgage Loan documents and applicable law to prevent the defeasance if such confirmation is not obtained and either the subject Mortgage Loan has a Stated Principal Balance in excess of the lesser of $5,000,000 and 1.0% of the then aggregate Stated Principal Balance of the Mortgage Pool or the Master Servicer is unable to execute and deliver the certification attached hereto as Exhibit B-4 in connection with the subject defeasance), and (v) the Master Servicer has requested and received from the related Borrower (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance; provided that, if under the terms of the related Mortgage Loan documents, the related Borrower delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the government securities contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Startup Day for the REMIC Pool that holds the subject Mortgage Loan, to the extent that the


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Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (v) of the preceding sentence have been satisfied. Any reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.19(f) shall be paid by the Borrower of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. The Master Servicer and the Special Servicer each shall, consistent with the Servicing Standard, enforce the provisions of the Mortgage Loans it is obligated to service hereunder relating to defeasance and prepayment restrictions; provided that, if at any time a court with jurisdiction in the matter shall hold that the related Borrower may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with such court holding and the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or
(ii) if the Master Servicer cannot so refuse and if the related Borrower has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.

         (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease as listed on the Mortgage Loan Schedule, promptly (and, in any event, within 45 days) after the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

         (h) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by the Trustee, the Certificate Administrator, the Depositor, each Rating Agency, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder or Certificate Owner, or any Person identified to the Master Servicer by any Certificateholder or Certificate Owner, as a prospective transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Master Servicer): (i) the most recent inspection report prepared by the Master Servicer or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a); (ii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer pursuant to Section 3.12(b); (iii) all files and reports comprising the CMSA Investor Reporting Package prepared by the Master Servicer or the Special Servicer since the Closing Date pursuant to Sections 3.12 and 4.02; and (iv) all of the Servicing Files in its possession; provided that, if the Master Servicer reasonably determines that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Certificate Administrator as part of the reports to be delivered to the Certificate Administrator by the Master Servicer pursuant to Section 3.12 and/or Section 4.02, and until the Certificate Administrator has either disclosed such information to all Certificateholders in a Distribution Date


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Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan documents or if such documentation is subject to claim of privilege under applicable law that can be asserted by the Master Servicer; and provided, further, that, except in the case of the Rating Agencies, the Master Servicer shall be entitled to recover from any Person reviewing the Servicing Files pursuant to this Section 3.19(h) its reasonable "out-of-pocket" expenses incurred in connection with making the Servicing Files available to such Person. Except as set forth in the provisos to the preceding sentence, copies of any and all of the foregoing items are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require, except from the Rating Agencies, payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(h) solely by reason of the Special Servicer's failure to do so. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(h).

         In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential, and (ii) in the case of a prospective purchaser, written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary.

         SECTION 3.20. Modifications, Waivers, Amendments and Consents.

         (a) The Special Servicer may (consistent with the Servicing Standard), but the Master Servicer may not (except as provided in the last sentence of Section 3.02(a), agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan; provided that the Special Servicer's right to do so shall be subject to Sections 3.08 and
3.24 and, further, to each of the following limitations, conditions and restrictions:

         (i) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the


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     other acts referenced in this Section 3.20(a) with respect to, any Mortgage
     Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Mortgage Rate), than would liquidation;

         (ii) the Special Servicer shall not extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend); and, furthermore, the Special Servicer shall not grant any such extension unless the related Borrower agrees to deliver to the Master Servicer, the Special Servicer, the Trustee and the Controlling Class Representative quarterly and annual operating statements and the related rent rolls with respect to the related Mortgaged Property (the Special Servicer to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);

         (iii) the Special Servicer shall not make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool (it being acknowledged and agreed that the Special Servicer shall not be liable for decisions made under this subsection in accordance with the Servicing Standard; and, unless it would be contrary to the Servicing Standard to do so, the Special Servicer may rely on Opinions of Counsel in making such decisions);

         (iv) the Special Servicer shall not permit any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined, in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of such real estate


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     collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

         (v) the Special Servicer shall not release, including in connection with a substitution contemplated by clause (iv) above, any collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d) or Section 3.20(g), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the Special Servicer's reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically by its terms, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (y) notwithstanding clauses (i) through (v) above, the Special Servicer shall not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower, if in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders (as collective whole) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and the Special Servicer has acted reasonably and complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Certificate Administrator.

         (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.


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         (d) The Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related processing fee, application fee and costs and expenses incurred by it. All such fees collected by the Special Servicer shall constitute Additional Special Servicing Compensation as provided in Section 3.11.

         (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 shall be in writing. The Special Servicer shall notify the Master Servicer, each Rating Agency, the Certificate Administrator, the Trustee and the Controlling Class Representative, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Master Servicer), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer, the Trustee, the Certificate Administrator and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(i); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer, the Trustee, the Certificate Administrator and the Rating Agencies before the modification, waiver or amendment is agreed to.

         (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Special Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Loan if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full, together with all payments required by the related Mortgage Loan documents in connection with such prepayment, except for such accrued Post-ARD Additional Interest, provided that the Special Servicer has determined, in its reasonable judgment, that the waiver of the Trust's right to receive such accrued Post-ARD Additional Interest is in accordance with the Servicing Standard.

         (g) In the event that the Master Servicer receives a request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the request of which would require action on the part of the Special Servicer under this Section 3.20, the Master Servicer shall promptly notify the Special Servicer, in writing, of such request.


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         SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                       Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Without regard to whether the Master Servicer and the Special Servicer are the same Person, the Special Servicer shall immediately give notice of a Servicing Transfer Event to the Controlling Class Representative. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

         Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

         Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee (or the applicable Custodian appointed by the Trustee) originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

         (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession,


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and access to such books and records maintained thereby, as may relate to the
Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

         (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

         (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

         SECTION 3.22. Sub-Servicing Agreements.

         (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and does not subject the Trust to any liability; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in
Section 3.22(d); (iii) prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer or the Special Servicer; (iv) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides (unless the Special Servicer agrees otherwise) that such agreement shall be suspended or terminated with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and also expressly or effectively provides (unless the Special Servicer agrees otherwise) that the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan; and (v) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds. Accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds


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as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be; and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, the Certificate Administrator and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee and the Certificate Administrator copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

         (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that a Designated Sub-Servicer Agreement may not be so terminated except for cause. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were


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servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificate Administrator, the Certificateholders or the Trust other than those contemplated herein.

         (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

         (g) Each successor Master Servicer hereunder shall, except as provided in Section 7.01(c), agree to assume the responsibilities and obligations of the Master Servicer under the applicable Designated Sub-Servicer Agreement.

         SECTION 3.23. Controlling Class Representative.

         (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depository, at the expense of the Certificateholder or Certificate Owner requesting information with respect to clause (i) and clause (iii) above if the Depository charges a fee for such identification, or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Certificate Administrator for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Certificate Administrator. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Certificate Administrator with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Controlling Class Representative hereunder or otherwise with respect to the Certificates, the Trust Fund and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the


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Controlling Class Representative of which a Responsible Officer of the
Certificate Administrator has actual knowledge the Certificate Administrator shall deliver to the Holders or Certificate Owners, as applicable, of the Controlling Class, the Master Servicer and the Special Servicer the identity of the new Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate Administrator shall notify the parties to this Agreement of such event.

         (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator and to such existing Controlling Class Representative.

         (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

         (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer, the Master Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to


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Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

         SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

         (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

         (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

         (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Specially Serviced Mortgage Loan;

         (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

         (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

         (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

         (vi) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

         (vii) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

         (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan; and

         (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;


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provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

         In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Certificate Administrator, who shall make it available for review pursuant to Section 8.12(b) unless making it so available would cause material harm to the interests of the Trust.

         (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any other Section of this Agreement or any provision of the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust, the Depositor, the Underwriters, the Master Servicer, the Special Servicer, any Fiscal Agent, the Tax Administrator, the Certificate Administrator or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

         Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with Section 3.24(a), notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest or agree to any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

         (c) The Controlling Class Representative will have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of


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one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, any Holder, of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

         SECTION 3.25. Application of Default Interest.

         (a) Any and all Default Interest that is actually collected with respect to any Mortgage Loan or REO Mortgage Loan during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Interest:

                  first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on outstanding Advances made thereby with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool;

                  second, to pay any other outstanding expenses (other than Special Servicing Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which expenses, if paid from a source other than Default Interest, would constitute Additional Trust Fund Expenses;

                  third, to reimburse the Trust for any interest on Advances paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer in the preceding twelve months with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which payment was made from a source other than Default Interest;

                  fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (other than Special Servicing Fees) paid in the preceding twelve months with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool, which payment was made from a source other than Default Interest; and

                  fifth, to pay any remaining portion of such Default Interest (such remaining portion, "Net Default Interest") as Additional Master Servicing Compensation to the Master Servicer or as Additional Special Servicing Compensation to the Special Servicer, as applicable, in accordance with Section 3.11.

         (b) Default Interest applied to reimburse the Trust pursuant to clauses third and fourth of Section 3.25(a), are intended to be part of the amounts to be delivered by the Master Servicer to the Certificate Administrator pursuant to
Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Distribution Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any REO Properties. Default Interest


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applied to pay outstanding interest on Advances to any particular party pursuant to clause first of Section 3.25(a) shall be applied to pay such party such interest on Advances such that the interest that accrued first and has been outstanding the longest shall be paid first. Default Interest applied to pay outstanding expenses pursuant to clause second of Section 3.25(a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Interest applied to reimburse the Trust pursuant to clauses third and fourth of Section 3.25(a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Interest).


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date, the Certificate Administrator shall apply the Standard Available Distribution Amount for such Distribution Date for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

                  first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Current Interest Distribution Amounts for such Distribution Date;

                  second, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

                  third, to make distributions of principal to the Holders of the Class A-1 Certificates and/or the Holders of the Class A-2 Certificates as follows--

                  (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially to the Holders of the Class A-1 Certificates, up to their Principal Distribution Amount for such Distribution Date, and then to the Holders of the Class A-2 Certificates, up to their Principal Distribution Amount for such Distribution Date, and

                  (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates, up to, and pro rata as between such Classes of Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

                  fourth, to reimburse the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as between such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

                  (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Certificate Administrator shall apply any remaining portion of the Standard Available Distribution Amount for such Distribution Date to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates, in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Current Interest Distribution

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Amount, the Carryforward Interest Distribution Amount, the Principal
Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Standard Available Distribution Amount for such Distribution Date (after taking into account all prior distributions made on such Distribution Date pursuant to
Section 4.01(a) and this Section 4.01(b)): first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the Class F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; and, thirteenth, to the Holders of the Class P Certificates. Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

                  first, to make distributions of interest to the Holders of such Class of Certificates, up to their Current Interest Distribution Amount for such Distribution Date;

                  second, to make distributions of interest to the Holders of such Class of Certificates, up to their Carryforward Interest Distribution Amount for such Distribution Date;

                  third, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and

                  fourth, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

                  (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Certificate Administrator shall pay any remaining portion of the Standard Available Distribution Amount for such Distribution Date to the Holders of the Class R Certificates.

                  (d) On each Distribution Date, the Certificate Administrator shall apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium collected with respect to any Mortgage Loan as of the end of the related Collection Period:

                  first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

                  second, to make distributions of additional interest to the Holders of the Class X Certificates, up to the remaining portion, if any, of such Prepayment Premiums.

                  For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Prepayment Premium that is so distributable; multiplied by (ii) a fraction (not

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greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the Monthly Equivalent Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Mortgage Loan in respect of which such Prepayment Premium was received, over (Y) the Monthly Equivalent Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Total Principal Distribution Amount for such Distribution Date.

                  For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Monthly Equivalent Discount Rate" is a rate which, when compounded monthly, is equivalent to the relevant Discount Rate when compounded semi-annually; and the relevant "Discount Rate" shall be a rate determined by the Certificate Administrator, in good faith, as follows --

                  (i) with respect to any prepaid Mortgage Loan identified on the Mortgage Loan Schedule as having a yield maintenance discount rate of "Treasury Flat-Maturity", the "Discount Rate" will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining term to maturity or to the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan, provided that if there are no constant maturity treasuries having such a maturity, then that "Discount Rate" will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining term to maturity or to the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan, or

                  (ii) with respect to any prepaid Mortgage Loan identified on the Mortgage Loan Schedule as having a yield maintenance discount rate of "Treasury Flat-Maturity", the "Discount Rate" will equal the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury security having a maturity coterminous with the remaining weighted average life of the prepaid Mortgage Loan, provided that in the case of an ARD Loan, the remaining weighted average life will be calculated assuming all principal is repaid on the Anticipated Repayment Date, and provided, further, that if there are no constant maturity treasuries having such a maturity, then that "Discount Rate" will equal the interpolation of the yields of the constant maturity treasuries with maturities longer and shorter than the remaining weighted average life for the prepaid Mortgage Loan.

                  (e) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class Y Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the ARD Loans during or prior to the related Collection Period and shall distribute such amounts to the Holders of the Class Y Certificates.

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                  (f) All distributions made with respect to each Class of
Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee or the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

                  (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letters of Representations is attached hereto as Exhibit C-1.

                  (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

                  (i) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class),

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the Certificate Administrator shall, as promptly as possible (and, in any event, no later than two Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

                  (i) the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds.

                  (j) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholder. Also notwithstanding any other provision of this Agreement, the Certificate Administrator shall use reasonable efforts to cause any withholding tax imposed under the laws of the Commonwealth of Puerto Rico on interest payments received by any REMIC Pool with respect to any Mortgage Loan secured by a Mortgaged Property located in such Commonwealth as a result of a Certificateholder's or Certificate Owner's ownership of more than 50% of the related Borrower, to be specially allocated to such Certificateholder or Certificate Owner, as the case may be, with a corresponding reduction in the amounts distributable to such Certificateholder or Certificate Owner and the amount of such tax to be treated as having been distributed to such

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Certificateholder or Certificate Owner, as the case may be; provided that if the
Certificate Administrator cannot cause the same with reasonable efforts, then such withholding tax shall be treated as an Additional Trust Fund Expense.

                  (k) All distributions of interest made with respect to the Class X Certificates on each Distribution Date pursuant to clause first of
Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X Portion of the Current Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. All distributions of interest made with respect to the Class X Certificates on each Distribution Date pursuant to clause second of Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as interest with respect to the various REMIC II Regular Interests, up to, and pro rata as among the REMIC II Regular Interests based on, the Class X Portion of the Carryforward Interest Distribution Amount with respect to each such REMIC II Regular Interest for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums) made with respect to the Class X Certificates on each Distribution Date pursuant to Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums) with respect to the various REMIC II Regular Interests, pro rata in accordance with the respective amounts of principal deemed distributed with respect to each such REMIC II Regular Interest for such Distribution Date as provided in the following paragraph.

                  All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a),
Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest.

                  The actual distributions made by the Certificate Administrator on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

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                  (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Certificate Administrator shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount:

                  first, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Current Interest Distribution Amounts for such Distribution Date;

                  second, distributions of interest with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Carryforward Interest Distribution Amounts for such Distribution Date;

                  third, distributions of principal with respect to all of the REMIC I Regular Interests, up to, and pro rata as among the REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

                  fourth, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to, and pro rata as among the REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

                  In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Certificate Administrator shall be deemed to have distributed to REMIC II each Prepayment Premium then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

                  The distributions deemed made by the Certificate Administrator on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Certificate Administrator on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b), Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a),
Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

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                  SECTION 4.02. Statements to Certificateholders; Certain Other
                                Reports.

                  (a) Based solely on information provided to the Certificate Administrator by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Certificate Administrator shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., each Certificateholder and, to the extent that the Certificate Administrator has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Distribution Date Statement"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, the Underwriters, Charter Research Corporation, The Trepp Group, Intex Solutions, Inc., the Rating Agencies or the Controlling Class Representative any Distribution Date Statement that has been made available via the Certificate Administrator's Internet Website as provided below; and provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that the Certificate Administrator shall not provide Charter Research Corporation, The Trepp Group and Intex Solutions, Inc. any information regarding the Certificates until the Depositor confirms to the Certificate Administrator that SSB and GCM have sold all of their respective allotments of the Non-Registered Certificates to unaffiliated third parties.

                  On each Distribution Date, the Certificate Administrator shall also provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder (and each Certificate Owner that is receiving a Distribution Date Statement on such Distribution Date), at the same time that the Distribution Date Statement is delivered thereto, the Collateral Summary File, the Bond Level File and, to the extent received by the Certificate Administrator since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), each other file and report comprising the CMSA Investor Reporting Package (excluding the Loan Set-Up File).

                  The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Certificate Administrator shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party, and reasonably accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall

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have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                  The Certificate Administrator shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Certificate Administrator's Internet Website, in a downloadable format, all Distribution Date Statements and Unrestricted Servicer Reports (which in each case, if applicable will identify each Mortgage Loan by mortgage loan number and property name, if any) and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Certificate Administrator may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.15 or (ii) the Depositor has notified the Certificate Administrator that SSB and GCM have sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Certificate Administrator's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Certificate Administrator shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Certificate Administrator shall make the Distribution Date Statement available to any interested party via its electronic bulletin board. The Certificate Administrator shall make the Restricted Servicer Reports available each month, via the Certificate Administrator's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Controlling Class Representative or any Rating Agency, with the use of a password provided by the Certificate Administrator to such person upon receipt by the Certificate Administrator from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable; provided that the Certificate Administrator shall provide such password to each party hereto, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, the Controlling Class Representative, and each Rating Agency without requiring such certification; In addition, the Certificate Administrator is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Certificate Administrator's Internet Website. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Certificate Administrator's Internet Website shall be located at "www.lnbabs.com" or at such other address as shall be specified by the Certificate Administrator from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Certificate Administrator's Internet Website and electronic bulletin board, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement.

                  The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing

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the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (b) The Master Servicer may maintain an Internet website at "www.midlands.com", or such other site as may be specified by any successor Master Servicer, which may, subject to applicable law, contain the information and reports required to be produced by the Master Servicer; provided that the Master Servicer shall not provide the Underwriters with any information regarding the Certificates, the Trust Fund and/or this Agreement in violation of Regulation FD. Access by Certificateholders, Certificate Owners, the Controlling Class Representative, the Depositor and the Rating Agencies may be subject to registration, using a password and user name.

                  (c) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of the Distribution Date Statement, a form of which is attached hereto as Exhibit E, for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Certificate Administrator shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Certificate Administrator. The Master Servicer and the Special Servicer shall promptly provide to the Depositor, the Tax Administrator, the Certificate Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and at the requesting party's expense, and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

                  (d) The Master Servicer shall have no obligation to provide information or reports required pursuant to this Agreement with respect to Specially Serviced Mortgage Loans and REO Properties until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing such information or reports caused by the Special Servicer's failure to deliver the requisite information or reports.

                  SECTION 4.03. P&I Advances.

                  (a) On or before 3:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to

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make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any P&I Advance Date are then on deposit in the Collection Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date/Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee and the Certificate Administrator the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Certificate Administrator shall provide notice of such failure to the Trustee and the Master Servicer, before 5:00 p.m., New York City time, on such P&I Advance Date. If, after such notice, the Certificate Administrator does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and, unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.


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                  (c) Notwithstanding anything herein to the contrary, no P&I
Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Certificate Administrator, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, if available, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

                  (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding. Such interest with respect to any P&I Advance shall be payable: (i) first, out of any Default Interest collected with respect to the entire Mortgage Pool subsequent to the accrual of such interest up to and including the date on which such P&I Advance is reimbursed; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Interest described in the immediately preceding clause (i) is insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. As and to the extent provided in Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest to the extent a payment is received but is being held by the Master Servicer in suspense.

                  SECTION 4.04. Allocation of Realized Losses and Additional
                                Trust Fund Expenses.

                  (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class

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of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(k), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest P, REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular Interest L, REMIC II Regular Interest K, REMIC II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest G, REMIC II Regular Interest F, REMIC II Regular Interest E, REMIC II Regular Interest D, REMIC II Regular Interest C and REMIC II Regular Interest B, shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1 and REMIC II Regular Interest A-2 shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be, that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05. Calculations.

                  The Certificate Administrator shall, provided it receives the necessary information from the Master Servicer and/or Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Distribution Date Statements pursuant to Section 4.02(a) and the actual

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and deemed allocations of Realized Losses and Additional Trust Fund Expenses to
be made pursuant to Section 4.04. The Certificate Administrator shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.



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                                   ARTICLE V

                                THE CERTIFICATES


                  SECTION 5.01. The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Class X Certificates, initial Certificate Notional Amounts) as of the Closing Date of: (i) in the case of the Class X Certificates, $1,000,000 and any whole dollar denomination in excess thereof; (ii) in the case of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, $10,000 and any whole dollar denomination in excess thereof; and
(iii) in the case of the other REMIC III Regular Interest Certificates, $100,000 and any whole dollar denomination in excess thereof. The Class R Certificates and the Class Y Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

                  (b) The Certificates shall be executed by manual or facsimile signature by an authorized officer of the Certificate Registrar on behalf of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Certificate Administrator may, at its own expense, appoint any Person with appropriate experience as a securities registrar to act as Certificate Registrar hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Certificate Registrar, the Certificate Administrator agrees to act in such capacity in accordance with the terms hereof. The appointment of a Certificate Registrar shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Certificate Registrar. The Certificate Registrar shall be

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subject to the same standards of care, limitations on liability and rights to indemnity as the Certificate Administrator, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the
Certificate Registrar to the same extent that they apply to the Certificate Administrator. Any Certificate Registrar appointed in accordance with this
Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any Certificate Registrar appointed in accordance with this Section 5.02(a) by giving written notice of termination to such Certificate Registrar, with a copy to the Trustee, the Master Servicer, the Special Servicer and the Depositor.

                  At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Tax Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  If any Certificateholder makes written request to the Certificate Registrar, and such request states that such Certificateholders desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Certificateholder proposes to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford the requesting Certificateholder access during normal business hours to, or deliver to the requesting Certificateholder a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Certificate Registrar's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

                  (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a transfer of any Non-Registered Certificate that constitutes a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or a transfer of a Book-Entry Non-Registered Certificate to a successor Depository as contemplated by Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to

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effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Certificate Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If a transfer of an interest in any Class X Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in a Class X Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached either as Exhibit F-2C hereto or as Exhibit F-2D hereto; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, SSB, GCM, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator, Certificate Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  (c) No transfer of any Certificate or interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

                  Except in connection with the initial issuance of the Certificates or any transfer of a Certificate or interest therein by the Depositor or an Affiliate of the Depositor or any transfer of a Book-Entry Certificate to a successor Depository as contemplated by Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a non-Investment Grade Certificate or a Non-Registered Certificate that constitutes a Definitive Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not

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a Plan and is not directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Certificate that is both an Investment Grade Certificate and a Non-Registered Certificate and that is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of any of the foregoing Persons, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

                  Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is an Investment Grade Certificate and such interest in such Certificate is being acquired by or on behalf of a Plan in reliance on an Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of any of the foregoing Persons, and
(Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (ii)(X) and (ii)(Y);

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or (iii) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver or cause the delivery of payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause
(ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.


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                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation
                  Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
                  of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing such information.


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                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax
         Administrator the following:

                           (A) written confirmation from each Rating Agency to
                  the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or
                  (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Y Certificate shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Class R Certificate shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate is to be made, then the Certificate Registrar shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, but solely in the case of a Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Y Certificate, an Institutional Accredited Investor.

                  (f) If a Person is acquiring any Subordinate or Class Y Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b),
(c), (d) and/or (e), as appropriate, of this Section 5.02.

                  (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

                  (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the

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Certificate Registrar shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (l) The Certificate Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

                  SECTION 5.03. Book-Entry Certificates.

                  (a) The Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and

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directions from, and votes of, the Depository as Holder of the Book-Entry
Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


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                  SECTION 5.05. Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.06. Certification by Certificate Owners.

                  (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

                  (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate Administrator shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other form as shall be reasonably acceptable to the Certificate Administrator) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible Officer of the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information known by, or made known to, the Trustee, the Certificate Administrator or the Certificate Registrar, with respect to the identity of a Certificate Owner. The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the Certificate Registrar, as the case may be.



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                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER
                            AND THE SPECIAL SERVICER


                  SECTION 6.01. Liability of the Depositor, the Master Servicer
                                and the Special Servicer.

                  The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

                  SECTION 6.02. Merger, Consolidation or Conversion of the
                                Depositor, the Master Servicer or the Special Servicer.

                  Subject to the following paragraph, each of the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer, and the Special Servicer.

                  None of the Depositor, the Master Servicer, the Special Servicer or any director, manager, member, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations

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or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust out of the Collection
Account against any loss, liability or reasonable out-of-pocket expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any such loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof, including Section 10.01(f); (ii) that constitutes a Servicing Advance and is otherwise reimbursable pursuant to this Agreement (provided that this clause
(ii) is not intended to limit the Master Servicer's or Special Servicer's right of recovery of liabilities and expenses incurred as a result of being the defendant, or participating in a proceeding to which another indemnified party under this Section 6.03 is a defendant, in legal action relating to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, or (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

                  SECTION 6.04. Master Servicer and Special Servicer Not to
                                Resign.

                  The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee, with a copy to the Certificate Administrator. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or Special Servicer, as the

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case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

                  In addition, the Master Servicer and the Special Servicer shall each have the right to resign or assign its servicing rights at any other time provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

                  Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04. Consistent with the foregoing, none of the Master Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person.

                  SECTION 6.05. Rights of the Depositor and the Trustee in
                                Respect of the Master Servicer and the Special Servicer.

                  Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Certificate Administrator with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor, the Certificate Administrator or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that none of the Master Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

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                  SECTION 6.06. Designation of Special Servicer by the
                                Controlling Class.

                  The Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person (other than the Trustee) to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Certificate Administrator, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person; and (iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the resigning or terminated Special Servicer shall be entitled to any Workout Fees thereafter received on any Mortgage Loans that were Corrected Mortgage Loans at the time of the termination (but only if and to the extent permitted by Section 3.11(c)), and (iii) such Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation or termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or

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the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

                  SECTION 6.07. Master Servicer or Special Servicer as Owner of
                                a Certificate.

                  The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer, as the case may be, or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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                                  ARTICLE VII

                                    DEFAULT

                  SECTION 7.01. Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:


                  (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until 11:00 a.m. (New York City time) on the relevant Distribution Date; or

                  (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

                  (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in
         Section 3.11(f); or

                  (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within

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
         such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                  (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (xi) the Trustee shall have received written notice from Moody's that the continuation of the Master Servicer or the Special Servicer in such capacity would result or has resulted in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates; or

                  (xii) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by S&P are downgraded, qualified or withdrawn, or placed on "negative credit watch", in connection with such removal.


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                  When a single entity acts as Master Servicer and Special
Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi) and (xii) above) in one capacity shall constitute an Event of Default in both such capacities.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to a majority of the Voting Rights, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or its designee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee or its designee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

                  (c) In the event that the Master Servicer remits to the Certificate Administrator for deposit into the Distribution Account, on or after any Distribution Date, the full or any partial

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
amount of P&I Advances required to be made in respect of such Distribution Date, or the full or any partial amount of the Master Servicer Remittance Amount required to be remitted for distribution on such Distribution Date, then the Master Servicer shall in addition remit to the Certificate Administrator interest on the late remittance at the Prime Rate from and including the applicable P&I Advance Date or Master Servicer Remittance Date, as the case may be, to but not including the date on which the late remittance is received.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to
Section 6.06, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (exclusive, if applicable, of the Excess Servicing Fees) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing), the Trustee shall, subject to Section 6.06 (if applicable), promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution with a net worth of at least $10 million as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.


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
                  If the Trustee or an Affiliate acts pursuant to this Section
7.02 as successor to the Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to
Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04. Waiver of Events of Default.

                  The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of Section 7.01(a) may be waived only by all of the Certificateholders; and provided, further, that if the Trustee or the Certificate Administrator was required to expend any monies in connection with any Event of Default, then such Event of Default may not be waived unless and until those monies have been reimbursed to the Trustee or the Certificate Administrator, as applicable, with interest, by the Defaulting Party. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  SECTION 7.05. Additional Remedies of Trustee Upon Event of
                                Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights

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
and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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                                  ARTICLE VIII

          THE TRUSTEE, CERTIFICATE ADMINISTRATOR AND TAX ADMINISTRATOR


                  SECTION 8.01. Duties of Trustee, the Certificate Administrator
                                and the Tax Administrator.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Certificate Administrator and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Certificate Administrator and the Tax Administrator.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee, the Certificate Administrator or the Tax Administrator in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

                  (ii) In the absence of bad faith on the part of the Trustee, the Certificate Administrator or the Tax Administrator, the Trustee, the Certificate Administrator or the


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

         Tax Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, and conforming to the requirements of this Agreement.

                  (iii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (v) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

                  (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, none of the Trustee, the Certificate Administrator or the Tax Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee, the Certificate Administrator or the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D) subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Collection Account or the Distribution Account, and (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's, the Certificate


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         Administrator's or the Tax Administrator's, as applicable, willful misfeasance, bad faith or negligence).

                  (vii) For as long as the Person that serves as the Trustee, the Certificate Administrator or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee, Certificate Administrator or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

                  (viii) If the same Person is acting in two or more of the following capacities - Trustee, Certificate Administrator, Tax Administrator, Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

                  SECTION 8.02. Certain Matters Affecting the Trustee, the
                                Certificate Administrator and the Tax
                                Administrator.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee, the Certificate Administrator and the Tax Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee, the Certificate Administrator and the Tax Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this


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         Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) none of the Trustee, any Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

                  (vi) except as contemplated by Section 8.06 and, with respect to the Trustee alone, Section 8.14, none of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                  (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement, the Certificate Administrator and the Tax Administrator may each perform any of their respective duties hereunder, either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, of any of its duties and obligations hereunder (except as expressly set forth herein);

                  (viii) none of the Trustee, any Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor.

                  (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in


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

         violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

                  SECTION 8.03. Trustee, the Fiscal Agent, the Certificate
                                Administrator and the Tax Administrator not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee, any Fiscal Agent, the Certificate Administrator and/or the Tax Administrator in Article II, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator, and none of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. None of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (unless, in the case of the Trustee, it is acting in such capacity). None of the Trustee, any Fiscal Agent, the Certificate Administrator or the Tax Administrator shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. None of the Trustee, the Certificate Administrator or the Tax Administrator shall be required to record this Agreement.

                  SECTION 8.04. Trustee, Fiscal Agent, Certificate Administrator
                                and Tax Administrator May Own Certificates.

                  The Trustee (in its individual or any other capacity), any Fiscal Agent, the Certificate Administrator or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent, the Certificate Administrator or the Tax Administrator or one of their Affiliates, as the case may be.


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                  SECTION 8.05. Fees and Expenses of Trustee, the Certificate
                                Administrator and the Tax Administrator;
                                Indemnification of and by Trustee, the
                                Certificate Administrator, the Tax Administrator and Fiscal Agent.

                  (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the Trustee all Trustee's Fees, and to itself all Certificate Administrator's Fees, in each case earned in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the then most recently ended calendar month as compensation for all services rendered by the Trustee and the Certificate Administrator, respectively, hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee and the Certificate Administrator's Fee shall accrue during each calendar month, commencing with December 2000, at the Trustee's Fee Rate and the Certificate Administrator's Fee Rate, respectively, on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, immediately following the Distribution Date in such calendar month (or, in the case of December 2000, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan). With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Certificate Administrator's Fees shall constitute the sole compensation of the Trustee and the Certificate Administrator, respectively, for such services to be rendered by it. The Certificate Administrator shall be responsible for the fees of the Tax Administrator.

                  (b) The Trustee, the Certificate Administrator and the Tax Administrator and any of their respective directors, officers, employees or agents are entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee, the Certificate Administrator or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee, the Certificate Administrator or the Tax Administrator hereunder; provided, however, that none of the Trustee, the Certificate Administrator, the Tax Administrator or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any cost or expense that could reasonably be expected to be incurred by the Trustee, the Certificate Administrator or the Tax Administrator in connection with the performance of its normal duties, (3) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee, the Certificate Administrator or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misfeasance, bad faith or


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negligence in the performance of, or reckless disregard of, the Trustee's, the
Certificate Administrator's or the Tax Administrator's obligations and duties hereunder.

                  (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee, the Certificate Administrator or the Tax Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (d) Each of the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Certificate Administrator's, the Tax Administrator's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

                  SECTION 8.06. Eligibility Requirements for Trustee,
                                Certificate Administrator and Tax Administrator.

                  The Trustee, the Certificate Administrator and the Tax Administrator hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia and, in the case of the Trustee, authorized under such laws to exercise trust powers; (ii) has a combined capital and surplus of at least $50,000,000; and
(iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act; and (ii) neither the Certificate Administrator nor the Tax Administrator may have any affiliations or act in any other capacity with respect to the transactions contemplated


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hereby that would cause the Underwriter Exemption to be unavailable with respect to any Class of Certificates that it would otherwise be available in respect of. Furthermore, the Trustee, the Certificate Administrator and the Tax
Administrator shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated
Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of
Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Sellers, the Master
Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

                  SECTION 8.07. Resignation and Removal of Trustee, Certificate
                                Administrator and Tax Administrator.

                  (a) The Trustee, the Certificate Administrator and the Tax Administrator each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, Certificate Administrator or Tax Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee.


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                  (b) If at any time the Trustee, the Certificate Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's, Certificate Administrator's or Tax Administrator's continuing to act in such capacity would (as confirmed in writing to the Depositor by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates), then the Depositor may remove the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee, Certificate Administrator or Tax Administrator and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee, Certificate Administrator or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

                  (d) The Trustee may terminate the Certificate Administrator or the Tax Administrator if it believes such action to be in the best interests of the Certificateholders.

                  (e) Any resignation or removal of the Trustee, the Certificate Administrator or the Tax Administrator and appointment of a successor trustee, certificate administrator or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee, certificate administrator or tax administrator, as the case may be, as provided in Section 8.08 and (ii) if none of the successor trustee, certificate administrator or tax administrator, as the case may be, has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from S&P, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee, certificate administrator or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.


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                  SECTION 8.08. Successor Trustee, Certificate Administrator and
                                Tax Administrator.

                  (a) Any successor trustee, certificate administrator or tax administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee, certificate administrator or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee, certificate administrator or tax administrator, as the case may be, shall become effective and such successor trustee, certificate administrator or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee, certificate administrator or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee, certificate administrator or tax administrator, as the case may be, shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee, certificate administrator or tax administrator as provided in this Section 8.08, such successor trustee, certificate administrator or tax administrator, as the case may be, shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                  SECTION 8.09. Merger or Consolidation of Trustee, Certificate
                                Administrator or Tax Administrator.

                  Any entity into which the Trustee, Certificate Administrator or Tax Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee, Certificate Administrator or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate Administrator or Tax Administrator, shall be the successor of the Trustee, Certificate Administrator or Tax Administrator, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer, Certificate Administrator or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


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                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that the Trustee shall inform the other parties hereto of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c), 8.05(d) and 8.05(e) shall apply to the
Custodian to the same extent as such Sections apply to the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  SECTION 8.12. Access to Certain Information.

                  (a) The Trustee and the Certificate Administrator shall each afford to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Certificate Administrator, as the case may be, designated by it.

                  (b) Certificate Administrator (or, in the case of the items referenced in clause (ix) below, the Trustee) shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Certificate Administrator (or, in the case of the items referenced in clause (ix) below, the Trustee) as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator (or, in the case of the items referenced in clause (ix) below, the Trustee)): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Distribution Date Statements and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders


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

pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Certificate Administrator since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Certificate Administrator since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by
Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (viii) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to Section 4.02(b);
(ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee or any Custodian pursuant to
Section 3.20; (x) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xi) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Certificate Administrator (or, in the case of the items referenced in clause (ix) of the prior sentence, the Trustee) shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Certificate Administrator (or, in the case of the items referenced in clause
(ix) of the prior sentence, the Trustee) or any Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Certificate Administrator or the Trustee, as the case may be, shall require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator or the Trustee, as the case may be) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator or the Trustee, as the case may be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide any such information obtained by it to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator or the Trustee, as the case may be, pursuant to this
Section 8.12(b) that has previously been filed with the Commission, and the Certificate Administrator or the Trustee, as the case may be, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

                  (c) None of the Trustee or the Certificate Administrator shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

                  SECTION 8.13. Appointment of Fiscal Agent.

                  (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "Aa3" from Moody's and "AA" from S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.


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                  (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of any Fiscal Agent set forth in this
Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                  (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

                  SECTION 8.14. Advance Security Arrangement.

                  Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section
8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.



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SECTION 8.15.     Filings with the Securities and Exchange Commission.

                  (a) With respect to the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Certificate Administrator shall:

                  (i) on each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statement and the Unrestricted Servicer Reports disseminated by the Trustee on such Distribution Date attached as exhibits;

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Certificate Administrator has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

                  (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII," "Microsoft Word," "Microsoft Excel," or another format reasonably acceptable to the Certificate Administrator) and shall not have any responsibility to convert any such items (other than those generated by it) to such format and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII," "Microsoft Word," "Microsoft Excel," or another format reasonably acceptable to the Certificate Administrator) any and all items (including, in the case of the Master Servicer and the Special Servicer, Unrestricted Servicer Reports) contemplated to be filed with the Commission pursuant to this Section 8.15(a).


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

                  (b) At all times during the Trust's fiscal year 2000 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Certificate Administrator shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Certificate Administrator has actual knowledge:

                  (i) any failure of the Certificate Administrator to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of either the Trustee or the Certificate Administrator of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Certificate Administrator to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee or the Certificate Administrator shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

                  (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2000), the Registered Certificates are held (directly or, in the case of Registered Certificates held in


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

book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.


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                                   ARTICLE IX

                                   TERMINATION


                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); provided however, that any such purchase shall be subject to the rights of any affected Designated Sub-Servicer to continue to primary service (or to perform select servicing duties with respect to) the Mortgage Loans covered by the applicable Designated Sub-Servicer Agreement, (ii) the exchange by the Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class


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

Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

                  The Sole Certificateholder shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the second preceding paragraph by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Sole Certificateholder, not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, any Fiscal Agent, the Certificate Administrator and/or the Tax Administrator hereunder that may be withdrawn from the Collection Account pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. Such transfer shall be subject to any rights of the Designated Sub-Servicers to primary service (or to perform select servicing functions with respect to) the Mortgage Loans.

                  Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer,


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the Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the parties hereto at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01.

                  Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Certificate Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder exchanges all the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:


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                  (i) the Tax Administrator shall specify the first day in the
         90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                  (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell/transfer all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer, the applicable Controlling Class Certificateholder(s) or the Sole Certificateholder, as the case may be, in exchange for cash and/or Certificates in accordance with Section 9.01; and

                  (iii) immediately following the making of the final payment on the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders hereby authorize the Tax Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.


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                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS


                  SECTION 10.01. Tax Administration.

                  (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by
Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

                  (c) The Tax Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each REMIC Pool and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

                  (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.


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

                  (e) The Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Tax Administrator), to the extent that the Tax Administrator has actual knowledge that any particular action is required; provided that the Tax Administrator shall be deemed to have knowledge of relevant tax laws. Except as contemplated by Section 3.17(a), the Tax Administrator shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool, unless the Tax Administrator has received an Opinion of Counsel (at the expense of the person requesting such action or non-action) to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. Except as contemplated by Section 3.17(a), none of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

                  (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under, Article VIII (which breach constitutes negligence, bad faith or willful misconduct); (ii) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under
Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) any Fiscal Agent, if such tax arises out of or results from a breach by such Fiscal Agent of any of its obligations under
Article IV or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (v) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under
Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (vi) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); or (vii) the Trust, out of the Trust Fund (exclusive of Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor


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Trust Pool, such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X (which breach constitutes negligence, bad faith or willful misconduct); (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); (v) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV, Article VIII or this Article X (which breach constitutes negligence, bad faith or willful misconduct); or (vi) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the Tax Administrator out of amounts on deposit in the Distribution Account.

                  (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

                  (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 3.06) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool.

                  (i) None of the Tax Administrator, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement, (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement);
(ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool.

                  (j) Except as otherwise permitted by Section 3.17(a), none of the Tax Administrator, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

                  (l) On or before April 15 of each calendar year, commencing April 15, 2001, unless the Tax Administrator and the Trustee are the same Person, the Tax Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the Tax Administrator confirming the Tax Administrator's compliance with its obligations under this Agreement during the prior calendar year.

                  (m) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest on the ARD Loans and the Class Y Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest, the REMIC II Residual Interest, the REMIC III Residual Interest and the Loan REMIC Residual Interests shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Tax Administrator shall perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

                  (n) The Trustee, the Tax Administrator and the Certificate Administrator shall comply with the terms of each Loan REMIC Declaration to the extent that such Loan REMIC Declaration is not inconsistent with the provisions of this Agreement.

                  SECTION 10.02. Depositor, Master Servicer, Special Servicer,
                                 Trustee and Fiscal Agent to Cooperate with Tax Administrator.

                  (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within 10 days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) Each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties hereunder.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the already existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee and the Tax Administrator, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (v) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vi) to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (iv) and (v) above) shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel delivered to the Trustee and Certificate Administrator to such effect.

                  (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this
Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Tax Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool. In addition, prior to the execution of any amendment to this Agreement, the Trustee and Certificate Administrator shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

                  (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee and Certificate Administrator may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates (except as expressly permitted by this Agreement), or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, New

York, New York 10013, Attention: Angela Hutzel, telecopy number: (212) 816-8306;
(ii) in the case of the Master Servicer, Midland Loan Services, Inc., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Chief Executive Officer, telecopy number: (816) 435-2327; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Suite 400, Miami, Florida 33172, Attention: Ronald Schrager, telecopy number: (305) 226-3428; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS), Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3, telecopy number: (410) 884-2360; (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number:
(212) 553-0300; and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Manager, telecopy number: (212) 438-2662; (vi) in the case of any Mortgage Loan Seller, the address for notices to it under the related Mortgage Loan Purchase Agreement; and (vi) in the case of the Certificate Administrator, the Tax Administrator and the Certificate Registrar, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group "Salomon Brothers Mortgage Securities VII, Series 2000-C3, telecopy number:
(312) 904-2084; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.08. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

                  (a) The Trustee (or, with respect to items (v) and (vii) below, the Certificate Administrator) shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation, termination, merger or consolidation of the Master Servicer, the Special Servicer or the Tax Administrator and the appointment of a successor;

                  (iv) the appointment, resignation or removal of a Fiscal
         Agent;

                  (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Gain on Sale Reserve Fund;

                  (vi) any repurchase of a Mortgage Loan by a Mortgage Loan Seller as contemplated by Section 2.03; and

                  (vii) the final payment to any Class of Certificateholders.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the appointment of a successor; and

                  (ii) any change in the location of the Collection Account.

                  (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

                  (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

                  (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool; and

                  (iv) any defeasance of or material damage to a Mortgaged Property.

                  (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                  (i) each of its Annual Performance Certifications;

                  (ii) each of its Annual Accountants' Reports; and

                  (iii) upon request, to the extent not already delivered, through hard copy format or electronic format, each report prepared pursuant to Section 3.09(e).

                  (e) The Certificate Administrator shall promptly deliver to each Rating Agency (in hard copy format or through use of the Certificate Administrator's Internet Website for Moody's) a copy of each Distribution Date Statement, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator 's Internet Website only with the use of a password, which shall be provided by the Certificate Administrator to each Rating Agency.

                  (f) The parties intend that each Rating Agency provide to the Trustee and Certificate Administrator, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

                  SECTION 11.10. Notices to Controlling Class Representative.

                  Upon request, including a one-time standby request, the Trustee, Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies. The Controlling Class Representative must compensate such Person for any costs involved in such delivery to the Controlling Class Representative.

                  SECTION 11.11. Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.



                                      SALOMON BROTHERS MORTGAGE
                                      SECURITIES VII, INC.
                                           as Depositor


                                      By:  ____________________________________
                                      Name:
                                      Title:


                                      MIDLAND LOAN SERVICES, INC.
                                      as Master Servicer


                                      By:  ____________________________________
                                      Name:
                                      Title:


                                      LENNAR PARTNERS, INC.
                                      as Special Servicer


                                      By:  ____________________________________
                                      Name:
                                      Title:


                                      WELLS FARGO BANK MINNESOTA, N.A.
                                           Solely in its capacity as Trustee


                                      By:  ____________________________________
                                      Name:
                                      Title:




                                      LASALLE BANK NATIONAL ASSOCIATION
                                          as Certificate Administrator and as
                                          Tax Administrator


                                      By:  ____________________________________
                                      Name:
                                      Title:

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


                  On the ______ day of December 2000, before me, a notary public in and for said State, personally appeared ___________________, personally known to me to be a _______________________________ of SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


                  On the ______ day of December 2000, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


                  On the ______ day of December 2000, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of LENNAR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          _____________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


                  On the ______ day of December 2000, before me, a notary public in and for said State, personally appeared ____________________________, known to me to be a ________________________ of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                         ______________________________________
                                                     Notary Public


[Notarial Seal]

STATE OF ___________________        )
                                    )  ss.:
COUNTY OF __________________        )


                  On the ______ day of December 2000, before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a _______________________ of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          _____________________________________
                                                      Notary Public


[Notarial Seal]

                                   EXHIBIT A-1


                          FORM OF CLASS X CERTIFICATES

              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

Pass-Through Rate:                   Class Notional Amount of the Class X
  Variable                           Certificates as of the Closing Date:
                                     $____________________________

Closing Date: December 19, 2000      Initial Certificate Notional Amount of
                                     this Certificate as of the Closing Date:
                                     $____________________________

First Distribution Date:             Aggregate Stated Principal Balance of the
  January 18, 2001                   Mortgage Loans as of the Closing Date
                                     ("Initial Pool Balance"): $914,661,061

Master Servicer:                     Trustee:
Midland Loan Services, Inc.          Wells Fargo Bank Minnesota, N.A.

Special Servicer:                    Certificate Administrator and Tax
Lennar Partners, Inc.                Administrator: LaSalle
                                     Bank National Association


Certificate No. X-___                CUSIP No.:  ________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN

SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class X Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class X Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class X Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the

Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either: (i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                  LASALLE BANK NATIONAL ASSOCIATION
                                  not in its individual capacity but solely as Certificate Registrar


                                  By:
                                     ----------------------------------------
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:



                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as Certificate Registrar


                                   By:
                                      ----------------------------------------
                                            Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


Dated:



                                         ______________________________________
                                         Signature by or on behalf of Assignor


                                         ______________________________________
                                         Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
__________________________________________ for the account of
_______________________________________.

                  Distributions made by check (such check to be made payable to ___________________) and all applicable statements and notices should be mailed to __________. This information is provided by ________________________, the
Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-2


                     FORM OF CLASS A-1 AND A-2 CERTIFICATES

         CLASS [A-1] [A-2] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

Pass-Through Rate:                              Class Principal Balance of the
  ___% per annum                                Class [A-1] [A-2] Certificates
                                                as of the Closing Date:
                                                $_________________________

Closing Date:  December 19, 2000                Initial Certificate Principal
                                                Balance of this Certificate as
                                                of the Closing Date:
                                                $_________________________

First Distribution Date:                        Aggregate Stated Principal
  January 18, 2001                              Balance of the Mortgage Loans as
                                                of the Closing Date ("Initial
                                                Pool Balance"): $914,661,061

Master Servicer:                                Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A.

Special Servicer:                               Certificate Administrator and
Lennar Partners, Inc.                           Tax Administrator: LaSalle Bank
                                                National Association

Certificate No. [A-1] [A-2]-___                 CUSIP No.:________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN BY THE PROSPECTIVE TRANSFEREE WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its

"Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as the special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator, the Tax Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Administrator the Tax Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate

Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                LASALLE BANK NATIONAL ASSOCIATION
                                not in its individual capacity but solely as Certificate Registrar


                                By:
                                    ----------------------------------------
                                         Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [A-1] [A-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 not in its individual capacity but solely as Certificate Registrar


                                 By:
                                    ------------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:

                                       _________________________________________
                                       Signature by or on behalf of Assignor


                                       _________________________________________
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________ for the account of ________________________________________.

         Distributions made by check (such check to be made payable to ___________________________________________) and all applicable statements and notices should be mailed to ____________________________________________.

         This information is provided by _____________________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-3


                   FORM OF CLASS B, C, D, E AND F CERTIFICATES

     CLASS [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

Pass-Through Rate: Variable                     Class Principal Balance of the
                                                Class [B] [C] [D] [E] [F]
                                                Certificates as of the Closing
                                                Date: $_____________________

Closing Date:  December 19, 2000                Initial Certificate Principal
                                                Balance of this Certificate as
                                                of the Closing Date:
                                                $___________________

First Distribution Date:                        Aggregate Stated Principal
  January 18, 2001                              Balance of the Mortgage Loans as
                                                of the Closing Date ("Initial
                                                Pool Balance"): $914,661,061

Master Servicer:                                Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A.

Special Servicer:                               Certificate Administrator and
Lennar Partners, Inc.                           Tax Administrator: LaSalle Bank
                                                National Association

Certificate No. [B] [C] [D] [E] [F]-_______     CUSIP No.: _________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN BY THE PROSPECTIVE TRANSFEREE WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B] [C] [D] [E] [F] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] [D] [E] [F] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month, or if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] [D] [E] [F] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                   LASALLE BANK NATIONAL ASSOCIATION
                                   not in its individual capacity but solely as Certificate Registrar


                                   By:
                                       ----------------------------------------
                                            Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated:



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely as Certificate Registrar


                                     By:
                                        ---------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:



                                        ________________________________________
                                        Signature by or on behalf of Assignor


                                        ________________________________________
                                        Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of __________________________________.

         Distributions made by check (such check to be made payable to _____________) and all applicable statements and notices should be mailed to
__________________________.

         This information is provided by ______________________________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-4


                          FORM OF CLASS G CERTIFICATES

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:  Variable                    Class Principal Balance of the
                                                Class G Certificates as of the
                                                Closing Date:
                                                $__________________


Closing Date:  December 19, 2000                Initial Certificate Principal
                                                Balance of this Certificate as
                                                of the Closing Date: $__________

First Distribution Date:                        Aggregate Stated Principal
  January 18, 2001                              Balance of the Mortgage Loans as
                                                of the Closing Date ("Initial
                                                Pool Balance"): $914,661,061

Master Servicer:                                Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A.

Special Servicer:                               Certificate Administrator and
Lennar Partners, Inc.                           Tax Administrator: LaSalle Bank
                                                National Association

Certificate No. G-____                          CUSIP No.:  ___________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE 7 CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that CEDE & CO. is registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class G Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If a transfer of an interest in this Certificate, while it constitutes a Book-Entry Certificate, is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor or an Affiliate of the Depositor), then the Certificate Owner desiring to effect such transfer must obtain either: (i) a certificate from the prospective Transferee substantially in the form attached either as Exhibit F-2C or as Exhibit F-2D to the Agreement; or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets Inc., the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Administrator, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 91-23, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Tax Administrator, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the

Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as Certificate Registrar


                                  By:
                                      ----------------------------------------
                                           Authorized Officer







                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:



                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as Certificate Registrar


                                   By:
                                      -----------------------------------------
                                            Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:



                                         _______________________________________
                                         Signature by or on behalf of Assignor


                                         _______________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of ____________________________________________________________.

         Distributions made by check (such check to be made payable to _____________) and all applicable statements and notices should be mailed to
_____________________________.

         This information is provided by ____________________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-5


                FORM OF CLASS H, J, K, L, M, N AND P CERTIFICATES

              CLASS [H] [J] [K] [L] [M] [N] [P] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Pass-Through Rate:                              Class Principal Balance of the
___% per annum                                  Class [H] [J] [K] [K] [L] [M]
                                                [N] [P] Certificates as of the
                                                Closing Date:
                                                $__________________

Closing Date:  December 19, 2000                Initial Certificate Principal
                                                Balance of this Certificate as
                                                of the Closing Date: $__________

First Distribution Date:                        Aggregate Stated Principal
  January 18, 2001                              Balance of the Mortgage Loans as
                                                of the Closing Date ("Initial
                                                Pool Balance"): $914,661,061

Master Servicer:                                Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A.

Special Servicer:                               Certificate Administrator and
Lennar Partners, Inc.                           Tax Administrator: LaSalle
                                                Bank National Association

Certificate No. [H] [J] [K] [L] [M] [N]
 [P]-____                                       CUSIP No.:  ___________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [H] [J] [K] [L] [M] [N] [P] Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [H] [J] [K] [L] [M] [N] [P] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [H] [J] [K] [L] [M] [N] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., Greenwich Capital Markets Inc., the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 not in its individual capacity but solely as Certificate Registrar


                                 By:
                                     ----------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [H] [J] [K] [L] [M] [N] [P] Certificates referred to in the within-mentioned Agreement.

Dated:



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely as Certificate Registrar


                                     By:
                                        ---------------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:



                                          _____________________________________
                                          Signature by or on behalf of Assignor


                                          _____________________________________
                                          Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _________________________________ for the account of ___________________________________.

         Distributions made by check (such check to be made payable to _____________) and all applicable statements and notices should be mailed to
_____________________________.

         This information is provided by ____________________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-6


                          FORM OF CLASS Y CERTIFICATES

              CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.



Closing Date:  December 19, 2000                Percentage Interest evidenced by
                                                this Class Y Certificate:
                                                ______%

First Distribution Date:                        Aggregate Stated Principal
  January 18, 2001                              Balance of the Mortgage Loans as
                                                of the Closing Date ("Initial
                                                Pool Balance"): $914,661,061

Master Servicer:                                Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A.

Special Servicer:                               Certificate Administrator and
Lennar Partners, Inc.                           Tax Administrator:  LaSalle
                                                Bank National Association

Certificate No. Y-___                           CUSIP No.:  ________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class Y Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator," which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class Y Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., Greenwich Capital Markets Inc., the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this

Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under
Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the three preceding paragraphs.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as as Certificate Registrar


                                  By:
                                      ----------------------------------------
                                           Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:



                                LASALLE BANK NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as as Certificate Registrar


                                By:
                                   --------------------------------------------
                                         Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Dated:



                                    __________________________________________
                                    Signature by or on behalf of Assignor


                                    __________________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
_________________________________________ for the account of
____________________________________.

         Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_____________________________.

         This information is provided by ______________________, the Assignee named above, or ____________________, as its agent.

                                   EXHIBIT A-7


                          FORM OF CLASS R CERTIFICATES

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2000-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


Closing Date:  December 19, 2000                Percentage Interest evidenced by
                                                this Class R Certificate: ___%

First Distribution Date:                        Aggregate Stated Principal
  January 18, 2001                              Balance of the Mortgage Loans as
                                                of the Closing Date ("Initial
                                                Pool Balance"): $914,661,061

Master Servicer:                                Trustee:
Midland Loan Services, Inc.                     Wells Fargo Bank Minnesota, N.A

Special Servicer:                               Certificate Administrator and
Lennar Partners, Inc.                           Tax Administrator:  LaSalle Bank
                                                National Association

Certificate No. R-__                            CUSIP No.:  _______________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., WELLS FARGO BANK MINNESOTA, N.A., MIDLAND LOAN SERVICES, INC., LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT

TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

         This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank Minnesota, N.A, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association as certificate administrator (in such capacity, the "Certificate Administrator", which term includes any successor entity under the Agreement) and as tax administrator (in such capacity, the "Tax Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each a "Distribution Date") to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Salomon Smith Barney Inc., Greenwich Capital Markets Inc., the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

         No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code, under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

         Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Certificate Administrator and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Certificate Administrator has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an

Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

         Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate Administrator and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

         If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the five preceding paragraphs.

         The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

         A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by

Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the Certificate Administrator and the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

         A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund, and (iii) the exchange by any Sole Certificateholder of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Tax Administrator and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.



                                 LASALLE BANK NATIONAL ASSOCIATION
                                 not in its individual capacity but solely as Certificate Registrar


                                 By:
                                     ----------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as Certificate Registrar


                                  By:
                                     ------------------------------------------
                                           Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated:



                                      _________________________________________
                                      Signature by or on behalf of Assignor


                                      _________________________________________
                                      Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________for the account of _______________________________________________.

         Distributions made by check (such check to be made payable to ____________) and all applicable statements and notices should be mailed to
_____________________________.

         This information is provided by ______________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT B-1A


                         SCHEDULE OF SBRC MORTGAGE LOANS



                             [See Attached Schedule]



































                                     B-1A-1

                                                                                                                          CROSS
                                                                                                                        COLLATER-
                                                                                                              PROPERTY    ALIZED
                                LOAN /                                                                          SIZE    (MORTGAGE
CONTROL    LOAN     ORIGI-     PROPERTY             PROPERTY                                 ZIP    PROPERTY    UNIT       LOAN
NUMBER    NUMBER    NATOR        NAME               ADDRESS               CITY       STATE  CODE      SIZE      TYPE      GROUP)
------------------------------------------------------------------------------------------------------------------------------------
101      6605225     SBRC    One             440 South LaSalle       Chicago          IL    60605   1,019,325    SF         No
                             Financial       Street
                             Place
106      6603559     SBRC    149 New         149 New Montgomery      San Francisco    CA    94105      79,750    SF         No
                             Montgomery      Street
                             Street
113      6603432     SBRC    Seatac          1800 S. 320th Street    Federal Way      WA    98003     164,326    SF         No
                             Village
                             Shopping
                             Center
117      6604370     SBRC    Amerix          8930 Stanford           Columbia         MD    21045     154,400    SF         No
                             Building        Boulevard
118      6604594     SBRC    85              83-89 Devonshire        Boston           MA    02109      91,283    SF         No
                             Devonshire      Street;
                             Street/258-262  258-260 Washington
                             Washington      Street;
                             Street          262-268 Washington
                                             Street
119      6602060     SBRC    Centro De       State Road No. 869,     Catano           PR    00919     326,014    SF         No
                             Distribucion    Palmas
                             del             Ward
                             Norte
126      6603313     SBRC    US Storage      23711 Crenshaw          Torrance         CA    90505      92,925    SF         No
                             Centers         Boulevard
131      6604816     SBRC    601-609         601 - 609 Mission       San Francisco    CA    94105      44,870    SF         No
                             Mission         Street
                             Street
145      6603550     SBRC    Arlington       8655 Arlington Avenue   Riverside        CA    92503         176  Units        No
                             Heights
                             Apartments
149      6604949     SBRC    Villa de        5055 East Charleston    Las Vegas        NV    89104         160  Units        No
                             Mission         Boulevard
                             East
156      6605190     SBRC    Town Green      101 Old Ridgefield      Wilton           CT    06897      34,410    SF         No
                             at              Road and
                             Wilton Center   15 Hubbard Road
158      6603687     SBRC    Tivoli          1010 East Arkansas      Arlington        TX    76014         200  Units        No
                             Gardens         Lane
                             Apartments
159      6603102     SBRC    155             155 Washington Avenue   Albany           NY    12210      67,768    SF         No
                             Washington
                             Ave
160      6605043     SBRC    370             370 Convention Way      Redwood City     CA    94063      21,000    SF         No
                             Convention
                             Way
163      6604565     SBRC    Franklinton     3364-3382 US Highway    Franklinton      NC    27525      65,366    SF         No
                             Square          1
                             Shopping
                             Center
169      6603484     SBRC    The Cascades    1515 East Silver        Ocala            FL    34470      86,951    SF         No
                                             Springs
                                             Boulevard
193      6604021     SBRC    K-Mart          2460 Mission Street     Salem            OR    97302     116,866    SF         No
                             Shopping        SE
                             Center
                             - Salem
205      6604917     SBRC    K-Mart          4600 South 900 East     Murray           UT    84117     106,880    SF         No
                             Shopping        Street
                             Center
                              - Salt Lake
                             City
207      6605277     SBRC    Broadway        30 East 300 South       Salt Lake        UT    84111      23,440    SF         No
                             Plaza                                   City
                             Building
208      6605130     SBRC    225 Long        225 Long Avenue         Hillside         NJ    07205     157,000    SF         No
                             Avenue
229      6605203     SBRC    Mini-City       6321 Spencer Highway    Pasadena         TX    77505      91,521    SF         No
                             Self
                             Storage

                                                CROSS
                                              COLLATER-
                                               ALIZED
                                              MORTGAGE
                                              LOAN GROUP
                                              AGGREGATE
                                LOAN /         CUT-OFF                                                     INTEREST
CONTROL    LOAN     ORIGI-     PROPERTY         DATE         OWNERSHIP     ORIGINAL      MORT-    RATE     ACCRUAL      LOAN
NUMBER    NUMBER    NATOR        NAME          BALANCE       INTEREST      BALANCE     GAGE RATE  TYPE      METHOD      TYPE
--------------------------------------------------------------------------------------------------------------------------------
101      6605225     SBRC    One             119,577,993     Fee Simple  120,000,000   7.8900%    Fixed   Actual/360    ARD
                             Financial
                             Place
106      6603559     SBRC    149 New          18,809,602     Fee Simple   18,900,000   8.8800%    Fixed   Actual/360  Balloon
                             Montgomery
                             Street
113      6603432     SBRC    Seatac           16,087,967     Fee Simple   16,250,000   7.5600%    Fixed   Actual/360    ARD
                             Village
                             Shopping
                             Center
117      6604370     SBRC    Amerix           14,401,991     Fee Simple   14,500,000   8.6600%    Fixed   Actual/360  Balloon
                             Building
118      6604594     SBRC    85               13,650,000     Fee Simple   13,650,000   8.8200%    Fixed   Actual/360  Balloon
                             Devonshire
                             Street/258-262
                             Washington
                             Street

119      6602060     SBRC    Centro De        11,197,298     Fee Simple   11,500,000   8.5400%    Fixed   Actual/360  Balloon
                             Distribucion
                             del
                             Norte
126      6603313     SBRC    US Storage        8,365,375     Fee Simple    8,500,000   8.2900%    Fixed   Actual/360  Balloon
                             Centers
131      6604816     SBRC    601-609           7,372,989     Fee Simple    7,400,000   8.2200%    Fixed   Actual/360  Balloon
                             Mission
                             Street
145      6603550     SBRC    Arlington         5,541,084     Fee Simple    5,600,000   7.5700%    Fixed   Actual/360  Balloon
                             Heights
                             Apartments
149      6604949     SBRC    Villa de          5,178,496     Fee Simple    5,200,000   7.7700%    Fixed   Actual/360  Balloon
                             Mission
                             East
156      6605190     SBRC    Town Green        4,907,937     Leasehold     4,920,000   8.3600%    Fixed   Actual/360  Balloon
                             at
                             Wilton Center
158      6603687     SBRC    Tivoli            4,369,641     Fee Simple    4,400,000   8.0400%    Fixed   Actual/360  Balloon
                             Gardens
                             Apartments
159      6603102     SBRC    155               4,342,309     Fee Simple    4,400,000   8.2500%    Fixed   Actual/360  Balloon
                             Washington
                             Ave
160      6605043     SBRC    370               4,270,597     Fee Simple    4,281,000   9.1900%    Fixed   Actual/360  Balloon
                             Convention
                             Way
163      6604565     SBRC    Franklinton       4,183,600     Fee Simple    4,200,000   7.9800%    Fixed   Actual/360  Balloon
                             Square
                             Shopping
                             Center
169      6603484     SBRC    The Cascades      3,963,920     Fee Simple    4,000,000   7.9600%    Fixed   Actual/360  Balloon


193      6604021     SBRC    K-Mart            2,791,494     Fee Simple    2,816,000   8.7500%    Fixed   Actual/360  Balloon
                             Shopping
                             Center
                             - Salem
205      6604917     SBRC    K-Mart            2,423,568     Fee Simple    2,445,000   8.7000%    Fixed   Actual/360 Full Amort
                             Shopping
                             Center
                              - Salt Lake
                             City
207      6605277     SBRC    Broadway          2,394,274     Fee Simple    2,400,000   8.4510%    Fixed   Actual/360  Balloon
                             Plaza
                             Building
208      6605130     SBRC    225 Long          2,391,798     Fee Simple    2,400,000   8.5300%    Fixed   Actual/360  Balloon
                             Avenue
229      6605203     SBRC    Mini-City         1,664,339     Fee Simple    1,670,000   8.5700%    Fixed   Actual/360  Balloon
                             Self
                             Storage


                                                                               ANTICI-                                     ORIGINAL
                                                                                PATED       SCHED-                         TERM TO
                                LOAN /                                          REPAY-       ULED          MONTHLY         MATURITY
CONTROL    LOAN     ORIGI-     PROPERTY                    CONTROL    LOAN       MENT      MATURITY      DEBT SERVICE       / ARD
NUMBER    NUMBER    NATOR        NAME           NOTE DATE  NUMBER    NUMBER      DATE        DATE          PAYMENT         (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
101      6605225     SBRC    One                05/02/00     101     6605225   06/01/10    06/01/30         871,332.98        120
                             Financial
                             Place
106      6603559     SBRC    149 New            01/14/00     106     6603559     NAP       02/01/10         150,444.64        120
                             Montgomery
                             Street
113      6603432     SBRC    Seatac             08/24/99     113     6603432   09/01/09    09/01/29         114,290.74        120
                             Village
                             Shopping
                             Center
117      6604370     SBRC    Amerix             03/02/00     117     6604370     NAP       04/01/10         118,325.48        120
                             Building
118      6604594     SBRC    85                 03/10/00     118     6604594     NAP       04/01/05     108,067.76 (a)         60
                             Devonshire
                             Street/258-262
                             Washington
                             Street

119      6602060     SBRC    Centro De          06/15/99     119     6602060     NAP       07/01/09         100,091.00        120
                             Distribucion
                             del
                             Norte
126      6603313     SBRC    US Storage         06/29/99     126     6603313     NAP       07/01/09          67,245.62        120
                             Centers
131      6604816     SBRC    601-609            04/28/00     131     6604816     NAP       05/01/10          55,437.74        120
                             Mission
                             Street
145      6603550     SBRC    Arlington          07/26/99     145     6603550     NAP       08/01/09          39,424.78        120
                             Heights
                             Apartments
149      6604949     SBRC    Villa de           04/13/00     149     6604949     NAP       05/01/10          37,325.33        120
                             Mission
                             East
156      6605190     SBRC    Town Green         06/14/00     156     6605190     NAP       07/01/10          37,343.47        120
                             at
                             Wilton Center
158      6603687     SBRC    Tivoli             11/19/99     158     6603687     NAP       12/01/09          32,408.42        120
                             Gardens
                             Apartments
159      6603102     SBRC    155                09/24/99     159     6603102     NAP       10/01/09          34,691.81        120
                             Washington
                             Ave
160      6605043     SBRC    370                05/30/00     160     6605043     NAP       06/01/07          35,032.75         84
                             Convention
                             Way
163      6604565     SBRC    Franklinton        04/11/00     163     6604565     NAP       05/01/10          30,759.57        120
                             Square
                             Shopping
                             Center
169      6603484     SBRC    The Cascades       08/30/99     169     6603484     NAP       09/01/09          29,239.12        120


193      6604021     SBRC    K-Mart             05/10/00     193     6604021     NAP       06/01/10          24,885.29        120
                             Shopping
                             Center
                             - Salem
205      6604917     SBRC    K-Mart             05/10/00     205     6604917     NAP       06/01/20          21,528.79        240
                             Shopping
                             Center
                              - Salt Lake
                             City
207      6605277     SBRC    Broadway           06/30/00     207     6605277     NAP       07/01/10          18,370.64        120
                             Plaza
                             Building
208      6605130     SBRC    225 Long           07/21/00     208     6605130     NAP       08/01/10          19,373.99        120
                             Avenue
229      6605203     SBRC    Mini-City          07/21/00     229     6605203     NAP       08/01/10          13,526.16        120
                             Self
                             Storage

                                                    STATED                   REMAIN-      STATED
                                                   ORIGINAL                 ING TERM    REMAINING
                                                    AMORT-                     TO         AMORT-                         LOAN
                                LOAN /              IZATION     SEASON-     MATURITY     IZATION                      BALANCE AT
CONTROL    LOAN     ORIGI-     PROPERTY              TERM         ING         / ARD       TERM      CUT-OFF DATE      MATURITY /
NUMBER    NUMBER    NATOR        NAME              (MONTHS)     (MONTHS)    (MONTHS)    (MONTHS)       BALANCE           ARD
-----------------------------------------------------------------------------------------------------------------------------------
101      6605225     SBRC    One                       360          6           114        354     119,577,992.90  107,023,577.63
                             Financial
                             Place
106      6603559     SBRC    149 New                   360         10           110        350      18,809,602.27   17,241,569.01
                             Montgomery
                             Street
113      6603432     SBRC    Seatac                    360         15           105        345      16,087,967.31   14,379,170.94
                             Village
                             Shopping
                             Center
117      6604370     SBRC    Amerix                    300          8           112        292      14,401,990.84   12,174,183.42
                             Building
118      6604594     SBRC    85                        360          8            52        360      13,650,000.00   13,393,160.23
                             Devonshire
                             Street/258-262
                             Washington
                             Street

119      6602060     SBRC    Centro De                 240         17           103        223      11,197,297.78    8,267,091.48
                             Distribucion
                             del
                             Norte
126      6603313     SBRC    US Storage                300         17           103        283       8,365,375.11    7,068,356.30
                             Centers
131      6604816     SBRC    601-609                   360          7           113        353       7,372,988.89    6,652,916.02
                             Mission
                             Street
145      6603550     SBRC    Arlington                 360         16           104        344       5,541,084.10    4,957,351.70
                             Heights
                             Apartments
149      6604949     SBRC    Villa de                  360          7           113        353       5,178,495.88    4,625,029.92
                             Mission
                             East
156      6605190     SBRC    Town Green                360          5           115        355       4,907,937.15    4,437,450.57
                             at
                             Wilton Center
158      6603687     SBRC    Tivoli                    360         12           108        348       4,369,641.03    3,939,681.02
                             Gardens
                             Apartments
159      6603102     SBRC    155                       300         14           106        286       4,342,309.01    3,653,778.88
                             Washington
                             Ave
160      6605043     SBRC    370                       360          6            78        354       4,270,597.44    4,071,564.28
                             Convention
                             Way
163      6604565     SBRC    Franklinton               360          7           113        353       4,183,599.97    3,754,628.03
                             Square
                             Shopping
                             Center
169      6603484     SBRC    The Cascades              360         15           105        345       3,963,919.71    3,574,308.22


193      6604021     SBRC    K-Mart                    240          6           114        234       2,791,494.14    2,036,820.22
                             Shopping
                             Center
                             - Salem
205      6604917     SBRC    K-Mart                    240          6           234        234       2,423,568.25      128,965.76
                             Shopping
                             Center
                              - Salt Lake
                             City
207      6605277     SBRC    Broadway                  360          5           115        355       2,394,273.84    2,169,121.33
                             Plaza
                             Building
208      6605130     SBRC    225 Long                  300          4           116        296       2,391,797.50    2,007,631.81
                             Avenue
229      6605203     SBRC    Mini-City                 300          4           116        296       1,664,338.67    1,398,516.89
                             Self
                             Storage

                                                                         YIELD         YIELD
                                                                        MAINTEN-      MAINTEN-         PREPAY-      PREPAY-
                                LOAN /          DEFEASE                   ANCE          ANCE            MENT          MENT
CONTROL    LOAN     ORIGI-     PROPERTY          START     DEFEASE       PERIOD        PERIOD          PENALTY      PENALTY
NUMBER    NUMBER    NATOR        NAME            DATE      END DATE    START DATE     END DATE       START DATE     END DATE
--------------------------------------------------------------------------------------------------------------------------------
101      6605225     SBRC    One                01/01/03   03/31/10       NAP            NAP             NAP           NAP
                             Financial
                             Place
106      6603559     SBRC    149 New            01/01/03   12/31/09       NAP            NAP             NAP           NAP
                             Montgomery
                             Street
113      6603432     SBRC    Seatac             01/01/03   07/31/09       NAP            NAP             NAP           NAP
                             Village
                             Shopping
                             Center
117      6604370     SBRC    Amerix             01/01/03   01/31/10       NAP            NAP             NAP           NAP
                             Building
118      6604594     SBRC    85                 01/01/03   12/31/04       NAP            NAP             NAP           NAP
                             Devonshire
                             Street/258-262
                             Washington
                             Street

119      6602060     SBRC    Centro De          01/01/03   04/30/09       NAP            NAP             NAP           NAP
                             Distribucion
                             del
                             Norte
126      6603313     SBRC    US Storage         01/01/03   03/31/09       NAP            NAP             NAP           NAP
                             Centers
131      6604816     SBRC    601-609            01/01/03   02/28/10       NAP            NAP             NAP           NAP
                             Mission
                             Street
145      6603550     SBRC    Arlington          01/01/03   05/31/09       NAP            NAP             NAP           NAP
                             Heights
                             Apartments
149      6604949     SBRC    Villa de           01/01/03   02/28/10       NAP            NAP             NAP           NAP
                             Mission
                             East
156      6605190     SBRC    Town Green         01/01/03   04/30/10       NAP            NAP             NAP           NAP
                             at
                             Wilton Center
158      6603687     SBRC    Tivoli             01/01/03   09/30/09       NAP            NAP             NAP           NAP
                             Gardens
                             Apartments
159      6603102     SBRC    155                01/01/03   07/31/09       NAP            NAP             NAP           NAP
                             Washington
                             Ave
160      6605043     SBRC    370                01/01/03   03/31/07       NAP            NAP             NAP           NAP
                             Convention
                             Way
163      6604565     SBRC    Franklinton        01/01/03   02/28/10       NAP            NAP             NAP           NAP
                             Square
                             Shopping
                             Center
169      6603484     SBRC    The Cascades       01/01/03   06/30/09       NAP            NAP             NAP           NAP


193      6604021     SBRC    K-Mart             01/01/03   03/31/10       NAP            NAP             NAP           NAP
                             Shopping
                             Center
                             - Salem
205      6604917     SBRC    K-Mart             01/01/03   03/31/20       NAP            NAP             NAP           NAP
                             Shopping
                             Center
                              - Salt Lake
                             City
207      6605277     SBRC    Broadway           01/01/03   04/30/10       NAP            NAP             NAP           NAP
                             Plaza
                             Building
208      6605130     SBRC    225 Long           01/01/03   06/30/10       NAP            NAP             NAP           NAP
                             Avenue
229      6605203     SBRC    Mini-City          01/01/03   05/31/10       NAP            NAP             NAP           NAP
                             Self
                             Storage

                                                       YIELD         YIELD
                                LOAN /              MAINTENANCE  MAINTENANCE   MASTER
CONTROL    LOAN     ORIGI-     PROPERTY             CALCULATION   INTEREST    SERVICING
NUMBER    NUMBER    NATOR        NAME                 METHOD         RATE     FEE RATE
---------------------------------------------------------------------------------------
101      6605225     SBRC    One                        NAP          NAP       0.0200%
                             Financial
                             Place
106      6603559     SBRC    149 New                    NAP          NAP       0.0200%
                             Montgomery
                             Street
113      6603432     SBRC    Seatac                     NAP          NAP       0.0200%
                             Village
                             Shopping
                             Center
117      6604370     SBRC    Amerix                     NAP          NAP       0.0200%
                             Building
118      6604594     SBRC    85                         NAP          NAP       0.0200%
                             Devonshire
                             Street/258-262
                             Washington
                             Street

119      6602060     SBRC    Centro De                  NAP          NAP       0.0200%
                             Distribucion
                             del
                             Norte
126      6603313     SBRC    US Storage                 NAP          NAP       0.0200%
                             Centers
131      6604816     SBRC    601-609                    NAP          NAP       0.0200%
                             Mission
                             Street
145      6603550     SBRC    Arlington                  NAP          NAP       0.0200%
                             Heights
                             Apartments
149      6604949     SBRC    Villa de                   NAP          NAP       0.0200%
                             Mission
                             East
156      6605190     SBRC    Town Green                 NAP          NAP       0.0200%
                             at
                             Wilton Center
158      6603687     SBRC    Tivoli                     NAP          NAP       0.0200%
                             Gardens
                             Apartments
159      6603102     SBRC    155                        NAP          NAP       0.0200%
                             Washington
                             Ave
160      6605043     SBRC    370                        NAP          NAP       0.0200%
                             Convention
                             Way
163      6604565     SBRC    Franklinton                NAP          NAP       0.0200%
                             Square
                             Shopping
                             Center
169      6603484     SBRC    The Cascades               NAP          NAP       0.0200%


193      6604021     SBRC    K-Mart                     NAP          NAP       0.0200%
                             Shopping
                             Center
                             - Salem
205      6604917     SBRC    K-Mart                     NAP          NAP       0.0200%
                             Shopping
                             Center
                              - Salt Lake
                             City
207      6605277     SBRC    Broadway                   NAP          NAP       0.0200%
                             Plaza
                             Building
208      6605130     SBRC    225 Long                   NAP          NAP       0.0200%
                             Avenue
229      6605203     SBRC    Mini-City                  NAP          NAP       0.0200%
                             Self
                             Storage


                                     B-1A-1

                                  EXHIBIT B-1B

                         SCHEDULE OF GCFP MORTGAGE LOANS







                             [See Attached Schedule]


                                     B-1B-1

CONTROL         LOAN        ORIGI-         LOAN /              PROPERTY                                       ZIP          PROPERTY
NUMBER         NUMBER       NATOR      PROPERTY NAME           ADDRESS               CITY         STATE      CODE           SIZE
------------------------------------------------------------------------------------------------------------------------------------
  104       03-0812051       GCM     Westland Meadows    30600 Van Born Road   Westland            MI       48186              774
  105       03-0810413       GCM     Stonegate One       15050 Conference      Chantilly           VA       20151          142,477
                                                         Center Drive
  111       03-0810092       GCM     Granite State       1328 Hooksett Road    Hooksett            NH       03106          249,621
                                     Marketplace
  112       11483            GCM     Pacific Plaza       1375 Sutter Street    San Francisco       CA       94109           81,551
  116       03-0812601       GCM     Webster Building    51 N Street, N.E.     Washington          DC       20002          136,270
  120       03-0810405       GCM     801 Boylston        801 Boylston Street   Boston              MA       02164           26,834
                                     Street
------------------------------------------------------------------------------------------------------------------------------------
  122       03-0810402       GCM     Simchik Four                                                                           93,250
                                     Property Portfolio
 122a       03-0810402a      GCM     100 Market Street   100 Market Street     Portsmouth          NH       03801           50,674
 122b       03-0810402b      GCM     9 Executive Park    9 Executive Park      Merrimack           NH       03054           27,325
                                     Drive               Drive
 122c       03-0810402c      GCM     1255 South          1255 South Willow     Manchester          NH       03103            7,820
                                     Willow              Street
                                     Street
 122d       03-0810402d      GCM     135 Daniel          135 Daniel Webster    Manchester          NH       03104            7,431
                                     Webster             Highway
                                     Highway
------------------------------------------------------------------------------------------------------------------------------------
  123       03-0810401       GCM     Four Points         426 Main Avenue       Norwalk             CT       06851              127
                                     Hotel
                                     by Sheraton
  129       11312            GCM     Burlington Self     35 Ray Avenue         Burlington          MA       01803           88,430
                                     Storage
  130       11358            GCM     Boynton Plaza       133 North Congress    Boynton Beach       FL       33426           97,524
                                                         Avenue
  132       10511            GCM     Garden Ridge        6103 Landmark         Greensboro          NC       27407          122,400
                                                         Center
                                                         Boulevard
  133       2010092          GCM     300 West Pratt      300 West Pratt        Baltimore           MD       21201           60,323
                                     Street              Street


  134       2010093          GCM     The GTE Building    200 West Ocean        Long Beach          CA       90802          107,920
                                                         Boulevard
  135       2010096          GCM     Hamlin Court        930 & 940 Hamlin      Sunnyvale           CA       94089           42,868
                                                         Court
  138       03-0810219       GCM     Michael's Plaza     10303-10351,10355     Riverside           CA       92505           67,788
                                                         & 10357 Magnolia
                                                         Avenue
            ------------------------------------------------------------------------------------------------------------------------
  139       03-0810404       GCM     Mountain Vista                                                                            348
                                     Apartments &
                                     Cibola Village
 139a       03-0810404a      GCM     Mountain Vista      13110 Constitution    Albuquerque         NM       87111              220
                                     Apartments          Boulevard and 1501
                                                         Tramway Boulevard
                                                         N.E.
 139b       03-0810404b      GCM     Cibola Village      12400 Montgomery      Albuquerque         NM       87112              128
                                                         Boulevard, N.E.
            ------------------------------------------------------------------------------------------------------------------------
  141       03-0812040       GCM     300 West Hubbard    300 West Hubbard      Chicago             IL       60610           26,054
                                     Street Building     Street
  142       03-0812041       GCM     445 North Wells     445 North Wells       Chicago             IL       60610           31,226
                                     Street Building     Street
  143       03-0810224       GCM     Miracle Mile        1310 West Miracle     Tucson              AZ       85705          116,391
                                     Business Center     Mile
  144       03-0810256       GCM     Folsom Self-        600 Nesmith Court     Folsom              CA       95630          117,200
                                     Storage
  147       03-0810259       GCM     Northpointe         4230-4354 Redondo     Torrance            CA       90504           51,621
                                     Shopping Center     Beach Boulevard &
                                                         17204-17270
                                                         Hawthorne Boulevard
  148       03-0810406       GCM     2 Willow Street     2 Willow Street       Southborough        MA       01745           39,984
  150       9.911E+09        GCM     Calaveras           30057-81              Union City          CA       94358           64,956
                                     Landing             Industrial
                                     Shopping Center     Parkway SW
  151       1010091          GCM     Healtheon           4600 Patrick Henry    Santa Clara         CA       95054           49,837
                                                         Drive


  152       03-0812028       GCM     444 North Wells     444 North Wells       Chicago             IL       60610           58,451
                                     Street Building     Street
  153       03-0810239       GCM     1600 Corporate      1600 Corporate        Monterey Park       CA       91754           47,787
                                     Center Drive        Center Drive
  154       03-0810417       GCM     Little Creek        496 Bending Creek     Gates               NY       14624              199
                                     Apartments          Road
  155       03-0810177       GCM     271 - 285 East      271 - 285 East        Bronx               NY       10458           18,000
                                     Fordham Road        Fordham Road
  157       03-0810247       GCM     El Dorado Plaza     1602, 1702, 1730,     El Centro           CA       92243           62,767
                                                         1750, 1790 and
                                                         1802 N. Imperial
                                                         Avenue

                                                                                           CROSS
                                                                                         COLLATER-
                                                                                          ALIZED
                                                                           CROSS         MORTGAGE
                                                                          COLLATER-      LOAN GROUP
                                                                           ALIZED        AGGREGATE
                                                            PROPERTY      (MORTGAGE       CUT-OFF
CONTROL         LOAN        ORIGI-         LOAN /           SIZE UNIT       LOAN           DATE        OWNERSHIP   ORIGINAL
NUMBER         NUMBER       NATOR      PROPERTY NAME          TYPE          GROUP)        BALANCE      INTEREST    BALANCE
---------------------------------------------------------------------------------------------------------------------------
  104       03-0812051       GCM     Westland Meadows         Pads            No          22,714,214   Fee Simple  #######
  105       03-0810413       GCM     Stonegate One             SF             No          20,985,981   Fee Simple  #######

  111       03-0810092       GCM     Granite State             SF             No          18,205,497   Fee Simple  #######
                                     Marketplace
  112       11483            GCM     Pacific Plaza             SF             No          16,426,642   Fee Simple  #######
  116       03-0812601       GCM     Webster Building          SF             No          15,933,791   Fee Simple  #######
  120       03-0810405       GCM     801 Boylston              SF             No          11,010,038   Fee Simple  #######
                                     Street
---------------------------------------------------------------------------------------------------------------------------
  122       03-0810402       GCM     Simchik Four              SF             No           9,975,377               #######
                                     Property Portfolio
 122a       03-0810402a      GCM     100 Market Street         SF                                      Fee Simple
 122b       03-0810402b      GCM     9 Executive Park          SF                                      Fee Simple
                                     Drive
 122c       03-0810402c      GCM     1255 South                SF                                      Fee Simple
                                     Willow
                                     Street
 122d       03-0810402d      GCM     135 Daniel                SF                                      Fee Simple
                                     Webster
                                     Highway
---------------------------------------------------------------------------------------------------------------------------
  123       03-0810401       GCM     Four Points             Rooms            No           9,550,083   Leasehold   #######
                                     Hotel
                                     by Sheraton
  129       11312            GCM     Burlington Self           SF             No           7,984,459   Fee Simple  #######
                                     Storage
  130       11358            GCM     Boynton Plaza             SF             No           7,679,220   Fee Simple  #######

  132       10511            GCM     Garden Ridge              SF             No           7,095,636   Fee Simple  #######


  133       2010092          GCM     300 West Pratt            SF             No           7,018,345   Part Fee    #######
                                     Street                                                            Simple &
                                                                                                       Part
                                                                                                       Leasehold
  134       2010093          GCM     The GTE Building          SF             No           6,877,665   Fee Simple  #######

  135       2010096          GCM     Hamlin Court              SF             No           6,810,393   Fee Simple  #######

  138       03-0810219       GCM     Michael's Plaza           SF             No           6,247,050   Fee Simple  #######


            ---------------------------------------------------------------------------------------------------------------
  139       03-0810404       GCM     Mountain Vista          Units            No           5,982,627              #######
                                     Apartments &
                                     Cibola Village
 139a       03-0810404a      GCM     Mountain Vista          Units                                     Fee Simple
                                     Apartments


 139b       03-0810404b      GCM     Cibola Village          Units                                     Fee Simple

            ---------------------------------------------------------------------------------------------------------------
  141       03-0812040       GCM     300 West Hubbard          SF          Yes (G1)        5,742,051   Fee Simple  #######
                                     Street Building
  142       03-0812041       GCM     445 North Wells           SF          Yes (G1)        5,742,051   Fee Simple  #######
                                     Street Building
  143       03-0810224       GCM     Miracle Mile              SF             No           5,679,549   Fee Simple  #######
                                     Business Center
  144       03-0810256       GCM     Folsom Self-              SF             No           5,591,013   Fee Simple  #######
                                     Storage
  147       03-0810259       GCM     Northpointe               SF             No           5,194,650   Fee Simple  #######
                                     Shopping Center


  148       03-0810406       GCM     2 Willow Street           SF             No           5,191,447   Fee Simple  #######
  150       9.911E+09        GCM     Calaveras                 SF             No           5,173,542   Fee Simple  #######
                                     Landing
                                     Shopping Center
  151       1010091          GCM     Healtheon                 SF             No           5,145,165   Part Fee    #######
                                                                                                       Simple &
                                                                                                       Part
                                                                                                       Leasehold
  152       03-0812028       GCM     444 North Wells           SF             No           5,124,646   Fee Simple  #######
                                     Street Building
  153       03-0810239       GCM     1600 Corporate            SF             No           5,055,905   Fee Simple  #######
                                     Center Drive
  154       03-0810417       GCM     Little Creek            Units            No           5,044,068   Fee Simple  #######
                                     Apartments
  155       03-0810177       GCM     271 - 285 East            SF             No           4,933,555   Fee Simple  #######
                                     Fordham Road
  157       03-0810247       GCM     El Dorado Plaza           SF             No           4,420,203   Fee Simple  #######

                                                                                  INTEREST
CONTROL       LOAN         ORIGI-          LOAN /        MORTGAGE      RATE       ACCRUAL       LOAN         NOTE
NUMBER       NUMBER        NATOR       PROPERTY NAME       RATE        TYPE        METHOD       TYPE         DATE
-------------------------------------------------------------------------------------------------------------------
  104     03-0812051        GCM      Westland Meadows     7.8300%     Fixed      Actual/360    Balloon     10/12/00
  105     03-0810413        GCM      Stonegate One        8.0250%     Fixed      Actual/360    Balloon     10/11/00
  111     03-0810092        GCM      Granite State        7.7350%     Fixed      Actual/360    Balloon     08/19/98
                                     Marketplace
  112     11483             GCM      Pacific Plaza        8.4000%     Fixed      Actual/360    Balloon     07/21/00
  116     03-0812601        GCM      Webster Building     8.3800%     Fixed      Actual/360    Balloon     03/24/00
  120     03-0810405        GCM      801 Boylston         8.1200%     Fixed      Actual/360    Balloon     08/24/00
                                     Street
-------------------------------------------------------------------------------------------------------------------
  122     03-0810402        GCM      Simchik Four         8.4500%     Fixed      Actual/360    Balloon     06/29/00
                                     Property Portfolio
 122a     03-0810402a       GCM      100 Market Street
 122b     03-0810402b       GCM      9 Executive Park
                                     Drive
 122c     03-0810402c       GCM      1255 South
                                     Willow
                                     Street
 122d     03-0810402d       GCM      135 Daniel
                                     Webster
                                     Highway
-------------------------------------------------------------------------------------------------------------------
  123     03-0810401        GCM      Four Points          9.1400%     Fixed      Actual/360    Balloon     04/05/00
                                     Hotel
                                     by Sheraton
  129     11312             GCM      Burlington Self      8.5500%     Fixed      Actual/360    Balloon     07/31/00
                                     Storage
  130     11358             GCM      Boynton Plaza        8.0300%     Fixed      Actual/360    Balloon     06/30/00
  132     10511             GCM      Garden Ridge         8.4300%     Fixed      Actual/360    Balloon     10/03/00
  133     2010092           GCM      300 West Pratt       8.0800%     Fixed      Actual/360    Balloon     03/30/00
                                     Street
  134     2010093           GCM      The GTE Building     8.2000%     Fixed      Actual/360    Balloon     05/09/00
  135     2010096           GCM      Hamlin Court         8.6300%     Fixed      Actual/360    Balloon     05/15/00
  138     03-0810219        GCM      Michael's Plaza      8.1100%     Fixed      Actual/360    Balloon     03/22/00
          ---------------------------------------------------------------------------------------------------------
  139     03-0810404        GCM      Mountain Vista
                                     Apartments           8.6000%     Fixed      Actual/360    Balloon     05/18/00
                                     & Cibola Village
 139a     03-0810404a       GCM      Mountain Vista
                                     Apartments
 139b     03-0810404b       GCM      Cibola Village
          ---------------------------------------------------------------------------------------------------------
  141     03-0812040        GCM      300 West            8.3900%      Fixed      Actual/360    Balloon     04/30/00
                                     Hubbard
                                     Street Building
  142     03-0812041        GCM      445 North           8.3900%      Fixed      Actual/360    Balloon     04/30/00
                                     Wells
                                     Street Building
  143     03-0810224        GCM      Miracle Mile        8.2800%      Fixed      Actual/360    Balloon     04/26/00
                                     Business Center
  144     03-0810256        GCM      Folsom Self-        8.4700%      Fixed      Actual/360    Balloon     08/02/00
                                     Storage
  147     03-0810259        GCM      Northpointe         8.3200%      Fixed      Actual/360    Balloon     09/18/00
                                     Shopping Center
  148     03-0810406        GCM      2 Willow Street     8.3720%      Fixed      Actual/360    Balloon     08/16/00

  150     9.911E+09         GCM      Calaveras           7.9800%      Fixed      Actual/360    Balloon     02/23/00
                                     Landing
                                     Shopping Center
  151     1010091           GCM      Healtheon           8.0400%      Fixed      Actual/360    Balloon     04/28/00
  152     03-0812028        GCM      444 North           8.4900%      Fixed      Actual/360    Balloon     04/30/00
                                     Wells
                                     Street Building
  153     03-0810239        GCM      1600 Corporate      8.4600%      Fixed      Actual/360    Balloon     07/14/00
                                     Center Drive
  154     03-0810417        GCM      Little Creek        7.8300%      Fixed      Actual/360    Balloon     09/13/00
                                     Apartments
  155     03-0810177        GCM      271 - 285 East      8.4000%      Fixed      Actual/360    Balloon     10/01/99
                                     Fordham Road
  157     03-0810247        GCM      El Dorado Plaza     8.1300%      Fixed      Actual/360    Balloon     09/21/00

                                                                                    ANTICI-                                ORIGINAL
                                                                                     PATED       SCHED-        MONTHLY      TERM TO
                                                                                    REPAY-        ULED           DEBT     MATURITY /
CONTROL       LOAN         ORIGI-          LOAN /          CONTROL       LOAN        MENT       MATURITY       SERVICE        ARD
NUMBER       NUMBER        NATOR       PROPERTY NAME       NUMBER       NUMBER       DATE         DATE         PAYMENT     (MONTHS)
-------------------------------------------------------    -------------------------------------------------------------------------
  104     03-0812051        GCM      Westland Meadows       104      03-0812051       NAP       #######       #########       120
  105     03-0810413        GCM      Stonegate One          105      03-0810413       NAP       #######       #########       120
  111     03-0810092        GCM      Granite State          111      03-0810092       NAP       #######       #########       120
                                     Marketplace
  112     11483             GCM      Pacific Plaza          112      11483            NAP       #######       #########       120
  116     03-0812601        GCM      Webster Building       116      03-0812601       NAP       #######       #########       120
  120     03-0810405        GCM      801 Boylston           120      03-0810405       NAP       #######       88,832.26       120
                                     Street
-------------------------------------------------------    -------------------------------------------------------------------------
  122     03-0810402        GCM      Simchik Four           122      03-0810402       NAP       #######       76,568.40       117
                                     Property Portfolio
 122a     03-0810402a       GCM      100 Market Street      122a     03-0810402a
 122b     03-0810402b       GCM      9 Executive Park       122b     03-0810402b
                                     Drive
 122c     03-0810402c       GCM      1255 South             122c     03-0810402c
                                     Willow
                                     Street
 122d     03-0810402d       GCM      135 Daniel             122d     03-0810402d
                                     Webster
                                     Highway
-------------------------------------------------------    -------------------------------------------------------------------------
  123     03-0810401        GCM      Four Points            123      03-0810401       NAP       #######       81,485.19       120
                                     Hotel
                                     by Sheraton
  129     11312             GCM      Burlington Self        129      11312            NAP       #######       61,796.79       120
                                     Storage
  130     11358             GCM      Boynton Plaza          130      11358            NAP       #######       56,660.99       120
  132     10511             GCM      Garden Ridge           132      10511            NAP       #######       54,241.02       120
  133     2010092           GCM      300 West Pratt         133      2010092          NAP       #######       52,124.12       120
                                     Street
  134     2010093           GCM      The GTE Building       134      2010093          NAP       #######       51,595.06       120
  135     2010096           GCM      Hamlin Court           135      2010096          NAP       #######       53,147.34       120
  138     03-0810219        GCM      Michael's Plaza        138      03-0810219       NAP       #######       46,525.82       120
          ---------------------------------------------    -------------------------------------------------------------------------
  139     03-0810404        GCM      Mountain Vista
                                     Apartments             139      03-0810404       NAP       #######       46,560.70       120
                                     & Cibola Village
 139a     03-0810404a       GCM      Mountain Vista         139a     03-0810404a
                                     Apartments
 139b     03-0810404b       GCM      Cibola Village         139b     03-0810404b
          ---------------------------------------------    -------------------------------------------------------------------------
  141     03-0812040        GCM      300 West               141      03-0812040       NAP       #######       27,020.16       120
                                     Hubbard
                                     Street Building
  142     03-0812041        GCM      445 North              142      03-0812041       NAP       #######       16,847.64       120
                                     Wells
                                     Street Building
  143     03-0810224        GCM      Miracle Mile           143      03-0810224       NAP       #######       42,942.47       120
                                     Business Center
  144     03-0810256        GCM      Folsom Self-           144      03-0810256       NAP       #######       42,940.15       120
                                     Storage
  147     03-0810259        GCM      Northpointe            147      03-0810259       NAP       #######       39,322.05       120
                                     Shopping Center
  148     03-0810406        GCM      2 Willow Street        148      03-0810406       NAP       #######       39,512.75       120

  150     9.911E+09         GCM      Calaveras              150      9.911E+09        NAP       #######       38,083.28       120
                                     Landing
                                     Shopping Center
  151     1010091           GCM      Healtheon              151      1010091          NAP       #######       38,043.06       120
  152     03-0812028        GCM      444 North              152      03-0812028       NAP       #######       39,485.73       120
                                     Wells
                                     Street Building
  153     03-0810239        GCM      1600 Corporate         153      03-0810239       NAP       #######       38,809.64       120
                                     Center Drive
  154     03-0810417        GCM      Little Creek           154      03-0810417       NAP       #######       36,458.39       120
                                     Apartments
  155     03-0810177        GCM      271 - 285 East         155      03-0810177       NAP       #######       37,848.09       120
                                     Fordham Road
  157     03-0810247        GCM      El Dorado Plaza        157      03-0810247       NAP       #######       32,870.99       120

                                                                                     REMAIN-       STATED
                                                             STATED                  ING TERM    REMAINING
                                                            ORIGINAL                    TO         AMORT-                  LOAN
                                                          AMORTIZATION               MATURITY     IZATION    CUT-OFF     BALANCE
CONTROL       LOAN         ORIGI-          LOAN /             TERM      SEASONING     / ARD         TERM      DATE     AT MATURITY
NUMBER       NUMBER        NATOR       PROPERTY NAME        (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS)   BALANCE      / ARD
-------------------------------------------------------   --------------------------------------------------------------------------
  104     03-0812051        GCM      Westland Meadows          360           1          119          359     #######   ############
  105     03-0810413        GCM      Stonegate One             360           1          119          359     #######   ############
  111     03-0810092        GCM      Granite State             360          27           93          333     #######   ############
                                     Marketplace
  112     11483             GCM      Pacific Plaza             360           4          116          356     #######   ############
  116     03-0812601        GCM      Webster Building          360           8          112          352     #######   ############
  120     03-0810405        GCM      801 Boylston         273.3404           3          117     270.3404     #######   8,641,402.47
                                     Street
-------------------------------------------------------   --------------------------------------------------------------------------
  122     03-0810402        GCM      Simchik Four              357           2          115         355      #######   9,030,561.21
                                     Property Portfolio
 122a     03-0810402a       GCM      100 Market Street
 122b     03-0810402b       GCM      9 Executive Park
                                     Drive
 122c     03-0810402c       GCM      1255 South
                                     Willow
                                     Street
 122d     03-0810402d       GCM      135 Daniel
                                     Webster
                                     Highway
-------------------------------------------------------   --------------------------------------------------------------------------
  123     03-0810401        GCM      Four Points               300           7          113          293     #######   8,166,373.14
                                     Hotel
                                     by Sheraton
  129     11312             GCM      Burlington Self           360           4          116          356     #######   7,245,063.89
                                     Storage
  130     11358             GCM      Boynton Plaza             360           5          115          355     #######   6,891,403.27
  132     10511             GCM      Garden Ridge              360           1          119          359     #######   6,410,871.89
  133     2010092           GCM      300 West Pratt            360           8          112          352     #######   6,316,486.79
                                     Street
  134     2010093           GCM      The GTE Building          360           6          114          354     #######   6,199,267.50
  135     2010096           GCM      Hamlin Court              360           6          114          354     #######   6,196,874.77
  138     03-0810219        GCM      Michael's Plaza           360           8          112          352     #######   5,626,103.89
          ---------------------------------------------   --------------------------------------------------------------------------
  139     03-0810404        GCM      Mountain Vista
                                     Apartments                360           6          114          354     #######   5,440,167.14
                                     & Cibola Village
 139a     03-0810404a       GCM      Mountain Vista
                                     Apartments
 139b     03-0810404b       GCM      Cibola Village
          ---------------------------------------------   --------------------------------------------------------------------------
  141     03-0812040        GCM      300 West                  360           8          112          352     #######   3,203,659.77
                                     Hubbard
                                     Street Building
  142     03-0812041        GCM      445 North                 360           6          114          354     #######   1,997,455.92
                                     Wells
                                     Street Building
  143     03-0810224        GCM      Miracle Mile              360           7          113          353     #######   5,131,700.85
                                     Business Center
  144     03-0810256        GCM      Folsom Self-              360           3          117          357     #######   5,061,310.68
                                     Storage
  147     03-0810259        GCM      Northpointe               360           2          118          358     #######   4,684,476.44
                                     Shopping Center
  148     03-0810406        GCM      2 Willow Street           360           3          117          357     #######   4,689,327.96

  150     9.911E+09         GCM      Calaveras                 360           9          111          351     #######   4,648,782.57
                                     Landing
                                     Shopping Center
  151     1010091           GCM      Healtheon                 360           7          113          353     #######   4,623,910.76
  152     03-0812028        GCM      444 North                 360           6          114          354     #######   4,648,886.38
                                     Wells
                                     Street Building
  153     03-0810239        GCM      1600 Corporate            360           4          116          356     #######   4,578,618.92
                                     Center Drive
  154     03-0810417        GCM      Little Creek              360           2          118          358     #######   4,496,994.44
                                     Apartments
  155     03-0810177        GCM      271 - 285 East            360          13          107          347     #######   4,485,072.55
                                     Fordham Road
  157     03-0810247        GCM      El Dorado Plaza           360           2          118          358     #######   3,968,739.20

                                                                                        YIELD        YIELD
                                                                                       MAINTEN-    MAINTEN-     PREPAY-      PREPAY-
                                                                                         ANCE        ANCE         MENT        MENT
                                                                                        PERIOD      PERIOD      PENALTY      PENALTY
CONTROL       LOAN         ORIGI-          LOAN /             DEFEASE     DEFEASE       START         END        START         END
NUMBER       NUMBER        NATOR       PROPERTY NAME         START DATE   END DATE       DATE        DATE         DATE        DATE
-------------------------------------------------------   --------------------------------------------------------------------------
  104     03-0812051        GCM      Westland Meadows        01/01/03     07/31/10       NAP          NAP         NAP          NAP
  105     03-0810413        GCM      Stonegate One           01/01/03     07/31/10       NAP          NAP         NAP          NAP
  111     03-0810092        GCM      Granite State           01/01/03     05/31/08       NAP          NAP         NAP          NAP
                                     Marketplace
  112     11483             GCM      Pacific Plaza           01/01/03     04/30/10       NAP          NAP         NAP          NAP
  116     03-0812601        GCM      Webster Building        01/01/03     12/31/09       NAP          NAP         NAP          NAP
  120     03-0810405        GCM      801 Boylston            01/01/03     05/31/10       NAP          NAP         NAP          NAP
                                     Street
-------------------------------------------------------   --------------------------------------------------------------------------
  122     03-0810402        GCM      Simchik Four            01/01/04     03/31/10       NAP          NAP         NAP          NAP
                                     Property Portfolio
 122a     03-0810402a       GCM      100 Market Street
 122b     03-0810402b       GCM      9 Executive Park
                                     Drive
 122c     03-0810402c       GCM      1255 South
                                     Willow
                                     Street
 122d     03-0810402d       GCM      135 Daniel
                                     Webster
                                     Highway
-------------------------------------------------------   --------------------------------------------------------------------------
  123     03-0810401        GCM      Four Points             01/01/03     01/31/10       NAP          NAP         NAP          NAP
                                     Hotel
                                     by Sheraton
  129     11312             GCM      Burlington Self         01/01/03     04/30/10       NAP          NAP         NAP          NAP
                                     Storage
  130     11358             GCM      Boynton Plaza           01/01/03     03/31/10       NAP          NAP         NAP          NAP
  132     10511             GCM      Garden Ridge            01/01/03     07/31/10       NAP          NAP         NAP          NAP
  133     2010092           GCM      300 West Pratt          01/01/03     12/31/09       NAP          NAP         NAP          NAP
                                     Street
  134     2010093           GCM      The GTE Building        01/01/03     02/28/10       NAP          NAP         NAP          NAP
  135     2010096           GCM      Hamlin Court            01/01/03     02/28/10       NAP          NAP         NAP          NAP
  138     03-0810219        GCM      Michael's Plaza         01/01/03     12/31/09       NAP          NAP         NAP          NAP
          ---------------------------------------------   --------------------------------------------------------------------------
  139     03-0810404        GCM      Mountain Vista
                                     Apartments               01/01/03    02/28/10       NAP          NAP          NAP         NAP
                                     & Cibola Village
 139a     03-0810404a       GCM      Mountain Vista
                                     Apartments
 139b     03-0810404b       GCM      Cibola Village
          ---------------------------------------------   --------------------------------------------------------------------------
  141     03-0812040        GCM      300 West                01/01/03     12/31/09       NAP          NAP         NAP          NAP
                                     Hubbard
                                     Street Building
  142     03-0812041        GCM      445 North               01/01/03     02/28/10       NAP          NAP         NAP          NAP
                                     Wells
                                     Street Building
  143     03-0810224        GCM      Miracle Mile               NAP         NAP        05/01/05    01/31/10       NAP          NAP
                                     Business Center
  144     03-0810256        GCM      Folsom Self-            01/01/03     05/31/10       NAP          NAP         NAP          NAP
                                     Storage
  147     03-0810259        GCM      Northpointe                NAP         NAP        10/01/05    06/30/10       NAP          NAP
                                     Shopping Center
  148     03-0810406        GCM      2 Willow Street            NAP         NAP        09/01/05    06/30/10       NAP          NAP

  150     9.911E+09         GCM      Calaveras               01/01/03     11/30/09       NAP          NAP         NAP          NAP
                                     Landing
                                     Shopping Center
  151     1010091           GCM      Healtheon               01/01/03     01/31/10       NAP          NAP         NAP          NAP
  152     03-0812028        GCM      444 North               01/01/03     02/28/10       NAP          NAP         NAP          NAP
                                     Wells
                                     Street Building
  153     03-0810239        GCM      1600 Corporate          01/01/03     04/30/10       NAP          NAP         NAP          NAP
                                     Center Drive
  154     03-0810417        GCM      Little Creek            01/01/03     06/30/10       NAP          NAP         NAP          NAP
                                     Apartments
  155     03-0810177        GCM      271 - 285 East          01/01/03     07/31/09       NAP          NAP         NAP          NAP
                                     Fordham Road
  157     03-0810247        GCM      El Dorado Plaza         01/01/03     06/30/10       NAP          NAP         NAP          NAP

                                                                 YIELD        YIELD
                                                              MAINTENANCE  MAINTENANCE       MASTER
CONTROL       LOAN         ORIGI-          LOAN /             CALCULATION    INTEREST       SERVICING
NUMBER       NUMBER        NATOR       PROPERTY NAME             METHOD        RATE         FEE RATE
-------------------------------------------------------   -------------------------------------------
  104     03-0812051        GCM      Westland Meadows             NAP          NAP           0.0200%
  105     03-0810413        GCM      Stonegate One                NAP          NAP           0.0200%
  111     03-0810092        GCM      Granite State                NAP          NAP           0.0200%
                                     Marketplace
  112     11483             GCM      Pacific Plaza                NAP          NAP           0.0200%
  116     03-0812601        GCM      Webster Building             NAP          NAP           0.0200%
  120     03-0810405        GCM      801 Boylston                 NAP          NAP           0.0200%
                                     Street
-------------------------------------------------------   -------------------------------------------
  122     03-0810402        GCM      Simchik Four                 NAP          NAP           0.0200%
                                     Property Portfolio
 122a     03-0810402a       GCM      100 Market Street
 122b     03-0810402b       GCM      9 Executive Park
                                     Drive
 122c     03-0810402c       GCM      1255 South
                                     Willow
                                     Street
 122d     03-0810402d       GCM      135 Daniel
                                     Webster
                                     Highway
-------------------------------------------------------   -------------------------------------------
  123     03-0810401        GCM      Four Points                  NAP          NAP           0.0200%
                                     Hotel
                                     by Sheraton
  129     11312             GCM      Burlington Self              NAP          NAP           0.0200%
                                     Storage
  130     11358             GCM      Boynton Plaza                NAP          NAP           0.0200%
  132     10511             GCM      Garden Ridge                 NAP          NAP           0.0200%
  133     2010092           GCM      300 West Pratt               NAP          NAP           0.0200%
                                     Street
  134     2010093           GCM      The GTE Building             NAP          NAP           0.0200%
  135     2010096           GCM      Hamlin Court                 NAP          NAP           0.0200%
  138     03-0810219        GCM      Michael's Plaza              NAP          NAP           0.0200%
          ---------------------------------------------   -------------------------------------------
  139     03-0810404        GCM      Mountain Vista
                                     Apartments                    NAP         NAP           0.0200%
                                     & Cibola Village
 139a     03-0810404a       GCM      Mountain Vista
                                     Apartments
 139b     03-0810404b       GCM      Cibola Village
          ---------------------------------------------   -------------------------------------------
  141     03-0812040        GCM      300 West                     NAP          NAP           0.0200%
                                     Hubbard
                                     Street Building
  142     03-0812041        GCM      445 North                    NAP          NAP           0.0200%
                                     Wells
                                     Street Building
  143     03-0810224        GCM      Miracle Mile               Interest     Treasury        0.0200%
                                     Business Center          Differential Flat-Maturity
  144     03-0810256        GCM      Folsom Self-                 NAP          NAP           0.0200%
                                     Storage
  147     03-0810259        GCM      Northpointe                Interest     Treasury        0.0200%
                                     Shopping Center          Differential Flat-Maturity
  148     03-0810406        GCM      2 Willow Street            Interest     Treasury        0.0200%
                                                              Differential Flat-Maturity
  150     9.911E+09         GCM      Calaveras                    NAP          NAP           0.0200%
                                     Landing
                                     Shopping Center
  151     1010091           GCM      Healtheon                    NAP          NAP           0.0200%
  152     03-0812028        GCM      444 North                    NAP          NAP           0.0200%
                                     Wells
                                     Street Building
  153     03-0810239        GCM      1600 Corporate               NAP          NAP           0.0200%
                                     Center Drive
  154     03-0810417        GCM      Little Creek                 NAP          NAP           0.0200%
                                     Apartments
  155     03-0810177        GCM      271 - 285 East               NAP          NAP           0.0200%
                                     Fordham Road
  157     03-0810247        GCM      El Dorado Plaza              NAP          NAP           0.0200%


                                     B-1B-1

CONTROL         LOAN        ORIGI-         LOAN /                 PROPERTY                                       ZIP       PROPERTY
NUMBER         NUMBER       NATOR      PROPERTY NAME              ADDRESS               CITY         STATE      CODE        SIZE
------------------------------------------------------------------------------------------------------------------------------------
  161       03-0810225       GCM     Union Landing          30701 - 30791 Dyer    Union City          CA       94587        38,625
                                     Retail Center          Street
  162       03-0810251       GCM     Briarwood              141 Golf Club Road    Pleasant Hill       CA       94523            64
                                     Apartments
  164       03-0810191       GCM     Conquistador           3343 South 1300       Salt Lake City      UT       84106           121
                                     Apartments             East
  165       11432            GCM     Greenhill              1161 McDermott        West Goshen         PA       19380        35,225
                                     Corporate              Drive                 Township
                                     Center
  166       03-0812034       GCM     Northridge             8114 West Britton     Oklahoma City       OK       73132           216
                                     Apartments             Road
  167       03-0812035       GCM     Red Coach              211 The Post Road     Springfield         OH       45503           136
                                     Village
                                     Apartments
  170       03-0812036       GCM     The Trane              7100 Madison Street   Willowbrook         IL       60521        50,157
                                     Company Building
  177       03-0812019       GCM     Wythe Shopping         800 East Main         Wytheville          VA       24382       100,544
                                     Center                 Street
  180       03-0812029       GCM     801 West               801 West Diversey     Chicago             IL       60614        17,514
                                     Diversey               Parkway
                                     Parkway
  181       9.91E+09         GCM     Lafayette              5151 Lafayette        Santa Clara         CA       95054        70,200
                                     Business               Street/2318 Calle
                                     Park                   De Luna/5122 Calle
                                                            Del Sol
  182       11573            GCM     Arrow Business         402-446 West Arrow    San Dimas           CA       91773        96,101
                                     Center                 Highway
  185       03-0812603       GCM     Crossroads             7676 New Hampshire    Takoma Park         MD       20783        50,745
                                     Professional           Avenue
                                     Building
  187       HHCC0064         GCM     Fran Murphy            12800 U.S.            Juno Beach          FL       33408        45,697
                                     Building               Highway 1
  188       03-0810412       GCM     Walgreen's -           1580 Route 112        South Medford       NY       11763        13,905
                                     South
                                     Medford
  189       03-0810210       GCM     Sav-on and             688 & 690 East        Upland              CA       91786        19,747
                                     Carl's Jr.             Foothill Boulevard
  192       10896            GCM     Weatherbridge          1771 NW Maynard       Cary                NC       27513        50,930
                                     Center Buildings       Road and 111 James
                                     II and III             Jackson Avenue
  194       9.904E+09        GCM     1201 Sharp Street      1201 South Sharp      Baltimore           MD       21230        47,305
                                                            Street


  197       03-0810241       GCM     Redondo Tower          425 West Paseo        Tucson              AZ       85701            96
                                     Apartments             Redondo
  203       9.906E+09        GCM     Pioneer Point          2760 Mayport Road     Atlantic Beach      FL       32233           100
                                     Apartments
  206       2E+10            GCM     6396, 6392, 6372       6396, 6392, 6372      Las Vegas           NV       89120        25,042
                                     McLeod Drive           McLeod Drive
  210       03-0812016       GCM     Summit/Breckenridge    1009-1125 Glen        Duluth              MN       55806           107
                                     Apartments             Place
  211       HHCC0063         GCM     Peppertree             2840 Las Vegas        Fort Worth          TX       76116           152
                                     Apartments             Trail
  212       03-0812031       GCM     Hillmount              505 Cherry Street     Grand Rapids        MI       49503           101
                                     Apartments             SE
  216       03-0812030       GCM     Oakwood Manor          547 Cherry Street,    Grand Rapids        MI       49503            96
                                     Apartments             SE
  217       03-0812602       GCM     Woodbend               2106 Waverly          Opelika             AL       36801           100
                                     Apartments             Parkway
  221       03-0810254       GCM     U-Stor Chambers        1800 South            Aurora              CO       80017        49,900
                                     Self-Storage           Chambers Road
  222       03-0810218       GCM     9925-9929              9925-9929             Culver City         CA       90232        38,764
                                     Jefferson              Jefferson
                                     Boulevard              Boulevard
  226       03-0810232       GCM     Oro Valley Self        10880 North           Oro Valley          AZ       85737        51,000
                                     Storage                Mavinee Drive
  231       03-0812045a      GCM     Senate Place           2620 - 2720 Senate    Lansing             MI       48912            32
                                     Apartments             Drive                 Township
  232       03-0812045b      GCM     Eastfield              1014-1216             Lansing             MI       48917            32
                                     Townhouses             Eastfield             Township
                                                            Road, 2705-2719
                                                            Harwick Drive
  242       2.001E+10        GCM     6380 McLeod            6380 McLeod Drive     Las Vegas           NV       89120        20,455
                                     Drive
  250       03-0810220       GCM     6668 Owens Drive       6668 Owens Drive      Pleasanton          CA       94588        18,683
  251       2.001E+10        GCM     6320 - 6330            6320 - 6330 McLeod    Las Vegas           NV       89120        15,665
                                     McLeod Drive           Drive
  252       03-0810627       GCM     Rite Aid -             162-19 Hillside       Jamaica             NY       11432        16,079
                                     Hillside               Avenue
  258       03-0810237       GCM     Nogales Self           1120 North            Nogales             AZ       85621        48,377
                                     Storage                Industrial
                                                            Park Avenue
  259       03-0810238       GCM     Glendale West          8049 West Glendale    Glendale            AZ       85303        56,280
                                     Self                   Avenue
                                     Storage
  263       03-0810661       GCM     Airport Business       611 Access Road       Stratford           CT       06615        24,596
                                     Center

                                                                                          CROSS
                                                                                        COLLATER-
                                                                                         ALIZED
                                                                          CROSS         MORTGAGE
                                                                         COLLATER-      LOAN GROUP
                                                                          ALIZED        AGGREGATE
                                                           PROPERTY      (MORTGAGE       CUT-OFF
CONTROL         LOAN        ORIGI-         LOAN /          SIZE UNIT       LOAN           DATE        OWNERSHIP    ORIGINAL
NUMBER         NUMBER       NATOR      PROPERTY NAME         TYPE          GROUP)        BALANCE      INTEREST     BALANCE
---------------------------------------------------------------------------------------------------------------------------
  161       03-0810225       GCM     Union Landing            SF             No           4,232,425   Fee Simple   #######
                                     Retail Center
  162       03-0810251       GCM     Briarwood              Units            No           4,194,883   Fee Simple   #######
                                     Apartments
  164       03-0810191       GCM     Conquistador           Units            No           4,161,547   Fee Simple   #######
                                     Apartments
  165       11432            GCM     Greenhill                SF             No           4,089,788   Fee Simple   #######
                                     Corporate
                                     Center
  166       03-0812034       GCM     Northridge             Units            No           4,085,920   Fee Simple   #######
                                     Apartments
  167       03-0812035       GCM     Red Coach              Units            No           4,083,990   Fee Simple   #######
                                     Village
                                     Apartments
  170       03-0812036       GCM     The Trane                SF             No           3,894,616   Fee Simple   #######
                                     Company Building
  177       03-0812019       GCM     Wythe Shopping           SF             No           3,629,791   Fee Simple   #######
                                     Center
  180       03-0812029       GCM     801 West                 SF             No           3,391,218   Fee Simple   #######
                                     Diversey
                                     Parkway
  181       9.91E+09         GCM     Lafayette                SF             No           3,383,355   Fee Simple   #######
                                     Business
                                     Park

  182       11573            GCM     Arrow Business           SF             No           3,246,693   Fee Simple   #######
                                     Center
  185       03-0812603       GCM     Crossroads               SF             No           3,144,186   Fee Simple   #######
                                     Professional
                                     Building
  187       HHCC0064         GCM     Fran Murphy              SF             No           3,044,546   Fee Simple   #######
                                     Building
  188       03-0810412       GCM     Walgreen's -             SF             No           3,006,951   Fee Simple   #######
                                     South
                                     Medford
  189       03-0810210       GCM     Sav-on and               SF             No           2,994,591   Fee Simple   #######
                                     Carl's Jr.
  192       10896            GCM     Weatherbridge            SF             No           2,842,834   Fee Simple   #######
                                     Center Buildings
                                     II and III
  194       9.904E+09        GCM     1201 Sharp Street        SF             No           2,758,740   Part Fee     #######
                                                                                                      Simple &
                                                                                                      Part
                                                                                                      Leasehold
  197       03-0810241       GCM     Redondo Tower          Units            No           2,592,863   Fee Simple   #######
                                     Apartments
  203       9.906E+09        GCM     Pioneer Point          Units            No           2,458,055   Fee Simple   #######
                                     Apartments
  206       2E+10            GCM     6396, 6392, 6372         SF             No           2,415,404   Leasehold    #######
                                     McLeod Drive
  210       03-0812016       GCM     Summit/Breckenridge    Units            No           2,381,344   Fee Simple   #######
                                     Apartments
  211       HHCC0063         GCM     Peppertree             Units            No           2,363,874   Fee Simple   #######
                                     Apartments
  212       03-0812031       GCM     Hillmount              Units            No           2,349,601   Fee Simple   #######
                                     Apartments
  216       03-0812030       GCM     Oakwood Manor          Units            No           2,230,130   Fee Simple   #######
                                     Apartments
  217       03-0812602       GCM     Woodbend               Units            No           2,181,165   Fee Simple   #######
                                     Apartments
  221       03-0810254       GCM     U-Stor Chambers          SF             No           2,071,653   Fee Simple   #######
                                     Self-Storage
  222       03-0810218       GCM     9925-9929                SF             No           1,995,327   Fee Simple   #######
                                     Jefferson
                                     Boulevard
  226       03-0810232       GCM     Oro Valley Self          SF             No           1,716,954   Fee Simple   #######
                                     Storage
  231       03-0812045a      GCM     Senate Place           Units         Yes (G2)        1,556,107   Fee Simple   885,000
                                     Apartments
  232       03-0812045b      GCM     Eastfield              Units         Yes (G2)        1,556,107   Fee Simple   675,000
                                     Townhouses


  242       2.001E+10        GCM     6380 McLeod              SF             No           1,402,676   Leasehold    #######
                                     Drive
  250       03-0810220       GCM     6668 Owens Drive         SF             No           1,245,346   Fee Simple   #######
  251       2.001E+10        GCM     6320 - 6330              SF             No           1,239,024   Leasehold    #######
                                     McLeod Drive
  252       03-0810627       GCM     Rite Aid -               SF             No           1,152,649   Fee Simple   #######
                                     Hillside
  258       03-0810237       GCM     Nogales Self             SF             No           1,077,461   Fee Simple   #######
                                     Storage

  259       03-0810238       GCM     Glendale West            SF             No           1,047,532   Fee Simple   #######
                                     Self
                                     Storage
  263       03-0810661       GCM     Airport Business         SF             No             988,054   Fee Simple   #######
                                     Center

                                                                                     INTEREST
CONTROL       LOAN         ORIGI-          LOAN /            MORTGAGE      RATE       ACCRUAL       LOAN         NOTE
NUMBER       NUMBER        NATOR       PROPERTY NAME           RATE        TYPE        METHOD       TYPE         DATE
-----------------------------------------------------------------------------------------------------------------------
  161       03-0810225        GCM      Union Landing         7.7700%      Fixed      Actual/360    Balloon     04/24/00
                                       Retail Center
  162       03-0810251        GCM      Briarwood             7.6900%      Fixed      Actual/360    Balloon     09/25/00
                                       Apartments
  164       03-0810191        GCM      Conquistador          8.1100%      Fixed      Actual/360    Balloon     07/28/99
                                       Apartments
  165       11432             GCM      Greenhill             8.3200%      Fixed      Actual/360    Balloon     09/21/00
                                       Corporate
                                       Center
  166       03-0812034        GCM      Northridge            7.9800%      Fixed      Actual/360    Balloon     05/03/00
                                       Apartments
  167       03-0812035        GCM      Red Coach             7.9800%      Fixed      Actual/360    Balloon     04/12/00
                                       Village
                                       Apartments
  170       03-0812036        GCM      The Trane             8.4400%      Fixed      Actual/360    Balloon     04/27/00
                                       Company
                                       Building
  177       03-0812019        GCM      Wythe Shopping        8.3500%      Fixed      Actual/360    Balloon     03/30/00
                                       Center
  180       03-0812029        GCM      801 West              8.9900%      Fixed      Actual/360    Balloon     05/18/00
                                       Diversey
                                       Parkway
  181       9.91E+09          GCM      Lafayette             8.1200%      Fixed      Actual/360    Balloon     02/25/00
                                       Business
                                       Park
  182       11573             GCM      Arrow Business        8.3600%      Fixed      Actual/360    Balloon     09/28/00
                                       Center
  185       03-0812603        GCM      Crossroads            8.1100%      Fixed      Actual/360    Balloon     09/07/00
                                       Professional
                                       Building
  187       HHCC0064          GCM      Fran Murphy           8.2700%      Fixed      Actual/360    Balloon     09/18/00
                                       Building
  188       03-0810412        GCM      Walgreen's -          8.2300%      Fixed      Actual/360    Balloon     10/02/00
                                       South
                                       Medford
  189       03-0810210        GCM      Sav-on and            8.0000%      Fixed      Actual/360    Balloon     08/31/00
                                       Carl's Jr.
  192       10896             GCM      Weatherbridge         8.6900%      Fixed      Actual/360  Full Amort    07/12/00
                                       Center
                                       Buildings II
                                       and III
  194       9.904E+09         GCM      1201 Sharp            8.3900%      Fixed      Actual/360    Balloon     12/10/99
                                       Street
  197       03-0810241        GCM      Redondo Tower         7.9700%      Fixed      Actual/360    Balloon     06/27/00
                                       Apartments
  203       9.906E+09         GCM      Pioneer Point         8.4200%      Fixed      Actual/360    Balloon     06/24/99
                                       Apartments
  206       2E+10             GCM      6396, 6392,           8.5400%      Fixed      Actual/360    Balloon     03/02/00
                                       6372
                                       McLeod Drive
  210       03-0812016        GCM      Summit/Breckenridge   8.4900%      Fixed      Actual/360    Balloon     02/10/00
                                       Apartments
  211       HHCC0063          GCM      Peppertree            8.1800%      Fixed      Actual/360    Balloon     06/08/00
                                       Apartments
  212       03-0812031        GCM      Hillmount             8.1500%      Fixed      Actual/360    Balloon     03/31/00
                                       Apartments
  216       03-0812030        GCM      Oakwood Manor         8.1500%      Fixed      Actual/360    Balloon     03/31/00
                                       Apartments
  217       03-0812602        GCM      Woodbend              8.1100%      Fixed      Actual/360    Balloon     08/14/00
                                       Apartments
  221       03-0810254        GCM      U-Stor                8.4500%      Fixed      Actual/360    Balloon     08/02/00
                                       Chambers
                                       Self-Storage
  222       03-0810218        GCM      9925-9929             8.5200%      Fixed      Actual/360    Balloon     06/09/00
                                       Jefferson
                                       Boulevard
  226       03-0810232        GCM      Oro Valley            8.5000%      Fixed      Actual/360    Balloon     06/07/00
                                       Self
                                       Storage
  231       03-0812045a       GCM      Senate Place          8.3000%      Fixed      Actual/360    Balloon     06/15/00
                                       Apartments
  232       03-0812045b       GCM      Eastfield             8.3000%      Fixed      Actual/360    Balloon     06/15/00
                                       Townhouses
  242       2.001E+10         GCM      6380 McLeod           8.3500%      Fixed      Actual/360    Balloon     08/07/00
                                       Drive
  250       03-0810220        GCM      6668 Owens            8.1500%      Fixed      Actual/360    Balloon     04/17/00
                                       Drive
  251       2.001E+10         GCM      6320 - 6330           8.7200%      Fixed      Actual/360    Balloon     06/01/00
                                       McLeod Drive
  252       03-0810627        GCM      Rite Aid -            8.5900%      Fixed      Actual/360  Full Amort    05/26/99
                                       Hillside
  258       03-0810237        GCM      Nogales Self          8.5000%      Fixed      Actual/360    Balloon     06/07/00
                                       Storage
  259       03-0810238        GCM      Glendale West         8.5000%      Fixed      Actual/360    Balloon     06/07/00
                                       Self
                                       Storage
  263       03-0810661        GCM      Airport            8. 7200%      Fixed      Actual/360    Balloon     09/30/99
                                       Business
                                       Center

                                                                                      ANTICI-                              ORIGINAL
                                                                                       PATED      SCHED-     MONTHLY        TERM TO
                                                                                      REPAY-       ULED        DEBT       MATURITY /
CONTROL       LOAN           ORIGI-        LOAN /            CONTROL       LOAN        MENT      MATURITY    SERVICE          ARD
NUMBER       NUMBER          NATOR     PROPERTY NAME         NUMBER       NUMBER       DATE        DATE      PAYMENT       (MONTHS)
---------------------------------------------------------    -----------------------------------------------------------------------
  161       03-0810225        GCM      Union Landing           161      03-0810225     NAP       #######     30,506.28       120
                                       Retail Center
  162       03-0810251        GCM      Briarwood               162      03-0810251     NAP       #######     29,915.36       120
                                       Apartments
  164       03-0810191        GCM      Conquistador            164      03-0810191     NAP       #######     31,140.79       120
                                       Apartments
  165       11432             GCM      Greenhill               165      11432          NAP       #######     30,958.56       120
                                       Corporate
                                       Center
  166       03-0812034        GCM      Northridge              166      03-0812034     NAP       #######     30,027.20       120
                                       Apartments
  167       03-0812035        GCM      Red Coach               167      03-0812035     NAP       #######     30,027.20       120
                                       Village
                                       Apartments
  170       03-0812036        GCM      The Trane               170      03-0812036     NAP       #######     29,883.12       120
                                       Company
                                       Building
  177       03-0812019        GCM      Wythe Shopping          177      03-0812019     NAP       #######     27,640.34       120
                                       Center
  180       03-0812029        GCM      801 West                180      03-0812029     NAP       #######     27,332.71       120
                                       Diversey
                                       Parkway
  181       9.91E+09          GCM      Lafayette               181      9.91E+09       NAP       #######     25,233.00       120
                                       Business
                                       Park
  182       11573             GCM      Arrow Business          182      11573          NAP       #######     24,667.94       120
                                       Center
  185       03-0812603        GCM      Crossroads              185      03-0812603     NAP       #######     24,542.19       120
                                       Professional
                                       Building
  187       HHCC0064          GCM      Fran Murphy             187      HHCC0064       NAP       #######     24,088.51       120
                                       Building
  188       03-0810412        GCM      Walgreen's -            188      03-0810412     NAP       #######     23,692.13       120
                                       South
                                       Medford
  189       03-0810210        GCM      Sav-on and              189      03-0810210     NAP       #######     22,012.94       120
                                       Carl's Jr.
  192       10896             GCM      Weatherbridge           192      10896          NAP       #######     28,612.45       180
                                       Center
                                       Buildings II
                                       and III
  194       9.904E+09         GCM      1201 Sharp              194      9.904E+09      NAP       #######     21,121.39       120
                                       Street
  197       03-0810241        GCM      Redondo Tower           197      03-0810241     NAP       #######     19,023.53       120
                                       Apartments
  203       9.906E+09         GCM      Pioneer Point           203      9.906E+09      NAP       #######     18,928.68       120
                                       Apartments
  206       2E+10             GCM      6396, 6392,             206      2E+10          NAP       #######     18,715.00       120
                                       6372
                                       McLeod Drive
  210       03-0812016        GCM      Summit/Breckenridge     210      03-0812016     NAP       #######     19,309.28       120
                                       Apartments
  211       HHCC0063          GCM      Peppertree              211      HHCC0063       NAP       #######     17,688.52       120
                                       Apartments
  212       03-0812031        GCM      Hillmount               212      03-0812031     NAP       #######     17,564.26       120
                                       Apartments
  216       03-0812030        GCM      Oakwood Manor           216      03-0812030     NAP       #######     16,671.16       120
                                       Apartments
  217       03-0812602        GCM      Woodbend                217      03-0812602     NAP       #######     16,200.62       120
                                       Apartments
  221       03-0810254        GCM      U-Stor                  221      03-0810254     NAP       #######     15,881.48       120
                                       Chambers
                                       Self-Storage
  222       03-0810218        GCM      9925-9929               222      03-0810218     NAP       #######     15,406.63       120
                                       Jefferson
                                       Boulevard
  226       03-0810232        GCM      Oro Valley              226      03-0810232     NAP       #######     13,233.00       120
                                       Self
                                       Storage
  231       03-0812045a       GCM      Senate Place            231      03-0812045a    NAP       #######      6,679.84       120
                                       Apartments
  232       03-0812045b       GCM      Eastfield               232      03-0812045b    NAP       #######      5,094.80       120
                                       Townhouses
  242       2.001E+10         GCM      6380 McLeod             242      2.001E+10      NAP       #######     10,654.23       120
                                       Drive
  250       03-0810220        GCM      6668 Owens              250      03-0810220     NAP       #######      9,303.10       120
                                       Drive
  251       2.001E+10         GCM      6320 - 6330             251      2.001E+10      NAP       #######      9,748.14       120
                                       McLeod Drive
  252       03-0810627        GCM      Rite Aid -              252      03-0810627     NAP       #######     11,204.99       204
                                       Hillside
  258       03-0810237        GCM      Nogales Self            258      03-0810237     NAP       #######      8,304.27       120
                                       Storage
  259       03-0810238        GCM      Glendale West           259      03-0810238     NAP       #######      8,073.59       120
                                       Self
                                       Storage
  263       03-0810661        GCM      Airport                 263      03-0810661     NAP       #######      8,201.06       120
                                       Business
                                       Center

                                                                                      REMAIN-       STATED
                                                               STATED                 ING TERM    REMAINING
                                                              ORIGINAL                   TO         AMORT-                  LOAN
                                                            AMORTIZATION              MATURITY     IZATION    CUT-OFF     BALANCE
CONTROL       LOAN           ORIGI-        LOAN /               TERM      SEASONING    / ARD         TERM      DATE     AT MATURITY
NUMBER       NUMBER          NATOR     PROPERTY NAME          (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)   BALANCE      /ARD
---------------------------------------------------------   ------------------------------------------------------------------------
  161       03-0810225        GCM      Union Landing            360           7         113          353      #######   3,780,072.41
                                       Retail Center
  162       03-0810251        GCM      Briarwood                360           2         118          358      #######   3,727,310.33
                                       Apartments
  164       03-0810191        GCM      Conquistador             360          16         104          344      #######   3,767,153.50
                                       Apartments
  165       11432             GCM      Greenhill                360           2         118          358      #######   3,688,122.92
                                       Corporate
                                       Center
  166       03-0812034        GCM      Northridge               360           6         114          354      #######   3,664,543.96
                                       Apartments
  167       03-0812035        GCM      Red Coach                360           7         113          353      #######   3,665,231.99
                                       Village
                                       Apartments
  170       03-0812036        GCM      The Trane                360           7         113          353      #######   3,531,334.99
                                       Company
                                       Building
  177       03-0812019        GCM      Wythe Shopping           360           8         112          352      #######   3,286,374.38
                                       Center
  180       03-0812029        GCM      801 West                 360           6         114          354      #######   3,109,240.20
                                       Diversey
                                       Parkway
  181       9.91E+09          GCM      Lafayette                360           9         111          351      #######   3,049,717.75
                                       Business
                                       Park
  182       11573             GCM      Arrow Business           360           2         118          358      #######   2,930,489.34
                                       Center
  185       03-0812603        GCM      Crossroads               300           2         118          298      #######   2,604,013.03
                                       Professional
                                       Building
  187       HHCC0064          GCM      Fran Murphy              300           2         118          298      #######   2,532,797.86
                                       Building
  188       03-0810412        GCM      Walgreen's -             300           1         119          299      #######   2,496,191.64
                                       South
                                       Medford
  189       03-0810210        GCM      Sav-on and               360           3         117          357      #######   2,682,025.64
                                       Carl's Jr.
  192       10896             GCM      Weatherbridge            180           4         176          176      #######      79,398.11
                                       Center
                                       Buildings II
                                       and III
  194       9.904E+09         GCM      1201 Sharp               360          11         109          349      #######   2,504,565.71
                                       Street
  197       03-0810241        GCM      Redondo Tower            360           5         115          355      #######   2,323,637.96
                                       Apartments
  203       9.906E+09         GCM      Pioneer Point            360          17         103          343      #######   2,240,961.00
                                       Apartments
  206       2E+10             GCM      6396, 6392,              360           8         112          352      #######   2,195,870.09
                                       6372
                                       McLeod Drive
  210       03-0812016        GCM      Summit/Breckenridge      300           9         111          291      #######   2,006,116.70
                                       Apartments
  211       HHCC0063          GCM      Peppertree               360           5         115          355      #######   2,128,644.62
                                       Apartments
  212       03-0812031        GCM      Hillmount                360           8         112          352      #######   2,117,943.65
                                       Apartments
  216       03-0812030        GCM      Oakwood Manor            360           8         112          352      #######   2,010,251.98
                                       Apartments
  217       03-0812602        GCM      Woodbend                 360           3         117          357      #######   1,958,494.26
                                       Apartments
  221       03-0810254        GCM      U-Stor                   360           3         117          357      #######   1,874,548.25
                                       Chambers
                                       Self-Storage
  222       03-0810218        GCM      9925-9929                360           5         115          355      #######   1,810,431.58
                                       Jefferson
                                       Boulevard
  226       03-0810232        GCM      Oro Valley               360           5         115          355      #######   1,557,172.19
                                       Self
                                       Storage
  231       03-0812045a       GCM      Senate Place             360           5         115          355      #######     797,097.02
                                       Apartments
  232       03-0812045b       GCM      Eastfield                360           5         115          355      #######     607,954.09
                                       Townhouses
  242       2.001E+10         GCM      6380 McLeod              360           3         117          357      #######   1,266,383.15
                                       Drive
  250       03-0810220        GCM      6668 Owens               360           7         113          353      #######   1,121,963.01
                                       Drive
  251       2.001E+10         GCM      6320 - 6330              360           6         114          354      #######   1,129,578.61
                                       McLeod Drive
  252       03-0810627        GCM      Rite Aid -               204          18         186          186      #######      43,283.61
                                       Hillside
  258       03-0810237        GCM      Nogales Self             360           5         115          355      #######     977,190.19
                                       Storage
  259       03-0810238        GCM      Glendale West            360           5         115          355      #######     950,047.13
                                       Self
                                       Storage
  263       03-0810661        GCM      Airport                  300          14         106          286      #######     841,317.63
                                       Business
                                       Center

                                                                                           YIELD        YIELD
                                                                                          MAINTEN-    MAINTEN-    PREPAY-    PREPAY-
                                                                                            ANCE        ANCE        MENT      MENT
                                                                                           PERIOD      PERIOD     PENALTY    PENALTY
CONTROL       LOAN           ORIGI-        LOAN /                DEFEASE     DEFEASE       START         END       START       END
NUMBER       NUMBER          NATOR     PROPERTY NAME            START DATE   END DATE       DATE        DATE        DATE      DATE
---------------------------------------------------------   ------------------------------------------------------------------------
  161       03-0810225        GCM      Union Landing            01/01/03     01/31/10       NAP          NAP        NAP        NAP
                                       Retail Center
  162       03-0810251        GCM      Briarwood                01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Apartments
  164       03-0810191        GCM      Conquistador             01/01/03     04/30/09       NAP          NAP        NAP        NAP
                                       Apartments
  165       11432             GCM      Greenhill                01/01/03     06/30/10       NAP          NAP        NAP        NAP
                                       Corporate
                                       Center
  166       03-0812034        GCM      Northridge               01/01/03     02/28/10       NAP          NAP        NAP        NAP
                                       Apartments
  167       03-0812035        GCM      Red Coach                01/01/03     01/31/10       NAP          NAP        NAP        NAP
                                       Village
                                       Apartments
  170       03-0812036        GCM      The Trane                01/01/03     01/31/10       NAP          NAP        NAP        NAP
                                       Company
                                       Building
  177       03-0812019        GCM      Wythe Shopping           01/01/03     12/31/09       NAP          NAP        NAP        NAP
                                       Center
  180       03-0812029        GCM      801 West                 01/01/03     02/28/10       NAP          NAP        NAP        NAP
                                       Diversey
                                       Parkway
  181       9.91E+09          GCM      Lafayette                01/01/03     11/30/09       NAP          NAP        NAP        NAP
                                       Business
                                       Park
  182       11573             GCM      Arrow Business           01/01/03     06/30/10       NAP          NAP        NAP        NAP
                                       Center
  185       03-0812603        GCM      Crossroads               01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Professional
                                       Building
  187       HHCC0064          GCM      Fran Murphy              01/01/03     06/30/10       NAP          NAP        NAP        NAP
                                       Building
  188       03-0810412        GCM      Walgreen's -             01/01/03     07/31/10       NAP          NAP        NAP        NAP
                                       South
                                       Medford
  189       03-0810210        GCM      Sav-on and               01/01/03     05/31/10       NAP          NAP        NAP        NAP
                                       Carl's Jr.
  192       10896             GCM      Weatherbridge            01/01/03     04/30/15       NAP          NAP        NAP        NAP
                                       Center
                                       Buildings II
                                       and III
  194       9.904E+09         GCM      1201 Sharp               01/01/03     09/30/09       NAP          NAP        NAP        NAP
                                       Street
  197       03-0810241        GCM      Redondo Tower            01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Apartments
  203       9.906E+09         GCM      Pioneer Point            01/01/03     06/30/09       NAP          NAP        NAP        NAP
                                       Apartments
  206       2E+10             GCM      6396, 6392,              01/01/03     12/31/09       NAP          NAP        NAP        NAP
                                       6372
                                       McLeod Drive
  210       03-0812016        GCM      Summit/Breckenridge      01/01/03     11/30/09       NAP          NAP        NAP        NAP
                                       Apartments
  211       HHCC0063          GCM      Peppertree               01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Apartments
  212       03-0812031        GCM      Hillmount                01/01/03     12/31/09       NAP          NAP        NAP        NAP
                                       Apartments
  216       03-0812030        GCM      Oakwood Manor            01/01/03     12/31/09       NAP          NAP        NAP        NAP
                                       Apartments
  217       03-0812602        GCM      Woodbend                 01/01/03     02/28/10       NAP          NAP        NAP        NAP
                                       Apartments
  221       03-0810254        GCM      U-Stor                   01/01/03     05/31/10       NAP          NAP        NAP        NAP
                                       Chambers
                                       Self-Storage
  222       03-0810218        GCM      9925-9929                01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Jefferson
                                       Boulevard
  226       03-0810232        GCM      Oro Valley               01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Self
                                       Storage
  231       03-0812045a       GCM      Senate Place             01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Apartments
  232       03-0812045b       GCM      Eastfield                01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Townhouses
  242       2.001E+10         GCM      6380 McLeod              01/01/03     05/31/10       NAP          NAP        NAP        NAP
                                       Drive
  250       03-0810220        GCM      6668 Owens               01/01/03     01/31/10       NAP          NAP        NAP        NAP
                                       Drive
  251       2.001E+10         GCM      6320 - 6330              01/01/03     02/28/10       NAP          NAP        NAP        NAP
                                       McLeod Drive
  252       03-0810627        GCM      Rite Aid -               01/01/03     02/29/16       NAP          NAP        NAP        NAP
                                       Hillside
  258       03-0810237        GCM      Nogales Self             01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Storage
  259       03-0810238        GCM      Glendale West            01/01/03     03/31/10       NAP          NAP        NAP        NAP
                                       Self
                                       Storage
  263       03-0810661        GCM      Airport                  01/01/03     06/30/09       NAP          NAP        NAP        NAP
                                       Business
                                       Center

                                                                  YIELD        YIELD
                                                               MAINTENANCE  MAINTENANCE   MASTER
CONTROL       LOAN           ORIGI-        LOAN /              CALCULATION    INTEREST   SERVICING
NUMBER       NUMBER          NATOR     PROPERTY NAME              METHOD        RATE     FEE RATE
---------------------------------------------------------      -----------------------------------
  161       03-0810225        GCM      Union Landing               NAP          NAP       0.0200%
                                       Retail Center
  162       03-0810251        GCM      Briarwood                   NAP          NAP       0.0200%
                                       Apartments
  164       03-0810191        GCM      Conquistador                NAP          NAP       0.0200%
                                       Apartments
  165       11432             GCM      Greenhill                   NAP          NAP       0.0200%
                                       Corporate
                                       Center
  166       03-0812034        GCM      Northridge                  NAP          NAP       0.0200%
                                       Apartments
  167       03-0812035        GCM      Red Coach                   NAP          NAP       0.0200%
                                       Village
                                       Apartments
  170       03-0812036        GCM      The Trane                   NAP          NAP       0.0200%
                                       Company
                                       Building
  177       03-0812019        GCM      Wythe Shopping              NAP          NAP       0.0200%
                                       Center
  180       03-0812029        GCM      801 West                    NAP          NAP       0.0200%
                                       Diversey
                                       Parkway
  181       9.91E+09          GCM      Lafayette                   NAP          NAP       0.0200%
                                       Business
                                       Park
  182       11573             GCM      Arrow Business              NAP          NAP       0.0200%
                                       Center
  185       03-0812603        GCM      Crossroads                  NAP          NAP       0.0200%
                                       Professional
                                       Building
  187       HHCC0064          GCM      Fran Murphy                 NAP          NAP       0.0200%
                                       Building
  188       03-0810412        GCM      Walgreen's -                NAP          NAP       0.0200%
                                       South
                                       Medford
  189       03-0810210        GCM      Sav-on and                  NAP          NAP       0.0200%
                                       Carl's Jr.
  192       10896             GCM      Weatherbridge               NAP          NAP       0.0200%
                                       Center
                                       Buildings II
                                       and III
  194       9.904E+09         GCM      1201 Sharp                  NAP          NAP       0.0200%
                                       Street
  197       03-0810241        GCM      Redondo Tower               NAP          NAP       0.0200%
                                       Apartments
  203       9.906E+09         GCM      Pioneer Point               NAP          NAP       0.0200%
                                       Apartments
  206       2E+10             GCM      6396, 6392,                 NAP          NAP       0.0200%
                                       6372
                                       McLeod Drive
  210       03-0812016        GCM      Summit/Breckenridge         NAP          NAP       0.0200%
                                       Apartments
  211       HHCC0063          GCM      Peppertree                  NAP          NAP       0.0200%
                                       Apartments
  212       03-0812031        GCM      Hillmount                   NAP          NAP       0.0200%
                                       Apartments
  216       03-0812030        GCM      Oakwood Manor               NAP          NAP       0.0200%
                                       Apartments
  217       03-0812602        GCM      Woodbend                    NAP          NAP       0.0200%
                                       Apartments
  221       03-0810254        GCM      U-Stor                      NAP          NAP       0.0200%
                                       Chambers
                                       Self-Storage
  222       03-0810218        GCM      9925-9929                   NAP          NAP       0.0200%
                                       Jefferson
                                       Boulevard
  226       03-0810232        GCM      Oro Valley                  NAP          NAP       0.0200%
                                       Self
                                       Storage
  231       03-0812045a       GCM      Senate Place                NAP          NAP       0.0200%
                                       Apartments
  232       03-0812045b       GCM      Eastfield                   NAP          NAP       0.0200%
                                       Townhouses
  242       2.001E+10         GCM      6380 McLeod                 NAP          NAP       0.0200%
                                       Drive
  250       03-0810220        GCM      6668 Owens                  NAP          NAP       0.0200%
                                       Drive
  251       2.001E+10         GCM      6320 - 6330                 NAP          NAP       0.0200%
                                       McLeod Drive
  252       03-0810627        GCM      Rite Aid -                  NAP          NAP       0.0200%
                                       Hillside
  258       03-0810237        GCM      Nogales Self                NAP          NAP       0.0200%
                                       Storage
  259       03-0810238        GCM      Glendale West               NAP          NAP       0.0200%
                                       Self
                                       Storage
  263       03-0810661        GCM      Airport                     NAP          NAP       0.0200%
                                       Business
                                       Center

                                  EXHIBIT B-1C


                         SCHEDULE OF AMCC MORTGAGE LOANS


                             [See Attached Schedule]


                                     B-1C-1

                                                                                                                            PROP-
                                                                                                                             ERTY
                                                                                                                             SIZE
CONTROL        LOAN        ORIGI-          LOAN /               PROPERTY                               ZIP      PROPERTY     UNIT
 NUMBER      NUMBER        NATOR       PROPERTY NAME            ADDRESS            CITY      STATE     CODE       SIZE       TYPE
------------------------------------------------------------------------------------------------------------------------------------
  136     010-00000598      AMCC     Telex Building        12000 Portland      Burnsville     MN      55337       114,100     SF
                                                           Avenue South
  137     020-00000065      AMCC     Charnelton Place      151 West Seventh    Eugene         OR      97401        57,410     SF
                                     Office Building       Avenue
  168     010-00000563      AMCC     K-Mart Shopping       1901 East           Savannah       GA      31404       111,043     SF
                                     Center - Savannah     Victory Drive
  172     010-00000561      AMCC     K-Mart Shopping       1508 Gallatin       Madison        TN      37115       103,482     SF
                                     Center -              Road
                                     Nashville
  173     010-00000540      AMCC     2150 Joshua's         2150 Joshua's       Hauppauge      NY      11788        47,849     SF
                                     Path                  Path
  174     010-00000501      AMCC     Ver-Sa-Til            18400 West 77th     Chanhassen     MN      55317       107,795     SF
                                                           Street
  178     010-00000467      AMCC     Pencader              110 Lake Drive      Newark         DE      19702        79,184     SF
                                     Corporate Center
  184     010-00000542      AMCC     Cedar Marketplace     14638 & 14658       Apple          MN      55124        26,887     SF
                                                           Cedar Avenue        Valley
                                                           South
  190     010-00000595      AMCC     The Shops at          494-538 Enon        Smyrna         TN      37167        32,000     SF
                                     Enon Springs          Springs Road
                                                           East
  191     010-00000617      AMCC     Sierra Heartland      1994 Shaw Avenue    Clovis         CA      93611            60   Units
                                     Senior Apartments
  195     010-00000612      AMCC     RPS Warehouse         95 Broderick        Colonie        NY      12205        63,633     SF
                                                           Street Extension
  196     010-00000583      AMCC     755 & 775 Fiero       755 & 775 Fiero     San Luis       CA      93401        43,896     SF
                                     Lane                  Lane                Obispo
  198     010-00000519      AMCC     Plaza II Office       1200 Chesterly      Yakima         WA      98902        30,680     SF
                                     Building              Drive
  200     010-00000393      AMCC     Carriage House        4700 South Cliff    Sioux Falls    SD      57103            30   Units
                                     Apartment             Avenue
                                      - Sioux Falls
  201     010-00000394      AMCC     Carriage House        1511 8th Street     Brookings      SD      57006            25   Units
                                     Apartment             South
                                      - Brookings
  202     010-00000392      AMCC     Carriage House        1300 North          Pierre         SD      57501            25   Units
                                     Apartment             Harrison Avenue
                                      - Pierre
  204     010-00000634      AMCC     CVS Harper Center     23975-24001         St. Clair      MI      48080        24,662     SF
                                                           Harper Avenue       Shores
  213     010-00000594      AMCC     1500 Renaissance      1500 Renaissance    Albuquerque    NM      87107        36,435     SF
                                     Building              Boulevard N.E.
  214     010-00000623      AMCC     Etinuum Office        1001 East Main      Yukon          OK      73099        35,501     SF
                                     Building              Street
  215     020-00000061      AMCC     DHR Office            315 South           Oregon City    OR      97045        32,952     SF
                                     Building              Beavercreek Road
  218     010-00000494      AMCC     Warminster            318-356 Old York    Warminster     PA      18974        28,390     SF
                                     Shopping Center       Road
  219     010-00000276      AMCC     PBR II                738-746 West        Costa Mesa     CA      92627        28,996     SF
                                                           17th Street
  220     010-00000260      AMCC     PBR I                 1638 Placentia      Costa Mesa     CA      92626        26,163     SF
                                                           Avenue
  223     010-00000470      AMCC     810-812 Fiero         810-812 Fiero       San Luis       CA      93401        31,682     SF
                                     Lane                  Lane                Obispo
  224     010-00000568      AMCC     Lab Corp of           212 Cherry Lane     New Castle     DE      19720        26,800     SF
                                     America                                   Hundred
  227     010-00000620      AMCC     Hillcrest             18200 Georgia       Olney          MD      20832        19,233     SF
                                     Retail/Office         Avenue
                                     Shopping Center
  228     010-00000459      AMCC     Cain Drive            66 to 126 Cain      Brentwood      NY      11717        49,600     SF
                                     Warehouses            Drive
  230     010-00000442      AMCC     Macy Building         145-155 North       Sunnyvale      CA      94086        21,410     SF
                                                           Wolfe Road
  234     010-00000507      AMCC     The Culver            10811 Washington    Culver City    CA      90232        22,849     SF
                                     Building              Boulevard
  235     010-00000491      AMCC     Harvard               4415 South          Tulsa          OK      74135        30,879     SF
                                     Physicians            Harvard Avenue
                                     Building
  236     010-00000299      AMCC     Lyon Street           1620-1640 East      Santa Ana      CA      92702        19,035     SF
                                     Retail                1st Street
  237     010-00000360      AMCC     350 Newton            350 Newton          Oakland        CA      94606            42   Units
                                     Avenue Apartments     Avenue
  238     010-00000522      AMCC     Solar Gardens         3600 & 3610 East    Sioux Falls    SD      57103            60   Units
                                                           Sixth Street
  239     010-00000291      AMCC     Quality Suites        5251 San Antonio    Albuquerque    NM      87109            69   Rooms
                                     Albuquerque           Drive NE
  240     010-00000603      AMCC     Springville           786 West 1200       Springville    UT      84663        34,500     SF
                                     Corners               North
  241     010-00000325      AMCC     224-234 East          224-234 East        Westfield      NJ      07090         9,188     SF
                                     Broad Street          Broad Street
  243     010-00000219      AMCC     Black Mountain        9625 Black          San Diego      CA      92126        34,855     SF
                                     Point Office          Mountain Road
                                     Building
  244     010-00000627      AMCC     Waste Management      8111 1st Avenue     Seattle        WA      98108        20,000     SF
                                     Building              South
  245     010-00000551      AMCC     Silver Lake Plaza     291 West            Coeur          ID      83814        16,584     SF
                                                           Canfield Avenue     D'Alene
  246     010-00000533      AMCC     Checkmate             4755 & 4735         Las Vegas      NV      89109            51   Units
                                     Apartments            Deckow Lane
  247     010-00000626      AMCC     Creekside Center      3940-3958           Nashville      TN      37218        14,800     SF
                                                           Clarksville
                                                           Highway

                                                                              CROSS
                                                                            COLLATER-
                                                                             ALIZED
                                                                            MORTGAGE
                                                               CROSS       LOAN GROUP
                                                             COLLATER-      AGGREGATE
                                                              ALIZED         CUT-OFF     OWNER
CONTROL        LOAN        ORIGI-          LOAN /            (MORTGAGE        DATE       -SHIP         ORIGINAL      MORTGAGE
 NUMBER      NUMBER        NATOR       PROPERTY NAME        LOAN GROUP)      BALANCE    INTEREST       BALANCE         RATE
------------------------------------------------------------------------------------------------------------------------------------
  136     010-00000598      AMCC     Telex Building             No          6,781,144   Fee Simple     6,800,000     8.7500%

  137     020-00000065      AMCC     Charnelton Place           No          6,709,489   Fee Simple     6,750,000     8.3000%
                                     Office Building
  168     010-00000563      AMCC     K-Mart Shopping            No          4,064,239   Fee Simple     4,090,446     8.0500%
                                     Center - Savannah
  172     010-00000561      AMCC     K-Mart Shopping            No          3,815,939   Fee Simple     3,840,545     8.0500%
                                     Center -
                                     Nashville
  173     010-00000540      AMCC     2150 Joshua's              No          3,773,850   Fee Simple     3,800,000     8.0500%
                                     Path
  174     010-00000501      AMCC     Ver-Sa-Til                 No          3,711,532   Fee Simple     3,750,000     7.8750%

  178     010-00000467      AMCC     Pencader                   No          3,603,874   Fee Simple     3,640,000     8.0000%
                                     Corporate Center
  184     010-00000542      AMCC     Cedar Marketplace          No          3,175,358   Fee Simple     3,200,000     8.0000%


  190     010-00000595      AMCC     The Shops at               No          2,884,068   Fee Simple     2,895,000     8.1000%
                                     Enon Springs

  191     010-00000617      AMCC     Sierra Heartland           No          2,843,557   Fee Simple     2,850,000     8.0000%
                                     Senior Apartments
  195     010-00000612      AMCC     RPS Warehouse              No          2,694,185   Fee Simple     2,700,000     8.1800%

  196     010-00000583      AMCC     755 & 775 Fiero            No          2,688,987   Fee Simple     2,700,000     8.7500%
                                     Lane
  198     010-00000519      AMCC     Plaza II Office            No          2,561,222   Fee Simple     2,600,000     8.0000%
                                     Building
  200     010-00000393      AMCC     Carriage House          Yes (A6)       2,524,342   Fee Simple     1,100,000     7.5000%
                                     Apartment
                                      - Sioux Falls
  201     010-00000394      AMCC     Carriage House          Yes (A6)       2,524,342   Fee Simple       835,000     7.5000%
                                     Apartment
                                      - Brookings
  202     010-00000392      AMCC     Carriage House          Yes (A6)       2,524,342   Fee Simple       690,000     7.5000%
                                     Apartment
                                      - Pierre
  204     010-00000634      AMCC     CVS Harper Center          No          2,448,406   Fee Simple     2,450,000     8.1500%

  213     010-00000594      AMCC     1500 Renaissance           No          2,292,601   Fee Simple     2,300,000     8.6500%
                                     Building
  214     010-00000623      AMCC     Etinuum Office             No          2,273,697   Fee Simple     2,275,000     8.7700%
                                     Building
  215     020-00000061      AMCC     DHR Office                 No          2,264,274   Fee Simple     2,300,000     8.1000%
                                     Building
  218     010-00000494      AMCC     Warminster                 No          2,171,989   Fee Simple     2,200,000     8.4000%
                                     Shopping Center
  219     010-00000276      AMCC     PBR II                  Yes (A7)       2,077,768   Fee Simple     1,245,000     7.3500%

  220     010-00000260      AMCC     PBR I                   Yes (A7)       2,077,768   Fee Simple       900,000     7.4500%

  223     010-00000470      AMCC     810-812 Fiero              No          1,967,730   Fee Simple     2,000,000     7.9000%
                                     Lane
  224     010-00000568      AMCC     Lab Corp of                No          1,836,081   Fee Simple     1,868,000     8.4500%
                                     America
  227     010-00000620      AMCC     Hillcrest                  No          1,696,219   Fee Simple     1,700,000     8.6800%
                                     Retail/Office
                                     Shopping Center
  228     010-00000459      AMCC     Cain Drive                 No          1,674,172   Fee Simple     1,700,000     8.5000%
                                     Warehouses
  230     010-00000442      AMCC     Macy Building              No          1,662,578   Fee Simple     1,700,000     7.5000%

  234     010-00000507      AMCC     The Culver                 No          1,487,285   Fee Simple     1,500,000     8.2000%
                                     Building
  235     010-00000491      AMCC     Harvard                    No          1,477,144   Fee Simple     1,500,000     8.2000%
                                     Physicians
                                     Building
  236     010-00000299      AMCC     Lyon Street                No          1,455,429   Fee Simple     1,600,000     7.7500%
                                     Retail
  237     010-00000360      AMCC     350 Newton                 No          1,451,686   Fee Simple     1,500,000     6.7500%
                                     Avenue Apartments
  238     010-00000522      AMCC     Solar Gardens              No          1,446,057   Fee Simple     1,470,000     7.8500%

  239     010-00000291      AMCC     Quality Suites             No          1,438,473   Fee Simple     1,481,366     7.8000%
                                     Albuquerque
  240     010-00000603      AMCC     Springville                No          1,435,710   Fee Simple     1,440,000     8.5000%
                                     Corners
  241     010-00000325      AMCC     224-234 East               No          1,425,428   Fee Simple     1,500,000     7.2500%
                                     Broad Street
  243     010-00000219      AMCC     Black Mountain             No          1,402,110   Fee Simple     1,450,000     7.9000%
                                     Point Office
                                     Building
  244     010-00000627      AMCC     Waste Management           No          1,393,577   Fee Simple     1,400,000     8.4900%
                                     Building
  245     010-00000551      AMCC     Silver Lake Plaza          No          1,391,114   Fee Simple     1,400,000     8.3500%

  246     010-00000533      AMCC     Checkmate                  No          1,345,548   Fee Simple     1,356,600     8.3500%
                                     Apartments
  247     010-00000626      AMCC     Creekside Center           No          1,273,771   Fee Simple     1,275,000     8.5500%



                                                                            INTEREST
CONTROL        LOAN        ORIGI-          LOAN /               RATE        ACCRUAL         LOAN         NOTE
 NUMBER      NUMBER        NATOR       PROPERTY NAME            TYPE        METHOD          TYPE         DATE
----------------------------------------------------------------------------------------------------------------
  136     010-00000598      AMCC     Telex Building             Fixed      Actual/360      Balloon      05/09/00

  137     020-00000065      AMCC     Charnelton Place           Fixed      Actual/360      Balloon      12/23/99
                                     Office Building
  168     010-00000563      AMCC     K-Mart Shopping            Fixed      Actual/360      Balloon      12/13/99
                                     Center - Savannah
  172     010-00000561      AMCC     K-Mart Shopping            Fixed      Actual/360      Balloon      12/13/99
                                     Center -
                                     Nashville
  173     010-00000540      AMCC     2150 Joshua's              Fixed      Actual/360      Balloon      11/04/99
                                     Path
  174     010-00000501      AMCC     Ver-Sa-Til                 Fixed      Actual/360      Balloon      06/21/99

  178     010-00000467      AMCC     Pencader                   Fixed      Actual/360      Balloon      06/14/99
                                     Corporate Center
  184     010-00000542      AMCC     Cedar Marketplace          Fixed      Actual/360      Balloon      10/01/99


  190     010-00000595      AMCC     The Shops at               Fixed      Actual/360      Balloon      04/26/00
                                     Enon Springs

  191     010-00000617      AMCC     Sierra Heartland           Fixed      Actual/360      Balloon      07/07/00
                                     Senior Apartments
  195     010-00000612      AMCC     RPS Warehouse              Fixed      Actual/360      Balloon      07/05/00

  196     010-00000583      AMCC     755 & 775 Fiero            Fixed      Actual/360      Balloon      02/28/00
                                     Lane
  198     010-00000519      AMCC     Plaza II Office            Fixed      Actual/360      Balloon      08/25/99
                                     Building
  200     010-00000393      AMCC     Carriage House             Fixed        30/360       Full Amort    03/31/99
                                     Apartment
                                      - Sioux Falls
  201     010-00000394      AMCC     Carriage House             Fixed        30/360       Full Amort    03/31/99
                                     Apartment
                                      - Brookings
  202     010-00000392      AMCC     Carriage House             Fixed        30/360       Full Amort    03/31/99
                                     Apartment
                                      - Pierre
  204     010-00000634      AMCC     CVS Harper Center          Fixed      Actual/360      Balloon      10/05/00

  213     010-00000594      AMCC     1500 Renaissance           Fixed      Actual/360      Balloon      04/14/00
                                     Building
  214     010-00000623      AMCC     Etinuum Office             Fixed      Actual/360      Balloon      10/13/00
                                     Building
  215     020-00000061      AMCC     DHR Office                 Fixed      Actual/360      Balloon      07/28/99
                                     Building
  218     010-00000494      AMCC     Warminster                 Fixed      Actual/360      Balloon      09/07/99
                                     Shopping Center
  219     010-00000276      AMCC     PBR II                     Fixed      Actual/360      Balloon      08/03/98

  220     010-00000260      AMCC     PBR I                      Fixed      Actual/360      Balloon      08/03/98

  223     010-00000470      AMCC     810-812 Fiero              Fixed      Actual/360      Balloon      07/08/99
                                     Lane
  224     010-00000568      AMCC     Lab Corp of                Fixed      Actual/360      Balloon      12/23/99
                                     America
  227     010-00000620      AMCC     Hillcrest                  Fixed      Actual/360      Balloon      06/23/00
                                     Retail/Office
                                     Shopping Center
  228     010-00000459      AMCC     Cain Drive                 Fixed      Actual/360      Balloon      06/21/99
                                     Warehouses
  230     010-00000442      AMCC     Macy Building              Fixed      Actual/360      Balloon      03/26/99

  234     010-00000507      AMCC     The Culver                 Fixed      Actual/360      Balloon      08/12/99
                                     Building
  235     010-00000491      AMCC     Harvard                    Fixed      Actual/360      Balloon      07/27/99
                                     Physicians
                                     Building
  236     010-00000299      AMCC     Lyon Street                Fixed        30/360       Full Amort    07/09/98
                                     Retail
  237     010-00000360      AMCC     350 Newton                 Fixed      Actual/360      Balloon      10/19/98
                                     Avenue Apartments
  238     010-00000522      AMCC     Solar Gardens              Fixed      Actual/360      Balloon      07/23/99

  239     010-00000291      AMCC     Quality Suites             Fixed        30/360       Full Amort    09/24/99
                                     Albuquerque
  240     010-00000603      AMCC     Springville                Fixed      Actual/360      Balloon      05/12/00
                                     Corners
  241     010-00000325      AMCC     224-234 East               Fixed      Actual/360      Balloon      09/18/98
                                     Broad Street
  243     010-00000219      AMCC     Black Mountain             Fixed      Actual/360      Balloon      04/28/98
                                     Point Office
                                     Building
  244     010-00000627      AMCC     Waste Management           Fixed      Actual/360      Balloon      08/04/00
                                     Building
  245     010-00000551      AMCC     Silver Lake Plaza          Fixed      Actual/360      Balloon      10/27/99

  246     010-00000533      AMCC     Checkmate                  Fixed      Actual/360      Balloon      08/06/99
                                     Apartments
  247     010-00000626      AMCC     Creekside Center           Fixed      Actual/360      Balloon      09/28/00




                                                                                   ANTICI-                                 ORIGINAL
                                                                                    PATED                    MONTHLY        TERM TO
                                                                                    REPAY-    SCHEDULED       DEBT        MATURITY /
CONTROL        LOAN         ORIGI-          LOAN /        CONTROL        LOAN        MENT      MATURITY      SERVICE          ARD
NUMBER        NUMBER        NATOR       PROPERTY NAME      NUMBER      NUMBER        DATE        DATE        PAYMENT       (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
  136      010-00000598     AMCC      Telex Building        136     010-0000598      NAP       06/01/10       53,495.63       120
  137      020-00000065     AMCC      Charnelton Place      137     020-0000065      NAP       01/01/10       50,947.96       120
                                      Office Building
  168      010-00000563     AMCC      K-Mart Shopping       168     010-0000563      NAP       01/01/10       30,156.95       120
                                      Center - Savannah
  172      010-00000561     AMCC      K-Mart Shopping       172     010-0000561      NAP       01/01/10       28,314.54       120
                                      Center -
                                      Nashville
  173      010-00000540     AMCC      2150 Joshua's         173     010-0000540      NAP       12/01/09       28,015.63       120
                                      Path
  174      010-00000501     AMCC      Ver-Sa-Til            174     010-0000501      NAP       07/01/09       27,190.11       120
  178      010-00000467     AMCC      Pencader              178     010-0000467      NAP       07/01/09       26,709.04       120
                                      Corporate Center
  184      010-00000542     AMCC      Cedar Marketplace     184     010-0000542      NAP       11/01/09       23,480.47       120
  190      010-00000595     AMCC      The Shops at          190     010-0000595      NAP       05/01/10       21,444.65       120
                                      Enon Springs
  191      010-00000617     AMCC      Sierra Heartland      191     010-0000617      NAP       08/01/10       20,912.30       120
                                      Senior Apartments
  195      010-00000612     AMCC      RPS Warehouse         195     010-0000612      NAP       08/01/10       20,151.49       120
  196      010-00000583     AMCC      755 & 775 Fiero       196     010-0000583      NAP       03/01/10       21,240.92       120
                                      Lane
  198      010-00000519     AMCC      Plaza II Office       198     010-0000519      NAP       09/01/09       20,067.23       120
                                      Building
  200      010-00000393     AMCC      Carriage House        200     010-0000393      NAP       04/01/19        8,861.53       240
                                      Apartment
                                       - Sioux Falls
  201      010-00000394     AMCC      Carriage House        201     010-0000394      NAP       04/01/19        6,726.71       240
                                      Apartment
                                       - Brookings
  202      010-00000392     AMCC      Carriage House        202     010-0000392      NAP       04/01/19        5,558.60       240
                                      Apartment
                                       - Pierre
  204      010-00000634     AMCC      CVS Harper Center     204     010-0000634      NAP       11/01/10       18,234.08       120
  213      010-00000594     AMCC      1500 Renaissance      213     010-0000594      NAP       05/01/10       17,930.10       120
                                      Building
  214      010-00000623     AMCC      Etinuum Office        214     010-0000623      NAP       11/01/10       17,929.95       120
                                      Building
  215      020-00000061     AMCC      DHR Office            215     020-0000061      NAP       08/01/09       17,904.41       120
                                      Building
  218      010-00000494     AMCC      Warminster            218     010-0000494      NAP       10/01/09       17,566.99       120
                                      Shopping Center
  219      010-00000276     AMCC      PBR II                219     010-0000276      NAP       09/01/08        9,079.32       120

  220      010-00000260     AMCC      PBR I                 220     010-0000260      NAP       09/01/08        6,621.68       120

  223      010-00000470     AMCC      810-812 Fiero         223     010-0000470      NAP       08/01/11       15,304.07       144
                                      Lane
  224      010-00000568     AMCC      Lab Corp of           224     010-0000568      NAP       01/01/10       16,151.88       120
                                      America
  227      010-00000620     AMCC      Hillcrest             227     010-0000620      NAP       07/01/10       13,289.01       120
                                      Retail/Office
                                      Shopping Center
  228      010-00000459     AMCC      Cain Drive            228     010-0000459      NAP       07/01/09       13,688.87       120
                                      Warehouses
  230      010-00000442     AMCC      Macy Building         230     010-0000442      NAP       04/01/09       12,562.86       120

  234      010-00000507     AMCC      The Culver            234     010-0000507      NAP       09/01/09       11,216.32       120
                                      Building
  235      010-00000491     AMCC      Harvard               235     010-0000491      NAP       08/01/09       11,776.68       120
                                      Physicians
                                      Building
  236      010-00000299     AMCC      Lyon Street           236     010-0000299      NAP       08/01/13       15,060.41       180
                                      Retail
  237      010-00000360     AMCC      350 Newton            237     010-0000360      NAP       11/01/08       10,363.68       120
                                      Avenue Apartments
  238      010-00000522     AMCC      Solar Gardens         238     010-0000522      NAP       08/01/09       11,200.02       120

  239      010-00000291     AMCC      Quality Suites        239     010-0000291      NAP       02/01/19       12,360.55       233
                                      Albuquerque
  240      010-00000603     AMCC      Springville           240     010-0000603      NAP       06/01/10       11,072.36       120
                                      Corners
  241      010-00000325     AMCC      224-234 East          241     010-0000325      NAP       10/01/09       11,855.64       132
                                      Broad Street
  243      010-00000219     AMCC      Black Mountain        243     010-0000219      NAP       05/01/08       11,095.46       120
                                      Point Office
                                      Building
  244      010-00000627     AMCC      Waste Management      244     010-0000627      NAP       09/01/10       12,140.67       120
                                      Building
  245      010-00000551     AMCC      Silver Lake Plaza     245     010-0000551      NAP       12/01/09       10,616.32       120

  246      010-00000533     AMCC      Checkmate             246     010-0000533      NAP       09/01/09       10,287.21       120
                                      Apartments
  247      010-00000626     AMCC      Creekside Center      247     010-0000626      NAP       10/01/10        9,848.87       120

                                                           STATED                REMAINING    STATED
                                                          ORIGINAL                 TERM     REMAINING
                                                           AMORT-                   TO        AMORT-
                                                          IZATION    SEASON-     MATURITY    IZATION      CUT-OFF      LOAN BALANCE
CONTROL        LOAN         ORIGI-          LOAN /          TERM       ING         / ARD       TERM        DATE        AT MATURITY /
NUMBER        NUMBER        NATOR       PROPERTY NAME     (MONTHS)   (MONTHS)    (MONTHS)    (MONTHS)     BALANCE          ARD
------------------------------------------------------------------------------------------------------------------------------------
  136      010-00000598     AMCC      Telex Building         360         6         114         354      6,781,144.09   6,186,090.30
  137      020-00000065     AMCC      Charnelton Place       360        11         109         349      6,709,489.20   6,079,590.97
                                      Office Building
  168      010-00000563     AMCC      K-Mart Shopping        360        11         109         349      4,064,239.35   3,662,686.85
                                      Center - Savannah
  172      010-00000561     AMCC      K-Mart Shopping        360        11         109         349      3,815,939.49   3,438,920.50
                                      Center -
                                      Nashville
  173      010-00000540     AMCC      2150 Joshua's          360        12         108         348      3,773,850.13   3,403,259.26
                                      Path
  174      010-00000501     AMCC      Ver-Sa-Til             360        17         103         343      3,711,531.69   3,345,270.03
  178      010-00000467     AMCC      Pencader               360        17         103         343      3,603,874.20   3,256,943.07
                                      Corporate Center
  184      010-00000542     AMCC      Cedar Marketplace      360        13         107         347      3,175,357.80   2,862,069.39
  190      010-00000595     AMCC      The Shops at           360         7         113         353      2,884,067.62   2,595,404.82
                                      Enon Springs
  191      010-00000617     AMCC      Sierra Heartland       360         4         116         356      2,843,556.89   2,548,408.06
                                      Senior Apartments
  195      010-00000612     AMCC      RPS Warehouse          360         4         116         356      2,694,185.44   2,424,556.64
  196      010-00000583     AMCC      755 & 775 Fiero        360         9         111         351      2,688,987.40   2,456,921.97
                                      Lane
  198      010-00000519     AMCC      Plaza II Office        300        15         105         285      2,561,221.85   2,143,321.38
                                      Building
  200      010-00000393     AMCC      Carriage House         240        20         220         220      1,057,819.54           0.00
                                      Apartment
                                       - Sioux Falls
  201      010-00000394     AMCC      Carriage House         240        20         220         220        802,981.13           0.00
                                      Apartment
                                       - Brookings
  202      010-00000392     AMCC      Carriage House         240        20         220         220        663,541.26           0.00
                                      Apartment
                                       - Pierre
  204      010-00000634     AMCC      CVS Harper Center      360         1         119         359      2,448,405.50   2,197,976.72
  213      010-00000594     AMCC      1500 Renaissance       360         7         113         353      2,292,601.00   2,088,186.15
                                      Building
  214      010-00000623     AMCC      Etinuum Office         360         1         119         359      2,273,696.51   2,069,819.78
                                      Building
  215      020-00000061     AMCC      DHR Office             300        16         104         284      2,264,274.12   1,901,880.11
                                      Building
  218      010-00000494     AMCC      Warminster             300        14         106         286      2,171,988.57   1,834,612.98
                                      Shopping Center
  219      010-00000276     AMCC      PBR II                 300        27          93         273      1,205,693.31   1,006,683.84

  220      010-00000260     AMCC      PBR I                  300        27          93         273        872,075.11     729,924.31

  223      010-00000470     AMCC      810-812 Fiero          300        16         128         284      1,967,729.90   1,532,029.41
                                      Lane
  224      010-00000568     AMCC      Lab Corp of            240        11         109         229      1,836,081.28   1,337,819.84
                                      America
  227      010-00000620     AMCC      Hillcrest              360         5         115         355      1,696,218.89   1,544,396.30
                                      Retail/Office
                                      Shopping Center
  228      010-00000459     AMCC      Cain Drive             300        17         103         283      1,674,172.07   1,422,017.64
                                      Warehouses
  230      010-00000442     AMCC      Macy Building          300        20         100         280      1,662,577.79   1,381,319.08

  234      010-00000507     AMCC      The Culver             360        15         105         345      1,487,285.20   1,347,998.37
                                      Building
  235      010-00000491     AMCC      Harvard                300        16         104         284      1,477,144.13   1,243,900.01
                                      Physicians
                                      Building
  236      010-00000299     AMCC      Lyon Street            180        28         152         152      1,455,429.06           0.69
                                      Retail
  237      010-00000360     AMCC      350 Newton             300        25          95         275      1,451,685.83   1,190,449.05
                                      Avenue Apartments
  238      010-00000522     AMCC      Solar Gardens          300        16         104         284      1,446,056.89   1,206,792.09

  239      010-00000291     AMCC      Quality Suites         233        15         218         218      1,438,473.02           0.00
                                      Albuquerque
  240      010-00000603     AMCC      Springville            360         6         114         354      1,435,710.47   1,302,705.26
                                      Corners
  241      010-00000325     AMCC      224-234 East           240        26         106         214      1,425,427.52     961,626.42
                                      Broad Street
  243      010-00000219     AMCC      Black Mountain         300        31          89         269      1,402,109.92   1,192,271.17
                                      Point Office
                                      Building
  244      010-00000627     AMCC      Waste Management       240         3         117         237      1,393,577.40   1,003,486.28
                                      Building
  245      010-00000551     AMCC      Silver Lake Plaza      360        12         108         348      1,391,114.33   1,262,663.00

  246      010-00000533     AMCC      Checkmate              360        15         105         345      1,345,548.08   1,223,376.98
                                      Apartments
  247      010-00000626     AMCC      Creekside Center       360         2         118         358      1,273,770.53   1,154,619.64

                                                                                              YIELD
                                                                                             MAINTEN-       YIELD          PREPAY-
                                                                                              ANCE         MAINTEN-         MENT
                                                             DEFEASE                         PERIOD          ANCE          PENALTY
CONTROL        LOAN         ORIGI-          LOAN /           START          DEFEASE          START          PERIOD          START
NUMBER        NUMBER        NATOR       PROPERTY NAME         DATE          END DATE          DATE         END DATE         DATE
------------------------------------------------------------------------------------------------------------------------------------
  136      010-00000598     AMCC      Telex Building        07/01/03        02/28/10           NAP            NAP             NAP
  137      020-00000065     AMCC      Charnelton Place      02/01/05        09/30/09           NAP            NAP             NAP
                                      Office Building
  168      010-00000563     AMCC      K-Mart Shopping       02/01/05        09/30/09           NAP            NAP             NAP
                                      Center - Savannah
  172      010-00000561     AMCC      K-Mart Shopping       02/01/05        09/30/09           NAP            NAP             NAP
                                      Center -
                                      Nashville
  173      010-00000540     AMCC      2150 Joshua's            NAP             NAP          12/01/04        08/31/09          NAP
                                      Path
  174      010-00000501     AMCC      Ver-Sa-Til            08/01/04        03/31/09           NAP            NAP             NAP
  178      010-00000467     AMCC      Pencader                 NAP             NAP          07/01/04        03/31/09          NAP
                                      Corporate Center
  184      010-00000542     AMCC      Cedar Marketplace     01/01/03        07/31/09           NAP            NAP             NAP
  190      010-00000595     AMCC      The Shops at          06/01/05        01/31/10           NAP            NAP             NAP
                                      Enon Springs
  191      010-00000617     AMCC      Sierra Heartland      09/01/05        04/30/10           NAP            NAP             NAP
                                      Senior Apartments
  195      010-00000612     AMCC      RPS Warehouse         09/01/05        04/30/10           NAP            NAP             NAP
  196      010-00000583     AMCC      755 & 775 Fiero       03/01/05        11/30/09           NAP            NAP             NAP
                                      Lane
  198      010-00000519     AMCC      Plaza II Office       10/01/04        05/31/09           NAP            NAP             NAP
                                      Building
  200      010-00000393     AMCC      Carriage House           NAP             NAP          04/01/04        12/31/18          NAP
                                      Apartment
                                       - Sioux Falls
  201      010-00000394     AMCC      Carriage House           NAP             NAP          04/01/04        12/31/18          NAP
                                      Apartment
                                       - Brookings
  202      010-00000392     AMCC      Carriage House           NAP             NAP          04/01/04        12/31/18          NAP
                                      Apartment
                                       - Pierre
  204      010-00000634     AMCC      CVS Harper Center     12/01/05        07/31/10           NAP            NAP             NAP
  213      010-00000594     AMCC      1500 Renaissance      05/01/05        01/31/10           NAP            NAP             NAP
                                      Building
  214      010-00000623     AMCC      Etinuum Office        12/01/05        07/31/10           NAP            NAP             NAP
                                      Building
  215      020-00000061     AMCC      DHR Office               NAP             NAP          08/01/04        04/30/09          NAP
                                      Building
  218      010-00000494     AMCC      Warminster               NAP             NAP          10/01/04        06/30/09          NAP
                                      Shopping Center
  219      010-00000276     AMCC      PBR II                   NAP             NAP          09/01/01        02/29/08          NAP

  220      010-00000260     AMCC      PBR I                    NAP             NAP          09/01/01        02/29/08          NAP

  223      010-00000470     AMCC      810-812 Fiero            NAP             NAP          08/01/04        04/30/11          NAP
                                      Lane
  224      010-00000568     AMCC      Lab Corp of              NAP             NAP          01/01/05        09/30/09          NAP
                                      America
  227      010-00000620     AMCC      Hillcrest             08/01/05        03/31/10           NAP            NAP             NAP
                                      Retail/Office
                                      Shopping Center
  228      010-00000459     AMCC      Cain Drive               NAP             NAP          07/01/04        03/31/09          NAP
                                      Warehouses
  230      010-00000442     AMCC      Macy Building            NAP             NAP          04/01/04        12/31/08          NAP

  234      010-00000507     AMCC      The Culver               NAP             NAP          09/01/04        05/31/09          NAP
                                      Building
  235      010-00000491     AMCC      Harvard                  NAP             NAP          08/01/04        04/30/09          NAP
                                      Physicians
                                      Building
  236      010-00000299     AMCC      Lyon Street              NAP             NAP             NAP            NAP          09/01/01
                                      Retail
  237      010-00000360     AMCC      350 Newton               NAP             NAP          11/01/03        05/31/08          NAP
                                      Avenue Apartments
  238      010-00000522     AMCC      Solar Gardens            NAP             NAP          08/01/04        04/30/09          NAP

  239      010-00000291     AMCC      Quality Suites        03/01/04        01/31/14           NAP            NAP             NAP
                                      Albuquerque
  240      010-00000603     AMCC      Springville              NAP             NAP          07/01/05        02/28/10          NAP
                                      Corners
  241      010-00000325     AMCC      224-234 East             NAP             NAP          10/01/03        03/31/09          NAP
                                      Broad Street
  243      010-00000219     AMCC      Black Mountain           NAP             NAP          05/01/03        10/31/07          NAP
                                      Point Office
                                      Building
  244      010-00000627     AMCC      Waste Management         NAP             NAP          10/01/05        05/31/10          NAP
                                      Building
  245      010-00000551     AMCC      Silver Lake Plaza        NAP             NAP          12/01/04        08/31/09          NAP

  246      010-00000533     AMCC      Checkmate             10/01/02        05/31/09           NAP            NAP             NAP
                                      Apartments
  247      010-00000626     AMCC      Creekside Center      11/01/05        06/30/10           NAP            NAP             NAP

                                                                                   YIELD
                                                                   PREPAY-         MAINT-           YIELD
                                                                    MENT           ENANCE         MAINTEN-
                                                                   PENALTY         CALCUL-          ANCE           MASTER
CONTROL        LOAN         ORIGI-          LOAN /                   END            ATION         INTEREST       SERVICING
NUMBER        NUMBER        NATOR       PROPERTY NAME               DATE           METHOD           RATE          FEE RATE
---------------------------------------------------------------------------------------------------------------------------------
  136      010-00000598     AMCC      Telex Building                  NAP             NAP            NAP           0.0200%
  137      020-00000065     AMCC      Charnelton Place                NAP             NAP            NAP           0.0200%
                                      Office Building
  168      010-00000563     AMCC      K-Mart Shopping                 NAP             NAP            NAP           0.0200%
                                      Center - Savannah
  172      010-00000561     AMCC      K-Mart Shopping                 NAP             NAP            NAP           0.0200%
                                      Center -
                                      Nashville
  173      010-00000540     AMCC      2150 Joshua's                   NAP        Present Value     Treasury        0.0200%
                                      Path                                                         Flat-WAL
  174      010-00000501     AMCC      Ver-Sa-Til                      NAP             NAP            NAP           0.0200%
  178      010-00000467     AMCC      Pencader                        NAP        Present Value     Treasury        0.0200%
                                      Corporate Center                                             Flat-WAL
  184      010-00000542     AMCC      Cedar Marketplace               NAP             NAP            NAP           0.0200%
  190      010-00000595     AMCC      The Shops at                    NAP             NAP            NAP           0.0200%
                                      Enon Springs
  191      010-00000617     AMCC      Sierra Heartland                NAP             NAP            NAP           0.0200%
                                      Senior Apartments
  195      010-00000612     AMCC      RPS Warehouse                   NAP             NAP            NAP           0.0200%
  196      010-00000583     AMCC      755 & 775 Fiero                 NAP             NAP            NAP           0.0200%
                                      Lane
  198      010-00000519     AMCC      Plaza II Office                 NAP             NAP            NAP           0.0200%
                                      Building
  200      010-00000393     AMCC      Carriage House                  NAP        Present Value     Treasury        0.0200%
                                      Apartment                                                    Flat-WAL
                                       - Sioux Falls
  201      010-00000394     AMCC      Carriage House                  NAP        Present Value     Treasury        0.0200%
                                      Apartment                                                    Flat-WAL
                                       - Brookings
  202      010-00000392     AMCC      Carriage House                  NAP        Present Value     Treasury        0.0200%
                                      Apartment                                                    Flat-WAL
                                       - Pierre
  204      010-00000634     AMCC      CVS Harper Center               NAP             NAP            NAP           0.0200%
  213      010-00000594     AMCC      1500 Renaissance                NAP             NAP            NAP           0.0200%
                                      Building
  214      010-00000623     AMCC      Etinuum Office                  NAP             NAP            NAP           0.0200%
                                      Building
  215      020-00000061     AMCC      DHR Office                      NAP        Present Value     Treasury        0.0200%
                                      Building                                                     Flat-WAL
  218      010-00000494     AMCC      Warminster                      NAP        Present Value     Treasury        0.0200%
                                      Shopping Center                                              Flat-WAL
  219      010-00000276     AMCC      PBR II                          NAP        Present Value     Treasury        0.0200%
                                                                                                   Flat-WAL
  220      010-00000260     AMCC      PBR I                           NAP        Present Value     Treasury        0.0200%
                                                                                                   Flat-WAL
  223      010-00000470     AMCC      810-812 Fiero                   NAP        Present Value     Treasury        0.0200%
                                      Lane                                                         Flat-WAL
  224      010-00000568     AMCC      Lab Corp of                     NAP        Present Value     Treasury        0.0200%
                                      America                                                      Flat-WAL
  227      010-00000620     AMCC      Hillcrest                       NAP             NAP            NAP           0.0200%
                                      Retail/Office
                                      Shopping Center
  228      010-00000459     AMCC      Cain Drive                      NAP        Present Value     Treasury        0.0200%
                                      Warehouses                                                   Flat-WAL
  230      010-00000442     AMCC      Macy Building                   NAP        Present Value     Treasury        0.0200%
                                                                                                   Flat-WAL
  234      010-00000507     AMCC      The Culver                      NAP        Present Value     Treasury        0.0200%
                                      Building                                                     Flat-WAL
  235      010-00000491     AMCC      Harvard                         NAP        Present Value     Treasury        0.0200%
                                      Physicians                                                   Flat-WAL
                                      Building
  236      010-00000299     AMCC      Lyon Street                  07/31/13           NAP            NAP           0.0200%
                                      Retail
  237      010-00000360     AMCC      350 Newton                      NAP        Present Value     Treasury        0.0200%
                                      Avenue Apartments                                            Flat-WAL
  238      010-00000522     AMCC      Solar Gardens                   NAP        Present Value     Treasury        0.0200%
                                                                                                   Flat-WAL
  239      010-00000291     AMCC      Quality Suites                  NAP             NAP            NAP           0.0200%
                                      Albuquerque
  240      010-00000603     AMCC      Springville                     NAP        Present Value     Treasury        0.0200%
                                      Corners                                                      Flat-WAL
  241      010-00000325     AMCC      224-234 East                    NAP        Present Value     Treasury        0.0200%
                                      Broad Street                                                 Flat-WAL
  243      010-00000219     AMCC      Black Mountain                  NAP        Present Value     Treasury        0.0200%
                                      Point Office                                                 Flat-WAL
                                      Building
  244      010-00000627     AMCC      Waste Management                NAP        Present Value     Treasury        0.0200%
                                      Building                                                     Flat-WAL
  245      010-00000551     AMCC      Silver Lake Plaza               NAP        Present Value     Treasury        0.0200%
                                                                                                   Flat-WAL
  246      010-00000533     AMCC      Checkmate                       NAP             NAP            NAP           0.0200%
                                      Apartments
  247      010-00000626     AMCC      Creekside Center                NAP             NAP            NAP           0.0200%


                                     B-1C-1

                                                                                                                            PROP-
                                                                                                                             ERTY
                                                                                                                             SIZE
CONTROL        LOAN        ORIGI-          LOAN /               PROPERTY                               ZIP      PROPERTY     UNIT
 NUMBER      NUMBER        NATOR       PROPERTY NAME            ADDRESS            CITY      STATE     CODE       SIZE       TYPE
------------------------------------------------------------------------------------------------------------------------------------
  248     020-00000030      AMCC     Tolt Towne Center     31722 West          Carnation      WA      98014        28,464     SF
                                                           Eugene Street


  249     010-00000318      AMCC     South Fridley         1050, 1090, 1120    Fridley        MN      55421            64   Units
                                     Apartments            & 1170 52nd
                                                           Avenue NE
  253     010-00000298      AMCC     Howard Johnson        335 London          Lake           AZ      86403            47   Rooms
                                     Lake Havasu           Bridge Road         Havasu City
  255     010-00000480      AMCC     261 East 300          261 East 300        Salt Lake      UT      84111        23,666     SF
                                     South                 South               City
  256     010-00000316      AMCC     Hyde Park             1350, 1352,         New            MN      55112            68   Units
                                     Apartments            1354, 1362 7th      Brighton
                                                           Street NW
  257     010-00000636      AMCC     Hawthorne             5893-5899           Raytown        MO      64133        41,916     SF
                                     Business Park         Raytown Road
  260     010-00000505      AMCC     Lovell Building       9030 Red Branch     Columbia       MD      21045        20,388     SF
                                                           Road
  261     010-00000441      AMCC     Nationwide            2220 South          East           RI      02818        11,695     SF
                                     Insurance Office      County Trail        Greenwich
                                     Building              (Route 2)
  262     010-00000380      AMCC     Attache Building      275 Century         Louisville     CO      80027        10,300     SF
                                                           Circle
  264     010-00000555      AMCC     Bluebonnet            100 Bluebonnet      Stephenville   TX      76401            80   Units
                                     Apartments            Street
  265     010-00000534      AMCC     8th Street            210, 214 and 218    Las Vegas      NV      89101            36   Units
                                     Apartments            South 8th Street
  267     020-00000029      AMCC     Ralph's Grocery       2035 4th Avenue     Seattle        WA      98121        10,997     SF
                                     & Deli
  268     020-00000055      AMCC     Market Square         1520 24th Street    Billings       MT      59102        12,533     SF
                                                           West
  269     010-00000334      AMCC     Blockbuster           824 & 836 West      Salt Lake      UT      84116         7,975     SF
                                     Video-Salt Lake       North Temple        City
                                     City
  270     010-00000366      AMCC     Prudential            4710 Table Mesa     Boulder        CO      80303         8,674     SF
                                     Wise-McIntire         Drive
                                     Office Building
  271     020-00000023      AMCC     Licton Springs        9242 Ashworth       Seattle        WA      98103            16   Units
                                     Court Apartments      Avenue North
  272     010-00000212      AMCC     Surgicenter of        23500 Madison       Torrance       CA      90505         9,330     SF
                                     South Bay             Street
  273     010-00000338      AMCC     West Fargo            1321 14th Avenue    West Fargo     ND      58078            24   Units
                                     Living Center         East
  274     010-00000457      AMCC     Edgewood              607 Kenwood         Duluth         MN      55811            24   Units
                                     Apartments            Avenue
  275     010-00000321      AMCC     Washington/Shepherd   4810 & 4820         Houston        TX      77007        19,069     SF
                                     Retail Center         Washington
                                                           Avenue
  276     010-00000020      AMCC     Candlewood            123-131 Clinic      New Britain    CT      06051            40   Units
                                     Apartments            Drive
  277     010-00000431      AMCC     Bishop Lifting        1410 Harris         Houston        TX      77220        45,500     SF
                                     Products              Street
  278     010-00000382      AMCC     188 State Street      188 State Street    Portland       ME      04101        14,025     SF
  279     010-00000259      AMCC     Woodstone             8200-8247 North     Owasso         OK      74055            40   Units
                                     Properties            116th East
                                                           Avenue
  280     010-00000553      AMCC     East Gate Manor       1865 Wilson         St. Paul       MN      55119            23   Units
                                     Apartments            Avenue

                                                                            CROSS
                                                                          COLLATER-
                                                                           ALIZED
                                                                          MORTGAGE
                                                             CROSS       LOAN GROUP
                                                           COLLATER-      AGGREGATE
                                                            ALIZED         CUT-OFF     OWNER
CONTROL        LOAN        ORIGI-          LOAN /          (MORTGAGE        DATE       -SHIP         ORIGINAL      MORTGAGE
 NUMBER      NUMBER        NATOR       PROPERTY NAME      LOAN GROUP)      BALANCE    INTEREST       BALANCE         RATE
----------------------------------------------------------------------------------------------------------------------------------
  248     020-00000030      AMCC     Tolt Towne Center        No          1,257,846   Part Fee       1,300,000     7.4000%
                                                                                      Simple &
                                                                                      Part
                                                                                      Leasehold
  249     010-00000318      AMCC     South Fridley            No          1,256,149   Fee Simple     1,325,000     7.3000%
                                     Apartments

  253     010-00000298      AMCC     Howard Johnson           No          1,148,370   Fee Simple     1,182,907     7.8000%
                                     Lake Havasu
  255     010-00000480      AMCC     261 East 300             No          1,128,825   Fee Simple     1,150,000     7.5000%
                                     South
  256     010-00000316      AMCC     Hyde Park                No          1,123,751   Fee Simple     1,180,000     7.3000%
                                     Apartments

  257     010-00000636      AMCC     Hawthorne                No          1,119,278   Fee Simple     1,120,000     8.2000%
                                     Business Park
  260     010-00000505      AMCC     Lovell Building          No          1,040,104   Fee Simple     1,050,000     8.0000%

  261     010-00000441      AMCC     Nationwide               No          1,036,271   Fee Simple     1,075,000     7.9000%
                                     Insurance Office
                                     Building
  262     010-00000380      AMCC     Attache Building         No          1,029,448   Fee Simple     1,060,000     7.4000%

  264     010-00000555      AMCC     Bluebonnet               No            975,505   Fee Simple       985,000     8.6000%
                                     Apartments
  265     010-00000534      AMCC     8th Street               No            973,008   Fee Simple       981,000     8.3500%
                                     Apartments
  267     020-00000029      AMCC     Ralph's Grocery          No            880,257   Fee Simple       910,000     7.5500%
                                     & Deli
  268     020-00000055      AMCC     Market Square            No            831,794   Fee Simple       850,000     7.9000%

  269     010-00000334      AMCC     Blockbuster              No            823,856   Fee Simple       850,000     7.5000%
                                     Video-Salt Lake
                                     City
  270     010-00000366      AMCC     Prudential               No            761,500   Fee Simple       785,000     7.4000%
                                     Wise-McIntire
                                     Office Building
  271     020-00000023      AMCC     Licton Springs           No            725,049   Fee Simple       750,000     7.4500%
                                     Court Apartments
  272     010-00000212      AMCC     Surgicenter of           No            673,400   Fee Simple       710,000     7.6000%
                                     South Bay
  273     010-00000338      AMCC     West Fargo               No            665,633   Fee Simple       700,000     7.3500%
                                     Living Center
  274     010-00000457      AMCC     Edgewood                 No            652,904   Fee Simple       675,000     7.9000%
                                     Apartments
  275     010-00000321      AMCC     Washington/Shepherd      No            641,874   Fee Simple       700,000     7.2500%
                                     Retail Center

  276     010-00000020      AMCC     Candlewood               No            602,312   Fee Simple       630,000     9.3500%
                                     Apartments
  277     010-00000431      AMCC     Bishop Lifting           No            574,976   Fee Simple       650,000     8.2000%
                                     Products
  278     010-00000382      AMCC     188 State Street         No            508,483   Fee Simple       532,000     7.5000%
  279     010-00000259      AMCC     Woodstone                No            499,921   Fee Simple       550,000     7.6500%
                                     Properties

  280     010-00000553      AMCC     East Gate Manor          No            494,988   Fee Simple       500,000     8.4000%
                                     Apartments

                                                                            INTEREST
CONTROL        LOAN        ORIGI-          LOAN /               RATE        ACCRUAL         LOAN         NOTE
 NUMBER      NUMBER        NATOR       PROPERTY NAME            TYPE        METHOD          TYPE         DATE
----------------------------------------------------------------------------------------------------------------
  248     020-00000030      AMCC     Tolt Towne Center          Fixed      Actual/360      Balloon      07/30/98



  249     010-00000318      AMCC     South Fridley              Fixed        30/360       Full Amort    09/30/98
                                     Apartments

  253     010-00000298      AMCC     Howard Johnson             Fixed        30/360       Full Amort    09/24/99
                                     Lake Havasu
  255     010-00000480      AMCC     261 East 300               Fixed      Actual/360      Balloon      06/11/99
                                     South
  256     010-00000316      AMCC     Hyde Park                  Fixed        30/360       Full Amort    11/23/98
                                     Apartments

  257     010-00000636      AMCC     Hawthorne                  Fixed      Actual/360      Balloon      10/31/00
                                     Business Park
  260     010-00000505      AMCC     Lovell Building            Fixed      Actual/360      Balloon      07/15/99

  261     010-00000441      AMCC     Nationwide                 Fixed      Actual/360      Balloon      02/26/99
                                     Insurance Office
                                     Building
  262     010-00000380      AMCC     Attache Building           Fixed      Actual/360      Balloon      10/29/98

  264     010-00000555      AMCC     Bluebonnet                 Fixed      Actual/360      Balloon      12/22/99
                                     Apartments
  265     010-00000534      AMCC     8th Street                 Fixed      Actual/360      Balloon      08/06/99
                                     Apartments
  267     020-00000029      AMCC     Ralph's Grocery            Fixed      Actual/360      Balloon      06/30/98
                                     & Deli
  268     020-00000055      AMCC     Market Square              Fixed      Actual/360      Balloon      02/03/99

  269     010-00000334      AMCC     Blockbuster                Fixed      Actual/360      Balloon      08/28/98
                                     Video-Salt Lake
                                     City
  270     010-00000366      AMCC     Prudential                 Fixed      Actual/360      Balloon      10/02/98
                                     Wise-McIntire
                                     Office Building
  271     020-00000023      AMCC     Licton Springs             Fixed      Actual/360      Balloon      06/10/98
                                     Court Apartments
  272     010-00000212      AMCC     Surgicenter of             Fixed      Actual/360      Balloon      07/15/98
                                     South Bay
  273     010-00000338      AMCC     West Fargo                 Fixed      Actual/360      Balloon      09/17/98
                                     Living Center
  274     010-00000457      AMCC     Edgewood                   Fixed        30/360       Full Amort    05/05/99
                                     Apartments
  275     010-00000321      AMCC     Washington/Shepherd        Fixed        30/360       Full Amort    10/19/98
                                     Retail Center

  276     010-00000020      AMCC     Candlewood                 Fixed        30/360        Balloon      03/13/97
                                     Apartments
  277     010-00000431      AMCC     Bishop Lifting             Fixed        30/360       Full Amort    03/23/99
                                     Products
  278     010-00000382      AMCC     188 State Street           Fixed      Actual/360      Balloon      11/12/98
  279     010-00000259      AMCC     Woodstone                  Fixed        30/360       Full Amort    07/23/98
                                     Properties

  280     010-00000553      AMCC     East Gate Manor            Fixed      Actual/360      Balloon      12/06/99
                                     Apartments

                                                                                   ANTICI-                                 ORIGINAL
                                                                                    PATED                    MONTHLY        TERM TO
                                                                                    REPAY-    SCHEDULED       DEBT        MATURITY /
CONTROL        LOAN         ORIGI-          LOAN /        CONTROL        LOAN        MENT      MATURITY      SERVICE          ARD
NUMBER        NUMBER        NATOR       PROPERTY NAME      NUMBER      NUMBER        DATE        DATE        PAYMENT       (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------

  248      020-00000030     AMCC      Tolt Towne Center     248     020-0000030      NAP       08/01/08        9,522.49       120

  249      010-00000318     AMCC      South Fridley         249     010-0000318      NAP       10/01/18       10,512.66       240
                                      Apartments
  253      010-00000298     AMCC      Howard Johnson        253     010-0000298      NAP       01/01/19        9,888.44       232
                                      Lake Havasu
  255      010-00000480     AMCC      261 East 300          255     010-0000480      NAP       07/01/09        8,498.40       120
                                      South
  256      010-00000316     AMCC      Hyde Park             256     010-0000316      NAP       12/01/18        9,362.22       240
                                      Apartments
  257      010-00000636     AMCC      Hawthorne             257     010-0000636      NAP       11/01/10        8,374.85       120
                                      Business Park
  260      010-00000505     AMCC      Lovell Building       260     010-0000505      NAP       08/01/09        7,704.53       120

  261      010-00000441     AMCC      Nationwide            261     010-0000441      NAP       03/01/09        8,924.95       120
                                      Insurance Office
                                      Building
  262      010-00000380     AMCC      Attache Building      262     010-0000380      NAP       11/01/08        7,764.49       120

  264      010-00000555     AMCC      Bluebonnet            264     010-0000555      NAP       01/01/10        7,997.98       120
                                      Apartments
  265      010-00000534     AMCC      8th Street            265     010-0000534      NAP       09/01/09        7,439.01       120
                                      Apartments
  267      020-00000029     AMCC      Ralph's Grocery       267     020-0000029      NAP       07/01/10        6,754.45       144
                                      & Deli
  268      020-00000055     AMCC      Market Square         268     020-0000055      NAP       03/01/09        6,504.23       120

  269      010-00000334     AMCC      Blockbuster           269     010-0000334      NAP       09/01/08        6,281.43       120
                                      Video-Salt Lake
                                      City
  270      010-00000366     AMCC      Prudential            270     010-0000366      NAP       10/01/08        5,750.12       120
                                      Wise-McIntire
                                      Office Building
  271      020-00000023     AMCC      Licton Springs        271     020-0000023      NAP       07/01/08        5,518.07       120
                                      Court Apartments
  272      010-00000212     AMCC      Surgicenter of        272     010-0000212      NAP       08/01/08        5,763.21       120
                                      South Bay
  273      010-00000338     AMCC      West Fargo            273     010-0000338      NAP       10/01/08        5,575.12       120
                                      Living Center
  274      010-00000457     AMCC      Edgewood              274     010-0000457      NAP       06/01/19        5,604.04       240
                                      Apartments
  275      010-00000321     AMCC      Washington/Shepherd   275     010-0000321      NAP       11/01/13        6,390.05       180
                                      Retail Center
  276      010-00000020     AMCC      Candlewood            276     010-0000020      NAP       04/01/07        5,438.74       120
                                      Apartments
  277      010-00000431     AMCC      Bishop Lifting        277     010-0000431      NAP       04/01/09        7,955.16       120
                                      Products
  278      010-00000382     AMCC      188 State Street      278     010-0000382      NAP       12/01/08        4,285.76       120

  279      010-00000259     AMCC      Woodstone             279     010-0000259      NAP       08/01/13        5,145.57       180
                                      Properties
  280      010-00000553     AMCC      East Gate Manor       280     010-0000553      NAP       01/01/10        3,992.50       120
                                      Apartments

                                                            STATED              REMAINING     STATED
                                                           ORIGINAL                TERM      REMAINING
                                                            AMORT-                  TO         AMORT-
                                                           IZATION    SEASON-    MATURITY     IZATION     CUT-OFF      LOAN BALANCE
CONTROL        LOAN         ORIGI-          LOAN /           TERM       ING        / ARD        TERM       DATE        AT MATURITY /
NUMBER        NUMBER        NATOR       PROPERTY NAME      (MONTHS)   (MONTHS)   (MONTHS)     (MONTHS)    BALANCE          ARD
------------------------------------------------------------------------------------------------------------------------------------

  248      020-00000030     AMCC      Tolt Towne Center       300        28         92          272     1,257,845.64   1,052,942.26

  249      010-00000318     AMCC      South Fridley           240        26        214          214     1,256,148.95           0.00
                                      Apartments
  253      010-00000298     AMCC      Howard Johnson          232        15        217          217     1,148,369.52           0.00
                                      Lake Havasu
  255      010-00000480     AMCC      261 East 300            300        17        103          283     1,128,824.58     934,529.42
                                      South
  256      010-00000316     AMCC      Hyde Park               240        24        216          216     1,123,751.04           0.00
                                      Apartments
  257      010-00000636     AMCC      Hawthorne               360         1        119          359     1,119,278.48   1,005,961.71
                                      Business Park
  260      010-00000505     AMCC      Lovell Building         360        16        104          344     1,040,104.09     939,328.74

  261      010-00000441     AMCC      Nationwide              240        21         99          219     1,036,270.65     756,091.01
                                      Insurance Office
                                      Building
  262      010-00000380     AMCC      Attache Building        300        25         95          275     1,029,447.80     858,360.20

  264      010-00000555     AMCC      Bluebonnet              300        11        109          289       975,505.19     825,729.94
                                      Apartments
  265      010-00000534     AMCC      8th Street              360        15        105          345       973,007.92     884,661.16
                                      Apartments
  267      020-00000029     AMCC      Ralph's Grocery         300        29        115          271       880,257.05     688,075.01
                                      & Deli
  268      020-00000055     AMCC      Market Square           300        21         99          279       831,794.32     699,023.22

  269      010-00000334     AMCC      Blockbuster             300        27         93          273       823,855.65     690,407.74
                                      Video-Salt Lake
                                      City
  270      010-00000366     AMCC      Prudential              300        26         94          274       761,499.87     635,789.65
                                      Wise-McIntire
                                      Office Building
  271      020-00000023     AMCC      Licton Springs          300        29         91          271       725,049.40     608,496.61
                                      Court Apartments
  272      010-00000212     AMCC      Surgicenter of          240        28         92          212       673,400.49     493,894.85
                                      South Bay
  273      010-00000338     AMCC      West Fargo              240        26         94          214       665,632.63     482,602.19
                                      Living Center
  274      010-00000457     AMCC      Edgewood                240        18        222          222       652,904.01           0.00
                                      Apartments
  275      010-00000321     AMCC      Washington/Shepherd     180        25        155          155       641,873.72           0.00
                                      Retail Center
  276      010-00000020     AMCC      Candlewood              300        44         76          256       602,311.53     525,385.10
                                      Apartments
  277      010-00000431     AMCC      Bishop Lifting          120        20        100          100       574,975.87           0.00
                                      Products
  278      010-00000382     AMCC      188 State Street        240        24         96          216       508,483.10     368,725.08

  279      010-00000259     AMCC      Woodstone               180        28        152          152       499,921.46           0.00
                                      Properties
  280      010-00000553     AMCC      East Gate Manor         300        11        109          289       494,988.34     416,838.44
                                      Apartments

                                                                                               YIELD
                                                                                              MAINTEN-       YIELD          PREPAY-
                                                                                               ANCE         MAINTEN-         MENT
                                                              DEFEASE                         PERIOD          ANCE          PENALTY
CONTROL        LOAN         ORIGI-          LOAN /            START          DEFEASE          START          PERIOD          START
NUMBER        NUMBER        NATOR       PROPERTY NAME          DATE          END DATE          DATE         END DATE         DATE
-----------------------------------------------------------------------------------------------------------------------------------

  248      020-00000030     AMCC      Tolt Towne Center         NAP             NAP          08/01/00        01/31/08          NAP

  249      010-00000318     AMCC      South Fridley             NAP             NAP          10/01/03        06/30/18          NAP
                                      Apartments
  253      010-00000298     AMCC      Howard Johnson         02/01/04        12/31/13           NAP            NAP             NAP
                                      Lake Havasu
  255      010-00000480     AMCC      261 East 300              NAP             NAP          07/01/04        03/31/09          NAP
                                      South
  256      010-00000316     AMCC      Hyde Park                 NAP             NAP          12/01/03        08/31/18          NAP
                                      Apartments
  257      010-00000636     AMCC      Hawthorne              12/01/05        07/31/10           NAP            NAP             NAP
                                      Business Park
  260      010-00000505     AMCC      Lovell Building           NAP             NAP          08/01/04        04/30/09          NAP

  261      010-00000441     AMCC      Nationwide                NAP             NAP          03/01/04        11/30/08          NAP
                                      Insurance Office
                                      Building
  262      010-00000380     AMCC      Attache Building          NAP             NAP          11/01/03        07/31/08          NAP

  264      010-00000555     AMCC      Bluebonnet                NAP             NAP          01/01/05        09/30/09          NAP
                                      Apartments
  265      010-00000534     AMCC      8th Street             10/01/02        05/31/09           NAP            NAP             NAP
                                      Apartments
  267      020-00000029     AMCC      Ralph's Grocery           NAP             NAP          07/01/03        12/31/09          NAP
                                      & Deli
  268      020-00000055     AMCC      Market Square             NAP             NAP          04/01/04        11/30/08          NAP

  269      010-00000334     AMCC      Blockbuster               NAP             NAP          09/01/03        05/31/08          NAP
                                      Video-Salt Lake
                                      City
  270      010-00000366     AMCC      Prudential                NAP             NAP          11/01/03        06/30/08          NAP
                                      Wise-McIntire
                                      Office Building
  271      020-00000023     AMCC      Licton Springs            NAP             NAP          07/01/03        03/31/08          NAP
                                      Court Apartments
  272      010-00000212     AMCC      Surgicenter of            NAP             NAP          08/01/03        02/29/08          NAP
                                      South Bay
  273      010-00000338     AMCC      West Fargo                NAP             NAP          10/01/03        03/31/08          NAP
                                      Living Center
  274      010-00000457     AMCC      Edgewood                  NAP             NAP          06/01/04        02/28/19          NAP
                                      Apartments
  275      010-00000321     AMCC      Washington/Shepherd       NAP             NAP          11/01/03        07/31/13          NAP
                                      Retail Center
  276      010-00000020     AMCC      Candlewood                NAP             NAP          04/01/02        03/31/07          NAP
                                      Apartments
  277      010-00000431     AMCC      Bishop Lifting            NAP             NAP          04/01/04        12/31/08          NAP
                                      Products
  278      010-00000382     AMCC      188 State Street          NAP             NAP          12/01/03        08/31/08          NAP

  279      010-00000259     AMCC      Woodstone                 NAP             NAP          08/01/01        01/31/13          NAP
                                      Properties
  280      010-00000553     AMCC      East Gate Manor        02/01/03        09/30/09           NAP            NAP             NAP
                                      Apartments

                                                                                 YIELD
                                                                 PREPAY-         MAINT-           YIELD
                                                                  MENT           ENANCE         MAINTEN-
                                                                 PENALTY         CALCUL-          ANCE           MASTER
CONTROL        LOAN         ORIGI-          LOAN /                 END            ATION         INTEREST       SERVICING
NUMBER        NUMBER        NATOR       PROPERTY NAME             DATE           METHOD           RATE          FEE RATE
-------------------------------------------------------------------------------------------------------------------------------

  248      020-00000030     AMCC      Tolt Towne Center             NAP        Present Value     Treasury        0.0200%
                                                                                                 Flat-WAL
  249      010-00000318     AMCC      South Fridley                 NAP        Present Value     Treasury        0.0200%
                                      Apartments                                                 Flat-WAL
  253      010-00000298     AMCC      Howard Johnson                NAP             NAP            NAP           0.0200%
                                      Lake Havasu
  255      010-00000480     AMCC      261 East 300                  NAP        Present Value     Treasury        0.0200%
                                      South                                                      Flat-WAL
  256      010-00000316     AMCC      Hyde Park                     NAP        Present Value     Treasury        0.0200%
                                      Apartments                                                 Flat-WAL
  257      010-00000636     AMCC      Hawthorne                     NAP             NAP            NAP           0.0200%
                                      Business Park
  260      010-00000505     AMCC      Lovell Building               NAP        Present Value     Treasury        0.0200%
                                                                                                 Flat-WAL
  261      010-00000441     AMCC      Nationwide                    NAP        Present Value     Treasury        0.0200%
                                      Insurance Office                                           Flat-WAL
                                      Building
  262      010-00000380     AMCC      Attache Building              NAP        Present Value     Treasury        0.0200%
                                                                                                 Flat-WAL
  264      010-00000555     AMCC      Bluebonnet                    NAP        Present Value     Treasury        0.0200%
                                      Apartments                                                 Flat-WAL
  265      010-00000534     AMCC      8th Street                    NAP             NAP            NAP           0.0200%
                                      Apartments
  267      020-00000029     AMCC      Ralph's Grocery               NAP        Present Value     Treasury        0.0200%
                                      & Deli                                                     Flat-WAL
  268      020-00000055     AMCC      Market Square                 NAP        Present Value     Treasury        0.0200%
                                                                                                 Flat-WAL
  269      010-00000334     AMCC      Blockbuster                   NAP        Present Value     Treasury        0.0200%
                                      Video-Salt Lake                                            Flat-WAL
                                      City
  270      010-00000366     AMCC      Prudential                    NAP        Present Value     Treasury        0.0200%
                                      Wise-McIntire                                              Flat-WAL
                                      Office Building
  271      020-00000023     AMCC      Licton Springs                NAP        Present Value     Treasury        0.0200%
                                      Court Apartments                                           Flat-WAL
  272      010-00000212     AMCC      Surgicenter of                NAP        Present Value     Treasury        0.0200%
                                      South Bay                                                  Flat-WAL
  273      010-00000338     AMCC      West Fargo                    NAP        Present Value     Treasury        0.0200%
                                      Living Center                                              Flat-WAL
  274      010-00000457     AMCC      Edgewood                      NAP        Present Value     Treasury        0.0200%
                                      Apartments                                                 Flat-WAL
  275      010-00000321     AMCC      Washington/Shepherd           NAP        Present Value     Treasury        0.0200%
                                      Retail Center                                              Flat-WAL
  276      010-00000020     AMCC      Candlewood                    NAP        Present Value  Treasury+0.50%     0.0200%
                                      Apartments
  277      010-00000431     AMCC      Bishop Lifting                NAP        Present Value     Treasury        0.0200%
                                      Products                                                   Flat-WAL
  278      010-00000382     AMCC      188 State Street              NAP        Present Value     Treasury        0.0200%
                                                                                                 Flat-WAL
  279      010-00000259     AMCC      Woodstone                     NAP        Present Value     Treasury        0.0200%
                                      Properties                                                 Flat-WAL
  280      010-00000553     AMCC      East Gate Manor               NAP             NAP            NAP           0.0200%
                                      Apartments

                                  EXHIBIT B-1D


                       SCHEDULE OF LASALLE MORTGAGE LOANS


                             [See Attached Schedule]


                                     B-1D-1

                                                                                                                             CROSS
                                                                                                                           COLLATER-
                                                                                                                             ALIZED
                              LOAN /                                                                          PROPERTY     (MORTGAGE
CONTROL   LOAN    ORIGI-     PROPERTY             PROPERTY                                 ZIP     PROPERTY   SIZE UNIT      LOAN
NUMBER   NUMBER   NATOR        NAME                ADDRESS            CITY       STATE     CODE     SIZE        TYPE         GROUP)
------------------------------------------------------------------------------------------------------------------------------------
  102     1       LBNA   Medical Mutual     2060 East 9th          Cleveland      OH      44115     381,176     SF            No
                         of Ohio            Street
  103     34      LBNA   Jorie Plaza        800-810 Jorie          Oak Brook      IL      60523     191,666     SF            No
                                            Boulevard
  107     8       LBNA   101 West Grand     101 West Grand         Chicago        IL      60610      72,865     SF         Yes (L1)
  108     14      LBNA   57 W. Grand        57 W. Grand            Chicago        IL      60610      83,469     SF         Yes (L1)
  109     28      LBNA   40 West Hubbard    40 West Hubbard        Chicago        IL      60610      12,672     SF         Yes (L1)
                                            Street
  110     3       LBNA   South Loop         1245 South Clinton     Chicago        IL      60607     102,265     SF            No
                         Market Place
  114     4       LBNA   Seattle-Mead       811, 835, 855, S.      SeaTac         WA      98148     235,031     SF            No
                         Industrial         192nd Street
                         Facilities
  115     5       LBNA   Hamilton Court     1030 Charlela Lane     Elk Grove      IL      60007         579   Units           No
                         Apartments                                Village
  121     7       LBNA   29200              29200 NW Highway       Southfield     MI      48034     111,542     SF            No
                         Northwestern
                         Highway

  124     15      LBNA   GE /               2420 E. Pikes Peak     Colorado       CO      80909     161,986     SF         Yes (L2)
                         Montgomery         Avenue                 Springs
                         Wards
                          - Col. Springs
  125     24      LBNA   GE /               2222 Spencer           Pasadena       TX      77504     193,006     SF         Yes (L2)
                         Montgomery         Highway
                         Wards
                          - Pasadena Tx
  127     9       LBNA   Traders Tower      308-326 South          Chicago        IL      60606     250,500     SF            No
                         - Self Park        Wells Street
  128     10      LBNA   Mabek CO L.P.      500 North Field        Lake Forest    IL      60045      93,000     SF            No
                                            Drive
  140     16      LBNA   Horizon Health     19900 Haggerty Road    Livonia        MI      48152      46,267     SF            No
                         Center
  146     17      LBNA   Carriage House     1545 S. State          Chicago        IL      60605          81   Units           No
                         Lofts
  171     18      LBNA   Chandler's         630 Davis Street       Evanston       IL      60201      26,342     SF            No
                         Building
  175     19      LBNA   Springdale Mall    1600 Boston Road       Springfield    MA      01129     103,763     SF            No
  176     20      LBNA   Frontier           1225 Jefferson Road    Rochester      NY      14623      64,846     SF            No
                         Commons/Global
                         Crossing
  179     22      LBNA   Watermark          1600 Watermark         Columbus       OH      43215      43,929     SF            No
                         Office Building
  183     23      LBNA   Palm Haven         3301 58th Avenue       St.            FL      33714         270    Pads           No
                         Mobile Home        North                  Petersburg
                         Park
  186     25      LBNA   Imperial Crown     5925 Imperial          Mulberry       FL      33860      66,568     SF            No
                         Center             Parkway
  199     27      LBNA   Fountain Place     920 South              Lansing        MI      48910         108   Units           No
                         Apartments         Washington Avenue
  209     29      LBNA   Almond Grand       7501 Grand Avenue      Gurnee         IL      60031      13,905     SF            No
                         Gurnee
  225     30      LBNA   Birchbrook         3000 E. Birch          Brea           CA      92621      24,635     SF            No
                         Office Park        Street
  233     31      LBNA   Kendall Manor      125 S. Kendall         Kalamazoo      MI      49006          81   Units           No
                         Apartments         Avenue
  254     32      LBNA   Wickiup Mobile     2015 East Highway      Apache         AZ      85219         111    Pads           No
                         Home & RV Park     60                     Junction
  266     33      LBNA   E. M.              145 Metro Park         Rochester      NY      14623      31,035     SF            No
                         Jorgensen
                         Building

                                             CROSS
                                           COLLATER-
                                            ALIZED
                                           MORTGAGE
                                             LOAN
                                              GROUP
                              LOAN /       AGGREGATE                                MORT-           INTEREST
CONTROL   LOAN    ORIGI-     PROPERTY       CUT-OFF        OWNERSHIP   ORIGINAL     GAGE    RATE     ACCRUAL       LOAN       NOTE
NUMBER   NUMBER   NATOR        NAME       DATE BALANCE     INTEREST    BALANCE      RATE    TYPE     METHOD        TYPE       DATE
------------------------------------------------------------------------------------------------------------------------------------
  102     1       LBNA   Medical Mutual     35,364,183    Fee Simple  35,400,000  8.3800%  Fixed   Actual/360    Balloon    09/29/00
                         of Ohio
  103     34      LBNA   Jorie Plaza        22,800,000    Fee Simple  22,800,000  8.3300%  Fixed   Actual/360    Balloon    11/22/00

  107     8       LBNA   101 West Grand     18,500,000    Fee Simple  10,000,000  7.5900%  Fixed   Actual/360    Balloon    11/15/00
  108     14      LBNA   57 W. Grand        18,500,000    Fee Simple   6,000,000  7.5500%  Fixed   Actual/360    Balloon    11/15/00
  109     28      LBNA   40 West Hubbard    18,500,000    Fee Simple   2,500,000  7.3800%  Fixed   Actual/360    Balloon    11/15/00

  110     3       LBNA   South Loop         18,235,848    Fee Simple  18,250,000  7.2800%  Fixed   Actual/360    Balloon    10/19/00
                         Market Place
  114     4       LBNA   Seattle-Mead       16,000,000    Fee Simple  16,000,000  8.1200%  Fixed   Actual/360    Balloon    11/13/00
                         Industrial
                         Facilities
  115     5       LBNA   Hamilton Court     15,988,455    Fee Simple  16,000,000  7.6400%  Fixed   Actual/360    Balloon    10/31/00
                         Apartments
  121     7       LBNA   29200              10,268,535    Part Fee    10,275,000  8.3150%  Fixed   Actual/360    Balloon    10/24/00
                         Northwestern                     Simple &
                         Highway                          Part
                                                          Leasehold
  124     15      LBNA   GE /                9,148,751    Fee Simple   6,000,000  7.6600%  Fixed   Actual/360   Full Amort  10/13/00
                         Montgomery
                         Wards
                          - Col. Springs
  125     24      LBNA   GE /                9,148,751    Fee Simple   3,200,000  7.6600%  Fixed   Actual/360   Full Amort  10/13/00
                         Montgomery
                         Wards
                          - Pasadena Tx
  127     9       LBNA   Traders Tower       8,343,003    Fee Simple   8,600,000  9.0000%  Fixed     30/360      Balloon    03/14/97
                         - Self Park
  128     10      LBNA   Mabek CO L.P.       8,145,364    Fee Simple  11,250,000  8.8000%  Fixed   Actual/360   Full Amort  04/21/94

  140     16      LBNA   Horizon Health      5,836,518    Fee Simple   5,850,000  8.5650%  Fixed   Actual/360    Balloon    06/29/00
                         Center
  146     17      LBNA   Carriage House      5,500,000    Fee Simple   5,500,000  8.1300%  Fixed   Actual/360    Balloon    11/16/00
                         Lofts
  171     18      LBNA   Chandler's          3,887,454    Fee Simple   3,900,000  8.6500%  Fixed   Actual/360    Balloon    04/27/00
                         Building
  175     19      LBNA   Springdale Mall     3,646,086    Fee Simple   3,650,000  8.1700%  Fixed   Actual/360    Balloon    09/06/00
  176     20      LBNA   Frontier            3,641,184    Fee Simple   3,650,000  8.4100%  Fixed   Actual/360    Balloon    06/28/00
                         Commons/Global
                         Crossing
  179     22      LBNA   Watermark           3,446,549    Fee Simple   3,450,000  8.4210%  Fixed   Actual/360    Balloon    09/19/00
                         Office Building
  183     23      LBNA   Palm Haven          3,192,704    Fee Simple   3,200,000  8.6000%  Fixed   Actual/360    Balloon    06/08/00
                         Mobile Home
                         Park
  186     25      LBNA   Imperial Crown      3,100,000    Fee Simple   3,100,000  8.2730%  Fixed   Actual/360    Balloon    11/16/00
                         Center
  199     27      LBNA   Fountain Place      2,525,986    Fee Simple   2,550,000  7.7900%  Fixed   Actual/360    Balloon    09/01/99
                         Apartments
  209     29      LBNA   Almond Grand        2,386,336    Fee Simple   2,390,000  8.6500%  Fixed   Actual/360    Balloon    08/03/00
                         Gurnee
  225     30      LBNA   Birchbrook          1,795,756    Fee Simple   1,800,000  8.4900%  Fixed   Actual/360    Balloon    06/30/00
                         Office Park
  233     31      LBNA   Kendall Manor       1,496,527    Fee Simple   1,500,000  8.5500%  Fixed   Actual/360    Balloon    06/29/00
                         Apartments
  254     32      LBNA   Wickiup Mobile      1,133,071    Fee Simple   1,135,000  8.2400%  Fixed   Actual/360    Balloon    08/14/00
                         Home & RV Park
  266     33      LBNA   E. M.                 902,239    Fee Simple     904,250  8.6800%  Fixed   Actual/360    Balloon    06/09/00
                         Jorgensen
                         Building


                                                                                                                STATED
                                                               ANTICI-                              ORIGINAL   ORIGINAL
                                                                PATED     SCHED-      MONTHLY        TERM TO    AMORT-
                              LOAN /                           REPAY-      ULED        DEBT         MATURITY   IZATION     SEASON-
CONTROL   LOAN    ORIGI-     PROPERTY         CONTROL   LOAN    MENT     MATURITY     SERVICE         / ARD      TERM        ING
 NUMBER  NUMBER   NATOR        NAME           NUMBER   NUMBER   DATE       DATE       PAYMENT       (MONTHS)   (MONTHS)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
  102     1       LBNA   Medical Mutual        102       1      NAP     10/01/10   269,190.52          120       360          2
                         of Ohio
  103     34      LBNA   Jorie Plaza           103       34     NAP     12/01/10   172,572.76          120       360          0
  107     8       LBNA   101 West Grand        107       8      NAP     12/01/10     70,538.76         120       360          0
  108     14      LBNA   57 W. Grand           108       14     NAP     12/01/10     42,158.49         120       360          0
  109     28      LBNA   40 West Hubbard       109       28     NAP     12/01/10     17,275.40         120       360          0
  110     3       LBNA   South Loop            110       3      NAP     11/01/10   124,868.74          120       360          1
                         Market Place
  114     4       LBNA   Seattle-Mead          114       4      NAP     12/01/10   118,743.55          120       360          0
                         Industrial
                         Facilities
  115     5       LBNA   Hamilton Court        115       5      NAP     11/01/10   113,412.14          120       360          1
                         Apartments
  121     7       LBNA   29200                 121       7      NAP     11/01/10     77,662.67         120       360          1
                         Northwestern
                         Highway
  124     15      LBNA   GE /                  124       15     NAP     11/01/10     71,723.10         120       120          1
                         Montgomery
                         Wards
                          - Col. Springs
  125     24      LBNA   GE /                  125       24     NAP     11/01/10     38,252.32         120       120          1
                         Montgomery
                         Wards
                          - Pasadena Tx
  127     9       LBNA   Traders Tower         127       9      NAP     03/31/07     72,170.89 (c)     120       300         44
                         - Self Park
  128     10      LBNA   Mabek CO L.P.         128       10     NAP     05/01/09   112,770.40          180       180         79

  140     16      LBNA   Horizon Health        140       16     NAP     07/01/10     45,251.20         120       360          5
                         Center
  146     17      LBNA   Carriage House        146       17     NAP     12/01/10     40,856.60         120       360          0
                         Lofts
  171     18      LBNA   Chandler's            171       18     NAP     05/01/10     30,403.20         120       360          7
                         Building
  175     19      LBNA   Springdale Mall       175       19     NAP     10/01/10     27,216.22         120       360          2
  176     20      LBNA   Frontier              176       20     NAP     07/01/10     27,832.86         120       360          5
                         Commons/Global
                         Crossing
  179     22      LBNA   Watermark             179       22     NAP     10/01/12     26,334.60         144       360          2
                         Office Building
  183     23      LBNA   Palm Haven            183       23     NAP     07/01/10     24,832.37         120       360          5
                         Mobile Home
                         Park
  186     25      LBNA   Imperial Crown        186       25     NAP     12/01/10     23,339.41         120       360          0
                         Center
  199     27      LBNA   Fountain Place        199       27     NAP     09/01/09     18,339.05         120       360         15
                         Apartments
  209     29      LBNA   Almond Grand          209       29     NAP     07/01/06     18,631.70          70       360          3
                         Gurnee
  225     30      LBNA   Birchbrook            225       30     NAP     07/01/10     13,827.69         120       360          5
                         Office Park
  233     31      LBNA   Kendall Manor         233       31     NAP     07/01/10     11,586.90         120       360          5
                         Apartments
  254     32      LBNA   Wickiup Mobile        254       32     NAP     09/01/10    8,518.90           120       360          3
                         Home & RV Park
  266     33      LBNA   E. M.                 266       33     NAP     07/01/10    7,068.58           120       360          5
                         Jorgensen
                         Building

                                          REMAIN-     STATED                                                                YIELD
                                          ING TERM  REMAINING                      LOAN                                    MAINTEN-
                                             TO      AMORT-                      BALANCE                                     ANCE
                              LOAN /      MATURITY   IZATION       CUT-OFF          AT           DEFEASE                    PERIOD
CONTROL   LOAN    ORIGI-     PROPERTY      / ARD      TERM          DATE         MATURITY         START       DEFEASE       START
 NUMBER  NUMBER   NATOR        NAME       (MONTHS)  (MONTHS)       BALANCE        / ARD           DATE       END DATE        DATE
-----------------------------------------------------------------------------------------------------------------------------------
  102     1       LBNA   Medical Mutual      118      358      35,364,183.34   31,934,404.04    10/01/03     06/30/10        NAP
                         of Ohio
  103     34      LBNA   Jorie Plaza         120      360      22,800,000.00   20,543,305.72    12/01/03     09/30/10        NAP
  107     8       LBNA   101 West Grand      120      360      10,000,000.00    8,852,255.85    12/01/03     09/30/10        NAP
  108     14      LBNA   57 W. Grand         120      360       6,000,000.00    5,306,065.10    12/01/03     09/30/10        NAP
  109     28      LBNA   40 West Hubbard     120      360       2,500,000.00    2,201,415.82    12/01/03     09/30/10        NAP
  110     3       LBNA   South Loop          119      359      18,235,847.93   16,027,421.10    11/01/03     08/31/10        NAP
                         Market Place
  114     4       LBNA   Seattle-Mead        120      360      16,000,000.00   14,346,179.33    12/01/03     09/30/10        NAP
                         Industrial
                         Facilities
  115     5       LBNA   Hamilton Court      119      359      15,988,454.53   14,179,312.03    11/01/03     08/31/10        NAP
                         Apartments
  121     7       LBNA   29200               119      359      10,268,534.52    9,253,368.97    11/01/03     08/31/10        NAP
                         Northwestern
                         Highway
  124     15      LBNA   GE /                119      119       5,966,576.90       60,952.39    11/01/03     08/31/10        NAP
                         Montgomery
                         Wards
                          - Col. Springs
  125     24      LBNA   GE /                119      119       3,182,174.35       32,507.94    11/01/03     08/31/10        NAP
                         Montgomery
                         Wards
                          - Pasadena Tx
  127     9       LBNA   Traders Tower        76      270       8,343,002.93    7,364,596.26       NAP          NAP        05/01/97
                         - Self Park
  128     10      LBNA   Mabek CO L.P.       101      101       8,145,363.67      330,965.50       NAP          NAP        06/05/94

  140     16      LBNA   Horizon Health      115      355       5,836,517.68    5,300,891.15    07/01/03     04/30/10        NAP
                         Center
  146     17      LBNA   Carriage House      120      360       5,500,000.00    4,932,657.34    12/01/03     09/30/10        NAP
                         Lofts
  171     18      LBNA   Chandler's          113      353       3,887,453.97    3,540,839.88    05/01/03     01/31/10        NAP
                         Building
  175     19      LBNA   Springdale Mall     118      358       3,646,086.27    3,276,719.65    10/01/03     07/31/10        NAP
  176     20      LBNA   Frontier            115      355       3,641,183.51    3,295,787.06    07/01/03     04/30/10        NAP
                         Commons/Global
                         Crossing
  179     22      LBNA   Watermark           142      358       3,446,549.32    3,007,185.62    10/01/03     07/31/12        NAP
                         Office Building
  183     23      LBNA   Palm Haven          115      355       3,192,703.97    2,901,913.77    07/01/03     04/30/10        NAP
                         Mobile Home
                         Park
  186     25      LBNA   Imperial Crown      120      360       3,100,000.00    2,789,501.14    12/01/03     09/30/10        NAP
                         Center
  199     27      LBNA   Fountain Place      105      345       2,525,985.85    2,269,274.88    01/01/03     06/30/09        NAP
                         Apartments
  209     29      LBNA   Almond Grand         67      357       2,386,336.28    2,283,929.47       NAP          NAP        10/01/00
                         Gurnee
  225     30      LBNA   Birchbrook          115      355       1,795,755.67    1,628,282.25    07/01/03     04/30/10        NAP
                         Office Park
  233     31      LBNA   Kendall Manor       115      355       1,496,527.07    1,358,743.29    07/01/03     04/30/10        NAP
                         Apartments
  254     32      LBNA   Wickiup Mobile      117      357       1,133,070.73    1,020,431.36    09/01/04     08/31/10        NAP
                         Home & RV Park
  266     33      LBNA   E. M.               115      355         902,238.79      821,482.71    07/01/03     04/30/10        NAP
                         Jorgensen
                         Building

                                             YIELD       PREPAY-    PREPAY-
                                            MAINTEN-       MENT      MENT          YIELD         YIELD
                              LOAN /          ANCE       PENALTY    PENALTY    MAINTENANCE    MAINTENANCE      MASTER
CONTROL   LOAN    ORIGI-     PROPERTY        PERIOD       START       END      CALCULATION     INTEREST       SERVICING
 NUMBER  NUMBER   NATOR        NAME         END DATE      DATE       DATE         METHOD         RATE         FEE RATE
-----------------------------------------------------------------------------------------------------------------------
  102     1       LBNA   Medical Mutual       NAP          NAP        NAP          NAP            NAP          0.0200%
                         of Ohio
  103     34      LBNA   Jorie Plaza          NAP          NAP        NAP          NAP            NAP          0.0200%
  107     8       LBNA   101 West Grand       NAP          NAP        NAP          NAP            NAP          0.0200%
  108     14      LBNA   57 W. Grand          NAP          NAP        NAP          NAP            NAP          0.0200%
  109     28      LBNA   40 West Hubbard      NAP          NAP        NAP          NAP            NAP          0.0200%
  110     3       LBNA   South Loop           NAP          NAP        NAP          NAP            NAP          0.0200%
                         Market Place
  114     4       LBNA   Seattle-Mead         NAP          NAP        NAP          NAP            NAP          0.0200%
                         Industrial
                         Facilities
  115     5       LBNA   Hamilton Court       NAP          NAP        NAP          NAP            NAP          0.0200%
                         Apartments
  121     7       LBNA   29200                NAP          NAP        NAP          NAP            NAP          0.0200%
                         Northwestern
                         Highway
  124     15      LBNA   GE /                 NAP          NAP        NAP          NAP            NAP          0.0200%
                         Montgomery
                         Wards
                          - Col. Springs
  125     24      LBNA   GE /                 NAP          NAP        NAP          NAP            NAP          0.0200%
                         Montgomery
                         Wards
                          - Pasadena Tx
  127     9       LBNA   Traders Tower      09/30/06       NAP        NAP     Present Value    Treasury        0.0200%
                         - Self Park                                                         Flat-Maturity
  128     10      LBNA   Mabek CO L.P.      07/31/08       NAP        NAP     Present Value    Treasury        0.0200%
                                                                                             Flat-Maturity
  140     16      LBNA   Horizon Health       NAP          NAP        NAP          NAP            NAP          0.0200%
                         Center
  146     17      LBNA   Carriage House       NAP          NAP        NAP          NAP            NAP          0.0200%
                         Lofts
  171     18      LBNA   Chandler's           NAP          NAP        NAP          NAP            NAP          0.0200%
                         Building
  175     19      LBNA   Springdale Mall      NAP          NAP        NAP          NAP            NAP          0.0200%
  176     20      LBNA   Frontier             NAP          NAP        NAP          NAP            NAP          0.0200%
                         Commons/Global
                         Crossing
  179     22      LBNA   Watermark            NAP          NAP        NAP          NAP            NAP          0.0200%
                         Office Building
  183     23      LBNA   Palm Haven           NAP          NAP        NAP          NAP            NAP          0.0200%
                         Mobile Home
                         Park
  186     25      LBNA   Imperial Crown       NAP          NAP        NAP          NAP            NAP          0.0200%
                         Center
  199     27      LBNA   Fountain Place       NAP          NAP        NAP          NAP            NAP          0.0200%
                         Apartments
  209     29      LBNA   Almond Grand       04/30/06       NAP        NAP     Present Value    Treasury        0.0200%
                         Gurnee                                                              Flat-Maturity
  225     30      LBNA   Birchbrook           NAP          NAP        NAP          NAP            NAP          0.0200%
                         Office Park
  233     31      LBNA   Kendall Manor        NAP          NAP        NAP          NAP            NAP          0.0200%
                         Apartments
  254     32      LBNA   Wickiup Mobile       NAP          NAP        NAP          NAP            NAP          0.0200%
                         Home & RV Park
  266     33      LBNA   E. M.                NAP          NAP        NAP          NAP            NAP          0.0200%
                         Jorgensen
                         Building


                                     B-1D-1

                                  EXHIBIT B-1E


                 SCHEDULE OF MORTGAGE LOANS HELD BY LOAN REMICS

                             [See Attached Schedule]


                                     B-1E-1

CONTROL NUMBER          LOAN NUMBER           LOAN / PROPERTY NAME            CUT-OFF DATE BALANCE
---------------------------------------------------------------------------------------------------
     246                010-00000533          Checkmate Apartments                1,345,548.08
     265                010-00000534          8th Street Apartments                 973,007.92


                                     B-1E-1

                                  EXHIBIT B-1F

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS



                                 EXHIBIT B-1F-1

CONTROL NUMBER          LOAN NUMBER          LOAN / PROPERTY NAME           CUT-OFF DATE BALANCE
--------------------------------------------------------------------------------------------------
     130                11358                Boynton Plaza                      7,679,220.02
     189                03-0810210           Sav-on and Carl's Jr.              2,994,591.49



                                 EXHIBIT B-1F-1

                                  EXHIBIT B-1G

             SCHEDULE OF MORTGAGE LOANS WITH CUT-OFF DATE PRINCIPAL
         BALANCES OF $15,000,000 OR MORE THAT DO NOT PROVIDE FOR RATING
           AGENCY CONFIRMATION REGARDING WAIVER OF DUE-ON-SALE CLAUSES

            LOAN/PROPERTY NAME                   CUT-OFF DATE BALANCE




                                     [NONE]



                                     B-1G-1

                                  EXHIBIT B-1H

                   SCHEDULE OF MORTGAGE LOANS AS TO WHICH 50%
                 OF ASSUMPTION FEES ARE PAYABLE TO SUB-SERVICERS



                                     B-1H-1

CONTROL NUMBER          LOAN NUMBER          LOAN / PROPERTY NAME                                    CUT-OFF DATE BALANCE
---------------------------------------------------------------------------------------------------------------------------
     106                6603559              149 New Montgomery Street                                   18,809,602.27
     112                11483                Pacific Plaza                                               16,426,642.13
     113                6603432              Seatac Village Shopping Center                              16,087,967.31
     118                6604594              85 Devonshire Street/258-262 Washington Street              13,650,000.00
     129                11312                Burlington Self Storage                                      7,984,459.40
     130                11358                Boynton Plaza                                                7,679,220.02
     132                10511                Garden Ridge                                                 7,095,636.48
     133                2010092              300 West Pratt Street                                        7,018,345.03
     134                2010093              The GTE Building                                             6,877,665.29
     135                2010096              Hamlin Court                                                 6,810,392.89
     145                6603550              Arlington Heights Apartments                                 5,541,084.10
     150                9911010085           Calaveras Landing Shopping Center                            5,173,541.50
     151                1010091              Healtheon                                                    5,145,165.22
     158                6603687              Tivoli Gardens Apartments                                    4,369,641.03
     165                11432                Greenhill Corporate Center                                   4,089,787.90
     169                6603484              The Cascades                                                 3,963,919.71
     181                9910010082           Lafayette Business Park                                      3,383,354.91
     182                11573                Arrow Business Center                                        3,246,693.32
     192                10896                Weatherbridge Center Buildings II and III                    2,842,834.15
     194                9904010054           1201 Sharp Street                                            2,758,739.76
     207                6605277              Broadway Plaza Building                                      2,394,273.84
     229                6605203              Mini-City Self Storage                                       1,664,338.67


                                     B-1H-1

                                  EXHIBIT B-1I

                   SCHEDULE OF PRIMARY SERVICED MORTGAGE LOANS

                                                                                                                   RETAINED SUB-
CONTROL NUMBER     LOAN NUMBER     LOAN / PROPERTY NAME                                CUT-OFF DATE BALANCE      SERVICING FEE RATE
-----------------------------------------------------------------------------------------------------------------------------------
     104           03-0812051      Westland Meadows                                       22,714,214.38               0.0500%
     106           6603559         149 New Montgomery Street                              18,809,602.27               0.0400%
     112           11483           Pacific Plaza                                          16,426,642.13               0.0700%
     113           6603432         Seatac Village Shopping Center                         16,087,967.31               0.0750%
     118           6604594         85 Devonshire Street/258-262 Washington Street         13,650,000.00               0.0700%
-----------------------------------------------------------------------------------------------------------------------------------
     122           03-0810402      Simchik Four Property Portfolio                         9,975,377.47               0.0600%
     122a          03-0810402a     100 Market Street
     122b          03-0810402b     9 Executive Park Drive
     122c          03-0810402c     1255 South Willow Street
     122d          03-0810402d     135 Daniel Webster Highway
-----------------------------------------------------------------------------------------------------------------------------------
     129           11312           Burlington Self Storage                                 7,984,459.40               0.0700%
     130           11358           Boynton Plaza                                           7,679,220.02               0.0700%
     132           10511           Garden Ridge                                            7,095,636.48               0.0700%
     133           2010092         300 West Pratt Street                                   7,018,345.03               0.0700%
     134           2010093         The GTE Building                                        6,877,665.29               0.0700%
     135           2010096         Hamlin Court                                            6,810,392.89               0.0700%
     140           16              Horizon Health Center                                   5,836,517.68               0.0400%
     145           6603550         Arlington Heights Apartments                            5,541,084.10               0.0900%
     149           6604949         Villa de Mission East                                   5,178,495.88               0.0750%
     150           9911010085      Calaveras Landing Shopping Center                       5,173,541.50               0.0700%
     151           1010091         Healtheon                                               5,145,165.22               0.0700%
     156           6605190         Town Green at Wilton Center                             4,907,937.15               0.1250%
     158           6603687         Tivoli Gardens Apartments                               4,369,641.03               0.0800%
     163           6604565         Franklinton Square Shopping Center                      4,183,599.97               0.1000%
     165           11432           Greenhill Corporate Center                              4,089,787.90               0.0700%
     169           6603484         The Cascades                                            3,963,919.71               0.0900%
     181           9910010082      Lafayette Business Park                                 3,383,354.91               0.0700%
     182           11573           Arrow Business Center                                   3,246,693.32               0.0700%
     183           23              Palm Haven Mobile Home Park                             3,192,703.97               0.0600%
     187           HHCC0064        Fran Murphy Building                                    3,044,546.48               0.0600%
     192           10896           Weatherbridge Center Buildings II and III               2,842,834.15               0.0700%
     194           9904010054      1201 Sharp Street                                       2,758,739.76               0.0700%
     199           27              Fountain Place Apartments                               2,525,985.85               0.0600%
     207           6605277         Broadway Plaza Building                                 2,394,273.84               0.0900%
     211           HHCC0063        Peppertree Apartments                                   2,363,873.79               0.0600%
     229           6605203         Mini-City Self Storage                                  1,664,338.67               0.0900%
     233           31              Kendall Manor Apartments                                1,496,527.07               0.0600%
     254           32              Wickiup Mobile Home & RV Park                           1,133,070.73               0.0600%

CONTROL NUMBER     LOAN NUMBER     LOAN / PROPERTY NAME                                        SUB-SERVICER
--------------------------------------------------------------------------------------------------------------------------
     104           03-0812051      Westland Meadows                                       Bernard Financial
     106           6603559         149 New Montgomery Street                              LJ Melody & Company, Inc.
     112           11483           Pacific Plaza                                          Continental Wingate
     113           6603432         Seatac Village Shopping Center                         LJ Melody & Company, Inc.
     118           6604594         85 Devonshire Street/258-262 Washington Street         LJ Melody & Company, Inc.
--------------------------------------------------------------------------------------------------------------------------
     122           03-0810402      Simchik Four Property Portfolio                        Meredith & Grew
     122a          03-0810402a     100 Market Street
     122b          03-0810402b     9 Executive Park Drive
     122c          03-0810402c     1255 South Willow Street
     122d          03-0810402d     135 Daniel Webster Highway
--------------------------------------------------------------------------------------------------------------------------
     129           11312           Burlington Self Storage                                Continental Wingate
     130           11358           Boynton Plaza                                          Continental Wingate
     132           10511           Garden Ridge                                           Continental Wingate
     133           2010092         300 West Pratt Street                                  Continental Wingate
     134           2010093         The GTE Building                                       Continental Wingate
     135           2010096         Hamlin Court                                           Continental Wingate
     140           16              Horizon Health Center                                  Bernard Financial
     145           6603550         Arlington Heights Apartments                           LJ Melody & Company, Inc.
     149           6604949         Villa de Mission East                                  Holliday Fenoglio Fowler, L.P.
     150           9911010085      Calaveras Landing Shopping Center                      Continental Wingate
     151           1010091         Healtheon                                              Continental Wingate
     156           6605190         Town Green at Wilton Center                            Holliday Fenoglio Fowler, L.P.
     158           6603687         Tivoli Gardens Apartments                              Financial Federal Savings Bank
     163           6604565         Franklinton Square Shopping Center                     GMAC Commercial Mortgage Corp.
     165           11432           Greenhill Corporate Center                             Continental Wingate
     169           6603484         The Cascades                                           LJ Melody & Company, Inc.
     181           9910010082      Lafayette Business Park                                Continental Wingate
     182           11573           Arrow Business Center                                  Continental Wingate
     183           23              Palm Haven Mobile Home Park                            Bloomfield Servicing
     187           HHCC0064        Fran Murphy Building                                   Huntoon Hastings Capital Corp.
     192           10896           Weatherbridge Center Buildings II and III              Continental Wingate
     194           9904010054      1201 Sharp Street                                      Continental Wingate
     199           27              Fountain Place Apartments                              Bloomfield Servicing
     207           6605277         Broadway Plaza Building                                LJ Melody & Company, Inc.
     211           HHCC0063        Peppertree Apartments                                  Huntoon Hastings Capital Corp.
     229           6605203         Mini-City Self Storage                                 LJ Melody & Company, Inc.
     233           31              Kendall Manor Apartments                               Bloomfield Servicing
     254           32              Wickiup Mobile Home & RV Park                          Bloomfield Servicing


                                     B-1I-1

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

PROSPECTUS ID     SELLER      PROPERTY NAME      DOCUMENT     EX CODE         EXCEPTION                COMMENTS
-------------     ------      -------------      --------     -------         ---------                --------
     122           GCM       SIMCHIK FOUR PR       NOTE          14       Loan Amount Does Not     NOTE: 10,495,000
                                                                          Agree With Schedule      SCH: 9,985,567.88


                                     B-2-1

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION

                                     [date]


Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

LaSalle Bank National Association
135 South LaSalle Street, Suite 1260
Chicago, Illinois  60603

Midland Loan Services, Inc.
210 West 10th Street, 6th Floor
Kansas City, Missouri  64105


Deutsche Bank Securities, Inc.
31 West 52nd Street, 3rd Floor
New York, New York  10019

Salomon Brothers Realty Corp.
388 Greenwich Street
New York, New York  10013

Artesia Mortgage Capital Corporation
1180 Northwest Maple Street, Suite 202
Issaquah, Washington  98027

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland  21044

Lennar Partners, Inc.
760 NW 107th Avenue
Suite 400
Miami, Florida  33172

ABN AMRO N.V.
135 South LaSalle Street, Suite 1260
Chicago, Illinois  60603


        Re:   Salomon Brothers Mortgage Securities VII, Inc.,
              Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

         Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of December 1, 2000 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A., as custodian on behalf of the Trustee (the "Custodian"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" in the Agreement and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), the original or copy of each document specified in clauses (ii) through (iv) of the definition of "Mortgage File" in the Agreement, the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" in the Agreement, originals or copies of any documents specified in clauses (iii) and (v) of the definition of "Mortgage File" in the Agreement (to the extent that the Trustee has actual knowledge that such documents exist), the original or a copy of each document specified in clause (viii) of the


                                     B-3-1
definition of "Mortgage File" in the Agreement (without regard to the parenthetical in such clause (viii)) and, in the case of each Original Mortgage Loan identified on Exhibit B-1E, the original or a copy of the Loan REMIC Declaration specified in clause (xii) of the definition of "Mortgage File" is in its possession or the possession of a Custodian on its behalf; (ii) if the date of this report is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee or a Custodian on its behalf of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii)(A) (other than the zip code), (iii)(A) and (vi)(B) of the definition of "Mortgage Loan Schedule" in the Agreement accurately reflects the information set forth in the Mortgage File. The Trustee, upon request, shall distribute current exception reports to any party to the Agreement, the Rating Agencies or the Certificateholders for as long as there are exceptions outstanding.

         Pursuant to Section 2.02(c) of the Agreement, the Custodian is not under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, the Custodian shall not have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         In performing the reviews contemplated by Section 2.02(a) and Section 2.02(b) of the Agreement, the Trustee or a Custodian on its behalf may have conclusively relied on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and any Custodian's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i),
(ii), (iii) (to the extent that the Trustee has actual knowledge that such documents exist), (iv), (v) (to the extent that the Trustee has actual knowledge that such documents exist), (vii), (viii) and (xii) of the definition of "Mortgage File" in the Agreement have been received and such additional information as will be necessary for making and/or delivering the certifications required by Section 2.02(a) and Section 2.02(b) of the Agreement. Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall assume for purposes of the certifications delivered pursuant to Section 2.02 of the Agreement, that one state level UCC filing and one county level UCC filing was made for each Mortgaged Property operated as a healthcare or hospitality property.


                                     B-3-2

         Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                      Respectfully,


                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                      not in its individual capacity but solely as Custodian


                                      By:______________________________________
                                         Name:
                                         Title:


                                     B-3-3

                                   EXHIBIT B-4

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN
    FOR LOANS HAVING BALANCE OF (A) $5,000,000 OR LESS, OR (B) LESS THAN 1%
                 OF OUTSTANDING POOL BALANCE, WHICHEVER IS LESS


To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York 10041
         Attn:  Commercial Mortgage Surveillance

         Moody's Investors Service, Inc.
         99 Church Street, 6th floor
         New York, New York 10007


From: Midland Loan Services, Inc., in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among the Master Servicer, Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator.

Date:    _________, 20___

Re:      Salomon Brothers Mortgage Securities VII, Inc.
         Commercial Mortgage Pass-Through Certificates, Series 2000-C3

         Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:
         ____________________
         ____________________

         Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         As Servicer under the Pooling and Servicing Agreement, we hereby:

                  1. Notify you that the Borrower has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:


                                     B-4-1

                           ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                           ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

                  2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

                  The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  The defeasance was consummated on __________, 20__.

                  The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated 'AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                         CUSIP RATE MAT PAY DATES ISSUED

                  The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                           ____ the related Borrower was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.


                                     B-4-2

                           ____     the related Borrower designated a
                                    Single-Purpose Entity (as defined in the S&P
                                    Criteria) to own the defeasance collateral;
                                    or

                           ____     the Master Servicer designated a
                                    Single-Purpose Entity (as defined in the S&P
                                    Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account in the name of the Defeasance Obligor, which account is maintained as a securities account by the Certificate Administrator acting as a securities intermediary.

                  As securities intermediary, Certificate Administrator is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                  The Master Servicer received from the Borrower written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Borrower and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.


                                     B-4-3

                  The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments, (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Borrower only after the Mortgage Loan has been paid in full, if any such release is permitted,
                  (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  The entire Principal Balance of the Mortgage Loan as of the date of defeasance was $___________ [$5,000,000 OR LESS OR LESS THAN ONE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] which is less than 1% of the Aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                  The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate
                  Certificate Balance of the Certificates as of the date of the Current Report.

                  3. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee or Custodian on its behalf for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

                  4. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

                  5. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

                  6. Agree to provide copies of all items listed in Exhibit B to you upon request.

         IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                     B-4-4

                                      MIDLAND LOAN SERVICES, INC.
                                        as Master Servicer

                                      By:______________________________________
                                         Name:
                                         Title:


                                     B-4-5

                                   EXHIBIT C-1

                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITORY


                                     C-1-1

                              (2 copies of 13 pgs)

                      [The Depository Trust Company Logo]


          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
             Without Owner Option to Redeem/Pass-Through Securities/
                           and Asset-Backed Securities


                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]

                  Salomon Brothers Mortgage Securities VII, Inc.
                      ____________________________________
                                [Name of Issuer]

                        LaSalle Bank National Association
                      _____________________________________
                                 [Name of Agent]

                                                          December 19, 2000
                                                         ___________________
                                                               [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY  10041-0099

                  Re: Salomon Brothers Mortgage Securities VII, Inc.
                      ______________________________________________________

                      Commercial Mortgage Pass-Through Certificates
                      ______________________________________________________

                      Series 2000-C3, A-1, A-2, B, C, D, E, F
                      ______________________________________________________
                                 [Issue description (the "Securities")]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated Dec. 1, 2000 (the "Document"). Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V. ["Underwriter/Placement Agent"] are distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

             1. Prior to closing on the Securities on December 19, 2000 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                     Unless this certificate is presented by an authorized
             representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents:[NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

             [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

             On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

             On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

             Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

                    [Alternative Representation Crossed Out]

             2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

             3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                            Supervisor, Proxy Unit
                            Reorganization Department
                            The Depository Trust Company
                            55 Water Street 50th Floor
                            New York, NY 10041-0099

             4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Call Notification Department
                             The Depository Trust Company
                             711 Stewart Avenue
                             Garden City, NY  11530-4719

             5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g.,legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Reorganization Department
                              Reorganization Window
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

             6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

             Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g.,legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                            Supervisor, Put Bond Unit
                            Reorganization Department
                            The Depository Trust Company
                            55 Water Street 50th Floor
                            New York, NY 10041-0099

             7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

             8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g.,adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Announcements
                             Dividend Department
                             The Depository Trust Company
                             55 Water Street 25th Floor
                             New York, NY 10041-0099

             9. Issuer represents:[NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.][The interest accrual period is record date to record date.]

                    [Alternative Representation Crossed Out]

             10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

             11. Interest payments and principal payments that are part of periodic principal-and- interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

             12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

             13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

             14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

             15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

             16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

             17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

             18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

             19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

             20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

             21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

             22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

             23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

             24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

             25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

             26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

             27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


_______________________________________________________________________________

_______________________________________________________________________________

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED IN THIS LETTER OF REPRESENTATIONS), AGENT AS WELL AS ISSUER MUST SIGN THIS LETTER. IF THERE IS NO AGENT, IN SIGNING THIS LETTER ISSUER ITSELF UNDERTAKES TO PERFORM ALL OF THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT DTC BELIEVES ACCURATELY DESCRIBE DTC, THE METHOD OF EFFECTING BOOK-ENTRY TRANSFERS OF SECURITIES DISTRIBUTED THROUGH DTC, AND CERTAIN RELATED MATTERS.


                                        Very truly yours,

                                 Salomon Brothers Mortgage Securities VII, Inc.
                                 __________________________________________
                                                       [Issuer]

                                   By: ____________________________________
                                          [Authorized Officer's Signature]

                                          LaSalle Bank National Association
                                       _______________________________________
                                                      [Agent]

                                   By: ____________________________________
                                              [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY



cc:          Underwriter/Placement Agent
             Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A


                Salomon Brothers Mortgage Securities VII, Inc.,
          Commercial Mortgage Pass-Through Certificates, Series 2000-3

Certificates        CUSIP Number        Principal Amount    Maturity Date       Interest Rate
------------        ------------        ----------------    -------------       -------------

   A-1-1             79548C AA 4          $180,689,000           7/09               6.341%
---------------------------------------------------------------------------------------------
   A-2-1             79548C AB 2          $400,000,000          10/10               6.592%
---------------------------------------------------------------------------------------------
   A-2-2             79548C AB 2          $123,600,000          10/10               6.592%
---------------------------------------------------------------------------------------------
    B-1              79548C AC 0           $43,446,000          10/10               6.758%
---------------------------------------------------------------------------------------------
    C-1              79548C AD 8           $36,586,000          11/10               6.906%
---------------------------------------------------------------------------------------------
    D-1              79548C AE 6           $13,720,000          11/10               7.204%
---------------------------------------------------------------------------------------------
    E-1              79548C AF 3           $13,720,000          11/10               7.517%
---------------------------------------------------------------------------------------------
    F-1              79548C AG 1           $13,720,000          11/10               7.595%
---------------------------------------------------------------------------------------------


                                                                      SCHEDULE B


                          SAMPLE OFFERING DOCUMENT LANGUAGE
                          DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

         [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                      [The Depository Trust Company Logo]


          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
             Without Owner Option to Redeem/Pass-Through Securities/
                           and Asset-Backed Securities


                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]

                      Salomon Brothers Mortgage Securities VII, Inc.
                      ____________________________________
                                [Name of Issuer]

                       LaSalle Bank National Association
                      _____________________________________
                                 [Name of Agent]
                                                         December 19, 2000
                                                         ___________________
                                                               [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY  10041-0099

                  Re: Salomon Brothers Mortgage Securities VII, Inc.
                      ______________________________________________________
                      Commercial Mortgage Pass-Through Certificates,
                      ______________________________________________________
                      Series 2000 C-3, Class X, Class G
                      ______________________________________________________
                                 [Issue description (the "Securities")]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated Dec. 1, 2000 (the "Document"). Salomon Smith Barney Inc., Greenwich Capital Markets, Inc. ["Underwriter/Placement Agent"] are distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

             1. Prior to closing on the Securities on December 19, 2000 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                     Unless this certificate is presented by an authorized
             representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents:[NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

             [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

             On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

             On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

             Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

                    [Alternative Representation Crossed Out]

             2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

             3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                            Supervisor, Proxy Unit
                            Reorganization Department
                            The Depository Trust Company
                            55 Water Street 50th Floor
                            New York, NY 10041-0099

             4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Call Notification Department
                             The Depository Trust Company
                             711 Stewart Avenue
                             Garden City, NY  11530-4719

             5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g.,legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Reorganization Department
                              Reorganization Window
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

             6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

             Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g.,legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                            Supervisor, Put Bond Unit
                            Reorganization Department
                            The Depository Trust Company
                            55 Water Street 50th Floor
                            New York, NY 10041-0099

             7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

             8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g.,adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                             Manager, Announcements
                             Dividend Department
                             The Depository Trust Company
                             55 Water Street 25th Floor
                             New York, NY 10041-0099

             9. Issuer represents:[NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.][The interest accrual period is record date to record date.] [Alternative Representation Crossed Out]

             10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

             11. Interest payments and principal payments that are part of periodic principal-and- interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

             12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

             13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

             14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

             15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

             16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

             17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

             18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

             19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

             20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

             21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

             22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

             23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

             24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

             25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

             26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

             27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:


                    Representations for Rule 144A Securities
_______________________________________________________________________________
________________________________________________________________________________

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED IN THIS LETTER OF REPRESENTATIONS), AGENT AS WELL AS ISSUER MUST SIGN THIS LETTER. IF THERE IS NO AGENT, IN SIGNING THIS LETTER ISSUER ITSELF UNDERTAKES TO PERFORM ALL OF THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT DTC BELIEVES ACCURATELY DESCRIBE DTC, THE METHOD OF EFFECTING BOOK-ENTRY TRANSFERS OF SECURITIES DISTRIBUTED THROUGH DTC, AND CERTAIN RELATED MATTERS.


                                  Very truly yours,

                                  Salomon Brothers Mortgage Securities VII, Inc.
                                  ______________________________________________
                                                    [Issuer]

                                  By: __________________________________________
                                         [Authorized Officer's Signature]

                                      La Salle Bank National Association
                                  ______________________________________________
                                                       [Agent]

                                  By: __________________________________________
                                         [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY



cc:          Underwriter/Placement Agent
             Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A

                Salomon Brothers Mortgage Securities VII, Inc.,
          Commercial Mortgage Pass-Through Certificates, Series 2000-3



Certificates     CUSIP Number     Principal Amount     Maturity Date     Interest Rate
------------     ------------     ----------------     -------------     -------------
    X-1           79548C AR 7       $400,000,000           12/33            1.4412%
    X-2           79548C AR 7       $400,000,000           12/33            1.4412%
    X-3           79548C AR 7       $114,661,060           12/33            1.4412%
    G-1           79548C AH 9       $ 13,720,000           11/10            8.090%

                                                                      SCHEDULE B


                          SAMPLE OFFERING DOCUMENT LANGUAGE
                          DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

         [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                      [The Depository Trust Company Logo]


                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS

         1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

         2. Issuer represents that the Securities are:[NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

                    [Alternative Representation Crossed Out]

         3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

         4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities.

--------------------------

         (1)A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering;provided, however,that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                  EXHIBIT C-2

               FORM OF ARTESIA BANKING CORPORATION COMFORT LETTER
             RELATING TO THE AMCC MORTGAGE LOAN PURCHASE AGREEMENT

                         [See Attached Comfort Letter]

               LETTERHEAD OF ARTESIA BANKING CORPORATION N.V./S.A.


                                                         As of December 12, 2000

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Ladies and Gentlemen:

         In connection with the issue, offer and sale of the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), in which Artesia Mortgage Capital Corporation ("AMCC") is involved in its capacity as a mortgage loan seller, and for which the closing date is scheduled on or about December 19, 2000, AMCC and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") will enter into a Mortgage Loan Purchase Agreement dated as of December 12, 2000 (the "Agreement"). Capitalized terms not defined herein shall have the respective meanings ascribed thereto in the Agreement.

         Taking into account the capital links between Artesia Banking Corporation N.V./S.A. ("Artesia BC") and AMCC, which is a 100% affiliate of Artesia BC, and taking into account the interest of Artesia BC in the issue, offer and sale of the Certificates and the securitization market, Artesia BC irrevocably agrees for the benefit of SBMS VII, the trustee under the pooling and servicing agreement pursuant to which the Certificates were issued and the registered holders and beneficial owners of the Certificates (collectively, the "Beneficiaries"), to do any and all things and take any and all actions which may be necessary or appropriate to enable AMCC to execute and perform all of its obligations pursuant to the Agreement (collectively, the "Obligations"), including, without limitation, making all of the representations and warranties on behalf of AMCC and supporting any financial consequences incurred by any of the liability provisions of the Agreement. Without limiting the foregoing, in the event that AMCC encounters any difficulties of a human, technical or financial nature that may endanger its execution and performance of the Obligations, Artesia BC shall provide any and all human resources, technical assistance and financial intervention that may be necessary or appropriate to ensure the execution and performance of the Obligations.

         Subject to the following sentence, Artesia BC shall keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this letter agreement and to perform its respective duties under this letter agreement. Artesia BC may, however, be merged or consolidated with or into any Person, or


                                     C-2-1
transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which Artesia BC shall be a party, or any Person succeeding to the business of Artesia BC, shall be the successor of Artesia BC hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Furthermore and subject to the following sentence, Artesia BC shall cause AMCC to keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, with a net worth of at least $15,000,000 (U.S.), and shall cause AMCC to obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Agreement and to execute and perform the Obligations. AMCC may, however, be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, Artesia BC shall cause any Person resulting from any merger or consolidation to which AMCC shall be a party, or any Person succeeding to the business of AMCC, to assume the Obligations in writing and to be the successor of AMCC under the Agreement in all respects.

         Upon the occurrence of any of the following events, Artesia BC shall become directly and primarily liable for the Obligations:

         1. A failure on the part of Artesia BC to perform its obligations under this letter agreement, which failure continues unremedied for ten days following notice by any Beneficiary to Artesia BC of such failure; or

         2. A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary cause under any present or future federal, state or foreign bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against AMCC and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

         3. AMCC shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         4. AMCC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing.


                                     C-2-2

         No delay on the part of any Beneficiary in the exercise of any right or remedy arising under this letter agreement, the Agreement or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any Beneficiary of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this letter agreement or the Agreement shall be binding upon any Beneficiary, except as expressly set forth in a writing duly signed and delivered by such Beneficiary. Failure by any Beneficiary at any time or times hereafter to require strict performance by AMCC, any other guarantor of all or any part of the Obligations or any other person or entity of any of the provisions, warranties, terms and conditions contained in the Agreement now or at any time or times hereafter executed by such persons or entities and delivered to any Beneficiary shall not waive, affect or diminish any right of any Beneficiary at any time or times hereafter to demand strict performance thereof or of this letter agreement, and such right shall not be deemed to have been waived by any act or knowledge of any Beneficiary, or any Beneficiary's respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to AMCC or Artesia BC, as applicable, specifying such waiver, and is signed by the Beneficiary against which enforcement is sought.

         To the maximum extent permitted by law, Artesia BC hereby waives any and all defenses to its obligations hereunder that would be available to a surety.

         THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         ARTESIA BC IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS LETTER AGREEMENT OR THE AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND ARTESIA BC IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. ARTESIA BC AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. ARTESIA BC WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         ARTESIA BC AGREES THAT THE BENEFICIARIES SHALL HAVE THE RIGHT TO PROCEED AGAINST IT OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE BENEFICIARIES TO ENFORCE A JUDGMENT OR OTHER


                                     C-2-3

COURT ORDER ENTERED IN FAVOR OF A BENEFICIARY. ARTESIA BC WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH A BENEFICIARY MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         ARTESIA BC IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT C/O AMCC, AT 1180 NORTHWEST MAPLE STREET, SUITE 202, ISSAQUAH, WASHINGTON 98027, ATTENTION:
GUY COOLS, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. ARTESIA BC IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS LETTER AGREEMENT OR THE AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF A BENEFICIARY TO BRING PROCEEDINGS AGAINST ARTESIA BC IN THE COURTS OF ANOTHER JURISDICTION.

         ARTESIA BC WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE AGREEMENT. ANY BENEFICIARY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LETTER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ARTESIA BC TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         Any notice, demand, request or other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given and delivered to Artesia Banking Corporation N.V./S.A., at WTC-Tower 1, Boulevard du Ro: Albert II, 30 Bte 2, 1000 Brussels, Attention:
Christel Jennes, Head of Legal Risk.

         Wherever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

         Subject to the following paragraph, this letter will remain in full force and effect and may not be terminated or otherwise revoked until the full and final repayment of all of the Certificates outstanding.

         If Artesia BC sells the majority of shares in AMCC, Artesia BC may be relieved of its obligations under this letter upon the satisfaction of all of the following conditions:


                                     C-2-4

1. the purchaser of those shares or another entity is willing to perform, and assumes in writing, the obligations of Artesia BC under this letter agreement;
2. the entity that is to assume the obligations of Artesia BC under this letter agreement has a senior unsecured debt rating of no less than "A2" from Moody's Investors Service, Inc. ("Moody's") and "A+" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.; and
3. Moody's and S&P have confirmed in writing that the substitution of the obligor hereunder will not result in the qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates.


                            [SIGNATURE PAGE FOLLOWS]


                                     C-2-5

                                       Very truly yours,

                                       ARTESIA BANKING CORPORATION N.V./S.A.


                                       By:_____________________________________
                                          Name:
                                          Title:


Acknowledged and agreed to as of the      day of
December, 2000

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


By:_______________________________________
   Name:
   Title:

Acknowledged and agreed to as of the      day of
December, 2000


WELLS FARGO BANK MINNESOTA, N.A.
As Trustee on behalf of itself and the Certificateholders


By:_______________________________________
   Name:
   Title:




                                     C-2-6

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [date]


Wells Fargo Bank Minnesota, N.A.
1100 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust Administration (CMBS)
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

            Re:  Salomon Brothers Mortgage Securities VII, Inc.,
                 Commercial Mortgage Pass-Through Certificates, Series 2000-C3

         In connection with the administration of the Mortgage Files held by you as custodian (in such capacity, the "Custodian") on behalf of the trustee under a certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, the undersigned as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and you, LaSalle Bank National Association, as Certificate Administrator and as Tax Administrator, the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.    Mortgage Loan paid in full.

                  The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.    Other. (Describe)_____________________________________________
                  ______________________________________________________________

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the


                                     D-1-1
                  provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                                 MIDLAND LOAN SERVICES, INC.
                                                 as Master Servicer


                                                 By:____________________________
                                                    Name:
                                                    Title:


                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [date]


Wells Fargo Bank Minnesota, N.A.
1100 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:  Corporate Trust Administration (CMBS)
            Salomon Brothers Mortgage Securities VII, Inc., Series2000-C3

            Re:  Salomon Brothers Mortgage Securities VII, Inc.,
                 Commercial Pass-Through Certificates, Series 2000-C3

         In connection with the administration of the Mortgage Files held by you as custodian (the "Custodian") on behalf of the Trustee (as defined below) under a certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, Midland Loan Services, Inc. as master servicer, the undersigned as special servicer ( "Special Servicer"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and you, LaSalle Bank National Association, as Certificate Administrator and as Tax Administrator, the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Custodian on behalf of the Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______   1.    The Mortgage Loan is being foreclosed.

______   2.    Other. (Describe) _______________________________________________
               _________________________________________________________________

         The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our


                                     D-2-1
receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                              LENNAR PARTNERS, INC.
                                              as Special Servicer



                                              By:_______________________________
                                                 Name:
                                                 Title:


                                     D-2-2

                                    EXHIBIT E

                       FORM OF DISTRIBUTION DATE STATEMENT

                                 [See Attached]

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
135 S. LaSalle Street Suite 1625                                Prior Payment:
Chicago, IL 60603                                               Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

Administrator:                                                          Analyst:

                       REPORTING PACKAGE TABLE OF CONTENTS

                                                                                Page(s)
                                                                                -------
Issue Id:                    REMIC Certificate Report                                           Closing Date:
ASAP #:                      Bond Interest Reconciliation                                       First Payment Date:
Monthly Data File Name:      Cash Reconciliation Summary                                        Assumed Final Payment Date:
                             15 Month Historical Loan Status Summary
                             15 Month Historical Payoff/Loss Summary
                             Historical Collateral Level Prepayment Report
                             Delinquent Loan Detail
                             Mortgage Loan Characteristics
                             Loan Level Detail
                             Specially Serviced Report
                             Modified Loan Detail
                             Realized Loss Detail
                             Appraisal Reduction Detail

                              CONTACT INFORMATION
================================================================================
                                    Issuer:
                                   Depositor:
                                  Underwriter:
                                Master Servicer:
                               Special Servicer:
                                 Rating Agency:
================================================================================



       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
================================================================================

LaSalle Web Site                              www.lnbabs.com

LaSalle Bulletin Board                        (714) 282-3990
LaSalle "ASAP" Fax Back System                (714) 282-5518
LaSalle Factor Line                           (800) 246-5761
================================================================================

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X


         ORIGINAL         OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE         CLOSING    INTEREST    INTEREST     PASS-THROUGH
CLASS   FACE VALUE(1)     BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION       BALANCE     PAYMENT    ADJUSTMENT      RATE(2)
CUSIP    Per 1,000       Per 1,000   Per 1,000     Per 1,000      Per 1,000       Per 1,000   Per 1,000   Per 1,000    Next Rate(3)
===================================================================================================================================





           0.00            0.00        0.00         0.00            0.00          0.00        0.00        0.00
===================================================================================================================================
                                                               TOTAL P&I PAYMENT              0.00
===================================================================================================================================

Notes:  (1)  N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3)  Estimated

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                          BOND INTEREST RECONCILIATION


                                                         Deductions                                   Additions
                                        ----------------------------------------------   -------------------------------------
                            Accrued                   Add.       Deferred &                Prior       Prepay-      Other
             Accrual      Certificate   Allocable    Trust       Accretion    Interest   Int. Short-    ment       Interest
          -------------
Class     Method   Days    Interest       PPIS      Expense(1)    Interest     Losses     falls Due    Penalties   Proceeds(2)
==============================================================================================================================




============================================================================================================================
                          0.00          0.00        0.00        0.00         0.00       0.00         0.00        0.00
============================================================================================================================

                            Remaining
Distributable   Interest   Outstanding      Credit Support
 Certificate    Payment     Interest     ---------------------
  Interest       Amount     Shortfalls   Original   Current(3)
==============================================================




==============================================================
0.00            0.00       0.00
==============================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                           CASH RECONCILIATION SUMMARY


       INTEREST SUMMARY
================================

Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
--------------------------------
Interest Due Trust
--------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
--------------------------------
Remittance Interest
--------------------------------

    SERVICING FEE SUMMARY
===============================

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
-------------------------------
Total Servicing Fees Paid
-------------------------------

         PPIS SUMMARY
================================

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------
PPIS Reducing Scheduled Interest
--------------------------------
PPIS Reducing Servicing Fee
--------------------------------
PPIS Due Certificate
--------------------------------


       PRINCIPAL SUMMARY
==================================

SCHEDULED PRINCIPAL:
----------------------------------
Current Scheduled Principal
Advanced Scheduled Principal
----------------------------------
Scheduled Principal Distribution
----------------------------------
UNSCHEDULED PRINCIPAL:
----------------------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
----------------------------------
Unscheduled Principal Distribution
----------------------------------
Remittance Principal
----------------------------------

----------------------------------
Servicer Wire Amount
----------------------------------

                   POOL BALANCE SUMMARY
============================================================

                                         Balance       Count
============================================================
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
============================================================

                                                  ADVANCES
----------------------------------------------------------------------------------------------------------
    PRIOR OUTSTANDING             CURRENT PERIOD                RECOVERED            ENDING OUTSTANDING
Principal        Interest     Principal      Interest       Principal Interest     Principal      Interest
==========================================================================================================



----------------------------------------------------------------------------------------------------------

11/29/20 - 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

           ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                                  Delinquency Aging Categories
                 ------------------------------------------------------------------------------------------------------
Distribution     Delinq 1 Month      Delinq 2 Months     Delinq 3+ Months          Foreclosure                REO
                 ------------------------------------------------------------------------------------------------------
    Date         #       Balance     #       Balance     #        Balance        #       Balance        #       Balance
============     ======================================================================================================




============     ======================================================================================================

                  Special Event Categories (1)
---------------------------------------------------------------
 Modifications     Specially Serviced           Bankruptcy
---------------------------------------------------------------
#      Balance     #          Balance        #         Balance
===============================================================



===============================================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

           ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

Distribution   Ending Pool (1)     Payoffs (2)        Penalties      Appraisal Reduct.(2)    Liquidations (2)   Realized Losses (2)
               ---------------------------------------------------------------------------------------------------------------------
   Date        #       Balance    #      Balance    #      Amount    #        Balance         #       Balance     #         Amount
============   =====================================================================================================================



============   =====================================================================================================================


Remaining Term      Curr Weighted Avg.
--------------------------------------
Life     Amort.     Coupon      Remit
======================================



======================================

(1)  Percentage based on pool as of cutoff.
(2)  Percentage based on pool as of beginning of period.

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure    Distribution   Initial             Payoff       Penalty      Prepayment    Maturity       Property

Control  #       Date        Balance     Code    Amount        Amount         Date         Date           Type              State
==========================   ========================================      ======================       =========================





==========================   ========================================      ======================       =========================
                             CUMULATIVE               0             0
                                                 ====================

            Remaining Term           Note
            ---------------
DSCR        Life     Amort.          Rate
=========================================




=========================================

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                             DELINQUENT LOAN DETAIL

                 Paid                 Outstanding   Out. Property                        Special
Disclosure Doc   Thru   Current P&I       P&I         Protection       Advance          Servicer      Foreclosure   Bankruptcy  REO
  Control #      Date     Advance      Advances**      Advances     Description (1)   Transfer Date      Date          Date     Date
====================================================================================================================================





====================================================================================================================================

A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < one month delinq

1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months

3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment

================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

11/29/2000 - 7:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                        Statement Date:
LaSalle Bank N.A.                                               Payment Date:
                                                                Prior Payment:
                                                                Next Payment:
                                                                Record Date:

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                          MORTGAGE LOAN CHARACTERISTICS



                        DISTRIBUTION OF PRINCIPAL BALANCES

=====================================================================================
Current Scheduled      # of         Scheduled       % of          Weighted Average
                                                              -----------------------
     Balances          Loans         Balance       Balance    Term    Coupon     DSCR
=====================================================================================





=====================================================================================
                         0              0           0.00%
=====================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance



                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

==================================================================================
Fully Amortizing     # of         Scheduled     % of           Weighted Average
                                                            ----------------------
Mortgage Loans       Loans         Balance     Balance      Term    Coupon    DSCR
==================================================================================





==================================================================================
                      0               0         0.00%
==================================================================================

                                        Minimum Remaining Term
                                        Maximum Remaining Term



                    DISTRIBUTION OF MORTGAGE INTEREST RATES

==========================================================================================
Current Mortgage           # of      Scheduled      % of             Weighted Average
                                                                 -------------------------
 Interest Rate             Loans     Balance       Balance       Term     Coupon      DSCR
==========================================================================================




==========================================================================================
                            0           0           0.00%
==========================================================================================

Minimum Mortgage Interest Rate           10.0000%
Maximum Mortgage Interest Rate           10.0000%



                    DISTRIBUTION OF REMAINING TERM (BALLOON)

==========================================================================================================
          Balloon                       # of      Scheduled      % of                Weighted Average
                                                                                --------------------------
       Mortgage Loans                   Loans     Balance       Balance         Term      Coupon      DSCR
==========================================================================================================
  0         to            60
 61         to           120
121         to           180
181         to           240
241         to           360
==========================================================================================================
                                         0           0           0.00%
==========================================================================================================

Minimum Remaining Term          0
Maximum Remaining Term          0

11/29/2000 -- 07:40 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A                                           Payment Date:
                                                           Prior Payment:
                                                           Next Payment:
                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C3
                           ABN AMRO ACCT: XX-XXXX-XX-X

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)


Debt Service     # of           Scheduled     % of
Coverage Ratio   Loans          Balance       Balance     WAMM     WAC     DSCR
================================================================================












================================================================================
                 0                 0          0.00%
================================================================================

Maximum    DSCR

Minimum    DSCR


                          DISTRIBUTION OF DSCR (CUTOFF)

Debt Service      # of          Scheduled     % of
Coverage Ratio    Loans         Balance       Balance       WAMM    WAC     DSCR
================================================================================








================================================================================
                   0                0         0.00%
================================================================================

Maximum    DSCR                         0.90

Minimum    DSCR                         0.90



                             GEOGRAPHIC DISTRIBUTION

               # of          Scheduled   % of
State          Loans         Balance     Balance       WAMM     WAC     DSCR
===============================================================================



















===============================================================================
                 0                            0.00%
===============================================================================

11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                          MORTGAGE LOAN CHARACTERISTICS




                        DISTRIBUTION OF PROPERTY TYPES

                   # of          Scheduled     % of
Property Types     Loans         Balance       Balance      WAMM    WAC     DSCR
===============================================================================
















===============================================================================
                   0                       0  0.00%
===============================================================================

                    DISTRIBUTION OF AMORTIZATION TYPE


Current Scheduled        # of        Scheduled     % of
     Balances            Loans        Balance      Balance  WAMM     WAC    DSCR
===============================================================================









                    DISTRIBUTION OF LOAN SEASONING

                    # of         Scheduled    % of
Number of Years     Loans        Balance      Balance WAMM    WAC      DSCR
===============================================================================
















===============================================================================
                    0                      0  0.00%
===============================================================================




                  DISTRIBUTION OF YEAR LOANS MATURING

                  # of           Scheduled    % of
Year              Loans          Balance      Balance    WAMM     WAC      DSCR
===============================================================================
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009 & Longer
===============================================================================
                    0                      0  0.00%
===============================================================================

11/29/2000-07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X



                                LOAN LEVEL DETAIL

                                             Operating              Ending
Disclosure       Property                    Statement  Maturity  Principal
Control #   Grp   Type     State  DSCR  NOI    Date       Date     Balance
============================================================================















============================================================================
                           W/Avg   0.00  0                            0
============================================================================

                          Spec.         Loan
  Note  Scheduled  Mod.   Serv  ASER    Status        Prepayment
  Rate    P&I      Flag   Flag  Flag    Code(1)   Amount    Penalty      Date
==============================================================================















==============================================================================
           0                                     0       0
==============================================================================


* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:


     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month

     B. P&I Adv - < one month delinq         2. P&I Adv - delinquent 2 months



     3. P&I Adv - delinquent 3+ months       5. Prepaid in Full

     4. Mat. Balloon/Assumed P&I             6. Specially Serviced



     7. Foreclosure                          9. REO

     8. Bankruptcy
                                            10. DPO


    11. Modification

11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X






                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL


                               Balance                             Remaining Term
Disclosure    Transfer   ------------------    Note    Maturity   -----------------   Property                                 NOI
Control #       Date     Scheduled   Actual    Rate     Date      Life       Amort.     Type     State   NOI       DSCR        Date
===================================================================================================================================




















11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.


                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X







          SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

Disclosure       Resolution                      Comments
Control #        Strategy
================================================================================















11/29/2000 - 07:40 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                              MODIFIED LOAN DETAIL

Disclosure       Modification         Modification                                 Modification
Control #        Date                 Code                                         Description
====================================================================================================================================







====================================================================================================================================

11/29/2000-07:40(MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                              REALIZED LOSS DETAIL

                                                                   Beginning
Distribution         Disclosure      Appraisal      Appraisal      Scheduled
Period               Control #       Date           Value          Balance
===============================================================================

-------------------------------------------------------------------------------







-------------------------------------------------------------------------------
CURRENT TOTAL                                                      0.00
CUMULATIVE                                                         0.00
===============================================================================

                                             Gross Proceeds      Aggregate         Net         Net Proceeds
                               Gross           as a % of       Liquidation      Liquidation      as a % of       Realized
                              Proceeds       Sched Principal     Expenses *      Proceeds      Sched. Balance      Loss
=========================================================================================================================












-------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                      0.00                                  0.00          0.00                          0.00
CUMULATIVE                         0.00                                  0.00          0.00                          0.00
=========================================================================================================================


         *Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.




11/29/2000-07:40(MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                                   Statement Date:
LaSalle Bank N.A.
                                                           Payment Date:

                                                           Prior Payment:

                                                           Next Payment:

                                                           Record Date:


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                 MIDLAND LOAN SERVICES, INC., AS MASTER SERVICER

                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2000-C3

                           ABN AMRO ACCT: XX-XXXX-XX-X


                           APPRAISAL REDUCTION DETAIL


Disclosure        Appraisal     Scheduled       Reduction       Note       Maturity
Control #         Red. Date     Balance         Amount          Rate       Date
===================================================================================
















     Remaining Term         Property                          Appraisal
   Life         Amort.        Type       State    DSCR      Value    Date
===================================================================================

















11/29/2000-07:40(MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 19, 2000
                 (the "Closing Date") of $__________] [evidencing a      %
                 Percentage Interest in the related Class]


Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a


                                     F-1A-1

Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

         3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

         ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

         ___      (e) Other. (Please specify brief description of method)


                                     F-1A-2

         4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

         (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

         5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

         6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.


                                                 Very truly yours,

                                                 (Transferor)


                                                 By:____________________________
                                                    Name:
                                                    Title:


                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 19, 2000
                 (the "Closing Date") of $__________] [evidencing a     %
                 Percentage Interest in the related Class]

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates, (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

         2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any


                                     F-1B-1
other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                                 Very truly yours,


                                                 (Transferor)

                                                 By:____________________________
                                                    Name:
                                                    Title:


                                     F-1B-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 19, 2000
                 (the "Closing Date") of $__________] [evidencing a      %
                 Percentage Interest in the related Class]

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.


                                     F-2A-1

         2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

         3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                                 Very truly yours,


                                                 (Transferee)

                                                 By:____________________________
                                                    Name:
                                                    Title:


                                     F-2A-2

                             Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                                 (Nominee)

                                                 By:____________________________
                                                    Name:
                                                    Title:


                                     F-2A-3

                                                         ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $_____________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar


________

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2A-4
                  institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost


                                     F-2A-5
of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    ___   ___   Will the Transferee be purchasing the Transferred Certificates
    Yes   No    only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                                 _______________________________
                                                     Print Name of Transferee


                                                 By:____________________________
                                                    Name:
                                                    Title:
                                                    Date:


                                     F-2A-6

                                                         ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2A-7

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

    ___   ___   Will the Transferee be purchasing the Transferred Certificates
    Yes   No    only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                     F-2A-8

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       Print Name of Transferee or Adviser


                                       By:______________________________________
                                           Name:
                                           Title:


                                       IF AN ADVISER:



                                       Print Name of Transferee ________________
                                       Date: ___________________________________



                                     F-2A-9

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

            Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class ____ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 19, 2000
                 (the "Closing Date") of $__________] [evidencing a      %
                 Percentage Interest in the related Class]

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc. as Special Servicer, Wells Fargo Bank Minnesota, N.A. as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

         2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, the Certificate Administrator or Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in


                                     F-2B-1
a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

         3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     [THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO
     (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1),


                                     F-2B-2

     (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS.]

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                                 Very truly yours,


                                                 (Transferee)

                                                 By:____________________________
                                                    Name:
                                                    Title:
                                                    Date:


                                     F-2B-3

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                                 (Nominee)


                                                 By:____________________________
                                                    Name:
                                                    Title:


                                     F-2B-4

                                  EXHIBIT F-2C


                        FORM I OF TRANSFEREE CERTIFICATE
          FOR TRANSFERS OF INTERESTS IN CLASS X OR CLASS G CERTIFICATES
                          WHILE HELD IN BOOK-ENTRY FORM

                                             [Date]

[TRANSFEROR]

         Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class [X][G]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in Class [X][G] Certificates having an initial [Certificate Notional Amount][Certificate Principal Balance] as of December 19, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer, Lennar Partners, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

                  2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
         (i) registered pursuant to the Securities Act and registered or


                                     F-2C-1
         qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                   Very truly yours,

                                   (Transferee)

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                     F-2C-2

                                                         ANNEX 1 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.


--------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2C-3

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)


                  3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.


                                     F-2C-4

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                  ____  ____  Will the Transferee be acquiring interests in the
                  Yes    No   Transferred Certificates only for the Transferee's
                              own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

                  8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       (Transferee)

                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:
                                            Date:


                                     F-2C-5

                                                         ANNEX 2 TO EXHIBIT F-2C


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Salomon Brothers Mortgage Securities VII, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     F-2C-6

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                  ____     ____  Will the Transferee be acquiring interests in
                  Yes      No    the Transferred Certificates only for the
                                 Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                  8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                 (Transferee or Adviser)

                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                 IF AN ADVISER:

                                 Print Name of Transferee

                                 Date:


                                     F-2C-7

                                  EXHIBIT F-2D


                        FORM II OF TRANSFEREE CERTIFICATE
          FOR TRANSFERS OF INTERESTS IN CLASS X OR CLASS G CERTIFICATES
                          WHILE HELD IN BOOK-ENTRY FORM

                                             [Date]

  [TRANSFEROR]

         Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class [X][G]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in Class [X][G] Certificates having an initial [Certificate Notional Amount][Certificate Principal Balance] as of December 19, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

                  1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as


                                     F-2D-1

Exhibit F-2C to the Pooling and Servicing Agreement or as Exhibit F-2D to the Pooling and Servicing Agreement or (B) an opinion of counsel satisfactory to the Transferor to the effect that such transfer may be made without registration under the Securities Act.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO
SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person


                                     F-2D-2
to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                  Very truly yours,


                                  By:
                                     -----------------------------------------
                                     Name:


                                     F-2D-3

                                  EXHIBIT F-3A


                         FORM OF TRANSFEROR CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHT

                                     [Date]

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013


         Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer, Lennar Partners, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee and LaSalle Bank National Association as certificate administrator and as tax administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

                  1. The Transferor is the lawful owner of the Excess Servicing Rights, with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess Servicing Fee Right a violation of
         Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.


                                     F-3A-1

                                     Very truly yours,





                                     -----------------------------------------
                                     (Transferor)


                                     By:
                                         -------------------------------------

                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------


                                     F-3A-2

                                  EXHIBIT F-3B


                         FORM OF TRANSFEREE CERTIFICATE
                 FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHT

                                     [Date]


Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York 10013


Midland Loan Services, Inc.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105


         Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _____________________
_______________________________ (the "Transferee") of the Excess Servicing Fee Right established pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee and LaSalle Bank National Association as certificate administrator and as tax administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor and initial Master Servicer, respectively, that:

                  1. The Transferee is acquiring the Excess Servicing Fee Right for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and


                                     F-3B-1
qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) the Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

                  3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any person in any manner,
(d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

                  6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                  7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by the Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in

                                     F-3B-2
part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

                  8. The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                  Very truly yours,


                                  ---------------------------------------------
                                  (Transferee)

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                       ----------------------------------------



                                     F-3B-3

                                   EXHIBIT G-1


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
       (DEFINITIVE NON-REGISTERED AND NON-INVESTMENT GRADE CERTIFICATES)

                                                [date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series2000-C3

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class ______ Certificates [having an initial Certificate [Principal Balance] [Notional Amount] as of December 19, 2000 (the "Closing Date") of $________] [evidencing a % Percentage Interest in the related Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned mortgage pass-through certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2000, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or


                                     G-1-1

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

___ The Transferred Certificates are Class [X][G] Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                       Very truly yours,


                                       (Transferee)

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                     G-1-2

                                   EXHIBIT G-2


                         FORM OF TRANSFEREE CERTIFICATE
     IN CONNECTION WITH ERISA (BOOK-ENTRY CLASS X AND CLASS G CERTIFICATES)

                                                 [Date]

[TRANSFEROR]

         Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class [X][G]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The DEPOSITORY TRUST COMPANY ("DTC") and the Depository Participants) in Class [X][G] Certificates having an initial [Certificate Notional Amount][Certificate Principal Balance] as of December 19, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor, Midland Loan Services, Inc. as master servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 or 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ The Transferred Certificates are Class [X] Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-


                                     G-2-1

         23, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and
         (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                         (Transferee)


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                     G-2-2

                                   EXHIBIT H-1


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF           )
                   ) ss:
COUNTY OF          )

           ____________________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class R, evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "Disqualified Organization" or a "non-United States Person", but in addition, if such Person is classified as a partnership under the Code, such Person can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons. For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income. A "non-United States Person" is any Person other than a "United States Person". A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust or, to the extent provided in the Treasury regulations, a trust if it was in existence on August 20, 1996 and if elected to be treated as a United States Person).


                                     H-1-1

                  3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false. In addition, the Transferee is aware the Certificate Registrar will not register any transfer of the Residual Interest Certificates to an entity classified as a partnership under the Code unless at the time of transfer, all of the beneficial owners of such entity are "United States Persons".

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
______________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, the portion of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and the portion of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.


                                     H-1-2

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed Transferee (or its current beneficial owners if such Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.


                                     H-1-3

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of
______________.


                                            [NAME OF TRANSFEREE]


                                            By:__________________________
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:

--------------------------------
[Assistant] Secretary

                  Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ______ day of __________________, ________.


                                  NOTARY PUBLIC
COUNTY OF
STATE OF
         ---------------------------

My Commission expires the _________ day of ___________, ____.


                                     H-1-4

                                   EXHIBIT H-2


                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                       [date]


LaSalle Bank National Association
135 South LaSalle Street
 Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series2000-C3

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc., as Special Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has


                                     H-2-1
found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                   Very truly yours,


                                   (Transferor)

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                     H-2-2

                                   EXHIBIT I-1


                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                       [date]


Moody's Investors Service
99 Church Street, 6th Floor
New York, New York  10007
Attention: Commercial MBS Monitoring Department

Standard & Poor's Rating Services
55 Water Street, 41st Floor
New York, New York  10041

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of December 1, 2000, and relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated __________________ to serve as the Special Servicer under the Agreement.

                  The designation of
_______________________________________________as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                     I-1-1

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                   Very truly yours,


                                   WELLS FARGO BANK MINNESOTA, N.A., as Trustee


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:
Receipt acknowledged:

MOODY'S INVESTORS SERVICE

By:
   ---------------------------------------
   Name:
   Title:
   Date:

STANDARD & POOR'S RATING SERVICES

By:
   ---------------------------------------
   Name:
   Title:
   Date:


                                     I-1-2

                                   EXHIBIT I-2


               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                         , 2000
                          -------------


Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, Maryland  21044-3562

Midland Loan Services, Inc.
210 West 10th Street, 6th floor
Kansas City, Missouri  64105

Lennar Partners, Inc.
760 NW 107th Avenue
Miami, Florida  33172

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

                  Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

                  Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of December 1, 2000 relating to Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ___________________________.


                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                     I-2-1

                                    EXHIBIT J


                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:

Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

SECURED PARTY:

Wells Fargo Bank Minnesota, N.A.(*)
as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc.,
Commercial Mortgage Pass-Through Certificates,
Series 2000-C3
45 Broadway, 12th Floor
New York, New York 10006

TEXT:


See Exhibit 1 Attached Hereto

--------
(*) Notices to the Secured Party should be sent to 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS)
- Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3.

                             EXHIBIT 1 TO EXHIBIT J

                  This Schedule I is attached to and incorporated in a financing statement pertaining to Salomon Brothers Mortgage Securities VII, Inc. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A., as trustee for the holders of the Series 2000-C3 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, Midland Loan Services, Inc. as master servicer (the "Master Servicer"), Lennar Partners, Inc. as special servicer (the "Special Servicer"), and LaSalle Bank National Association as Certificate Administrator (the "Certificate Administrator") and as Tax Administrator, relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (collectively, the "Series 2000-C3 Certificates") and pursuant to which the Debtor has transferred to the Secured Party certain commercial and multifamily mortgage loans identified on the schedule attached hereto as Exhibit A (such mortgage loans, the "Mortgage Loans"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, including, without limitation, the following:

                  1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans;

                  2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

                  3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

                  4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  5.       All REO Property;

                  6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

                  8. (a) the Distribution Account, Interest Reserve Account and Gain on Sale Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account,
                           (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

                  10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY

IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                       EXHIBIT A TO EXHIBIT 1 TO EXHIBIT J


                             MORTGAGE LOAN SCHEDULE


                             [See Attached Schedule]

                                    EXHIBIT K

                       CALCULATION OF NET OPERATING INCOME

                  With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year, trailing twelve (12) months or portion thereof,
(i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period.

                  With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Borrower arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Borrower or an Affiliate of the Borrower, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Borrower except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

                  With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year, trailing twelve (12) months or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Borrower. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                   EXHIBIT L-1


                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                        [date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3

                  In accordance with the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as Master Servicer, Lennar Partners, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator, with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information"):

                           ___      The information on the Certificate
                                    Administrator's Internet Website pursuant to
                                    Section 4.02(a) of the Pooling and Servicing
                                    Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                  3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or


                                     L-1-1
                           representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                          [BENEFICIAL HOLDER OF A
                                                   CERTIFICATE]


                                          By:
                                              -------------------------------
                                                   Name:
                                                   Title:
                                                   Telephone No.:


                                     L-1-2

                                   EXHIBIT L-2


                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                          [date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Asset-Backed Securities Trust Services Group
            Salomon Brothers Mortgage Securities VII, Inc., Series 2000-C3

                  Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3

                  In accordance with the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), Midland Loan Services, Inc. as master servicer, Lennar Partners, Inc. as special servicer, Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), and LaSalle Bank National Association as Certificate Administrator and as Tax Administrator, with respect to the Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                           ___      The information on the Certificate
                                    Administrator's Internet Website pursuant to
                                    Section 4.02(a) of the Pooling and Servicing
                                    Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                  3. In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part;


                                     L-2-1
                           provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Privately Offered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      [PROSPECTIVE PURCHASER]


                                      By:
                                          -------------------------------
                                               Name:
                                               Title:
                                               Telephone No.:


                                     L-2-2

                                   EXHIBIT M-1

                       FORM OF SBRC MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT


                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 12, 2000, between Salomon Brothers Realty Corp., a New York corporation ("SBRC"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

                  SBRC desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                  SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer ( "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                  The Depositor will acquire some of the Other Loans from Greenwich Capital Financial Products, Inc. ("GCFP"), some of the Other Loans from LaSalle Bank National Association ("LaSalle"), and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, collectively with GCFP and LaSalle, the "Other Loan Sellers").

                  SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"), pursuant to an underwriting


                                     M-1-2
agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI and Greenwich Capital, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, SSBI and Greenwich Capital. The Registered Certificates are more fully described in the prospectus dated December 12, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated December 12, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated December 12, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                  SBRC will indemnify SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and certain related parties with respect to the disclosure regarding the Mortgage Loans and SBRC contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among SBRC, SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase.

                  The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on December 19, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in December 2000 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $257,886,272, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be $___________, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                  SECTION 2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance


                                     M-1-3
policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                  (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

                  In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.


                                     M-1-4

                  The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                  (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                  (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

                  (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

                  The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

                  SECTION 4. Representations, Warranties and Covenants of the Seller.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.


                                     M-1-5

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

                  SECTION 4A. Representations, Warranties and Covenants of Purchaser.

         The Purchaser hereby represents and warrants, as of the Closing Date, that:

                  (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (f) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and


                                      M-1-6
adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

SECTION 5.        Notice of Breach; Cure, Repurchase and Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if
(i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period,
(iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly


                                     M-1-7
corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser and its servicing agent has received from the
Seller: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                  (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                  SECTION 6. Closing.

                  (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  (b) The Closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;


                                      M-1-8

                  (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                  (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents.

                  The Closing Documents shall consist of the following:

                  (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

                  (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO;

                  (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                  (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause(g) below;


                                      M-1-9

                  (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

                  (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                  (h) a written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                  (i) a written opinion of Sidley & Austin, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                  (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

                  (k) a written letter of Sidley & Austin, as special counsel to the Seller, substantially in the Form of Exhibit D-3C, relating to the disclosure in the Prospectus regarding the Mortgage Loans and SBRC, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies);

                  (l) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO, relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                  SECTION 8. Costs.

                  Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated October 20, 2000 (the "Term Sheet"), between the Seller, Greenwich Capital Financial Products, Inc., LaSalle Bank National Association and Artesia Mortgage Capital Corporation.


                                     M-1-10

                  SECTION 9. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no.: 212-816-8307, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 10. Characterization.

                  The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.


                                     M-1-11

                  SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

                  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 12. Severability of Provisions.

                  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 13. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 14. GOVERNING LAW.

                  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 15. Further Assurances.

                  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  SECTION 16. Successors and Assigns.

                  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person


                                     M-1-12
succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Amendments.

                  (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                  (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

                  SECTION 18. Entire Agreement.

                  Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.


                            [SIGNATURE PAGE FOLLOWS]


                                     M-1-13

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                                 SALOMON BROTHERS REALTY CORP.



                                                 By:____________________________
                                                     Name:
                                                     Title:


                                                 SALOMON BROTHERS MORTGAGE
                                                 SECURITIES VII, INC.



                                                 By:____________________________
                                                     Name:
                                                     Title:


                                     M-1-14

                                    EXHIBIT A


                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]


                                     M-1-15

                                       Loan /
   Control       Loan       Origi-     Property             Property                                         Zip     Property
    Number      Number      nator      Name                 Address              City            State       Code       Size
----------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                  440 South           Chicago            IL       60605    1,019,325
                                       Financial            LaSalle
                                       Place                Street
     106        6603559     SBRC       149 New              149 New             San Francisco      CA       94105       79,750
                                       Montgomery           Montgomery
                                       Street               Street
     113        6603432     SBRC       Seatac Village       1800 S. 320th       Federal Way        WA       98003      164,326
                                       Shopping             Street
                                       Center
     117        6604370     SBRC       Amerix Building      8930 Stanford       Columbia           MD       21045      154,400
                                                            Boulevard
     118        6604594     SBRC       85 Devonshire        83-89               Boston             MA       02109       91,283
                                       Street/258-262       Devonshire
                                       Washington           Street;
                                       Street               258-260
                                                            Washington
                                                            Street;
                                                            262-268
                                                            Washington
                                                            Street
     119        6602060     SBRC       Centro De            State Road          Catano             PR       00919      326,014
                                       Distribucion         No. 869,
                                       del Norte            Palmas Ward
     126        6603313     SBRC       US Storage           23711               Torrance           CA       90505       92,925
                                       Centers              Crenshaw
                                                            Boulevard
     131        6604816     SBRC       601-609              601 - 609           San Francisco      CA       94105       44,870
                                       Mission Street       Mission Street
     145        6603550     SBRC       Arlington            8655                Riverside          CA       92503          176
                                       Heights              Arlington
                                       Apartments           Avenue
     149        6604949     SBRC       Villa de             5055 East           Las Vegas          NV       89104          160
                                       Mission East         Charleston
                                                            Boulevard
     156        6605190     SBRC       Town Green at        101 Old             Wilton             CT       06897       34,410
                                       Wilton Center        Ridgefield
                                                            Road and 15
                                                            Hubbard Road
     158        6603687     SBRC       Tivoli Gardens       1010 East           Arlington          TX       76014          200
                                       Apartments           Arkansas Lane
     159        6603102     SBRC       155 Washington       155                 Albany             NY       12210       67,768
                                       Ave                  Washington
                                                            Avenue
     160        6605043     SBRC       370 Convention       370                 Redwood City       CA       94063       21,000
                                       Way                  Convention Way
     163        6604565     SBRC       Franklinton          3364-3382 US        Franklinton        NC       27525       65,366
                                       Square               Highway 1
                                       Shopping Center
     169        6603484     SBRC       The Cascades         1515 East           Ocala              FL       34470       86,951
                                                            Silver
                                                            Springs
                                                            Boulevard
     193        6604021     SBRC       K-Mart               2460 Mission        Salem              OR       97302      116,866
                                       Shopping             Street SE
                                       Center - Salem
     205        6604917     SBRC       K-Mart               4600 South          Murray             UT       84117      106,880
                                       Shopping Center -    900 East
                                       Salt Lake City       Street

     207        6605277     SBRC       Broadway Plaza       30 East 300         Salt Lake          UT       84111       23,440
                                       Building             South               City
     208        6605130     SBRC       225 Long Avenue      225 Long            Hillside           NJ       07205      157,000
                                                            Avenue
     229        6605203     SBRC       Mini-City Self       6321 Spencer        Pasadena           TX       77505       91,521
                                       Storage              Highway

                                                                                            Cross
                                                                                           Collater-
                                                                                            alized
                                                                          Cross            Mortgage
                                       Loan /                 Property   Collater-        Loan Group
   Control       Loan       Origi-     Property               Size Unit   alized          Aggregate      Ownership         Original
    Number      Number      nator      Name                     Type     (Mortgage         Cut-Off       Interest          Balance
                                                                         Loan Group)     Date Balance
------------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                       SF         No            119,577,993    Fee Simple      120,000,000
                                       Financial
                                       Place
     106        6603559     SBRC       149 New                   SF         No            18,809,602     Fee Simple       18,900,000
                                       Montgomery
                                       Street
     113        6603432     SBRC       Seatac Village            SF         No            16,087,967     Fee Simple       16,250,000
                                       Shopping
                                       Center
     117        6604370     SBRC       Amerix Building           SF         No            14,401,991     Fee Simple       14,500,000

     118        6604594     SBRC       85 Devonshire             SF         No            13,650,000     Fee Simple       13,650,000
                                       Street/258-262
                                       Washington
                                       Street





     119        6602060     SBRC       Centro De                 SF         No            11,197,298     Fee Simple       11,500,000
                                       Distribucion
                                       del Norte
     126        6603313     SBRC       US Storage                SF         No            8,365,375      Fee Simple       8,500,000
                                       Centers

     131        6604816     SBRC       601-609                   SF         No            7,372,989      Fee Simple       7,400,000
                                       Mission Street
     145        6603550     SBRC       Arlington                 Units      No            5,541,084      Fee Simple       5,600,000
                                       Heights
                                       Apartments
     149        6604949     SBRC       Villa de                  Units      No            5,178,496      Fee Simple       5,200,000
                                       Mission East

     156        6605190     SBRC       Town Green at             SF         No            4,907,937      Leasehold        4,920,000
                                       Wilton Center


     158        6603687     SBRC       Tivoli Gardens            Units      No            4,369,641      Fee Simple       4,400,000
                                       Apartments
     159        6603102     SBRC       155 Washington            SF         No            4,342,309      Fee Simple       4,400,000
                                       Ave

     160        6605043     SBRC       370 Convention            SF         No            4,270,597      Fee Simple       4,281,000
                                       Way
     163        6604565     SBRC       Franklinton               SF         No            4,183,600      Fee Simple       4,200,000
                                       Square
                                       Shopping Center
     169        6603484     SBRC       The Cascades              SF         No            3,963,920      Fee Simple       4,000,000



     193        6604021     SBRC       K-Mart                    SF         No            2,791,494      Fee Simple       2,816,000
                                       Shopping
                                       Center - Salem
     205        6604917     SBRC       K-Mart                    SF         No            2,423,568      Fee Simple       2,445,000
                                       Shopping Center -
                                       Salt Lake City

     207        6605277     SBRC       Broadway Plaza            SF         No            2,394,274      Fee Simple       2,400,000
                                       Building
     208        6605130     SBRC       225 Long Avenue           SF         No            2,391,798      Fee Simple       2,400,000

     229        6605203     SBRC       Mini-City Self            SF         No            1,664,339      Fee Simple       1,670,000
                                       Storage

                                       Loan /                                     Interest
   Control       Loan       Origi-     Property             Mortgage    Rate       Accrual       Loan            Note     Control
    Number      Number      nator      Name                    Rate     Type       Method        Type            Date      Number

------------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                   7.8900%    Fixed    Actual/360      ARD           05/02/00      101
                                       Financial
                                       Place
     106        6603559     SBRC       149 New               8.8800%    Fixed    Actual/360      Balloon       01/14/00      106
                                       Montgomery
                                       Street
     113        6603432     SBRC       Seatac Village        7.5600%    Fixed    Actual/360      ARD           08/24/99      113
                                       Shopping
                                       Center
     117        6604370     SBRC       Amerix Building       8.6600%    Fixed    Actual/360      Balloon       03/02/00      117

     118        6604594     SBRC       85 Devonshire         8.8200%    Fixed    Actual/360      Balloon       03/10/00      118
                                       Street/258-262
                                       Washington
                                       Street





     119        6602060     SBRC       Centro De             8.5400%    Fixed    Actual/360      Balloon       06/15/99      119
                                       Distribucion
                                       del Norte
     126        6603313     SBRC       US Storage            8.2900%    Fixed    Actual/360      Balloon       06/29/99      126
                                       Centers

     131        6604816     SBRC       601-609               8.2200%    Fixed    Actual/360      Balloon       04/28/00      131
                                       Mission Street
     145        6603550     SBRC       Arlington             7.5700%    Fixed    Actual/360      Balloon       07/26/99      145
                                       Heights
                                       Apartments
     149        6604949     SBRC       Villa de              7.7700%    Fixed    Actual/360      Balloon       04/13/00      149
                                       Mission East

     156        6605190     SBRC       Town Green at         8.3600%    Fixed    Actual/360      Balloon       06/14/00      156
                                       Wilton Center


     158        6603687     SBRC       Tivoli Gardens        8.0400%    Fixed    Actual/360      Balloon       11/19/99      158
                                       Apartments
     159        6603102     SBRC       155 Washington        8.2500%    Fixed    Actual/360      Balloon       09/24/99      159
                                       Ave

     160        6605043     SBRC       370 Convention        9.1900%    Fixed    Actual/360      Balloon       05/30/00      160
                                       Way
     163        6604565     SBRC       Franklinton           7.9800%    Fixed    Actual/360      Balloon       04/11/00      163
                                       Square
                                       Shopping Center
     169        6603484     SBRC       The Cascades          7.9600%    Fixed    Actual/360      Balloon       08/30/99      169



     193        6604021     SBRC       K-Mart                8.7500%    Fixed    Actual/360      Balloon       05/10/00      193
                                       Shopping
                                       Center - Salem
     205        6604917     SBRC       K-Mart                8.7000%    Fixed    Actual/360      Full          05/10/00      205
                                       Shopping Center -                                         Amort
                                       Salt Lake City

     207        6605277     SBRC       Broadway Plaza        8.4510%    Fixed    Actual/360      Balloon       06/30/00      207
                                       Building
     208        6605130     SBRC       225 Long Avenue       8.5300%    Fixed    Actual/360      Balloon       07/21/00      208

     229        6605203     SBRC       Mini-City Self        8.5700%    Fixed    Actual/360      Balloon       07/21/00      229
                                       Storage

                                                                                                                       Original
                                                                                                         Monthly        Term to
                                       Loan /                               Antici-     Scheduled         Debt         Maturity /
   Control       Loan       Origi-     Property                Loan          pated      Maturity         Service          ARD
    Number      Number      nator      Name                   Number       Repayment      Date           Payment        (months)
                                                                             Date
-----------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                    6605225       06/01/10    06/01/30        871,332.98        120
                                       Financial
                                       Place
     106        6603559     SBRC       149 New                6603559       NAP         02/01/10        150,444.64        120
                                       Montgomery
                                       Street
     113        6603432     SBRC       Seatac Village         6603432       09/01/09    09/01/29        114,290.74        120
                                       Shopping
                                       Center
     117        6604370     SBRC       Amerix Building        6604370       NAP         04/01/10        118,325.48        120

     118        6604594     SBRC       85 Devonshire          6604594       NAP         04/01/05        108,067.76(a)      60
                                       Street/258-262
                                       Washington
                                       Street





     119        6602060     SBRC       Centro De              6602060       NAP         07/01/09        100,091.00        120
                                       Distribucion
                                       del Norte
     126        6603313     SBRC       US Storage             6603313       NAP         07/01/09         67,245.62        120
                                       Centers

     131        6604816     SBRC       601-609                6604816       NAP         05/01/10         55,437.74        120
                                       Mission Street
     145        6603550     SBRC       Arlington              6603550       NAP         08/01/09         39,424.78        120
                                       Heights
                                       Apartments
     149        6604949     SBRC       Villa de               6604949       NAP         05/01/10         37,325.33        120
                                       Mission East

     156        6605190     SBRC       Town Green at          6605190       NAP         07/01/10         37,343.47        120
                                       Wilton Center


     158        6603687     SBRC       Tivoli Gardens         6603687       NAP         12/01/09         32,408.42        120
                                       Apartments
     159        6603102     SBRC       155 Washington         6603102       NAP         10/01/09         34,691.81        120
                                       Ave

     160        6605043     SBRC       370 Convention         6605043       NAP         06/01/07         35,032.75         84
                                       Way
     163        6604565     SBRC       Franklinton            6604565       NAP         05/01/10         30,759.57        120
                                       Square
                                       Shopping Center
     169        6603484     SBRC       The Cascades           6603484       NAP         09/01/09         29,239.12        120



     193        6604021     SBRC       K-Mart                 6604021       NAP         06/01/10         24,885.29        120
                                       Shopping
                                       Center - Salem
     205        6604917     SBRC       K-Mart                 6604917       NAP         06/01/20         21,528.79        240
                                       Shopping Center -
                                       Salt Lake City

     207        6605277     SBRC       Broadway Plaza         6605277       NAP         07/01/10         18,370.64        120
                                       Building
     208        6605130     SBRC       225 Long Avenue        6605130       NAP         08/01/10         19,373.99        120

     229        6605203     SBRC       Mini-City Self         6605203       NAP         08/01/10         13,526.16        120
                                       Storage

                                                             Stated                              Stated
                                                            Original               Remaining   Remaining
                                                             Amort-                 Term to      Amort-
                                       Loan /                ization               Maturity /   ization           Cut-off
   Control       Loan       Origi-     Property                Term     Seasoning      ARD        Term              Date
    Number      Number      nator      Name                  (months)    (months)   (months)    (months)          Balance
----------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                     360          6          114         354         119,577,992.90
                                       Financial
                                       Place
     106        6603559     SBRC       149 New                 360          10         110         350          18,809,602.27
                                       Montgomery
                                       Street
     113        6603432     SBRC       Seatac Village          360          15         105         345          16,087,967.31
                                       Shopping
                                       Center
     117        6604370     SBRC       Amerix Building         300          8          112         292          14,401,990.84

     118        6604594     SBRC       85 Devonshire           360          8          52          360          13,650,000.00
                                       Street/258-262
                                       Washington
                                       Street





     119        6602060     SBRC       Centro De               240          17         103         223          11,197,297.78
                                       Distribucion
                                       del Norte
     126        6603313     SBRC       US Storage              300          17         103         283          8,365,375.11
                                       Centers

     131        6604816     SBRC       601-609                 360          7          113         353          7,372,988.89
                                       Mission Street
     145        6603550     SBRC       Arlington               360          16         104         344          5,541,084.10
                                       Heights
                                       Apartments
     149        6604949     SBRC       Villa de                360          7          113         353          5,178,495.88
                                       Mission East

     156        6605190     SBRC       Town Green at           360          5          115         355          4,907,937.15
                                       Wilton Center


     158        6603687     SBRC       Tivoli Gardens          360          12         108         348          4,369,641.03
                                       Apartments
     159        6603102     SBRC       155 Washington          300          14         106         286          4,342,309.01
                                       Ave

     160        6605043     SBRC       370 Convention          360          6          78          354          4,270,597.44
                                       Way
     163        6604565     SBRC       Franklinton             360          7          113         353          4,183,599.97
                                       Square
                                       Shopping Center
     169        6603484     SBRC       The Cascades            360          15         105         345          3,963,919.71



     193        6604021     SBRC       K-Mart                  240          6          114         234          2,791,494.14
                                       Shopping
                                       Center - Salem
     205        6604917     SBRC       K-Mart                  240          6          234         234          2,423,568.25
                                       Shopping Center -
                                       Salt Lake City

     207        6605277     SBRC       Broadway Plaza          360          5          115         355          2,394,273.84
                                       Building
     208        6605130     SBRC       225 Long Avenue         300          4          116         296          2,391,797.50

     229        6605203     SBRC       Mini-City Self          300          4          116         296          1,664,338.67
                                       Storage


                                                                                                                              Yield
                                                                                                                            Mainten-
                                                                     Loan                                       Yield         ance
                                       Loan /                     Balance at          Defease   Defease      Maintenance     Period
   Control       Loan       Origi-     Property                    Maturity            Start      End          Period         End
    Number      Number      nator      Name                         / ARD               Date      Date       Start Date       Date
------------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                      107,023,577.63       01/01/03    03/31/10       NAP           NAP
                                       Financial
                                       Place
     106        6603559     SBRC       149 New                   17,241,569.01       01/01/03    12/31/09       NAP           NAP
                                       Montgomery
                                       Street
     113        6603432     SBRC       Seatac Village            14,379,170.94       01/01/03    07/31/09       NAP           NAP
                                       Shopping
                                       Center
     117        6604370     SBRC       Amerix Building           12,174,183.42       01/01/03    01/31/10       NAP           NAP

     118        6604594     SBRC       85 Devonshire             13,393,160.23       01/01/03    12/31/04       NAP           NAP
                                       Street/258-262
                                       Washington
                                       Street





     119        6602060     SBRC       Centro De                 8,267,091.48        01/01/03    04/30/09       NAP           NAP
                                       Distribucion
                                       del Norte
     126        6603313     SBRC       US Storage                7,068,356.30        01/01/03    03/31/09       NAP           NAP
                                       Centers

     131        6604816     SBRC       601-609                   6,652,916.02        01/01/03    02/28/10       NAP           NAP
                                       Mission Street
     145        6603550     SBRC       Arlington                 4,957,351.70        01/01/03    05/31/09       NAP           NAP
                                       Heights
                                       Apartments
     149        6604949     SBRC       Villa de                  4,625,029.92        01/01/03    02/28/10       NAP           NAP
                                       Mission East

     156        6605190     SBRC       Town Green at             4,437,450.57        01/01/03    04/30/10       NAP           NAP
                                       Wilton Center


     158        6603687     SBRC       Tivoli Gardens            3,939,681.02        01/01/03    09/30/09       NAP           NAP
                                       Apartments
     159        6603102     SBRC       155 Washington            3,653,778.88        01/01/03    07/31/09       NAP           NAP
                                       Ave

     160        6605043     SBRC       370 Convention            4,071,564.28        01/01/03    03/31/07       NAP           NAP
                                       Way
     163        6604565     SBRC       Franklinton               3,754,628.03        01/01/03    02/28/10       NAP           NAP
                                       Square
                                       Shopping Center
     169        6603484     SBRC       The Cascades              3,574,308.22        01/01/03    06/30/09       NAP           NAP



     193        6604021     SBRC       K-Mart                    2,036,820.22        01/01/03    03/31/10       NAP           NAP
                                       Shopping
                                       Center - Salem
     205        6604917     SBRC       K-Mart                      128,965.76        01/01/03    03/31/20       NAP           NAP
                                       Shopping Center -
                                       Salt Lake City

     207        6605277     SBRC       Broadway Plaza            2,169,121.33        01/01/03    04/30/10       NAP           NAP
                                       Building
     208        6605130     SBRC       225 Long Avenue           2,007,631.81        01/01/03    06/30/10       NAP           NAP

     229        6605203     SBRC       Mini-City Self            1,398,516.89        01/01/03    05/31/10       NAP           NAP
                                       Storage

                                                                Prepay-     Prepay-
                                                                 ment         ment       Yield           Yield          Master
                                       Loan /                   Penalty     Penalty   Maintenance     Maintenance     Servicing
   Control       Loan       Origi-     Property                  Start        End     Calculation       Interest         Fee
    Number      Number      nator      Name                      Date         Date       Method           Rate           Rate
-------------------------------------------------------------------------------------------------------------------------------
     101        6605225     SBRC       One                        NAP         NAP          NAP             NAP          0.0200%
                                       Financial
                                       Place
     106        6603559     SBRC       149 New                    NAP         NAP          NAP             NAP          0.0200%
                                       Montgomery
                                       Street
     113        6603432     SBRC       Seatac Village             NAP         NAP          NAP             NAP          0.0200%
                                       Shopping
                                       Center
     117        6604370     SBRC       Amerix Building            NAP         NAP          NAP             NAP          0.0200%

     118        6604594     SBRC       85 Devonshire              NAP         NAP          NAP             NAP          0.0200%
                                       Street/258-262
                                       Washington
                                       Street





     119        6602060     SBRC       Centro De                  NAP         NAP          NAP             NAP          0.0200%
                                       Distribucion
                                       del Norte
     126        6603313     SBRC       US Storage                 NAP         NAP          NAP             NAP          0.0200%
                                       Centers

     131        6604816     SBRC       601-609                    NAP         NAP          NAP             NAP          0.0200%
                                       Mission Street
     145        6603550     SBRC       Arlington                  NAP         NAP          NAP             NAP          0.0200%
                                       Heights
                                       Apartments
     149        6604949     SBRC       Villa de                   NAP         NAP          NAP             NAP          0.0200%
                                       Mission East

     156        6605190     SBRC       Town Green at              NAP         NAP          NAP             NAP          0.0200%
                                       Wilton Center


     158        6603687     SBRC       Tivoli Gardens             NAP         NAP          NAP             NAP          0.0200%
                                       Apartments
     159        6603102     SBRC       155 Washington             NAP         NAP          NAP             NAP          0.0200%
                                       Ave

     160        6605043     SBRC       370 Convention             NAP         NAP          NAP             NAP          0.0200%
                                       Way
     163        6604565     SBRC       Franklinton                NAP         NAP          NAP             NAP          0.0200%
                                       Square
                                       Shopping Center
     169        6603484     SBRC       The Cascades               NAP         NAP          NAP             NAP          0.0200%



     193        6604021     SBRC       K-Mart                     NAP         NAP          NAP             NAP          0.0200%
                                       Shopping
                                       Center - Salem
     205        6604917     SBRC       K-Mart                     NAP         NAP          NAP             NAP          0.0200%
                                       Shopping Center -
                                       Salt Lake City

     207        6605277     SBRC       Broadway Plaza             NAP         NAP          NAP             NAP          0.0200%
                                       Building
     208        6605130     SBRC       225 Long Avenue            NAP         NAP          NAP             NAP          0.0200%

     229        6605203     SBRC       Mini-City Self             NAP         NAP          NAP             NAP          0.0200%
                                       Storage


                                     M-1-16

                                    EXHIBIT B

                    CORPORATE REPRESENTATIONS AND WARRANTIES

       The Seller hereby represents and warrants, as of the Closing Date, that:

                 (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of New York. The principal place of business and chief executive office of the Seller is located in the State of New York.

                 (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                 (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                 (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets. Attached hereto as Exhibit E are true, correct, and complete copies of the Seller's organizational documents in effect as of the Closing Date.

                 (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                 (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                 (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation

                                     M-1-17
by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                 (h) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                 (i) The transfer of the Mortgage Loans by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                 (j) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                 (k) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

                 (l) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                 (m) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                 (n) In connection with, and at the time of, its transfer of the Mortgage Loans hereunder, the Seller will receive consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

                 (o) The execution, delivery and performance of this Agreement by the Seller constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the Seller.

                 (p) Seller is not a party to or bound by a written or oral agreement granting to any person or entity an option or right of first refusal or other arrangement to acquire directly or indirectly any of the Mortgage Loans.


                                     M-1-18

                                    EXHIBIT C

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

                 The Seller (with respect to each Mortgage Loan unless otherwise indicated) hereby represents and warrants to SBMS VII and its successors and assigns as provided in this Agreement (subject to the qualifications with respect to matters of enforceability set forth below in the last paragraph of this Exhibit C) that as of the date specified below or, if no such date is specified, as of the date hereof, and as of the Closing Date and subject to the exceptions disclosed on Schedule C-1 attached hereto:

                 (1) Mortgage Loan Characteristics. The information set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects; provided, however, that with respect to the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1998 NOI," "1999 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR," the Seller represents only that such information is a correct and accurate reproduction or derivation, as adjusted by the Seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the related Borrower (or an affiliate or principal thereof) and takes no responsibility for the accuracy or completeness of any such information provided by the related Borrower (or such affiliate or principal); provided, further, that the Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the Seller in connection with its origination or purchase of the Mortgage Loans.

       (2) Domestic Borrower. The related Borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

       (3) Single-Purpose, Bankruptcy Remote Entity. Each Borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, and whose organizational documents as of the date of origination of the Mortgage Loan provide that so long as the Mortgage Loan is outstanding, it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such Borrower remote, and as to which the Borrower has delivered an opinion of counsel concerning substantive non-consolidation and as to which the Borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a Person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, has its own books and records separate and apart from any other Person and holds itself out as being a legal entity, separate and apart from any other Person.


                                     M-1-19

       (4) Delivery of Mortgage Loans Documents. The Seller has caused or will cause to be delivered to the Purchaser (or its designee) within the time period prescribed in Section 2 each of the documents comprising the Mortgage File for such Mortgage Loan.

       (5) Payment Current. All payments required to be made with respect to such Mortgage Loan under the terms of the related Mortgage Note or the related Mortgage (inclusive of any applicable grace or cure period) up to the Closing Date have been made. Within the twelve months preceding the Closing Date, there has not been any delinquency in excess of 30 days with respect to such Mortgage Loan.

       (6) Equity Participation or Participation Interest. Such Mortgage Loan contains no equity participation by the Seller and is a whole loan and not a participation interest. Neither the related Note nor the related Mortgage provides for negative amortization, unless the Mortgage Loan is an ARD loan, or any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. The Seller has no ownership interest in such Mortgaged Property or the related Borrower other than in such Mortgage Loan being sold and assigned. Neither the Seller nor any affiliate of the Seller has any obligation to make any capital contributions to the related Borrower under the Mortgage or any other related Mortgage Loan document.

       (7) Compliance with Applicable Laws. As of the date of its origination, such Mortgage Loan either complied with, or was exempt from, applicable federal or state laws, regulations and other requirements pertaining to usury. To the best of the Seller's knowledge, as of the date of origination of such Mortgage Loan, the related originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan. No governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Seller, and the Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability of such Mortgage Loan and the effective sale, transfer and assignment thereof and of the related Mortgage Note, the originator and/or the Seller and, if applicable, each subsequent holder of the related Mortgage Note each was qualified and appropriately licensed to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the related Mortgage Note.

       (8) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed (although certain reserve accounts controlled by the Seller may have been established as described in Schedule C-2), and there is no requirement for future advances thereunder.

       (9) Origination Expenses Paid. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related Borrower.

       (10) Documents Valid. Each of the related Mortgage Note, the related Mortgage and any other related Mortgage Loan document is the legal, valid and binding obligation of the related Borrower, the related guarantor or other party executing such document (subject to any

                                     M-1-20
non-recourse or partial recourse provisions contained therein), and is enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to such Mortgage Note, Mortgage or any other Mortgage Loan document, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or Mortgage unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including, without limitation, the defense of usury, and the Seller has no knowledge that any such offset, defense, counterclaim, or right of rescission has been asserted or is available with respect thereto. Except as described in the immediately following sentence, the related Mortgage Note and the related Mortgage do not require the related mortgagee to release any portion of the related Mortgaged Property except upon payment in full of such Mortgage Loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans, certain Mortgage Loans secured by multiple Mortgaged Properties, and certain Mortgage Loans secured by one or more parcels constituting a single Mortgaged Property, the related mortgagee may be required to release a Mortgaged Property or a portion thereof upon payment of a portion of the related Mortgage Loan as specified in the related Mortgage Loan documents.

       (11) Assignment of Mortgage; Note Endorsement. The related Assignment of Mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Seller) is or will be in recordable form and constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of the related Mortgage and any related Assignment of Leases or assignment of Assignment of Leases. The Seller's endorsement and delivery of the related Mortgage Note to the Purchaser in accordance with the terms of this Agreement constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of such Mortgage Note, and together with the Seller's execution and delivery of such Assignment of Mortgage to the Purchaser, legally and validly conveys or will convey all right, title and interest of the Seller in such Mortgage Loan to the Purchaser. Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

       (12) Assignment of Leases. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 13 below) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein;

       (13) First Lien. The related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property) which Mortgaged Property is free and clear of all liens and encumbrances having priority over or equal to the first lien of such Mortgage, except for (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not materially and adversely (i) affect the value of such Mortgaged Property as security for such

                                     M-1-21

Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required interest and principal payments or to make use of such Mortgaged Property for the intended purposes therefor, (c) leases and subleases pertaining to such Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage (provided that such leases and subleases, if any, are with entities which are not affiliated with the Seller), and (d) other matters which do not, individually or in the aggregate, materially and adversely
(i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor. Subject to the foregoing exceptions, the related Assignment of Leases has the same priority as the related Mortgage.

       (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) neither the related Note nor the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File, none of which alter the information on the Mortgage Loan Schedule or make any of the other representations in this Agreement untrue) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

       (15) Defeasance. A Mortgage Loan which permits defeasance provides that, no earlier than the second anniversary of the Closing Date (or, in the case of any Mortgage Loan included in its own Loan REMIC, no earlier than the second anniversary of the "startup day" of such Loan REMIC), the related Borrower may obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of non-callable U.S. Treasury or other non-callable U.S. government obligations that provide for payments on or prior to all successive payment dates to maturity (or, in the case of an ARD Loan, through the related Anticipated Repayment Date) in the amounts due on such dates and upon the satisfaction of certain other conditions. A Mortgage Loan that permits defeasance provides that related Borrower is responsible for all reasonable costs incurred in connection with the defeasance of any such Mortgage Loan and the release of the related Mortgaged Property. A Mortgage Loan that permits defeasance provides that the related Borrower is responsible for all cots incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgage Property. A Mortgage Loan that permits defeasance requires that a first priority perfected security interest opinion be provided and also requires the related Borrower to provide either a REMIC opinion, as a condition to exercise of any defeasance option or a written confirmation from the Rating Agencies indicating that such defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates. For all loans with a Cut-off Date Balance over $5,000,000, as a condition to the exercise of any defeasance option, either rating agency confirmation or lender approval is required. In addition, the related Mortgage or other related Mortgage Loan documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the Mortgage Loan and release of the related Mortgaged Property:


                                     M-1-22

              (a) the related Borrower must provide the mortgagee with a prior written notice of not less than 30 days;

              (b) the related Borrower must either (i) deliver to the mortgagee or the servicer of the Mortgage Loan, as the case may be, government obligations described above in this Paragraph 15 or (ii) pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this Paragraph 15;

              (c) the related Borrower must deliver an officer's certificate to the effect that all of its obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

              (d) the related Borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

       (16) No Delinquent Taxes or Assessments. All tax or governmental assessments, or installments thereof, which were due on or prior to the date of origination had been paid as of such date and the Seller knows of no tax or governmental assessment, or if payable in installments, any installment thereof, which became due and owing thereafter and prior to the Closing Date in respect of the related Mortgaged Property, which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

       (17) Escrow or Reserve Deposits. As of the Closing Date, the related reserve account(s), if any, contain all escrow deposits and other payments required by the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) to be held by the Seller as of the Closing Date. Pursuant to Section 2 hereof, the Seller is transferring all amounts on deposit in the related reserve account(s) to the Purchaser, or to the extent not being transferred to the Purchaser, all escrow deposits and other payments required under the related Mortgage Note, the related Mortgage and any other related Mortgage Loan documents have been applied in accordance with their intended purposes by the related Mortgage Loan originator, the Seller or its agent.

       (18) No Third Party Advances. The Seller has not, directly or indirectly,
(a) advanced funds, (b) induced or solicited any payment from a Person other than the related Borrower, or (c) to the Seller's knowledge, received any payment other than from such Borrower, for the payment of any amount required under the related Mortgage Note or the related Mortgage, except for interest accruing from the date of such Mortgage Note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such Mortgage Note.

       (19) No Condemnation or Damages. To the best of the Seller's knowledge, no proceedings for the total or partial condemnation of the related Mortgaged Property (a) have

                                     M-1-23
occurred since the date as of which the appraisal relied upon in the origination of such Mortgage Loan was prepared, or (b) are pending or threatened other than, in each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan. To the best of Seller's knowledge, the related Mortgaged Property is free of material damage. The related Mortgage requires that any related condemnation award and/or insurance proceeds be applied either to the restoration of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

       (20) No Mechanics' Liens. To the Seller's knowledge, the related Mortgaged Property (excluding any related personal property) (a) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and (b) no rights are outstanding that, under applicable law, could give rise to any of these types of liens, any of which liens are or may be prior to, or equal with, the lien of the related Mortgage, except, with respect to clauses (a) and
(b) above in this Paragraph 20, those which are insured against by the related lender's title insurance policy referred to in Paragraph 24 of this Exhibit C below.

       (21) Title Survey: Improvements; Separate Tax Parcels. The Seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to the related Mortgaged Property which satisfied, or the Seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any related Mortgaged Property located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted and such standard general exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. The property described in the survey is the same as the Mortgaged Property described in the Mortgage and the lender's title insurance policy. Except for encroachments and similar matters which are inconsequential, do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan, or are insured against by the related lender's title insurance policy described in Paragraph 24 of this Exhibit C below, surveys and/or title insurance obtained at the time of the origination of such Mortgage Loan indicated or insured that (a) none of the improvements which were included for the purpose of determining the appraised value of such Mortgaged Property in the related appraisal obtained in connection with of the origination of such Mortgage Loan lie outside the boundaries and building restriction lines of such Mortgaged Property, and (b) no improvements on adjoining properties encroach upon such Mortgaged Property. The related Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related lender's title insurance policy. No one other than the related Borrower, any guarantor or indemnitor, any tenants under the requirements of tenant leases or (if it escrows real estate taxes) the related mortgagee is obligated under the related Mortgage Loan documents to pay real estate taxes on the Mortgaged Property.

       (22) Title. The Seller has good and marketable title to and is the sole and lawful owner and beneficial holder of such Mortgage Loan. The Seller has full power, authority and legal right to sell and assign such Mortgage Loan hereunder, is the sole mortgagee or beneficiary of record under the related Mortgage and is transferring such Mortgage Loan to the Purchaser

                                     M-1-24
free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

       (23) Compliance with Laws. To the best of the Seller's knowledge (based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the related Borrower at the time of origination of such Mortgage Loan or other information reasonably acceptable to the Seller based on the Seller's underwriting standards at the time of its origination thereof), (a) no improvements located on or forming a part of the related Mortgaged Property are in violation of any applicable zoning and building laws or ordinances, (b) the related Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof (excluding Environmental Laws which are addressed in Paragraph 35 and Paragraph 36 below) and all applicable insurance requirements, (c) such Borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including, but not limited to, certificates of occupancy (if available), and (d) the Seller has not received notification from any governmental authority that such Mortgaged Property violates or does not comply with such laws or regulations or is being used, operated or occupied unlawfully or that such Borrower has failed to obtain such inspections, licenses, permits, authorizations, or certificates, except for such violation or non-compliance (i) which does not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan, (ii) which is specifically addressed by the appraiser in the determination of the related appraised value in connection with the origination of such Mortgage Loan, or (iii) for which a reserve account held for the Seller has been established in an amount sufficient to pay for the estimated costs to correct such violations or non-compliance.

       (24) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of such Mortgage Loan (after all advances of principal) insuring the Seller and its successors and assigns that the related Mortgage is a valid first lien on the related Mortgaged Property, subject only to exceptions described in Paragraph 13 of this Exhibit C above (or, if such a title insurance policy has not yet been issued in respect of such Mortgage Loan, such a policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing such Mortgage Loan). The premium for such title insurance policy has been paid in full and such title insurance policy is (or, when issued, will be) in full force and effect, and upon endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records, such title insurance policy will inure to the benefit of the Purchaser. Such title insurance policy (a) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely (i) affect the value of the related Mortgaged Property as security for the Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments, boundary and other survey matters as are customarily accepted by prudent

                                     M-1-25
commercial mortgage lenders. The Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. The Seller has not made any claim under such title insurance policy.

       (25) Insurance Related to Mortgaged Property. All improvements on the related Mortgaged Property are insured by (a) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (i) the full replacement cost of all improvements to such Mortgaged Property (without deduction for depreciation), and (ii) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy, which policy contains a standard mortgagee clause naming the originator or the Seller and its successors as additional insureds; (b) an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of such Mortgaged Property; (c) a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and (d) if any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (i) the stated principal amount of the related Mortgage Note, and
(ii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. As of the Closing Date, the insurance premium for each such insurance policy shall have been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days' prior written notice to the mortgagee (except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days' prior written notice), and no such notice has been received by the Seller. With respect to each such insurance policy, the Seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that such insurance policy is in full force and effect. The Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The related Mortgage Loan documents require the related Borrower or a tenant of such Borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the related Borrower's expense upon such Borrower's or such tenant's failure to do so (subject to any applicable notice or cure periods). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

       (26) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (a) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law, have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in such furniture, fixtures, equipment and other personal property.


                                     M-1-26

       (27) Default, Breach and Acceleration. There is no material default, breach, violation or event of acceleration existing under the related loan agreement, related Mortgage Note or the related Mortgage, and the Seller has no knowledge of any event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C. The Seller has no knowledge, after performing at the time of origination of the related Mortgage Loan due diligence customarily performed by prudent commercial lenders at the time of such origination, that the related Borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

       (28) Customary Provisions. The related Mortgage Note, the related Mortgage, and the related Assignment of Leases, together with applicable state law, contain customary and enforceable provisions (including, without limitation, those relating to receivers) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

       (29) Access Routes. (a) Surveys, title insurance reports, the title insurance policy or other relevant documents contained in the related Mortgage File indicate that at the time of origination of such Mortgage Loan the related Borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property obtained in connection with the origination of such Mortgage Loan, as being critical to the appraised value thereof, and (b) such Mortgaged Property was receiving services from public or private water, sewer and other utilities that were adequate as of the date that the Mortgage Loan was originated, and none of such services is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

       (30) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Borrower as lessee under a ground lease of all or a portion of the related Mortgaged Property (a "Ground Lease"), but the related fee interest in the portion of such Mortgaged Property covered by such Ground Lease (the "Fee Interest") is not subject or subordinate to the lien of the related Mortgage, the Seller hereby represents and warrants that:

              (a) as of the Closing Date, such Ground Lease is in full force and effect, and such Ground Lease or a memorandum thereof has been duly recorded in the applicable real estate records and (i) such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property of such lessee in a manner that would interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, or a separate written agreement permitting such encumbrance has been obtained, and (ii) there have been no material changes in the terms of such Ground Lease that would be

                                     M-1-27
       binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the related Mortgage File;

              (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the related Mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

              (c) the related lessee's interest in such Ground Lease may be transferred to the Purchaser and its successors and assigns through a foreclosure of the related Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the related mortgagee and its successors and assigns, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either (i) it has been obtained prior to the Closing Date, or (ii) it may not be unreasonably withheld), provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

              (d) the related lessor is required to give notice of any default under such Ground Lease by the related lessee to the mortgagee either under the terms of such Ground Lease or under the terms of a separate estoppel letter or written agreement;

              (e) the related mortgagee is entitled, under the terms of such Ground Lease or a separate estoppel letter or written agreement, to receive notice of any default by the related lessee under such Ground Lease, and after any default notice, is entitled to not less than the time provided to the related lessee under such Ground Lease to cure such default (which is, in any event, a commercially reasonable time period), which is curable during such period before the lessor may terminate the Ground Lease; all rights of the related lessee under the Ground Lease may be exercised by or on behalf of the mortgagee;

              (f) the currently effective term of such Ground Lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 20 years beyond the Stated Maturity Date of such Mortgage Loan;

              (g) such Ground Lease does not impose any restrictions on subletting which the Seller considered to be commercially unreasonable at the time of its origination or purchase of such Mortgage Loan or that a prudent commercial mortgage lender would have considered unreasonable at such date;

              (h) as of the Closing Date, (i) no event of default has occurred under such Ground Lease and (ii) to Seller's knowledge, no event has occurred which, with the passage of time, the giving of notice or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of such Ground Lease;

              (i) the related lessor has agreed in a writing included in the related Mortgage File that such Ground Lease may not be amended, modified, cancelled or

                                     M-1-28
       terminated without the prior written consent of the Seller or the mortgagee and that any such action without such consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the Ground Lease following notice thereof from the lessor as set forth in clause (e) of this Paragraph 29, the lessor is required to enter into a new ground lease upon termination of such Ground Lease for any reason (including, without limitation, rejection of such Ground Lease in a bankruptcy proceeding);

              (j) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to (i) the repair or restoration of all or part of the related Mortgaged Property covered by such Ground Lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses (except where such Mortgage Loan provides that the related Borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (ii) the payment of the outstanding principal balance of and accrued interest on such Mortgage Loan; and

              (k) there are no existing mortgages on the Fee Interest which can be foreclosed upon that are not subject to the Ground Lease, and the provisions of the Ground Lease and/or other documents related thereto and included as part of the related Mortgage File preclude the creation of any future mortgage on the Fee Interest that can be foreclosed upon not subject to the Ground Lease.

              (l) except for fixed or determinable increases expressly set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee during the term of the Mortgage Loan.

              (m) the terms of any related Ground Lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated, or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

       (31) Deed of Trust. With respect to any related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the related Borrower or (b) the release of the related Mortgaged Property following the payment of the related Mortgage Loan in full, no fees or expenses are payable by the Seller or the Purchaser to such trustee.

       (32) Cross-Security. The related Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator of such Mortgage Loan or the Seller other than another Mortgage Loan being sold, transferred and assigned by the Seller under this Agreement, or (b) to the Seller's knowledge, any other obligations owed to any Person other than the Seller. The related Mortgage Note is not secured by any real property other than a Mortgaged Property. Each related Mortgage does not provide or permit, without the

                                     M-1-29
prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other Mortgage Loan.

       (33) Assignment of Leases. Except with respect to the related Mortgaged Property or that portion of the related Mortgaged Property that is occupied by the related Borrower, the related Mortgage Loan documents contain the provisions of an Assignment of Leases or include a separate Assignment of Leases. Any related Assignment of Leases incorporated within the related Mortgage or set forth in a separate Mortgage Loan document creates on recordation (with the same priority as the related Mortgage) a valid assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

       (34) REMIC. (a) Such Mortgage Loan is principally secured by an interest in real property and either (i) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination of such Mortgage Loan or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination of such Mortgage Loan, was the only security for such Mortgage Loan; (b) such Mortgage Loan contains no equity participation by the Seller, and neither the related Mortgage Note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the related Mortgaged Property; and (c) such Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G(3)(A) of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.860G-1(a)(3).

       (35) Environmental Site Assessments. Environmental Site Assessments (collectively, the "ESAs"), transaction screen assessments, studies or updates prepared or obtained within [ ] months prior to the Closing Date in connection with the origination of such Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (a) those cases where such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (c) those conditions in which soil or groundwater contamination was suspected or identified and either (i) such condition or circumstance was remediated or abated prior to the date of closing of the related Mortgage Loan, (ii) a "no further action" letter was obtained from the applicable regulatory authority, or (iii) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (d) those cases in which (i) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (ii) a responsible party has been identified under applicable law, and (iii) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no further action"

                                     M-1-30
letter from the applicable regulatory agency, established a remediation fund, or provided a guaranty or indemnity to the related Borrower.

       (36) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in Paragraph 34 of this Exhibit C above, the Seller: (a) has not received actual notice from any federal, state or other governmental authority of (i) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws, or (ii) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; (b) has not received actual notice from the related Borrower that (i) such Borrower has received any such notice from any such governmental authority, (ii) such Mortgaged Property fails to comply with any applicable Environmental Laws, or (iii) such Borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; or (c) has no actual knowledge that (i) the related Mortgaged Property fails to materially comply with any applicable Environmental Laws or (ii) there has been any known or threatened release of Hazardous Materials on or from such Mortgaged Property where such release falls outside the exceptions (a) through
(d) of Paragraph 35 of this Exhibit C above.

       (37) Recourse. The related Mortgage Loan documents contain standard provisions providing for recourse against the related Borrower or a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The related Mortgage Loan documents contain provisions pursuant to which the related Borrower or a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

       (38) Environmental Compliance. Each Mortgage Loan contains either a representation, warranty or covenant that the related Borrower will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in violation of any applicable Environmental Laws or an indemnity with respect to any such violation in favor of the Seller.

       (39) Inspection. The Seller or originator has inspected the related Mortgaged Property or caused such Mortgaged Property to be inspected within the 12 months preceding the Closing Date.

       (40) Subordinate Debt. Except as has been disclosed in the Mortgage Loan Schedule, the related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the related Borrower encumbers the related Mortgaged Property without the prior written consent of the mortgagee thereunder. At the time of origination, the Mortgaged properties were not, and to the Seller's knowledge, the Mortgaged Properties are not encumbered by any liens junior to the liens of the related Mortgages. The Mortgage Loans do not permit the Borrowers to obtain financing secured by the Mortgaged Properties that is subordinate to or of equal priority with the lien of the Mortgage without lender's consent.

                                     M-1-31

       (41) Common Ownership. To Seller's knowledge, no two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure have been specifically disclosed in Schedule C-3.

       (42) Operating or Financial Statement. The related Mortgage Loan documents require the related Borrower to furnish to the mortgagee at least annually an operating statement (or a balance sheet and a statement of income and expenses) with respect to the related Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the related Borrower.

       (43) Litigation. To the best of the Seller's knowledge as of the date of origination or purchase of such Mortgage Loan, and to the Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the related Borrower or Mortgaged Property which if determined adversely to the related Borrower would have a material adverse effect on the value of the related Mortgaged Property or such Borrower's ability to continue to perform its obligations under such Mortgage Loan.

       (44) ARD Loans. With respect to each Mortgage Loan that is an ARD Loan, it commenced amortizing on its initial scheduled Due Date (or, in the case of certain interest-only Mortgage Loans, as otherwise set forth in the related Mortgage Notes) and provides that: (a) the spread used in calculating its Mortgage Rate will increase by no more than five percent (5%) in connection with the passage of its Anticipated Repayment Date; (b) its Anticipated Repayment Date is of the term specified [in the Mortgage Loan Schedule] following the origination of such Mortgage Loan; (c) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (d) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (lender approved) capital expenditures.

       (45) Due-on-Sale. The related Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, the related Mortgaged Property subject to such Mortgage is directly or indirectly transferred or sold; provided that certain of the Mortgages permit
(a) changes in ownership between existing partners and members, (b) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities, (c) issuance by the related borrower of new partnership or membership interests, (d) certain other changes in ownership for estate planning purposes, or (e) certain other transfers similar in nature to the foregoing that are consistent with customary commercial lending practices.

       (46) Loan Origination; Loan Underwriting. Each Mortgage Loan was originated by the Seller, an affiliate of Seller or an originator approved by the Seller, or was purchased by the related Seller, and each Mortgage Loan substantially complied with all of the terms, conditions

                                     M-1-32
and requirements of the Seller's underwriting standards in effect at the time of its origination or purchase of such Mortgage Loan, subject to such exceptions as the Seller approved.

       (47) Interest Accrual. Each related Mortgage Loan accrues interest on an Actual/360 Basis or on a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term of such Mortgage Loan (except if such Mortgage Loan is an ARD Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

       (48) Cut-off Date Balance. No Mortgage Loan, together with any other Mortgage Loan made to the same Borrower or to an Affiliate of such Borrower, represents more than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool.

       (49) Due Date. The Due Date for each Mortgage Loan is scheduled to be the first day of the month (or the following business day, if such first day is not a business day).

       (50) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan. Such appraisal satisfied either: (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

       (51) No Release. No Mortgage Loan has been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related file, no material portion of the Mortgaged Property has been released.


                 Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's

                                     M-1-33
written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.




                                     M-1-34

                                  SCHEDULE C-1

                         EXCEPTIONS TO THE MORTGAGE LOAN
                         REPRESENTATIONS AND WARRANTIES

       SECTION 19. Representations #17, 27. Loan #6604917 (Kmart - Salt Lake). The Borrower had until August 10, 2000, to submit and have Lender approve an O&M Plan. That deadline was extended to November 15, 2000. Borrower has currently submitted a plan that is in the process of being revised. A Six Hundred and Fifty Dollar ($650.00) deposit was established at closing and is to be released upon Lender's approval of the O&M Plan.

       SECTION 20. Representations #17, 27. Loan #6605130 (225 Long Ave.). The Borrower had until August 20, 2000, to complete ADA required repairs. These repairs have not yet been completed. A Seven Thousand Five Hundred Dollar ($7,500.00) reserve was established at closing and is to be released upon the completion of these repairs.

       SECTION 21. Representation #25. Loan #6604021 (Kmart - Salem) and Loan #6604917 (Kmart - Salt Lake City). Kmart is allowed to self-insure at any time while either: (i) Kmart's net worth exceeds One Hundred Million Dollars ($100,000,000), or (ii) Kmart's market capitalization exceeds One Billion Dollars ($1,000,000,000).



                                     M-1-35

                                  SCHEDULE C-2

                     RESERVE ACCOUNTS CONTROLLED BY SELLER

                                  SCHEDULE C-3

                       PROPERTIES UNDER COMMON OWNERSHIP

                                   EXHIBIT D-1

                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3
           CERTIFICATE OF SECRETARY OF SALOMON BROTHERS REALTY CORP.


                 I, Andrew W. Alter, hereby certify that I am a duly elected and acting Assistant Secretary of Salomon Brothers Realty Corp. (the "Company"), and certify further as follows:

                 1. The Company is a corporation duly organized and validly existing under the laws of the State of New York;

                 2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

                 3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of New York issued within ten days of the date hereof with respect to the good standing of the Company;

                 4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of New York, or from any other source, that the Company is not in good standing in New York.

                 5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of December , 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

                 6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

                 7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

                 8. Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the
Indemnification Agreement dated as of December , 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche

                                     M-1-36

Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V., and
(c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

                 Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

                            [SIGNATURE PAGE FOLLOWS]




                                     M-1-37

                 IN WITNESS WHEREOF, I have hereunto signed my name as of December , 2000.

                                  By:
                                      ----------------------------------
                                      Name:    Andrew W. Alter
                                      Title:   Assistant Secretary


                 The undersigned, an officer of the Company, hereby certifies that Andrew W. Alter is the duly elected and qualified and acting Assistant Secretary of the Company and that the signature appearing above is his/her genuine signature.

                 IN WITNESS WHEREOF, I have hereunto signed my name as of December , 2000.

                                  By:
                                      ----------------------------------
                                      Name:  Angela M. Hutzel
                                      Title:    Authorized Agent



                                     M-1-38

                                    EXHIBIT A

                    CERTIFICATE OF INCORPORATION AND BY-LAWS




                                     M-1-39

                                    EXHIBIT B

                          CERTIFICATE OF GOOD STANDING




                                     M-1-40

                                    EXHIBIT C

                                   RESOLUTIONS




                                     M-1-41

                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                          SALOMON BROTHERS REALTY CORP.
                                WITHOUT A MEETING

                 The undersigned, being all the Directors of Salomon Brothers Realty Corp., a New York corporation (the "Corporation"), pursuant to Section 708(b) of the General Corporation Law of the State of New York, in lieu of holding a meeting of the Board of Directors of the Corporation, do hereby consent to the adoption of, and do hereby unanimously adopt, as of the date hereof, the resolutions set forth below:

                 WHEREAS, the Corporation has from time to time originated or acquired the various commercial mortgage loans identified on Schedule I attached hereto (the "Mortgage Loans");

                 NOW, THEREFORE, IT IS RESOLVED, that the sale of Mortgage Loans by the Corporation to Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") (or, at the direction of SBMS VII, to a trust established by SBMS VII), is hereby approved;

                 RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized to negotiate, execute and deliver, in the name and on behalf of the Corporation, such mortgage loan purchase and sale agreement, pooling and servicing agreement and/or similar agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such form as any such officers or directors deem necessary or advisable;

                 RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of the Mortgage Loans or otherwise in connection with these resolutions;

                 RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

                 RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to negotiate, execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents, or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

                 RESOLVED, that any and all actions of the officers or directors of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof, be, and hereby are, approved, ratified and adopted in all respects as fully as if

                                     M-1-42
such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

                 This Unanimous Written Consent of the Board of Directors can be executed in counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Dated:  December     , 2000


---------------------------             ---------------------------------
Name:  David D. Tibbals                 Name:  Thomas G. Maheras



                                     M-1-43

                                   SCHEDULE I

                       SEE ATTACHED LIST OF MORTGAGE LOANS




                                     M-1-44

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3
                  CERTIFICATE OF SALOMON BROTHERS REALTY CORP.

                 In connection with the execution and delivery by Salomon Brothers Realty Corp. ("SBRC") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and SBRC, and the Indemnification Agreement dated as of December 12, 2000 (the "Indemnification Agreement"), among SBRC, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of SBRC in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) SBRC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

             Certified this    day of December, 2000.


                                      SALOMON BROTHERS REALTY CORP.


                                      By:
                                         ------------------------------
                                         Name:     Angela M. Hutzel
                                         Title:    Authorized Agent



                                     M-1-45

                                  EXHIBIT D-3A

                       FORM OF OPINION OF IN-HOUSE COUNSEL
                                  TO THE SELLER



                                __________, 2000


Addressees listed on Exhibit A hereto

                   Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial
                       Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

                  This opinion is being provided to you by _____________ pursuant to [Section 7(h)] the Mortgage Loan Purchase Agreement, dated as of December __, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and _____________ (the "Company"), relating to the sale by the Company of certain mortgage loans (the "Mortgage Loans"). I have also acted as counsel to the Company in connection with its entering into the Indemnification Agreement dated as of December __, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V. The Mortgage Loan Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements". Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

                  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

                  Based upon the foregoing, I am of the opinion that:

a. The Company is a validly existing ____________ in good standing under the laws of ________________, with [corporate] power and authority under such laws to enter into and perform its obligations under the Agreements.

b. Each Agreement has been duly authorized, executed and delivered by the Company.

c. No consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery by the Company of the Agreements, except for those consents, approvals, authorizations or orders that previously have been obtained.

d. The transfer of the Mortgage Loans as provided in the Agreements and the fulfillment of the other terms of the Agreements will not conflict with or result in a violation of the [Certificate of Incorporation or the By-laws] of the Company or any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.

                                     M-1-46

e. To the best of my knowledge, there are no actions or proceedings against the Company, pending (with regard to which the Company has received service of process) or overtly threatened in writing before any court, governmental agency or arbitrator which affect the enforceability of the Agreements, or which would draw into question the validity of the Agreements or any action taken or to be taken in connection with the Company's obligations contemplated therein, or which would materially impair the Company's ability to perform under the terms of the Agreements.

                  The opinions expressed herein are limited to the laws of _______________ and the federal law of the United States.

                  This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without my express written consent.

                                          Very truly yours,

                                     M-1-47

                                  EXHIBIT D-3B

                       FORM OF OPINION OF SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER

                            S i d l e y & A u s t i n
                a partnership including professional corporations

     CHICAGO                    875 THIRD AVENUE                   HONG KONG
      DALLAS                NEW YORK, NEW YORK 10022                 LONDON
   LOS ANGELES               TELEPHONE 212 906 2000                 SHANGHAI
WASHINGTON, D.C.             FACSIMILE 212 906 2021                SINGAPORE
                                                                     TOKYO
                                    FOUNDED 1866

                                December 19, 2000



Salomon Brothers Mortgage                   ABN AMRO Bank N.V.
   Securities VII, Inc.                     135 South LaSalle Street
388 Greenwich Street                        Chicago, Illinois  60603
New York, New York  10013

Salomon Smith Barney Inc.                   Moody's Investors Service, Inc.
388 Greenwich Street                        99 Church Street
New York, New York  10013                   New York, New York  10007

Greenwich Capital Markets, Inc.             Standard & Poor's Ratings Services
600 Steamboat Road                          55 Water Street, 41st Floor
Greenwich, Connecticut  06830               New York, New York  10041

Chase Securities Inc.                       Salomon Brothers Realty Corp.
270 Park Avenue, 8th Floor                  388 Greenwich Street
New York, New York  10017                   New York, New York  10013

Deutsche Bank Securities Inc.               Wells Fargo Bank Minnesota, N.A.
31 West 52nd Street, 3rd Floor              45 Broadway, 12th Floor
New York, New York  10019                   New York, New York  10006

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060


       Re:    Salomon Brothers Mortgage Securities VII, Inc.,
              Commercial Mortgage Pass-Through Certificates, Series 2000-C3


                                     M-1-47

Ladies and Gentlemen:

                 We have acted as special counsel to Salomon Brothers Realty Corp. ("SBRC") in connection with certain matters relating to the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between SBRC, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser.

                 This opinion letter is being provided to you pursuant to
Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement.

                 For the purposes of this opinion letter, we have reviewed the Mortgage Loan Purchase Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Mortgage Loan Purchase Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Mortgage Loan Purchase Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of the parties to the Mortgage Loan Purchase Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in paragraph 2 below, the power and authority of the parties to the Mortgage Loan Purchase Agreement to enter into, perform under and consummate the transactions contemplated by the Mortgage Loan Purchase Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto, (ix) except as expressly addressed in paragraph 1 below, the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Mortgage Loan Purchase Agreement, as expressed therein.

                 In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or

                                     M-1-48

"doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

                 Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

                 Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of SBRC, enforceable against SBRC in accordance with its terms.

                 2. The execution, delivery and performance of the Mortgage Loan Purchase Agreement by SBRC will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to domestic corporations in connection with transactions of the type contemplated by the Mortgage Loan Purchase Agreement.

                 The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the

                                     M-1-49
date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                             Very truly yours,



                                     M-1-50

                                  EXHIBIT D-3C

                             FORM OF LETTER RELATING
                       TO DISCLOSURE FROM SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER



                                SIDLEY & AUSTIN

                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


       CHICAGO                 875 THIRD AVENUE               HONG KONG
                           NEW YORK, NEW YORK 10022
       DALLAS               TELEPHONE 212 906 2000              LONDON
                            FACSIMILE 212 906 2021
     LOS ANGELES                                               SHANGHAI

       SEATTLE                   FOUNDED 1866                 SINGAPORE

  WASHINGTON, D.C.                                              TOKYO



                                December 19, 2000

Salomon Brothers Mortgage                  Deutsche Bank Securities Inc.
   Securities VII, Inc.                    31 West 52nd Street, 3rd Floor
388 Greenwich Street                       New York, New York  10019
New York, New York  10013

Salomon Smith Barney Inc.                  J.P. Morgan Securities Inc.
388 Greenwich Street                       60 Wall Street
New York, New York  10013                  New York, New York  10260-0060

Greenwich Capital Markets, Inc.            ABN AMRO Bank N.V.
600 Steamboat Road                         135 South LaSalle Street
Greenwich, Connecticut  06830              Chicago, Illinois  60603

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017

          Re:      Salomon Brothers Mortgage Securities VII, Inc.
                   Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

         We have acted as special counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), Salomon Brothers Realty Corp. ("SBRC"), Greenwich Capital Financial Products, Inc. ("GCFP") and Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

         (i) the sale by SBRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "SBRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor;

         (ii) the sale by GCFP, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GCFP Mortgage Loans"), pursuant to


                                     M-1-51

SIDLEY & AUSTIN                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 2

     that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor;

         (iii) the sale by AMCC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "AMCC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor;

         (iv) the sale by LaSalle Bank National Association ("LBNA"), and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "LBNA Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "LBNA Mortgage Loan Purchase Agreement"), between LBNA and the Depositor;

         (v) the creation of a common law trust (the "Trust") and the issuance of an aggregate $914,661,061 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), consisting of 18 classes designated Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator and tax administrator;

         (vi) the conveyance of the SBRC Mortgage Loans, the GCFP Mortgage Loans, the AMCC Mortgage Loans and the LBNA Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates; and

         (vii) the sale by the Depositor, and the purchase by Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"; and, together with SSBI, Greenwich Capital, Chase, Deutsche Bank and J.P. Morgan in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that


                                     M-1-52

SIDLEY & AUSTIN                                                  NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 3

     certain Underwriting Agreement, dated as of December 12, 2000 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

         The SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement, the AMCC Mortgage Loan Purchase Agreement and the LBNA Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements". The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

         For the purposes of this letter, we have reviewed: the Agreements; the Depositor's registration statement on Form S-3 (No. 333-40426) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); the Prospectus, dated December 12, 2000, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated December 12, 2000, specifically relating to the Trust and the Publicly Offered Certificates (including all exhibits and annexes thereto, the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the respective parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (viii) compliance with the Agreements by the

                                     M-1-53

SIDLEY & AUSTIN                                                     NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 4

parties thereto, (ix) the conformity, to the requirements of the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents relating to the Mortgage Loans delivered to the Trustee by, on behalf of or at the direction of the Depositor, SBRC, GCFP, AMCC and LBNA, (x) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xi) the absence of any agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In rendering this letter, we do not make any statement concerning the laws of any jurisdiction other than the federal laws of the United States of America.

         In the course of acting as special counsel to the Depositor, SBRC, GCFP and AMCC in connection with the preparation of the Prospectus, we have generally reviewed and discussed with certain representatives of the Depositor, SBRC, GCFP, AMCC, LBNA, SSBI, Greenwich Capital and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Prospectus, other than any documents or information incorporated by reference in either the Prospectus or the Memorandum. In addition, we have reviewed loan summaries delivered to us by SBRC, GCFP and AMCC with respect to the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans, respectively; and we have undertaken a limited review of copies of certain environmental insurance policies and other selected Mortgage Loan documents with respect to certain SBRC Mortgage Loans, GCFP Mortgage Loans and AMCC Mortgage Loans. While we have not otherwise made any independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement as to: (i) any accounting, financial or statistical data or other information of that nature contained in or omitted from the Registration Statement or the Prospectus; (ii) any documents or information incorporated by reference in the Registration Statement or the Prospectus; (iii) any information on the diskette that accompanies the Prospectus; or (iv) any information with respect to the characteristics of the LBNA Mortgage

                                     M-1-54

SIDLEY & AUSTIN                                                     NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 5

Loans, the related Borrowers and/or the related Mortgaged Properties contained in or omitted from the Prospectus. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate upon the judgment of officers and representatives of the Depositor, SBRC, GCFP and AMCC. In addition, in that connection, we call to your attention that, with your knowledge and consent, except as stated above, we have not examined or otherwise reviewed any of the Mortgage Files, Servicing Files or any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

         When used in this letter, the term "attention" or any other word or phrase of similar import means the conscious awareness of facts or other information of solely those attorneys who are currently practicing law with Sidley & Austin and have been actively involved in representing the Depositor, SBRC, GCFP and AMCC in connection with any matters relating to the Transactions. With your permission, no attempt was made by such attorneys to gather information from any other attorneys currently practicing law with Sidley & Austin that may have represented the Depositor, SBRC, GCFP, AMCC or any of their respective affiliates in other matters or to review any files associated with those matters.

         This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                         Very truly yours,


                                     M-1-55

                                    EXHIBIT E
                     ORGANIZATIONAL DOCUMENTS OF THE SELLER




                                     M-1-56

                                   EXHIBIT M-2

                       FORM OF GCFP MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

                 This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 12, 2000, between Greenwich Capital Financial Products, Inc., a Delaware ("GCFP"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

                 GCFP desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                 SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer ( "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                 The Depositor will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), some of the Other Loans from LaSalle Bank National Association ("LaSalle"), and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, collectively with SBRC and LaSalle, the "Other Loan Sellers").

                 SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"), pursuant to an underwriting


                                     M-2-2
agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI and Greenwich Capital, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, SSBI and Greenwich Capital. The Registered Certificates are more fully described in the prospectus dated December 12, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated December 12, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated December 12, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                 GCFP will indemnify SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and certain related parties with respect to the disclosure regarding the Mortgage Loans and GCFP contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among GCFP, SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO.

                 Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                 SECTION 1. Agreement to Purchase.

                 The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on December 19, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in December 2000 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $337,444,107, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be $___________, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                 SECTION 2. Conveyance of the Mortgage Loans.

                 (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance

                                     M-2-3
policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                 (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                 (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                 If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

                 In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.


                                     M-2-4

                 The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                 (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                 (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

                 (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                 SECTION 3. Examination of Mortgage Loan Files and Due Diligence
                            Review.

                 The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

                 SECTION 4. Representations, Warranties and Covenants of the
                            Seller.

                 (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.


                                     M-2-5

                 (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                 (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

       SECTION 4A. Representations, Warranties and Covenants of Purchaser.

       The Purchaser hereby represents and warrants, as of the Closing Date, that:

                 (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                 (d) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                 (e) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                 (f) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                 (g) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                 (h) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and

                                     M-2-6
adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                 (i) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                 SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

                 (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if
(i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period,
(iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                 If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly

                                     M-2-7
corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser and its servicing agent has received from the
Seller: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                 If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                 It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                 (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                 SECTION 6. Closing.

                 (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                 (b) The Closing shall be subject to each of the following conditions:

                 (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                                     M-2-8

                 (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                 (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                 (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                 (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                 (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                 (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                 SECTION 7. Closing Documents.

                 The Closing Documents shall consist of the following:

                 (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

                 (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO;

                 (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                 (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause(g) below;

                                     M-2-9

                 (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

                 (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                 (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                 (h) a written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                 (i) a written opinion of Sidley & Austin, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                 (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);

                 (k) a written letter of Sidley & Austin, as special counsel to the Seller, substantially in the Form of Exhibit D-3C, relating to the disclosure in the Prospectus regarding the Mortgage Loans and GCFP, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies);

                 (l) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO, relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                 SECTION 8. Costs.

                 Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated October 20, 2000 (the "Term Sheet"), between the Seller, Salomon Brothers Realty Corp., LaSalle Bank National Association and Artesia Mortgage Capital Corporation.

                                     M-2-10

                 SECTION 9. Notices.

                 All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no.: 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Mark Jarrell, facsimile no.: 203-618-2134, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                 SECTION 10. Characterization.

                 The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                 SECTION 11. Representations, Warranties and Agreements to
                             Survive Delivery.


                                     M-2-11

                 All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                 SECTION 12. Severability of Provisions.

                 Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                 SECTION 13. Counterparts.

                 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 14. GOVERNING LAW.

                 THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                 SECTION 15. Further Assurances.

                 The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                 SECTION 16. Successors and Assigns.

                 The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as

                                     M-2-12
contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                 SECTION 17. Amendments.

                 (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                 (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

                 SECTION 18. Entire Agreement.

                 Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]



                                     M-2-13

                 IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                      GREENWICH CAPITAL FINANCIAL
                                      PRODUCTS, INC.


                                      By:
                                           ----------------------------
                                      Name:
                                      Title:

                                      SALOMON BROTHERS MORTGAGE
                                      SECURITIES VII, INC.


                                      By:
                                           ----------------------------
                                      Name:
                                      Title:




                                     M-2-14

                                   EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                            [See Attached Schedule}






                                     M-2-15

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY                 PROPERTY                CITY            STATE  ZIP    PROPERTY   PROP
NUMBER     NUMBER     NATOR        NAME                       ADDRESS                                        CODE      SIZE    ERTY
                                                                                                                               SIZE
                                                                                                                               UNIT
                                                                                                                               TYPE
-----------------------------------------------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows            30600 Van Born Road       Westland            MI   48186       774   Pads

  105    03-0810413     GCM   Stonegate One               15050 Conference          Chantilly           VA   20151   142,477    SF
                                                          Center Drive
  111    03-0810092     GCM   Granite State Marketplace   1328 Hooksett Road        Hooksett            NH   03106   249,621    SF
  112    11483          GCM   Pacific Plaza               1375 Sutter Street        San Francisco       CA   94109    81,551    SF
  116    03-0812601     GCM   Webster Building            51 N Street, N.E.         Washington          DC   20002   136,270    SF
  120    03-0810405     GCM   801 Boylston Street         801 Boylston Street       Boston              MA   02164    26,834    SF

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                                                                               93,250    SF
  122a   03-0810402a    GCM   100 Market Street           100 Market Street         Portsmouth          NH   03801    50,674    SF
  122b   03-0810402b    GCM   9 Executive Park Drive      9 Executive Park Drive    Merrimack           NH   03054    27,325    SF
  122c   03-0810402c    GCM   1255 South Willow Street    1255 South Willow         Manchester          NH   03103     7,820    SF
                                                          Street
  122d   03-0810402d    GCM   135 Daniel Webster          135 Daniel Webster        Manchester          NH   03104     7,431    SF
                              Highway                     Highway

  123    03-0810401     GCM   Four Points Hotel by        426 Main Avenue           Norwalk             CT   06851       127  Rooms
                              Sheraton
  129    11312          GCM   Burlington Self Storage     35 Ray Avenue             Burlington          MA   01803    88,430    SF
  130    11358          GCM   Boynton Plaza               133 North Congress
                                                          Avenue                    Boynton Beach       FL   33426    97,524    SF
  132    10511          GCM   Garden Ridge                6103 Landmark Center
                                                          Boulevard                 Greensboro          NC   27407   122,400    SF
  133    2010092        GCM   300 West Pratt Street       300 West Pratt Street     Baltimore           MD   21201    60,323    SF

  134    2010093        GCM   The GTE Building            200 West Ocean
                                                          Boulevard                 Long Beach          CA   90802   107,920    SF
  135    2010096        GCM   Hamlin Court                930 & 940 Hamlin Court    Sunnyvale           CA   94089    42,868    SF
  138    03-0810219     GCM   Michael's Plaza             10303-10351,10355 &
                                                          10357
                                                          Magnolia Avenue           Riverside           CA   92505    67,788    SF

  139    03-0810404     GCM   Mountain Vista Apartments
                              & Cibola Village
                                                                                                                         348  Units
  139a   03-0810404a    GCM   Mountain Vista Apartments   13110 Constitution
                                                          Boulevard and
                                                          1501 Tramway Boulevard
                                                          N.E.                      Albuquerque         NM   87111       220  Units

  139b   03-0810404b    GCM   Cibola Village              12400 Montgomery
                                                          Boulevard, N.E.           Albuquerque         NM   87112       128  Units

  141    03-0812040     GCM   300 West Hubbard Street     300 West Hubbard Street   Chicago             IL   60610    26,054    SF
                              Building

  142    03-0812041     GCM   445 North Wells Street      445 North Wells Street    Chicago             IL   60610    31,226    SF
                              Building
  143    03-0810224     GCM   Miracle Mile Business       1310 West Miracle Mile    Tucson              AZ   85705   116,391    SF
                              Center
  144    03-0810256     GCM   Folsom Self-Storage         600 Nesmith Court         Folsom              CA   95630   117,200    SF

  147    03-0810259     GCM   Northpointe Shopping        4230-4354 Redondo
                                                          Beach Boulevard
                                                          & 17204-17270
                                                          Hawthorne Boulevard       Torrance            CA   90504    51,621    SF

  148    03-0810406     GCM   2 Willow Street             2 Willow Street           Southborough        MA   01745    39,984    SF

  150    9.911E+09      GCM   Calaveras Landing           30057-81 Industrial
                              Shopping Center             Parkway SW                Union City          CA   94358    64,956    SF

  151    1010091        GCM   Healtheon                   4600 Patrick Henry
                                                          Drive                     Santa Clara         CA   95054    49,837    SF
  152    03-0812028     GCM   444 North Wells Street      444 North Wells Street    Chicago             IL   60610    58,451    SF
                              Building
  153    03-0810239     GCM   1600 Corporate Center       1600 Corporate Center
                              Drive                       Drive                     Monterey Park       CA   91754    47,787    SF
  154    03-0810417     GCM   Little Creek Apartments     496 Bending Creek Road    Gates               NY   14624       199  Units
  155    03-0810177     GCM   271 - 285 East Fordham      271 - 285 East Fordham
                              Road                        Road                      Bronx               NY   10458    18,000    SF
  157    03-0810247     GCM   El Dorado Plaza             1602, 1702, 1730,
                                                          1750, 1790 and
                                                          1802 N. Imperial Avenue   El Centro           CA   92243    62,767    SF

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY               CROSS      CROSS        OWNER-      ORIGINAL   MORTGAGE   RATE
NUMBER     NUMBER     NATOR        NAME                    COLLATER-  COLLATER-      SHIP       BALANCE      RATE     TYPE
                                                            ALIZED     ALIZED      INTEREST
                                                           (MORTGAGE   MORTGAGE
                                                             LOAN     LOAN GROUP
                                                            GROUP)     AGGREGATE
                                                                       CUT-OFF
                                                                        DATE
                                                                       BALANCE
-----------------------------------------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows                No      22,714,214   Fee Simple   #######    7.8300%    Fixed

  105    03-0810413     GCM   Stonegate One                   No      20,985,981   Fee Simple   #######    8.0250%    Fixed
  111    03-0810092     GCM   Granite State Marketplace       No      18,205,497   Fee Simple   #######    7.7350%    Fixed
  112    11483          GCM   Pacific Plaza                   No      16,426,642   Fee Simple   #######    8.4000%    Fixed
  116    03-0812601     GCM   Webster Building                No      15,933,791   Fee Simple   #######    8.3800%    Fixed
  120    03-0810405     GCM   801 Boylston Street             No      11,010,038   Fee Simple   #######    8.1200%    Fixed

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                       No      9,975,377                 #######    8.4500%    Fixed
  122a   03-0810402a    GCM   100 Market Street                                    Fee Simple
  122b   03-0810402b    GCM   9 Executive Park Drive                               Fee Simple

  122c   03-0810402c    GCM   1255 South Willow Street                             Fee Simple

  122d   03-0810402d    GCM   135 Daniel Webster                                   Fee Simple
                              Highway
  123    03-0810401     GCM   Four Points Hotel by            No      9,550,083     Leasehold   #######    9.1400%    Fixed
                              Sheraton
  129    11312          GCM   Burlington Self Storage         No      7,984,459    Fee Simple   #######    8.5500%    Fixed

  130    11358          GCM   Boynton Plaza                   No      7,679,220    Fee Simple   #######    8.0300%    Fixed

  132    10511          GCM   Garden Ridge                    No      7,095,636    Fee Simple   #######    8.4300%    Fixed
  133    2010092        GCM   300 West Pratt Street           No      7,018,345     Part Fee    #######    8.0800%    Fixed
                                                                                    Simple &
                                                                                      Part
                                                                                    Leasehold

  134    2010093        GCM   The GTE Building                No      6,877,665    Fee Simple   #######    8.2000%    Fixed
  135    2010096        GCM   Hamlin Court                    No      6,810,393    Fee Simple   #######    8.6300%    Fixed


  138    03-0810219     GCM   Michael's Plaza                 No      6,247,050    Fee Simple   #######    8.1100%    Fixed

  139    03-0810404     GCM   Mountain Vista Apartments       No      5,982,627                 #######    8.6000%    Fixed
                               & Cibola Village

  139a   03-0810404a    GCM   Mountain Vista Apartments                            Fee Simple

  139b   03-0810404b    GCM   Cibola Village                                       Fee Simple

  141    03-0812040     GCM   300 West Hubbard Street      Yes (G1)   5,742,051    Fee Simple   #######    8.3900%    Fixed
                              Building

  142    03-0812041     GCM   445 North Wells Street       Yes (G1)   5,742,051    Fee Simple   #######    8.3900%    Fixed
                              Building

  143    03-0810224     GCM   Miracle Mile Business           No      5,679,549    Fee Simple   #######    8.2800%    Fixed
                              Center
  144    03-0810256     GCM   Folsom Self-Storage             No      5,591,013    Fee Simple   #######    8.4700%    Fixed

  147    03-0810259     GCM   Northpointe Shopping            No      5,194,650    Fee Simple   #######    8.3200%    Fixed
                              Center

  148    03-0810406     GCM   2 Willow Street                 No      5,191,447    Fee Simple   #######    8.3720%    Fixed

  150    9.911E+09      GCM   Calaveras Landing               No      5,173,542    Fee Simple   #######    7.9800%    Fixed
                              Shopping Center

                                                                                    Part Fee
                                                                                    Simple &
                                                                                      Part
  151    1010091        GCM   Healtheon                       No      5,145,165     Leasehold   #######    8.0400%    Fixed

  152    03-0812028     GCM   444 North Wells Street          No      5,124,646    Fee Simple   #######    8.4900%    Fixed
                              Building

  153    03-0810239     GCM   1600 Corporate Center           No      5,055,905    Fee Simple   #######    8.4600%    Fixed
                              Drive

  154    03-0810417     GCM   Little Creek Apartments         No      5,044,068    Fee Simple   #######    7.8300%    Fixed

  155    03-0810177     GCM   271 - 285 East Fordham          No      4,933,555    Fee Simple   #######    8.4000%    Fixed
                              Road

  157    03-0810247     GCM   El Dorado Plaza                 No      4,420,203    Fee Simple   #######    8.1300%    Fixed

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY                INTEREST       LOAN   NOTE DATE  CONTROL     LOAN        ANTICI-
NUMBER     NUMBER     NATOR        NAME                       ACCRUAL       TYPE              NUMBER     NUMBER       PATED
                                                              METHOD                                                  REPAY-
                                                                                                                     MENT DATE
----------------------------------------------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows               Actual/360   Balloon  10/12/00     104     03-0812051      NAP

  105    03-0810413     GCM   Stonegate One                  Actual/360   Balloon  10/11/00     105     03-0810413      NAP
  111    03-0810092     GCM   Granite State Marketplace      Actual/360   Balloon  08/19/98     111     03-0810092      NAP
  112    11483          GCM   Pacific Plaza                  Actual/360   Balloon  07/21/00     112     11483           NAP
  116    03-0812601     GCM   Webster Building               Actual/360   Balloon  03/24/00     116     03-0812601      NAP
  120    03-0810405     GCM   801 Boylston Street            Actual/360   Balloon  08/24/00     120     03-0810405      NAP

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                      Actual/360   Balloon  06/29/00     122     03-0810402      NAP
  122a   03-0810402a    GCM   100 Market Street                                                122a     03-0810402a
  122b   03-0810402b    GCM   9 Executive Park Drive                                           122b     03-0810402b

  122c   03-0810402c    GCM   1255 South Willow Street                                         122c     03-0810402c

  122d   03-0810402d    GCM   135 Daniel Webster                                               122d     03-0810402d
                              Highway

  123    03-0810401     GCM   Four Points Hotel by           Actual/360   Balloon  04/05/00     123     03-0810401      NAP
                              Sheraton
  129    11312          GCM   Burlington Self Storage        Actual/360   Balloon  07/31/00     129     11312           NAP

  130    11358          GCM   Boynton Plaza                  Actual/360   Balloon  06/30/00     130     11358           NAP

  132    10511          GCM   Garden Ridge                   Actual/360   Balloon  10/03/00     132     10511           NAP
  133    2010092        GCM   300 West Pratt Street          Actual/360   Balloon  03/30/00     133     2010092         NAP


  134    2010093        GCM   The GTE Building               Actual/360   Balloon  05/09/00     134     2010093         NAP
  135    2010096        GCM   Hamlin Court                   Actual/360   Balloon  05/15/00     135     2010096         NAP

  138    03-0810219     GCM   Michael's Plaza                Actual/360   Balloon  03/22/00     138     03-0810219      NAP

  139    03-0810404     GCM   Mountain Vista Apartments      Actual/360   Balloon  05/18/00     139     03-0810404      NAP
                               & Cibola Village

  139a   03-0810404a    GCM   Mountain Vista Apartments                                        139a     03-0810404a

  139b   03-0810404b    GCM   Cibola Village                                                   139b     03-0810404b

  141    03-0812040     GCM   300 West Hubbard Street        Actual/360   Balloon  04/30/00     141     03-0812040      NAP
                              Building

  142    03-0812041     GCM   445 North Wells Street         Actual/360   Balloon  04/30/00     142     03-0812041      NAP
                              Building

  143    03-0810224     GCM   Miracle Mile Business          Actual/360   Balloon  04/26/00     143     03-0810224      NAP
                              Center
  144    03-0810256     GCM   Folsom Self-Storage            Actual/360   Balloon  08/02/00     144     03-0810256      NAP

  147    03-0810259     GCM   Northpointe Shopping           Actual/360   Balloon  09/18/00     147     03-0810259      NAP
                              Center

  148    03-0810406     GCM   2 Willow Street                Actual/360   Balloon  08/16/00     148     03-0810406      NAP

  150    9.911E+09      GCM   Calaveras Landing              Actual/360   Balloon  02/23/00     150     9.911E+09       NAP
                              Shopping Center

  151    1010091        GCM   Healtheon                      Actual/360   Balloon  04/28/00     151     1010091         NAP

  152    03-0812028     GCM   444 North Wells Street         Actual/360   Balloon  04/30/00     152     03-0812028      NAP
                              Building

  153    03-0810239     GCM   1600 Corporate Center          Actual/360   Balloon  07/14/00     153     03-0810239      NAP
                              Drive

  154    03-0810417     GCM   Little Creek Apartments        Actual/360   Balloon  09/13/00     154     03-0810417      NAP

  155    03-0810177     GCM   271 - 285 East Fordham         Actual/360   Balloon  10/01/99     155     03-0810177      NAP
                              Road

  157    03-0810247     GCM   El Dorado Plaza                Actual/360   Balloon  09/21/00     157     03-0810247      NAP

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY                SCHEDULED   MONTHLY     ORIGINAL   STATED   SEASON-    REMAIN-
NUMBER     NUMBER     NATOR        NAME                      MATURITY      DEBT       TERM TO  ORIGINAL   ING       ING TERM
                                                               DATE      SERVICE     MATURITY   AMORT-   (MONTHS)  TO MATURITY
                                                                         PAYMENT      / ARD    IZATION               / ARD
                                                                                     (MONTHS)    TERM               (MONTHS)
                                                                                               (MONTHS)
---------------------------------------------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows                 #######   #########       120        360        1      119

  105    03-0810413     GCM   Stonegate One                    #######   #########       120        360        1      119
  111    03-0810092     GCM   Granite State Marketplace        #######   #########       120        360       27       93
  112    11483          GCM   Pacific Plaza                    #######   #########       120        360        4      116
  116    03-0812601     GCM   Webster Building                 #######   #########       120        360        8      112
  120    03-0810405     GCM   801 Boylston Street              #######   88,832.26       120   273.3404        3      117

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                        #######   76,568.40       117        357        2      115
  122a   03-0810402a    GCM   100 Market Street
  122b   03-0810402b    GCM   9 Executive Park Drive

  122c   03-0810402c    GCM   1255 South Willow Street

  122d   03-0810402d    GCM   135 Daniel Webster
                              Highway

  123    03-0810401     GCM   Four Points Hotel by             #######   81,485.19       120        300        7      113
                              Sheraton
  129    11312          GCM   Burlington Self Storage          #######   61,796.79       120        360        4      116

  130    11358          GCM   Boynton Plaza                    #######   56,660.99       120        360        5      115

  132    10511          GCM   Garden Ridge                     #######   54,241.02       120        360        1      119
  133    2010092        GCM   300 West Pratt Street            #######   52,124.12       120        360        8      112

  134    2010093        GCM   The GTE Building                 #######   51,595.06       120        360        6      114
  135    2010096        GCM   Hamlin Court                     #######   53,147.34       120        360        6      114

  138    03-0810219     GCM   Michael's Plaza                  #######   46,525.82       120        360        8      112

  139    03-0810404     GCM   Mountain Vista Apartments        #######   46,560.70       120        360        6      114
                               & Cibola Village

  139a   03-0810404a    GCM   Mountain Vista Apartments

  139b   03-0810404b    GCM   Cibola Village

  141    03-0812040     GCM   300 West Hubbard Street          #######   27,020.16       120        360        8      112
                              Building

  142    03-0812041     GCM   445 North Wells Street           #######   16,847.64       120        360        6      114
                              Building
  143    03-0810224     GCM   Miracle Mile Business            #######   42,942.47       120        360        7      113
                              Center
  144    03-0810256     GCM   Folsom Self-Storage              #######   42,940.15       120        360        3      117

  147    03-0810259     GCM   Northpointe Shopping             #######   39,322.05       120        360        2      118
                              Center
  148    03-0810406     GCM   2 Willow Street                  #######   39,512.75       120        360        3      117

  150    9.911E+09      GCM   Calaveras Landing                #######   38,083.28       120        360        9      111
                              Shopping Center

  151    1010091        GCM   Healtheon                        #######   38,043.06       120        360        7      113

  152    03-0812028     GCM   444 North Wells Street           #######   39,485.73       120        360        6      114
                              Building

  153    03-0810239     GCM   1600 Corporate Center            #######   38,809.64       120        360        4      116
                              Drive
  154    03-0810417     GCM   Little Creek Apartments          #######   36,458.39       120        360        2      118

  155    03-0810177     GCM   271 - 285 East Fordham           #######   37,848.09       120        360       13      107
                              Road

  157    03-0810247     GCM   El Dorado Plaza                  #######   32,870.99       120        360        2      118

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY                  STATED    CUT-OFF DATE   LOAN BALANCE     DEFEASE     DEFEASE
NUMBER     NUMBER     NATOR        NAME                       REMAINING    BALANCE      AT MATURITY      START       END DATE
                                                                AMORT-                    / ARD           DATE
                                                               IZATION
                                                                 TERM
                                                               (MONTHS)
--------------------------------------------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows                     359      #######     ############    01/01/03    07/31/10

  105    03-0810413     GCM   Stonegate One                        359      #######     ############    01/01/03    07/31/10
  111    03-0810092     GCM   Granite State Marketplace            333      #######     ############    01/01/03    05/31/08
  112    11483          GCM   Pacific Plaza                        356      #######     ############    01/01/03    04/30/10
  116    03-0812601     GCM   Webster Building                     352      #######     ############    01/01/03    12/31/09
  120    03-0810405     GCM   801 Boylston Street             270.3404      #######     8,641,402.47    01/01/03    05/31/10

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                            355      #######     9,030,561.21    01/01/04    03/31/10
  122a   03-0810402a    GCM   100 Market Street
  122b   03-0810402b    GCM   9 Executive Park Drive

  122c   03-0810402c    GCM   1255 South Willow Street

  122d   03-0810402d    GCM   135 Daniel Webster
                              Highway

  123    03-0810401     GCM   Four Points Hotel by                 293      #######     8,166,373.14    01/01/03    01/31/10
                              Sheraton
  129    11312          GCM   Burlington Self Storage              356      #######     7,245,063.89    01/01/03    04/30/10

  130    11358          GCM   Boynton Plaza                        355      #######     6,891,403.27    01/01/03    03/31/10

  132    10511          GCM   Garden Ridge                         359      #######     6,410,871.89    01/01/03    07/31/10
  133    2010092        GCM   300 West Pratt Street                352      #######     6,316,486.79    01/01/03    12/31/09

  134    2010093        GCM   The GTE Building                     354      #######     6,199,267.50    01/01/03    02/28/10
  135    2010096        GCM   Hamlin Court                         354      #######     6,196,874.77    01/01/03    02/28/10

  138    03-0810219     GCM   Michael's Plaza                      352      #######     5,626,103.89    01/01/03    12/31/09

  139    03-0810404     GCM   Mountain Vista Apartments            354      #######     5,440,167.14    01/01/03    02/28/10
                               & Cibola Village

  139a   03-0810404a    GCM   Mountain Vista Apartments

  139b   03-0810404b    GCM   Cibola Village

  141    03-0812040     GCM   300 West Hubbard Street              352      #######     3,203,659.77    01/01/03    12/31/09
                              Building

  142    03-0812041     GCM   445 North Wells Street               354      #######     1,997,455.92    01/01/03    02/28/10
                              Building
  143    03-0810224     GCM   Miracle Mile Business                353      #######     5,131,700.85      NAP         NAP
                              Center
  144    03-0810256     GCM   Folsom Self-Storage                  357      #######     5,061,310.68    01/01/03    05/31/10

  147    03-0810259     GCM   Northpointe Shopping                 358      #######     4,684,476.44      NAP         NAP
                              Center
  148    03-0810406     GCM   2 Willow Street                      357      #######     4,689,327.96      NAP         NAP

  150    9.911E+09      GCM   Calaveras Landing                    351      #######     4,648,782.57    01/01/03    11/30/09
                              Shopping Center

  151    1010091        GCM   Healtheon                            353      #######     4,623,910.76    01/01/03    01/31/10

  152    03-0812028     GCM   444 North Wells Street               354      #######     4,648,886.38    01/01/03    02/28/10
                              Building

  153    03-0810239     GCM   1600 Corporate Center                356      #######     4,578,618.92    01/01/03    04/30/10
                              Drive
  154    03-0810417     GCM   Little Creek Apartments              358      #######     4,496,994.44    01/01/03    06/30/10

  155    03-0810177     GCM   271 - 285 East Fordham               347      #######     4,485,072.55    01/01/03    07/31/09
                              Road
  157    03-0810247     GCM   El Dorado Plaza                      358      #######     3,968,739.20    01/01/03    06/30/10

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY                  YIELD       YIELD          PREPAY-    PREPAY-        YIELD
NUMBER     NUMBER     NATOR        NAME                       MAINTEN-    MAINTEN-         MENT       MENT         MAINTEN-
                                                                ANCE        ANCE          PENALTY    PENALTY        ANCE
                                                               PERIOD     PERIOD END      START        END         CALCULA-
                                                             START DATE     DATE           DATE        DATE         TION
                                                                                                                   METHOD
-----------------------------------------------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows                    NAP          NAP          NAP          NAP           NAP

  105    03-0810413     GCM   Stonegate One                       NAP          NAP          NAP          NAP           NAP
  111    03-0810092     GCM   Granite State Marketplace           NAP          NAP          NAP          NAP           NAP
  112    11483          GCM   Pacific Plaza                       NAP          NAP          NAP          NAP           NAP
  116    03-0812601     GCM   Webster Building                    NAP          NAP          NAP          NAP           NAP
  120    03-0810405     GCM   801 Boylston Street                 NAP          NAP          NAP          NAP           NAP

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                           NAP          NAP          NAP          NAP           NAP
  122a   03-0810402a    GCM   100 Market Street
  122b   03-0810402b    GCM   9 Executive Park Drive

  122c   03-0810402c    GCM   1255 South Willow Street

  122d   03-0810402d    GCM   135 Daniel Webster
                              Highway
  123    03-0810401     GCM   Four Points Hotel by                NAP          NAP          NAP          NAP           NAP
                              Sheraton
  129    11312          GCM   Burlington Self Storage             NAP          NAP          NAP          NAP           NAP

  130    11358          GCM   Boynton Plaza                       NAP          NAP          NAP          NAP           NAP

  132    10511          GCM   Garden Ridge                        NAP          NAP          NAP          NAP           NAP
  133    2010092        GCM   300 West Pratt Street               NAP          NAP          NAP          NAP           NAP

  134    2010093        GCM   The GTE Building                    NAP          NAP          NAP          NAP           NAP
  135    2010096        GCM   Hamlin Court                        NAP          NAP          NAP          NAP           NAP

  138    03-0810219     GCM   Michael's Plaza                     NAP          NAP          NAP          NAP           NAP

  139    03-0810404     GCM   Mountain Vista Apartments           NAP          NAP          NAP          NAP           NAP
                               & Cibola Village
  139a   03-0810404a    GCM   Mountain Vista Apartments

  139b   03-0810404b    GCM   Cibola Village

  141    03-0812040     GCM   300 West Hubbard Street             NAP          NAP          NAP          NAP           NAP
                              Building

  142    03-0812041     GCM   445 North Wells Street              NAP          NAP          NAP          NAP           NAP
                              Building
  143    03-0810224     GCM   Miracle Mile Business          05/01/05     01/31/10          NAP          NAP          Interest
                              Center                                                                                  Differential
  144    03-0810256     GCM   Folsom Self-Storage                 NAP          NAP          NAP          NAP           NAP

  147    03-0810259     GCM   Northpointe Shopping           10/01/05     06/30/10          NAP          NAP          Interest
                              Center                                                                                  Differential

  148    03-0810406     GCM   2 Willow Street                09/01/05     06/30/10          NAP          NAP          Interest
                                                                                                                      Differential

  150    9.911E+09      GCM   Calaveras Landing                   NAP          NAP          NAP          NAP           NAP
                              Shopping Center
  151    1010091        GCM   Healtheon                           NAP          NAP          NAP          NAP           NAP

  152    03-0812028     GCM   444 North Wells Street              NAP          NAP          NAP          NAP           NAP
                              Building

  153    03-0810239     GCM   1600 Corporate Center               NAP          NAP          NAP          NAP           NAP
                              Drive
  154    03-0810417     GCM   Little Creek Apartments             NAP          NAP          NAP          NAP           NAP

  155    03-0810177     GCM   271 - 285 East Fordham              NAP          NAP          NAP          NAP           NAP
                              Road

  157    03-0810247     GCM   El Dorado Plaza                     NAP          NAP          NAP          NAP           NAP

CONTROL     LOAN      ORIGI-  LOAN / PROPERTY                 YIELD              MASTER
NUMBER     NUMBER     NATOR        NAME                      MAINTEN-           SERVICING
                                                              ANCE               FEE RATE
                                                            INTEREST
                                                             RATE
------------------------------------------------------------------------------------------
  104    03-0812051     GCM   Westland Meadows                  NAP                0.0200%

  105    03-0810413     GCM   Stonegate One                     NAP                0.0200%
  111    03-0810092     GCM   Granite State Marketplace         NAP                0.0200%
  112    11483          GCM   Pacific Plaza                     NAP                0.0200%
  116    03-0812601     GCM   Webster Building                  NAP                0.0200%
  120    03-0810405     GCM   801 Boylston Street               NAP                0.0200%

  122    03-0810402     GCM   Simchik Four Property
                              Portfolio                         NAP                0.0200%
  122a   03-0810402a    GCM   100 Market Street
  122b   03-0810402b    GCM   9 Executive Park Drive

  122c   03-0810402c    GCM   1255 South Willow Street

  122d   03-0810402d    GCM   135 Daniel Webster
                              Highway
  123    03-0810401     GCM   Four Points Hotel by              NAP                0.0200%
                              Sheraton
  129    11312          GCM   Burlington Self Storage           NAP                0.0200%

  130    11358          GCM   Boynton Plaza                     NAP                0.0200%

  132    10511          GCM   Garden Ridge                      NAP                0.0200%
  133    2010092        GCM   300 West Pratt Street             NAP                0.0200%

  134    2010093        GCM   The GTE Building                  NAP                0.0200%
  135    2010096        GCM   Hamlin Court                      NAP                0.0200%

  138    03-0810219     GCM   Michael's Plaza                   NAP                0.0200%

  139    03-0810404     GCM   Mountain Vista Apartments         NAP                0.0200%
                               & Cibola Village
  139a   03-0810404a    GCM   Mountain Vista Apartments

  139b   03-0810404b    GCM   Cibola Village

  141    03-0812040     GCM   300 West Hubbard Street           NAP                0.0200%
                              Building

  142    03-0812041     GCM   445 North Wells Street            NAP                0.0200%
                              Building

  143    03-0810224     GCM   Miracle Mile Business            Treasury Flat
                              Center                           -Maturity           0.0200%

  144    03-0810256     GCM   Folsom Self-Storage               NAP                0.0200%

  147    03-0810259     GCM   Northpointe Shopping             Treasury Flat
                              Center                           -Maturity           0.0200%

  148    03-0810406     GCM   2 Willow Street                  Treasury Flat
                                                               -Maturity           0.0200%

  150    9.911E+09      GCM   Calaveras Landing                 NAP                0.0200%
                              Shopping Center

  151    1010091        GCM   Healtheon                         NAP                0.0200%

  152    03-0812028     GCM   444 North Wells Street            NAP                0.0200%
                              Building

  153    03-0810239     GCM   1600 Corporate Center             NAP                0.0200%
                              Drive

  154    03-0810417     GCM   Little Creek Apartments           NAP                0.0200%

  155    03-0810177     GCM   271 - 285 East Fordham            NAP                0.0200%
                              Road

  157    03-0810247     GCM   El Dorado Plaza                   NAP                0.0200%


                                     M-2-16

                                                                                                                              PROP-
                                                                                                                               ERTY
                                                                                                                               SIZE
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                   PROPERTY                                       ZIP    PROPERTY   UNIT
NUMBER     NUMBER     NATOR        NAME                       ADDRESS                CITY            STATE   CODE      SIZE    TYPE
------------------------------------------------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail        30701 - 30791 Dyer        Union City          CA   94587    38,625    SF
                              Center                      Street
  162    03-0810251     GCM   Briarwood Apartments        141 Golf Club Road        Pleasant Hill       CA   94523        64  Units
  164    03-0810191     GCM   Conquistador Apartments     3343 South 1300 East      Salt Lake City      UT   84106       121  Units
  165    11432          GCM   Greenhill Corporate         1161 McDermott Drive      West Goshen         PA   19380    35,225    SF
                              Center                                                Township
  166    03-0812034     GCM   Northridge Apartments       8114 West Britton Road    Oklahoma City       OK   73132       216  Units
  167    03-0812035     GCM   Red Coach Village           211 The Post Road         Springfield         OH   45503       136  Units
                              Apartments
  170    03-0812036     GCM   The Trane Company           7100 Madison Street       Willowbrook         IL   60521    50,157    SF
                              Building
  177    03-0812019     GCM   Wythe Shopping Center       800 East Main Street      Wytheville          VA   24382   100,544    SF
  180    03-0812029     GCM   801 West Diversey Parkway   801 West Diversey         Chicago             IL   60614    17,514    SF
                                                          Parkway
  181    9.91E+09       GCM   Lafayette Business Park     5151 Lafayette            Santa Clara         CA   95054    70,200    SF
                                                          Street/2318 Calle
                                                          De Luna/5122 Calle Del
                                                          Sol
  182    11573          GCM   Arrow Business Center       402-446 West Arrow        San Dimas           CA   91773    96,101    SF
                                                          Highway
  185    03-0812603     GCM   Crossroads Professional     7676 New Hampshire        Takoma Park         MD   20783    50,745    SF
                              Building                    Avenue
  187    HHCC0064       GCM   Fran Murphy Building        12800 U.S. Highway 1      Juno Beach          FL   33408    45,697    SF
  188    03-0810412     GCM   Walgreen's - South          1580 Route 112            South Medford       NY   11763    13,905    SF
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.       688 & 690 East            Upland              CA   91786    19,747    SF
                                                          Foothill Boulevard
  192    10896          GCM   Weatherbridge Center        1771 NW Maynard Road      Cary                NC   27513    50,930    SF
                              Buildings II and            and 111
                              III                         James Jackson Avenue
  194    9.904E+09      GCM   1201 Sharp Street           1201 South Sharp Street   Baltimore           MD   21230    47,305    SF
  197    03-0810241     GCM   Redondo Tower Apartments    425 West Paseo Redondo    Tucson              AZ   85701        96  Units
  203    9.906E+09      GCM   Pioneer Point Apartments    2760 Mayport Road         Atlantic Beach      FL   32233       100  Units
  206    2E+10          GCM   6396, 6392, 6372 McLeod     6396, 6392, 6372          Las Vegas           NV   89120    25,042    SF
                              Drive                       McLeod Drive
  210    03-0812016     GCM   Summit/Breckenridge         1009-1125 Glen Place      Duluth              MN   55806       107  Units
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments       2840 Las Vegas Trail      Fort Worth          TX   76116       152  Units
  212    03-0812031     GCM   Hillmount Apartments        505 Cherry Street SE      Grand Rapids        MI   49503       101  Units
  216    03-0812030     GCM   Oakwood Manor Apartments    547 Cherry Street, SE     Grand Rapids        MI   49503        96  Units
  217    03-0812602     GCM   Woodbend Apartments         2106 Waverly Parkway      Opelika             AL   36801       100  Units
  221    03-0810254     GCM   U-Stor Chambers             1800 South Chambers       Aurora              CO   80017    49,900    SF
                              Self-Storage                Road
  222    03-0810218     GCM   9925-9929 Jefferson         9925-9929 Jefferson       Culver City         CA   90232    38,764    SF
                              Boulevard                   Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage     10880 North Mavinee       Oro Valley          AZ   85737    51,000    SF
                                                          Drive
  231    03-0812045a    GCM   Senate Place Apartments     2620 - 2720 Senate        Lansing Township    MI   48912        32  Units
                                                          Drive
  232    03-0812045b    GCM   Eastfield Townhouses        1014-1216 Eastfield       Lansing Township    MI   48917        32  Units
                                                          Road, 2705-2719
                                                          Harwick Drive
  242    2.001E+10      GCM   6380 McLeod Drive           6380 McLeod Drive         Las Vegas           NV   89120    20,455    SF
  250    03-0810220     GCM   6668 Owens Drive            6668 Owens Drive          Pleasanton          CA   94588    18,683    SF
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive    6320 - 6330 McLeod        Las Vegas           NV   89120    15,665    SF
                                                          Drive
  252    03-0810627     GCM   Rite Aid - Hillside         162-19 Hillside Avenue    Jamaica             NY   11432    16,079    SF
  258    03-0810237     GCM   Nogales Self Storage        1120 North Industrial     Nogales             AZ   85621    48,377    SF
                                                          Park Avenue
  259    03-0810238     GCM   Glendale West Self          8049 West Glendale        Glendale            AZ   85303    56,280    SF
                              Storage                     Avenue
  263    03-0810661     GCM   Airport Business Center     611 Access Road           Stratford           CT   06615    24,596    SF

                                                                         CROSS
                                                                        COLLATER-
                                                                         ALIZED
                                                               CROSS     MORTGAGE
                                                              COLLATER-  LOAN GROUP
                                                               ALIZED    AGGREGATE
                                                              (MORTGAGE  CUT-OFF       OWNER-
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                     LOAN      DATE          SHIP       ORIGINAL   MORTGAGE  RATE
NUMBER     NUMBER     NATOR        NAME                        GROUP)    BALANCE      INTEREST     BALANCE     RATE     TYPE
-------------------------------------------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail              No      4,232,425    Fee Simple   #######    7.7700%    Fixed
                              Center
  162    03-0810251     GCM   Briarwood Apartments              No      4,194,883    Fee Simple   #######    7.6900%    Fixed
  164    03-0810191     GCM   Conquistador Apartments           No      4,161,547    Fee Simple   #######    8.1100%    Fixed
  165    11432          GCM   Greenhill Corporate               No      4,089,788    Fee Simple   #######    8.3200%    Fixed
                              Center
  166    03-0812034     GCM   Northridge Apartments             No      4,085,920    Fee Simple   #######    7.9800%    Fixed
  167    03-0812035     GCM   Red Coach Village                 No      4,083,990    Fee Simple   #######    7.9800%    Fixed
                              Apartments
  170    03-0812036     GCM   The Trane Company                 No      3,894,616    Fee Simple   #######    8.4400%    Fixed
                              Building
  177    03-0812019     GCM   Wythe Shopping Center             No      3,629,791    Fee Simple   #######    8.3500%    Fixed
  180    03-0812029     GCM   801 West Diversey Parkway         No      3,391,218    Fee Simple   #######    8.9900%    Fixed
  181    9.91E+09       GCM   Lafayette Business Park           No      3,383,355    Fee Simple   #######    8.1200%    Fixed
  182    11573          GCM   Arrow Business Center             No      3,246,693    Fee Simple   #######    8.3600%    Fixed
  185    03-0812603     GCM   Crossroads Professional           No      3,144,186    Fee Simple   #######    8.1100%    Fixed
                              Building
  187    HHCC0064       GCM   Fran Murphy Building              No      3,044,546    Fee Simple   #######    8.2700%    Fixed
  188    03-0810412     GCM   Walgreen's - South                No      3,006,951    Fee Simple   #######    8.2300%    Fixed
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.             No      2,994,591    Fee Simple   #######    8.0000%    Fixed
  192    10896          GCM   Weatherbridge Center              No      2,842,834    Fee Simple   #######    8.6900%    Fixed
                              Buildings II and
                              III
  194    9.904E+09      GCM   1201 Sharp Street                 No      2,758,740     Part Fee
                                                                                      Simple &
                                                                                        Part
                                                                                      Leasehold   #######    8.3900%    Fixed
  197    03-0810241     GCM   Redondo Tower Apartments          No      2,592,863    Fee Simple   #######    7.9700%    Fixed
  203    9.906E+09      GCM   Pioneer Point Apartments          No      2,458,055    Fee Simple   #######    8.4200%    Fixed
  206    2E+10          GCM   6396, 6392, 6372 McLeod           No      2,415,404     Leasehold   #######    8.5400%    Fixed
                              Drive
  210    03-0812016     GCM   Summit/Breckenridge               No      2,381,344    Fee Simple   #######    8.4900%    Fixed
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments             No      2,363,874    Fee Simple   #######    8.1800%    Fixed
  212    03-0812031     GCM   Hillmount Apartments              No      2,349,601    Fee Simple   #######    8.1500%    Fixed
  216    03-0812030     GCM   Oakwood Manor Apartments          No      2,230,130    Fee Simple   #######    8.1500%    Fixed
  217    03-0812602     GCM   Woodbend Apartments               No      2,181,165    Fee Simple   #######    8.1100%    Fixed
  221    03-0810254     GCM   U-Stor Chambers                   No      2,071,653    Fee Simple   #######    8.4500%    Fixed
                              Self-Storage
  222    03-0810218     GCM   9925-9929 Jefferson               No      1,995,327    Fee Simple   #######    8.5200%    Fixed
                              Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage           No      1,716,954    Fee Simple   #######    8.5000%    Fixed
  231    03-0812045a    GCM   Senate Place Apartments        Yes (G2)   1,556,107    Fee Simple   885,000    8.3000%    Fixed
  232    03-0812045b    GCM   Eastfield Townhouses           Yes (G2)   1,556,107    Fee Simple   675,000    8.3000%    Fixed
  242    2.001E+10      GCM   6380 McLeod Drive                 No      1,402,676     Leasehold   #######    8.3500%    Fixed
  250    03-0810220     GCM   6668 Owens Drive                  No      1,245,346    Fee Simple   #######    8.1500%    Fixed
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive          No      1,239,024     Leasehold   #######    8.7200%    Fixed
  252    03-0810627     GCM   Rite Aid - Hillside               No      1,152,649    Fee Simple   #######    8.5900%    Fixed
  258    03-0810237     GCM   Nogales Self Storage              No      1,077,461    Fee Simple   #######    8.5000%    Fixed
  259    03-0810238     GCM   Glendale West Self                No      1,047,532    Fee Simple   #######    8.5000%    Fixed
                              Storage
  263    03-0810661     GCM   Airport Business Center           No        988,054    Fee Simple   #######    8.7200%    Fixed


                                                                                                                      ANTICI-
                                                              INTEREST                                                 PATED
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                   ACCRUAL      LOAN               CONTROL     LOAN         REPAY-
NUMBER     NUMBER     NATOR        NAME                       METHOD       TYPE   NOTE DATE   NUMBER     NUMBER       MENT DATE
----------------------------------------------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail           Actual/360   Balloon  04/24/00     161     03-0810225      NAP
                              Center
  162    03-0810251     GCM   Briarwood Apartments           Actual/360   Balloon  09/25/00     162     03-0810251      NAP
  164    03-0810191     GCM   Conquistador Apartments        Actual/360   Balloon  07/28/99     164     03-0810191      NAP
  165    11432          GCM   Greenhill Corporate            Actual/360   Balloon  09/21/00     165     11432           NAP
                              Center
  166    03-0812034     GCM   Northridge Apartments          Actual/360   Balloon  05/03/00     166     03-0812034      NAP
  167    03-0812035     GCM   Red Coach Village              Actual/360   Balloon  04/12/00     167     03-0812035      NAP
                              Apartments
  170    03-0812036     GCM   The Trane Company              Actual/360   Balloon  04/27/00     170     03-0812036      NAP
                              Building
  177    03-0812019     GCM   Wythe Shopping Center          Actual/360   Balloon  03/30/00     177     03-0812019      NAP
  180    03-0812029     GCM   801 West Diversey Parkway      Actual/360   Balloon  05/18/00     180     03-0812029      NAP
  181    9.91E+09       GCM   Lafayette Business Park        Actual/360   Balloon  02/25/00     181     9.91E+09        NAP
  182    11573          GCM   Arrow Business Center          Actual/360   Balloon  09/28/00     182     11573           NAP
  185    03-0812603     GCM   Crossroads Professional        Actual/360   Balloon  09/07/00     185     03-0812603      NAP
                              Building
  187    HHCC0064       GCM   Fran Murphy Building           Actual/360   Balloon  09/18/00     187     HHCC0064        NAP
  188    03-0810412     GCM   Walgreen's - South             Actual/360   Balloon  10/02/00     188     03-0810412      NAP
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.          Actual/360   Balloon  08/31/00     189     03-0810210      NAP
  192    10896          GCM   Weatherbridge Center           Actual/360   Full     07/12/00     192     10896           NAP
                              Buildings II and                            Amort
                              III
  194    9.904E+09      GCM   1201 Sharp Street              Actual/360   Balloon  12/10/99     194     9.904E+09       NAP
  197    03-0810241     GCM   Redondo Tower Apartments       Actual/360   Balloon  06/27/00     197     03-0810241      NAP
  203    9.906E+09      GCM   Pioneer Point Apartments       Actual/360   Balloon  06/24/99     203     9.906E+09       NAP
  206    2E+10          GCM   6396, 6392, 6372 McLeod        Actual/360   Balloon  03/02/00     206     2E+10           NAP
                              Drive
  210    03-0812016     GCM   Summit/Breckenridge            Actual/360   Balloon  02/10/00     210     03-0812016      NAP
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments          Actual/360   Balloon  06/08/00     211     HHCC0063        NAP
  212    03-0812031     GCM   Hillmount Apartments           Actual/360   Balloon  03/31/00     212     03-0812031      NAP
  216    03-0812030     GCM   Oakwood Manor Apartments       Actual/360   Balloon  03/31/00     216     03-0812030      NAP
  217    03-0812602     GCM   Woodbend Apartments            Actual/360   Balloon  08/14/00     217     03-0812602      NAP
  221    03-0810254     GCM   U-Stor Chambers                Actual/360   Balloon  08/02/00     221     03-0810254      NAP
                              Self-Storage
  222    03-0810218     GCM   9925-9929 Jefferson            Actual/360   Balloon  06/09/00     222     03-0810218      NAP
                              Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage        Actual/360   Balloon  06/07/00     226     03-0810232      NAP
  231    03-0812045a    GCM   Senate Place Apartments        Actual/360   Balloon  06/15/00     231     03-0812045a     NAP
  232    03-0812045b    GCM   Eastfield Townhouses           Actual/360   Balloon  06/15/00     232     03-0812045b     NAP
  242    2.001E+10      GCM   6380 McLeod Drive              Actual/360   Balloon  08/07/00     242     2.001E+10       NAP
  250    03-0810220     GCM   6668 Owens Drive               Actual/360   Balloon  04/17/00     250     03-0810220      NAP
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive       Actual/360   Balloon  06/01/00     251     2.001E+10       NAP
  252    03-0810627     GCM   Rite Aid - Hillside            Actual/360   Full     05/26/99     252     03-0810627      NAP
                                                                          Amort
  258    03-0810237     GCM   Nogales Self Storage           Actual/360   Balloon  06/07/00     258     03-0810237      NAP
  259    03-0810238     GCM   Glendale West Self             Actual/360   Balloon  06/07/00     259     03-0810238      NAP
                              Storage
  263    03-0810661     GCM   Airport Business Center        Actual/360   Balloon  09/30/99     263     03-0810661      NAP

                                                                                                   STATED
                                                                                        ORIGINAL   ORIGINAL             REMAIN-
                                                                            MONTHLY      TERM TO    AMORT-             ING TERM
                                                                SCHEDULED     DEBT      MATURITY   IZATION  SEASON-   TO MATURITY
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                     MATURITY    SERVICE      /ARD       TERM     ING         /ARD
NUMBER     NUMBER     NATOR        NAME                           DATE      PAYMENT    (MONTHS)   (MONTHS)  (MONTHS)   (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail               #######   30,506.28       120        360        7      113
                              Center
  162    03-0810251     GCM   Briarwood Apartments               #######   29,915.36       120        360        2      118
  164    03-0810191     GCM   Conquistador Apartments            #######   31,140.79       120        360       16      104
  165    11432          GCM   Greenhill Corporate                #######   30,958.56       120        360        2      118
                              Center
  166    03-0812034     GCM   Northridge Apartments              #######   30,027.20       120        360        6      114
  167    03-0812035     GCM   Red Coach Village                  #######   30,027.20       120        360        7      113
                              Apartments
  170    03-0812036     GCM   The Trane Company                  #######   29,883.12       120        360        7      113
                              Building
  177    03-0812019     GCM   Wythe Shopping Center              #######   27,640.34       120        360        8      112
  180    03-0812029     GCM   801 West Diversey Parkway          #######   27,332.71       120        360        6      114
  181    9.91E+09       GCM   Lafayette Business Park            #######   25,233.00       120        360        9      111
  182    11573          GCM   Arrow Business Center              #######   24,667.94       120        360        2      118
  185    03-0812603     GCM   Crossroads Professional            #######   24,542.19       120        300        2      118
                              Building
  187    HHCC0064       GCM   Fran Murphy Building               #######   24,088.51       120        300        2      118
  188    03-0810412     GCM   Walgreen's - South                 #######   23,692.13       120        300        1      119
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.              #######   22,012.94       120        360        3      117
  192    10896          GCM   Weatherbridge Center               #######   28,612.45       180        180        4      176
                              Buildings II and
                              III
  194    9.904E+09      GCM   1201 Sharp Street                  #######   21,121.39       120        360       11      109
  197    03-0810241     GCM   Redondo Tower Apartments           #######   19,023.53       120        360        5      115
  203    9.906E+09      GCM   Pioneer Point Apartments           #######   18,928.68       120        360       17      103
  206    2E+10          GCM   6396, 6392, 6372 McLeod            #######   18,715.00       120        360        8      112
                              Drive
  210    03-0812016     GCM   Summit/Breckenridge                #######   19,309.28       120        300        9      111
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments              #######   17,688.52       120        360        5      115
  212    03-0812031     GCM   Hillmount Apartments               #######   17,564.26       120        360        8      112
  216    03-0812030     GCM   Oakwood Manor Apartments           #######   16,671.16       120        360        8      112
  217    03-0812602     GCM   Woodbend Apartments                #######   16,200.62       120        360        3      117
  221    03-0810254     GCM   U-Stor Chambers                    #######   15,881.48       120        360        3      117
                              Self-Storage
  222    03-0810218     GCM   9925-9929 Jefferson                #######   15,406.63       120        360        5      115
                              Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage            #######   13,233.00       120        360        5      115
  231    03-0812045a    GCM   Senate Place Apartments            #######   6,679.84        120        360        5      115
  232    03-0812045b    GCM   Eastfield Townhouses               #######   5,094.80        120        360        5      115
  242    2.001E+10      GCM   6380 McLeod Drive                  #######   10,654.23       120        360        3      117
  250    03-0810220     GCM   6668 Owens Drive                   #######   9,303.10        120        360        7      113
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive           #######   9,748.14        120        360        6      114
  252    03-0810627     GCM   Rite Aid - Hillside                #######   11,204.99       204        204       18      186
  258    03-0810237     GCM   Nogales Self Storage               #######   8,304.27        120        360        5      115
  259    03-0810238     GCM   Glendale West Self                 #######   8,073.59        120        360        5      115
                              Storage
  263    03-0810661     GCM   Airport Business Center            #######   8,201.06        120        300       14      106


                                                                 STATED
                                                                REMAINING
                                                                  AMORT-
                                                                 IZATION               LOAN BALANCE     DEFEASE
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                        TERM  CUT-OFF DATE  AT MATURITY      START        DEFEASE
NUMBER     NUMBER     NATOR        NAME                          (MONTHS)  BALANCE       /ARD            DATE        END DATE
---------------------------------------------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail                  353      #######     3,780,072.41    01/01/03    01/31/10
                              Center
  162    03-0810251     GCM   Briarwood Apartments                  358      #######     3,727,310.33    01/01/03    03/31/10
  164    03-0810191     GCM   Conquistador Apartments               344      #######     3,767,153.50    01/01/03    04/30/09
  165    11432          GCM   Greenhill Corporate                   358      #######     3,688,122.92    01/01/03    06/30/10
                              Center
  166    03-0812034     GCM   Northridge Apartments                 354      #######     3,664,543.96    01/01/03    02/28/10
  167    03-0812035     GCM   Red Coach Village                     353      #######     3,665,231.99    01/01/03    01/31/10
                              Apartments
  170    03-0812036     GCM   The Trane Company                     353      #######     3,531,334.99    01/01/03    01/31/10
                              Building
  177    03-0812019     GCM   Wythe Shopping Center                 352      #######     3,286,374.38    01/01/03    12/31/09
  180    03-0812029     GCM   801 West Diversey Parkway             354      #######     3,109,240.20    01/01/03    02/28/10
  181    9.91E+09       GCM   Lafayette Business Park               351      #######     3,049,717.75    01/01/03    11/30/09
  182    11573          GCM   Arrow Business Center                 358      #######     2,930,489.34    01/01/03    06/30/10
  185    03-0812603     GCM   Crossroads Professional               298      #######     2,604,013.03    01/01/03    03/31/10
                              Building
  187    HHCC0064       GCM   Fran Murphy Building                  298      #######     2,532,797.86    01/01/03    06/30/10
  188    03-0810412     GCM   Walgreen's - South                    299      #######     2,496,191.64    01/01/03    07/31/10
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.                 357      #######     2,682,025.64    01/01/03    05/31/10
  192    10896          GCM   Weatherbridge Center                  176      #######      79,398.11      01/01/03    04/30/15
                              Buildings II and
                              III
  194    9.904E+09      GCM   1201 Sharp Street                     349      #######     2,504,565.71    01/01/03    09/30/09
  197    03-0810241     GCM   Redondo Tower Apartments              355      #######     2,323,637.96    01/01/03    03/31/10
  203    9.906E+09      GCM   Pioneer Point Apartments              343      #######     2,240,961.00    01/01/03    06/30/09
  206    2E+10          GCM   6396, 6392, 6372 McLeod               352      #######     2,195,870.09    01/01/03    12/31/09
                              Drive
  210    03-0812016     GCM   Summit/Breckenridge                   291      #######     2,006,116.70    01/01/03    11/30/09
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments                 355      #######     2,128,644.62    01/01/03    03/31/10
  212    03-0812031     GCM   Hillmount Apartments                  352      #######     2,117,943.65    01/01/03    12/31/09
  216    03-0812030     GCM   Oakwood Manor Apartments              352      #######     2,010,251.98    01/01/03    12/31/09
  217    03-0812602     GCM   Woodbend Apartments                   357      #######     1,958,494.26    01/01/03    02/28/10
  221    03-0810254     GCM   U-Stor Chambers                       357      #######     1,874,548.25    01/01/03    05/31/10
                              Self-Storage
  222    03-0810218     GCM   9925-9929 Jefferson                   355      #######     1,810,431.58    01/01/03    03/31/10
                              Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage               355      #######     1,557,172.19    01/01/03    03/31/10
  231    03-0812045a    GCM   Senate Place Apartments               355      #######     797,097.02      01/01/03    03/31/10
  232    03-0812045b    GCM   Eastfield Townhouses                  355      #######     607,954.09      01/01/03    03/31/10
  242    2.001E+10      GCM   6380 McLeod Drive                     357      #######     1,266,383.15    01/01/03    05/31/10
  250    03-0810220     GCM   6668 Owens Drive                      353      #######     1,121,963.01    01/01/03    01/31/10
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive              354      #######     1,129,578.61    01/01/03    02/28/10
  252    03-0810627     GCM   Rite Aid - Hillside                   186      #######      43,283.61      01/01/03    02/29/16
  258    03-0810237     GCM   Nogales Self Storage                  355      #######     977,190.19      01/01/03    03/31/10
  259    03-0810238     GCM   Glendale West Self                    355      #######     950,047.13      01/01/03    03/31/10
                              Storage
  263    03-0810661     GCM   Airport Business Center               286      #######     841,317.63      01/01/03    06/30/09

                                                                                                                    YIELD
                                                                YIELD       YIELD          PREPAY-    PREPAY-      MAINTEN-
                                                              MAINTEN-     MAINTEN-         MENT       MENT          ANCE
                                                                 ANCE        ANCE          PENALTY    PENALTY      CALCULA-
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                     PERIOD     PERIOD END      START        END         TION
NUMBER     NUMBER     NATOR        NAME                       START DATE     DATE           DATE        DATE       METHOD
-----------------------------------------------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail                 NAP          NAP          NAP          NAP           NAP
                              Center
  162    03-0810251     GCM   Briarwood Apartments                 NAP          NAP          NAP          NAP           NAP
  164    03-0810191     GCM   Conquistador Apartments              NAP          NAP          NAP          NAP           NAP
  165    11432          GCM   Greenhill Corporate                  NAP          NAP          NAP          NAP           NAP
                              Center
  166    03-0812034     GCM   Northridge Apartments                NAP          NAP          NAP          NAP           NAP
  167    03-0812035     GCM   Red Coach Village                    NAP          NAP          NAP          NAP           NAP
                              Apartments
  170    03-0812036     GCM   The Trane Company                    NAP          NAP          NAP          NAP           NAP
                              Building
  177    03-0812019     GCM   Wythe Shopping Center                NAP          NAP          NAP          NAP           NAP
  180    03-0812029     GCM   801 West Diversey Parkway            NAP          NAP          NAP          NAP           NAP
  181    9.91E+09       GCM   Lafayette Business Park              NAP          NAP          NAP          NAP           NAP
  182    11573          GCM   Arrow Business Center                NAP          NAP          NAP          NAP           NAP
  185    03-0812603     GCM   Crossroads Professional              NAP          NAP          NAP          NAP           NAP
                              Building
  187    HHCC0064       GCM   Fran Murphy Building                 NAP          NAP          NAP          NAP           NAP
  188    03-0810412     GCM   Walgreen's - South                   NAP          NAP          NAP          NAP           NAP
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.                NAP          NAP          NAP          NAP           NAP
  192    10896          GCM   Weatherbridge Center                 NAP          NAP          NAP          NAP           NAP
                              Buildings II and
                              III
  194    9.904E+09      GCM   1201 Sharp Street                    NAP          NAP          NAP          NAP           NAP
  197    03-0810241     GCM   Redondo Tower Apartments             NAP          NAP          NAP          NAP           NAP
  203    9.906E+09      GCM   Pioneer Point Apartments             NAP          NAP          NAP          NAP           NAP
  206    2E+10          GCM   6396, 6392, 6372 McLeod              NAP          NAP          NAP          NAP           NAP
                              Drive
  210    03-0812016     GCM   Summit/Breckenridge                  NAP          NAP          NAP          NAP           NAP
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments                NAP          NAP          NAP          NAP           NAP
  212    03-0812031     GCM   Hillmount Apartments                 NAP          NAP          NAP          NAP           NAP
  216    03-0812030     GCM   Oakwood Manor Apartments             NAP          NAP          NAP          NAP           NAP
  217    03-0812602     GCM   Woodbend Apartments                  NAP          NAP          NAP          NAP           NAP
  221    03-0810254     GCM   U-Stor Chambers                      NAP          NAP          NAP          NAP           NAP
                              Self-Storage
  222    03-0810218     GCM   9925-9929 Jefferson                  NAP          NAP          NAP          NAP           NAP
                              Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage              NAP          NAP          NAP          NAP           NAP
  231    03-0812045a    GCM   Senate Place Apartments              NAP          NAP          NAP          NAP           NAP
  232    03-0812045b    GCM   Eastfield Townhouses                 NAP          NAP          NAP          NAP           NAP
  242    2.001E+10      GCM   6380 McLeod Drive                    NAP          NAP          NAP          NAP           NAP
  250    03-0810220     GCM   6668 Owens Drive                     NAP          NAP          NAP          NAP           NAP
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive             NAP          NAP          NAP          NAP           NAP
  252    03-0810627     GCM   Rite Aid - Hillside                  NAP          NAP          NAP          NAP           NAP
  258    03-0810237     GCM   Nogales Self Storage                 NAP          NAP          NAP          NAP           NAP
  259    03-0810238     GCM   Glendale West Self                   NAP          NAP          NAP          NAP           NAP
                              Storage
  263    03-0810661     GCM   Airport Business Center              NAP          NAP          NAP          NAP           NAP


                                                                 YIELD
                                                               MAINTEN-
                                                                 ANCE               MASTER
CONTROL     LOAN      ORIGI-  LOAN/PROPERTY                    INTEREST            SERVICING
NUMBER     NUMBER     NATOR        NAME                         RATE               FEE RATE
---------------------------------------------------------------------------------------------
  161    03-0810225     GCM   Union Landing Retail                 NAP                0.0200%
                              Center
  162    03-0810251     GCM   Briarwood Apartments                 NAP                0.0200%
  164    03-0810191     GCM   Conquistador Apartments              NAP                0.0200%
  165    11432          GCM   Greenhill Corporate                  NAP                0.0200%
                              Center
  166    03-0812034     GCM   Northridge Apartments                NAP                0.0200%
  167    03-0812035     GCM   Red Coach Village                    NAP                0.0200%
                              Apartments
  170    03-0812036     GCM   The Trane Company                    NAP                0.0200%
                              Building
  177    03-0812019     GCM   Wythe Shopping Center                NAP                0.0200%
  180    03-0812029     GCM   801 West Diversey Parkway            NAP                0.0200%
  181    9.91E+09       GCM   Lafayette Business Park              NAP                0.0200%
  182    11573          GCM   Arrow Business Center                NAP                0.0200%
  185    03-0812603     GCM   Crossroads Professional              NAP                0.0200%
                              Building
  187    HHCC0064       GCM   Fran Murphy Building                 NAP                0.0200%
  188    03-0810412     GCM   Walgreen's - South                   NAP                0.0200%
                              Medford
  189    03-0810210     GCM   Sav-on and Carl's Jr.                NAP                0.0200%
  192    10896          GCM   Weatherbridge Center                 NAP                0.0200%
                              Buildings II and
                              III
  194    9.904E+09      GCM   1201 Sharp Street                    NAP                0.0200%
  197    03-0810241     GCM   Redondo Tower Apartments             NAP                0.0200%
  203    9.906E+09      GCM   Pioneer Point Apartments             NAP                0.0200%
  206    2E+10          GCM   6396, 6392, 6372 McLeod              NAP                0.0200%
                              Drive
  210    03-0812016     GCM   Summit/Breckenridge                  NAP                0.0200%
                              Apartments
  211    HHCC0063       GCM   Peppertree Apartments                NAP                0.0200%
  212    03-0812031     GCM   Hillmount Apartments                 NAP                0.0200%
  216    03-0812030     GCM   Oakwood Manor Apartments             NAP                0.0200%
  217    03-0812602     GCM   Woodbend Apartments                  NAP                0.0200%
  221    03-0810254     GCM   U-Stor Chambers                      NAP                0.0200%
                              Self-Storage
  222    03-0810218     GCM   9925-9929 Jefferson                  NAP                0.0200%
                              Boulevard
  226    03-0810232     GCM   Oro Valley Self Storage              NAP                0.0200%
  231    03-0812045a    GCM   Senate Place Apartments              NAP                0.0200%
  232    03-0812045b    GCM   Eastfield Townhouses                 NAP                0.0200%
  242    2.001E+10      GCM   6380 McLeod Drive                    NAP                0.0200%
  250    03-0810220     GCM   6668 Owens Drive                     NAP                0.0200%
  251    2.001E+10      GCM   6320 - 6330 McLeod Drive             NAP                0.0200%
  252    03-0810627     GCM   Rite Aid - Hillside                  NAP                0.0200%
  258    03-0810237     GCM   Nogales Self Storage                 NAP                0.0200%
  259    03-0810238     GCM   Glendale West Self                   NAP                0.0200%
                              Storage
  263    03-0810661     GCM   Airport Business Center              NAP                0.0200%



                                     M-2-17

                                    EXHIBIT B


                    CORPORATE REPRESENTATIONS AND WARRANTIES


          The Seller hereby represents and warrants, as of the Closing Date, that:

         (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of Delaware. The principal place of business and chief executive office of the Seller is located in the State of Connecticut.

         (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets. Attached hereto as Exhibit E are true, correct, and complete copies of the Seller's organizational documents in effect as of the Closing Date.

         (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation

                                     M-2-18
by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

         (h) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         (i) The transfer of the Mortgage Loans by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         (j) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

         (k) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

         (l) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

         (m) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

         (n) In connection with, and at the time of, its transfer of the Mortgage Loans hereunder, the Seller will receive consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

         (o) The execution, delivery and performance of this Agreement by the Seller constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the Seller.

         (p) Seller is not a party to or bound by a written or oral agreement granting to any person or entity an option or right of first refusal or other arrangement to acquire directly or indirectly any of the Mortgage Loans.





                                     M-2-19

                                    EXHIBIT C

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES


     The Seller (with respect to each Mortgage Loan unless otherwise indicated) hereby represents and warrants to SBMS VII and its successors and assigns as provided in this Agreement (subject to the qualifications with respect to matters of enforceability set forth below in the last paragraph of this Exhibit
C) that as of the date specified below or, if no such date is specified, as of the date hereof, and as of the Closing Date and subject to the exceptions disclosed on Schedule C-1 attached hereto:

         (1) Mortgage Loan Characteristics. The information set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects; provided, however, that with respect to the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1998 NOI," "1999 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR," the Seller represents only that such information is a correct and accurate reproduction or derivation, as adjusted by the Seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the related Borrower (or an affiliate or principal thereof) and takes no responsibility for the accuracy or completeness of any such information provided by the related Borrower (or such affiliate or principal); provided, further, that the Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the Seller in connection with its origination or purchase of the Mortgage Loans.

         (2) Domestic Borrower. The related Borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

         (3) Single-Purpose, Bankruptcy Remote Entity. Each Borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, and whose organizational documents as of the date of origination of the Mortgage Loan provide that so long as the Mortgage Loan is outstanding, it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such Borrower remote, and as to which the Borrower has delivered an opinion of counsel concerning substantive non-consolidation and as to which the Borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a Person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, has its own books and records separate and apart from any other Person and holds itself out as being a legal entity, separate and apart from any other Person.


                                     M-2-20

         (4) Delivery of Mortgage Loans Documents. The Seller has caused or will cause to be delivered to the Purchaser (or its designee) within the time period prescribed in Section 2 each of the documents comprising the Mortgage File for such Mortgage Loan.

         (5) Payment Current. All payments required to be made with respect to such Mortgage Loan under the terms of the related Mortgage Note or the related Mortgage (inclusive of any applicable grace or cure period) up to the Closing Date have been made. Within the twelve months preceding the Closing Date, there has not been any delinquency in excess of 30 days with respect to such Mortgage Loan.

         (6) Equity Participation or Participation Interest. Such Mortgage Loan contains no equity participation by the Seller and is a whole loan and not a participation interest. Neither the related Note nor the related Mortgage provides for negative amortization, unless the Mortgage Loan is an ARD loan, or any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. The Seller has no ownership interest in such Mortgaged Property or the related Borrower other than in such Mortgage Loan being sold and assigned. Neither the Seller nor any affiliate of the Seller has any obligation to make any capital contributions to the related Borrower under the Mortgage or any other related Mortgage Loan document.

         (7) Compliance with Applicable Laws. As of the date of its origination, such Mortgage Loan either complied with, or was exempt from, applicable federal or state laws, regulations and other requirements pertaining to usury. To the best of the Seller's knowledge, as of the date of origination of such Mortgage Loan, the related originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan. No governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Seller, and the Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability of such Mortgage Loan and the effective sale, transfer and assignment thereof and of the related Mortgage Note, the originator and/or the Seller and, if applicable, each subsequent holder of the related Mortgage Note each was qualified and appropriately licensed to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the related Mortgage Note.

         (8) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed (although certain reserve accounts controlled by the Seller may have been established as described in Schedule C-2), and there is no requirement for future advances thereunder.

         (9) Origination Expenses Paid. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related Borrower.

         (10) Documents Valid. Each of the related Mortgage Note, the related Mortgage and any other related Mortgage Loan document is the legal, valid and binding

                                     M-2-21
obligation of the related Borrower, the related guarantor or other party executing such document (subject to any non-recourse or partial recourse provisions contained therein), and is enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to such Mortgage Note, Mortgage or any other Mortgage Loan document, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or Mortgage unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including, without limitation, the defense of usury, and the Seller has no knowledge that any such offset, defense, counterclaim, or right of rescission has been asserted or is available with respect thereto. Except as described in the immediately following sentence, the related Mortgage Note and the related Mortgage do not require the related mortgagee to release any portion of the related Mortgaged Property except upon payment in full of such Mortgage Loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans, certain Mortgage Loans secured by multiple Mortgaged Properties, and certain Mortgage Loans secured by one or more parcels constituting a single Mortgaged Property, the related mortgagee may be required to release a Mortgaged Property or a portion thereof upon payment of a portion of the related Mortgage Loan as specified in the related Mortgage Loan documents.

         (11) Assignment of Mortgage; Note Endorsement. The related Assignment of Mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Seller) is or will be in recordable form and constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of the related Mortgage and any related Assignment of Leases or assignment of Assignment of Leases. The Seller's endorsement and delivery of the related Mortgage Note to the Purchaser in accordance with the terms of this Agreement constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of such Mortgage Note, and together with the Seller's execution and delivery of such Assignment of Mortgage to the Purchaser, legally and validly conveys or will convey all right, title and interest of the Seller in such Mortgage Loan to the Purchaser. Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

         (12) Assignment of Leases. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 13 below) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein;

         (13) First Lien. The related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property) which Mortgaged Property is free and clear of all liens and encumbrances having priority over or equal to the first lien of such Mortgage, except for (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not

                                     M-2-22
materially and adversely (i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required interest and principal payments or to make use of such Mortgaged Property for the intended purposes therefor, (c) leases and subleases pertaining to such Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage (provided that such leases and subleases, if any, are with entities which are not affiliated with the Seller), and (d) other matters which do not, individually or in the aggregate, materially and adversely (i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor. Subject to the foregoing exceptions, the related Assignment of Leases has the same priority as the related Mortgage.

         (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) neither the related Note nor the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File, none of which alter the information on the Mortgage Loan Schedule or make any of the other representations in this Agreement untrue) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

         (15) Defeasance. A Mortgage Loan which permits defeasance provides that, no earlier than the second anniversary of the Closing Date (or, in the case of any Mortgage Loan included in its own Loan REMIC, no earlier than the second anniversary of the "startup day" of such Loan REMIC), the related Borrower may obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of non-callable U.S. Treasury or other non-callable U.S. government obligations that provide for payments on or prior to all successive payment dates to maturity (or, in the case of an ARD Loan, through the related Anticipated Repayment Date) in the amounts due on such dates and upon the satisfaction of certain other conditions. A Mortgage Loan that permits defeasance provides that related Borrower is responsible for all reasonable costs incurred in connection with the defeasance of any such Mortgage Loan and the release of the related Mortgaged Property. A Mortgage Loan that permits defeasance provides that the related Borrower is responsible for all cots incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgage Property. A Mortgage Loan that permits defeasance requires that a first priority perfected security interest opinion be provided and also requires the related Borrower to provide either a REMIC opinion, as a condition to exercise of any defeasance option or a written confirmation from the Rating Agencies indicating that such defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates. For all loans with a Cut-off Date Balance over $5,000,000, as a condition to the exercise of any defeasance option, either rating agency confirmation or lender approval is required. In addition, the related Mortgage or other related Mortgage Loan documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the Mortgage Loan and release of the related Mortgaged Property:


                                     M-2-23

          (a) the related Borrower must provide the mortgagee with a prior written notice of not less than 30 days;

          (b) the related Borrower must either (i) deliver to the mortgagee or the servicer of the Mortgage Loan, as the case may be, government obligations described above in this Paragraph 15 or (ii) pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this Paragraph 15;

          (c) the related Borrower must deliver an officer's certificate to the effect that all of its obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

          (d) the related Borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

         (16) No Delinquent Taxes or Assessments. All tax or governmental assessments, or installments thereof, which were due on or prior to the date of origination had been paid as of such date and the Seller knows of no tax or governmental assessment, or if payable in installments, any installment thereof, which became due and owing thereafter and prior to the Closing Date in respect of the related Mortgaged Property, which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

         (17) Escrow or Reserve Deposits. As of the Closing Date, the related reserve account(s), if any, contain all escrow deposits and other payments required by the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) to be held by the Seller as of the Closing Date. Pursuant to Section 2 hereof, the Seller is transferring all amounts on deposit in the related reserve account(s) to the Purchaser, or to the extent not being transferred to the Purchaser, all escrow deposits and other payments required under the related Mortgage Note, the related Mortgage and any other related Mortgage Loan documents have been applied in accordance with their intended purposes by the related Mortgage Loan originator, the Seller or its agent.

         (18) No Third Party Advances. The Seller has not, directly or indirectly, (a) advanced funds, (b) induced or solicited any payment from a Person other than the related Borrower, or (c) to the Seller's knowledge, received any payment other than from such Borrower, for the payment of any amount required under the related Mortgage Note or the related Mortgage, except for interest accruing from the date of such Mortgage Note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such Mortgage Note.

         (19) No Condemnation or Damages. To the best of the Seller's knowledge, no proceedings for the total or partial condemnation of the related Mortgaged Property (a) have

                                     M-2-24
occurred since the date as of which the appraisal relied upon in the origination of such Mortgage Loan was prepared, or (b) are pending or threatened other than, in each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan. To the best of Seller's knowledge, the related Mortgaged Property is free of material damage. The related Mortgage requires that any related condemnation award and/or insurance proceeds be applied either to the restoration of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

         (20) No Mechanics' Liens. To the Seller's knowledge, the related Mortgaged Property (excluding any related personal property) (a) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and (b) no rights are outstanding that, under applicable law, could give rise to any of these types of liens, any of which liens are or may be prior to, or equal with, the lien of the related Mortgage, except, with respect to clauses (a) and
(b) above in this Paragraph 20, those which are insured against by the related lender's title insurance policy referred to in Paragraph 24 of this Exhibit C below.

         (21) Title Survey: Improvements; Separate Tax Parcels. The Seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to the related Mortgaged Property which satisfied, or the Seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any related Mortgaged Property located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted and such standard general exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. The property described in the survey is the same as the Mortgaged Property described in the Mortgage and the lender's title insurance policy. Except for encroachments and similar matters which are inconsequential, do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan, or are insured against by the related lender's title insurance policy described in Paragraph 23 of this Exhibit C below, surveys and/or title insurance obtained at the time of the origination of such Mortgage Loan indicated or insured that (a) none of the improvements which were included for the purpose of determining the appraised value of such Mortgaged Property in the related appraisal obtained in connection with of the origination of such Mortgage Loan lie outside the boundaries and building restriction lines of such Mortgaged Property, and (b) no improvements on adjoining properties encroach upon such Mortgaged Property. The related Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related lender's title insurance policy. No one other than the related Borrower, any guarantor or indemnitor, any tenants under the requirements of tenant leases or (if it escrows real estate taxes) the related mortgagee is obligated under the related Mortgage Loan documents to pay real estate taxes on the Mortgaged Property.

         (22) Title. The Seller has good and marketable title to and is the sole and lawful owner and beneficial holder of such Mortgage Loan. The Seller has full power, authority and legal right to sell and assign such Mortgage Loan hereunder, is the sole mortgagee or beneficiary of record under the related Mortgage and is transferring such Mortgage Loan to the

                                     M-2-25

Purchaser free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

         (23) Compliance with Laws. To the best of the Seller's knowledge (based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the related Borrower at the time of origination of such Mortgage Loan or other information reasonably acceptable to the Seller based on the Seller's underwriting standards at the time of its origination thereof), (a) no improvements located on or forming a part of the related Mortgaged Property are in violation of any applicable zoning and building laws or ordinances, (b) the related Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof (excluding Environmental Laws which are addressed in Paragraph 35 and Paragraph 36 below) and all applicable insurance requirements, (c) such Borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including, but not limited to, certificates of occupancy (if available), and (d) the Seller has not received notification from any governmental authority that such Mortgaged Property violates or does not comply with such laws or regulations or is being used, operated or occupied unlawfully or that such Borrower has failed to obtain such inspections, licenses, permits, authorizations, or certificates, except for such violation or non-compliance (i) which does not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan, (ii) which is specifically addressed by the appraiser in the determination of the related appraised value in connection with the origination of such Mortgage Loan, or (iii) for which a reserve account held for the Seller has been established in an amount sufficient to pay for the estimated costs to correct such violations or non-compliance.

         (24) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of such Mortgage Loan (after all advances of principal) insuring the Seller and its successors and assigns that the related Mortgage is a valid first lien on the related Mortgaged Property, subject only to exceptions described in Paragraph 13 of this Exhibit C above (or, if such a title insurance policy has not yet been issued in respect of such Mortgage Loan, such a policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing such Mortgage Loan). The premium for such title insurance policy has been paid in full and such title insurance policy is (or, when issued, will be) in full force and effect, and upon endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records, such title insurance policy will inure to the benefit of the Purchaser. Such title insurance policy (a) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely (i) affect the value of the related Mortgaged Property as security for the Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments, boundary and other survey matters as are customarily accepted by prudent

                                     M-2-26
commercial mortgage lenders. The Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. The Seller has not made any claim under such title insurance policy.

         (25) Insurance Related to Mortgaged Property. All improvements on the related Mortgaged Property are insured by (a) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (i) the full replacement cost of all improvements to such Mortgaged Property (without deduction for depreciation), and (ii) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy, which policy contains a standard mortgagee clause naming the originator or the Seller and its successors as additional insureds; (b) an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of such Mortgaged Property; (c) a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and (d) if any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (i) the stated principal amount of the related Mortgage Note, and
(ii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. As of the Closing Date, the insurance premium for each such insurance policy shall have been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days' prior written notice to the mortgagee (except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days' prior written notice), and no such notice has been received by the Seller. With respect to each such insurance policy, the Seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that such insurance policy is in full force and effect. The Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The related Mortgage Loan documents require the related Borrower or a tenant of such Borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the related Borrower's expense upon such Borrower's or such tenant's failure to do so (subject to any applicable notice or cure periods). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

         (26) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (a) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law, have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in such furniture, fixtures, equipment and other personal property.


                                     M-2-27

         (27) Default, Breach and Acceleration. There is no material default, breach, violation or event of acceleration existing under the related loan agreement, related Mortgage Note or the related Mortgage, and the Seller has no knowledge of any event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C. The Seller has no knowledge, after performing at the time of origination of the related Mortgage Loan due diligence customarily performed by prudent commercial lenders at the time of such origination, that the related Borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

         (28) Customary Provisions. The related Mortgage Note, the related Mortgage, and the related Assignment of Leases, together with applicable state law, contain customary and enforceable provisions (including, without limitation, those relating to receivers) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

         (29) Access Routes. (a) Surveys, title insurance reports, the title insurance policy or other relevant documents contained in the related Mortgage File indicate that at the time of origination of such Mortgage Loan the related Borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property obtained in connection with the origination of such Mortgage Loan, as being critical to the appraised value thereof, and (b) such Mortgaged Property was receiving services from public or private water, sewer and other utilities that were adequate as of the date that the Mortgage Loan was originated, and none of such services is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

         (30) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Borrower as lessee under a ground lease of all or a portion of the related Mortgaged Property (a "Ground Lease"), but the related fee interest in the portion of such Mortgaged Property covered by such Ground Lease (the "Fee Interest") is not subject or subordinate to the lien of the related Mortgage, the Seller hereby represents and warrants that:

          (a) as of the Closing Date, such Ground Lease is in full force and effect, and such Ground Lease or a memorandum thereof has been duly recorded in the applicable real estate records and (i) such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property of such lessee in a manner that would interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, or a separate written agreement permitting such encumbrance has been obtained, and (ii) there have been no material changes in the terms of such Ground Lease that would be

                                     M-2-28
     binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the related Mortgage File;

          (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the related Mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

          (c) the related lessee's interest in such Ground Lease may be transferred to the Purchaser and its successors and assigns through a foreclosure of the related Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the related mortgagee and its successors and assigns, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either
     (i) it has been obtained prior to the Closing Date, or (ii) it may not be unreasonably withheld), provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

          (d) the related lessor is required to give notice of any default under such Ground Lease by the related lessee to the mortgagee either under the terms of such Ground Lease or under the terms of a separate estoppel letter or written agreement;

          (e) the related mortgagee is entitled, under the terms of such Ground Lease or a separate estoppel letter or written agreement, to receive notice of any default by the related lessee under such Ground Lease, and after any default notice, is entitled to not less than the time provided to the related lessee under such Ground Lease to cure such default (which is, in any event, a commercially reasonable time period), which is curable during such period before the lessor may terminate the Ground Lease; all rights of the related lessee under the Ground Lease may be exercised by or on behalf of the mortgagee;

          (f) the currently effective term of such Ground Lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 20 years beyond the Stated Maturity Date of such Mortgage Loan;

          (g) such Ground Lease does not impose any restrictions on subletting which the Seller considered to be commercially unreasonable at the time of its origination or purchase of such Mortgage Loan or that a prudent commercial mortgage lender would have considered unreasonable at such date;

          (h) as of the Closing Date, (i) no event of default has occurred under such Ground Lease and (ii) to Seller's knowledge, no event has occurred which, with the passage of time, the giving of notice or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of such Ground Lease;

          (i) the related lessor has agreed in a writing included in the related Mortgage File that such Ground Lease may not be amended, modified, cancelled or

                                     M-2-29
     terminated without the prior written consent of the Seller or the mortgagee and that any such action without such consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the Ground Lease following notice thereof from the lessor as set forth in clause (e) of this Paragraph 30, the lessor is required to enter into a new ground lease upon termination of such Ground Lease for any reason (including, without limitation, rejection of such Ground Lease in a bankruptcy proceeding);

          (j) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to (i) the repair or restoration of all or part of the related Mortgaged Property covered by such Ground Lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses (except where such Mortgage Loan provides that the related Borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (ii) the payment of the outstanding principal balance of and accrued interest on such Mortgage Loan; and

          (k) there are no existing mortgages on the Fee Interest which can be foreclosed upon that are not subject to the Ground Lease, and the provisions of the Ground Lease and/or other documents related thereto and included as part of the related Mortgage File preclude the creation of any future mortgage on the Fee Interest that can be foreclosed upon not subject to the Ground Lease.

          (l) except for fixed or determinable increases expressly set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee during the term of the Mortgage Loan.

          (m) the terms of any related Ground Lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated, or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

         (31) Deed of Trust. With respect to any related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the related Borrower or (b) the release of the related Mortgaged Property following the payment of the related Mortgage Loan in full, no fees or expenses are payable by the Seller or the Purchaser to such trustee.

         (32) Cross-Security. The related Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator of such Mortgage Loan or the Seller other than another Mortgage Loan being sold, transferred and assigned by the Seller under this Agreement, or
(b) to the Seller's knowledge, any other obligations owed to any Person other than the Seller. The related Mortgage Note is not secured by any real property other than a Mortgaged Property. Each related Mortgage does not provide

                                     M-2-30
or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other Mortgage Loan.

         (33) Assignment of Leases. Except with respect to the related Mortgaged Property or that portion of the related Mortgaged Property that is occupied by the related Borrower, the related Mortgage Loan documents contain the provisions of an Assignment of Leases or include a separate Assignment of Leases. Any related Assignment of Leases incorporated within the related Mortgage or set forth in a separate Mortgage Loan document creates on recordation (with the same priority as the related Mortgage) a valid assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

         (34) REMIC. (a) Such Mortgage Loan is principally secured by an interest in real property and either (i) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination of such Mortgage Loan or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination of such Mortgage Loan, was the only security for such Mortgage Loan; (b) such Mortgage Loan contains no equity participation by the Seller, and neither the related Mortgage Note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the related Mortgaged Property; and (c) such Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G(3)(A) of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.860G-1(a)(3).

         (35) Environmental Site Assessments. Environmental Site Assessments (collectively, the "ESAs"), transaction screen assessments, studies or updates prepared or obtained within [ ] months prior to the Closing Date in connection with the origination of such Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (a) those cases where such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (c) those conditions in which soil or groundwater contamination was suspected or identified and either (i) such condition or circumstance was remediated or abated prior to the date of closing of the related Mortgage Loan, (ii) a "no further action" letter was obtained from the applicable regulatory authority, or (iii) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (d) those cases in which (i) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (ii) a responsible party has been identified under applicable law, and (iii) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no

                                     M-2-31
further action" letter from the applicable regulatory agency, established a remediation fund, or provided a guaranty or indemnity to the related Borrower.

         (36) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in Paragraph 34 of this Exhibit C above, the Seller: (a) has not received actual notice from any federal, state or other governmental authority of (i) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws, or (ii) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; (b) has not received actual notice from the related Borrower that (i) such Borrower has received any such notice from any such governmental authority, (ii) such Mortgaged Property fails to comply with any applicable Environmental Laws, or (iii) such Borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; or (c) has no actual knowledge that (i) the related Mortgaged Property fails to materially comply with any applicable Environmental Laws or (ii) there has been any known or threatened release of Hazardous Materials on or from such Mortgaged Property where such release falls outside the exceptions (a) through
(d) of Paragraph 35 of this Exhibit C above.

         (37) Recourse. The related Mortgage Loan documents contain standard provisions providing for recourse against the related Borrower or a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The related Mortgage Loan documents contain provisions pursuant to which the related Borrower or a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

         (38) Environmental Compliance. Each Mortgage Loan contains either a representation, warranty or covenant that the related Borrower will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in violation of any applicable Environmental Laws or an indemnity with respect to any such violation in favor of the Seller.

         (39) Inspection. The Seller or originator has inspected the related Mortgaged Property or caused such Mortgaged Property to be inspected within the 12 months preceding the Closing Date.

         (40) Subordinate Debt. Except as has been disclosed in the Mortgage Loan Schedule, the related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the related Borrower encumbers the related Mortgaged Property without the prior written consent of the mortgagee thereunder. At the time of origination, the Mortgaged properties were not, and to the Seller's knowledge, the Mortgaged Properties are not encumbered by any liens junior to the liens of the related Mortgages. The Mortgage Loans do not permit the Borrowers to obtain financing secured by the Mortgaged Properties that is subordinate to or of equal priority with the lien of the Mortgage without lender's consent.


                                     M-2-32

         (41) Common Ownership. To Seller's knowledge, no two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure have been specifically disclosed in Schedule C-3.

         (42) Operating or Financial Statement. The related Mortgage Loan documents require the related Borrower to furnish to the mortgagee at least annually an operating statement (or a balance sheet and a statement of income and expenses) with respect to the related Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the related Borrower.

         (43) Litigation. To the best of the Seller's knowledge as of the date of origination or purchase of such Mortgage Loan, and to the Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the related Borrower or Mortgaged Property which if determined adversely to the related Borrower would have a material adverse effect on the value of the related Mortgaged Property or such Borrower's ability to continue to perform its obligations under such Mortgage Loan.

         (44) ARD Loans. With respect to each Mortgage Loan that is an ARD Loan, it commenced amortizing on its initial scheduled Due Date (or, in the case of certain interest-only Mortgage Loans, as otherwise set forth in the related Mortgage Notes) and provides that: (a) the spread used in calculating its Mortgage Rate will increase by no more than five percent (5%) in connection with the passage of its Anticipated Repayment Date; (b) its Anticipated Repayment Date is of the term specified [in the Mortgage Loan Schedule] following the origination of such Mortgage Loan; (c) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (d) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (lender approved) capital expenditures.

         (45) Due-on-Sale. The related Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, the related Mortgaged Property subject to such Mortgage is directly or indirectly transferred or sold; provided that certain of the Mortgages permit
(a) changes in ownership between existing partners and members, (b) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities, (c) issuance by the related borrower of new partnership or membership interests, (d) certain other changes in ownership for estate planning purposes, or (e) certain other transfers similar in nature to the foregoing that are consistent with customary commercial lending practices.

         (46) Loan Origination; Loan Underwriting. Each Mortgage Loan was originated by the Seller, an affiliate of Seller or an originator approved by the Seller, or was purchased by the related Seller, and each Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Seller's underwriting standards in effect at the time of

                                     M-2-33
its origination or purchase of such Mortgage Loan, subject to such exceptions as the Seller approved.

         (47) Interest Accrual. Each related Mortgage Loan accrues interest on an Actual/360 Basis or on a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term of such Mortgage Loan (except if such Mortgage Loan is an ARD Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

         (48) Cut-off Date Balance. No Mortgage Loan, together with any other Mortgage Loan made to the same Borrower or to an Affiliate of such Borrower, represents more than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool.

         (49) Due Date. The Due Date for each Mortgage Loan is scheduled to be the first day of the month (or the following business day, if such first day is not a business day).

         (50) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan. Such appraisal satisfied either: (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

         (51) No Release. No Mortgage Loan has been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related file, no material portion of the Mortgaged Property has been released.

                           ---------------------------

         Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's

                                     M-2-34
written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.





                                     M-2-35

                                  SCHEDULE C-1


                         EXCEPTIONS TO THE MORTGAGE LOAN
                         REPRESENTATIONS AND WARRANTIES


         SECTION 2. Rep #15: Defeasance


The Cut-Off Date Balance for this loan exceeds $5,000,000, and neither rating agency confirmation or lender approval is required as a condition to defeasance. However, a REMIC opinion is required as a condition to defeasance.

         SECTION 3. Rep #17: Escrow Deposits/Rep #26: No Defaults


The attached Excel spreadsheet lists loans for which the loan documents provide certain deadlines for repairs, which repairs have not been completed by the associated deadline. The spreadsheet summarizes the status of each.


         SECTION 4. Rep #30: Unsubordinated Ground Leases


This exception is to the ground lease rep (#29), section (i) as it relates to the 1201 Sharp Street loan (# 9904010054). For this loan, Landlord is required to provide 60 days notice of any amendment, modification, termination or cancellation. Although mortgagee consent is not specifically required, in the event of foreclosure mortgagee is not bound by any modification to which it had not previously acknowledged. There is no provision for the creation of a new lease; however, the landlord has agreed that: (A) the lender is not required to cure any event of default not susceptible to lender cure and (B) if lender assumes the tenant's interest under the lease, to waive any such incurable defaults.

         SECTION 5. Rep #39: Inspection


The following loans do not meet the 12-month prior to Closing Date standard set forth in the Rep (assuming a 12/1/00 Closing Date). The most recent inspection date is listed in parentheses next to each loan:



          -    Summit/Breckenridge Apts. (#03-0812016) - 9/99

          -    Little Creek Apts. (#03-0810417) - 11/99


                                     M-2-36

          -    Lafayette Business Park (#9910010082) - 11/99







                                     M-2-37

                                  SCHEDULE C-2

                     RESERVE ACCOUNTS CONTROLLED BY SELLER

                                  SCHEDULE C-3

                       PROPERTIES UNDER COMMON OWNERSHIP

                                   EXHIBIT D-1


                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3 CERTIFICATE OF
            SECRETARY OF GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


         I,                , hereby certify that I am a duly elected and
acting Secretary of Greenwich Capital Financial Products, Inc. (the "Company"), and certify further as follows:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

         2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

         3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware issued within ten days of the date hereof with respect to the good standing of the Company;

         4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of Delaware, or from any other source, that the Company is not in good standing in Delaware.

         5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company.

         6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

         7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

         8. Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement dated as of December , 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V.; and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions

                                     M-2-38
contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

         Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.





                                     M-2-39

         IN WITNESS WHEREOF, I have hereunto signed my name as of December , 2000.


                                    By:
                                          ------------------------------------
                                       Name:
                                       Title:


         The undersigned, an officer of the Company, hereby certifies that is the duly elected and qualified and acting Secretary of the Company and that the signature appearing above is his/her genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name as of December , 2000.



                                    By:
                                          ------------------------------------
                                       Name:
                                       Title:





                                     M-2-40

                                    EXHIBIT A


                    CERTIFICATE OF INCORPORATION AND BY-LAWS






                                     M-2-41

                                    EXHIBIT B


                          CERTIFICATE OF GOOD STANDING






                                     M-2-42

                                    EXHIBIT C


                                   RESOLUTIONS







                                     M-2-43

                                  EXHIBIT D-2


                        FORM OF CERTIFICATE OF THE SELLER


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3

           CERTIFICATE OF GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


         In connection with the execution and delivery by Greenwich Capital Financial Products, Inc. ("GCFP") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of December , 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and GCFP, and the Indemnification Agreement dated as of December , 2000 (the "Indemnification Agreement"), among GCFP, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of GCFP in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) GCFP has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

         Certified this                 day of December, 2000.


                                    GREENWICH CAPITAL FINANCIAL
                                       PRODUCTS, INC.


                                    By:
                                        --------------------------------
                                       Name:
                                       Title:





                                     M-2-44

                                  EXHIBIT D-3A


                       FORM OF OPINION OF IN-HOUSE COUNSEL
                                  TO THE SELLER

                                December 19, 2000


Addressees listed on Exhibit A hereto

         Re: Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

         This opinion is being provided to you by in-house counsel to Greenwich Capital Financial Products, Inc. (the "Company") pursuant to Section 7(h) the Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, relating to the sale by the Company of certain mortgage loans (the "Mortgage Loans"). I have also acted as counsel to the Company in connection with its entering into the Indemnification Agreement dated as of December 12, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII, Salomon Smith Barney Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V. The Mortgage Loan Purchase Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements". Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, I am of the opinion that:

a. The Company is a validly existing Delaware corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to enter into and perform its obligations under the Agreements.

b. Each Agreement has been duly authorized, executed and delivered by the Company.

c. No consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution and delivery by the Company of the Agreements, except for those consents, approvals, authorizations or orders that previously have been obtained.

d. The transfer of the Mortgage Loans as provided in the Agreements and the fulfillment of the other terms of the Agreements will not conflict with or result in a violation of the Certificate of Incorporation or the By-laws of the Company or any agreement, instrument, order, writ, judgment or decree known to me to which the Company is a party or is subject.





                                     M-2-45

e. To the best of my knowledge, there are no actions or proceedings against the Company, pending (with regard to which the Company has received service of process) or overtly threatened in writing before any court, governmental agency or arbitrator which affect the enforceability of the Agreements, or which would draw into question the validity of the Agreements or any action taken or to be taken in connection with the Company's obligations contemplated therein, or which would materially impair the Company's ability to perform under the terms of the Agreements.

         The opinions expressed herein are limited to the laws of ______________ and the federal law of the United States.

         This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without my express written consent.

                                     Very truly yours,



                                     Paul Stevelman, Esq.


                                     M-2-46

                                  EXHIBIT D-3B


                       FORM OF OPINION OF SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER

                                 SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


CHICAGO                         875 THIRD AVENUE                       HONG KONG
                            NEW YORK, NEW YORK 10022
DALLAS                       TELEPHONE 212 906 2000                     LONDON
                             FACSIMILE 212 906 2021
LOS ANGELES                                                             SHANGHAI

WASHINGTON, D.C.                  FOUNDED 1866                         SINGAPORE

                                                                         TOKYO


                                December 19, 2000

Salomon Brothers Mortgage
Securities VII, Inc.
388 Greenwich Street
New York, New York 10013

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York 10017

Deutsche Bank Securities Inc.
31 West 52nd Street, 3rd Floor
New York, New York 10019

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60603

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, New York  10041

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006




          Re: Salomon Brothers Mortgage Securities VII, Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:


                                     M-2-47

         We have acted as special counsel to Greenwich Capital Financial Products, Inc. ("GCFP") in connection with certain matters relating to the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between GCFP, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser.

         This opinion letter is being provided to you pursuant to Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement.

         For the purposes of this opinion letter, we have reviewed the Mortgage Loan Purchase Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Mortgage Loan Purchase Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Mortgage Loan Purchase Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of the parties to the Mortgage Loan Purchase Agreement and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in paragraph 2 below, the power and authority of the parties to the Mortgage Loan Purchase Agreement to enter into, perform under and consummate the transactions contemplated by the Mortgage Loan Purchase Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreement by the parties thereto, (ix) except as expressly addressed in paragraph 1 below, the constitution of the Mortgage Loan Purchase Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Mortgage Loan Purchase Agreement, as expressed therein.

         In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.


                                     M-2-48

         Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of GCFP, enforceable against GCFP in accordance with its terms.

         2. The execution, delivery and performance of the Mortgage Loan Purchase Agreement by GCFP will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to domestic corporations in connection with transactions of the type contemplated by the Mortgage Loan Purchase Agreement.




                                     M-2-49

         The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the Mortgage Loan Purchase Agreement. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                          Very truly yours,




                                     M-2-50

                                  EXHIBIT D-3C


                             FORM OF LETTER RELATING
                       TO DISCLOSURE FROM SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER



                                SIDLEY & AUSTIN

                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


       CHICAGO                 875 THIRD AVENUE               HONG KONG
                           NEW YORK, NEW YORK 10022
       DALLAS               TELEPHONE 212 906 2000              LONDON
                            FACSIMILE 212 906 2021
     LOS ANGELES                                               SHANGHAI

       SEATTLE                   FOUNDED 1866                 SINGAPORE

  WASHINGTON, D.C.                                              TOKYO



                                December 19, 2000

Salomon Brothers Mortgage                  Deutsche Bank Securities Inc.
   Securities VII, Inc.                    31 West 52nd Street, 3rd Floor
388 Greenwich Street                       New York, New York  10019
New York, New York  10013

Salomon Smith Barney Inc.                  J.P. Morgan Securities Inc.
388 Greenwich Street                       60 Wall Street
New York, New York  10013                  New York, New York  10260-0060

Greenwich Capital Markets, Inc.            ABN AMRO Bank N.V.
600 Steamboat Road                         135 South LaSalle Street
Greenwich, Connecticut  06830              Chicago, Illinois  60603

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017

          Re:      Salomon Brothers Mortgage Securities VII, Inc.
                   Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

         We have acted as special counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), Salomon Brothers Realty Corp. ("SBRC"), Greenwich Capital Financial Products, Inc. ("GCFP") and Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

         (i) the sale by SBRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "SBRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor;

         (ii) the sale by GCFP, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GCFP Mortgage Loans"), pursuant to





                                     M-2-51

SIDLEY & AUSTIN                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 2

     that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor;

         (iii) the sale by AMCC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "AMCC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor;

         (iv) the sale by LaSalle Bank National Association ("LBNA"), and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "LBNA Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "LBNA Mortgage Loan Purchase Agreement"), between LBNA and the Depositor;

         (v) the creation of a common law trust (the "Trust") and the issuance of an aggregate $914,661,061 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), consisting of 18 classes designated Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator and tax administrator;

         (vi) the conveyance of the SBRC Mortgage Loans, the GCFP Mortgage Loans, the AMCC Mortgage Loans and the LBNA Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates; and

         (vii) the sale by the Depositor, and the purchase by Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"; and, together with SSBI, Greenwich Capital, Chase, Deutsche Bank and J.P. Morgan in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that


                                     M-2-52

SIDLEY & AUSTIN                                                        NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 3

     certain Underwriting Agreement, dated as of December 12, 2000 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

         The SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement, the AMCC Mortgage Loan Purchase Agreement and the LBNA Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements". The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

         For the purposes of this letter, we have reviewed: the Agreements; the Depositor's registration statement on Form S-3 (No. 333-40426) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); the Prospectus, dated December 12, 2000, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated December 12, 2000, specifically relating to the Trust and the Publicly Offered Certificates (including all exhibits and annexes thereto, the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the respective parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (viii) compliance with the Agreements by the

                                     M-2-53

SIDLEY & AUSTIN                                                        NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 4

parties thereto, (ix) the conformity, to the requirements of the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents relating to the Mortgage Loans delivered to the Trustee by, on behalf of or at the direction of the Depositor, SBRC, GCFP, AMCC and LBNA, (x) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xi) the absence of any agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In rendering this letter, we do not make any statement concerning the laws of any jurisdiction other than the federal laws of the United States of America.

         In the course of acting as special counsel to the Depositor, SBRC, GCFP and AMCC in connection with the preparation of the Prospectus, we have generally reviewed and discussed with certain representatives of the Depositor, SBRC, GCFP, AMCC, LBNA, SSBI, Greenwich Capital and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Prospectus, other than any documents or information incorporated by reference in either the Prospectus or the Memorandum. In addition, we have reviewed loan summaries delivered to us by SBRC, GCFP and AMCC with respect to the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans, respectively; and we have undertaken a limited review of copies of certain environmental insurance policies and other selected Mortgage Loan documents with respect to certain SBRC Mortgage Loans, GCFP Mortgage Loans and AMCC Mortgage Loans. While we have not otherwise made any independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement as to: (i) any accounting, financial or statistical data or other information of that nature contained in or omitted from the Registration Statement or the Prospectus; (ii) any documents or information incorporated by reference in the Registration Statement or the Prospectus; (iii) any information on the diskette that accompanies the Prospectus; or (iv) any information with respect to the characteristics of the LBNA Mortgage

                                     M-2-54

SIDLEY & AUSTIN                                                        NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 5

Loans, the related Borrowers and/or the related Mortgaged Properties contained in or omitted from the Prospectus. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate upon the judgment of officers and representatives of the Depositor, SBRC, GCFP and AMCC. In addition, in that connection, we call to your attention that, with your knowledge and consent, except as stated above, we have not examined or otherwise reviewed any of the Mortgage Files, Servicing Files or any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

         When used in this letter, the term "attention" or any other word or phrase of similar import means the conscious awareness of facts or other information of solely those attorneys who are currently practicing law with Sidley & Austin and have been actively involved in representing the Depositor, SBRC, GCFP and AMCC in connection with any matters relating to the Transactions. With your permission, no attempt was made by such attorneys to gather information from any other attorneys currently practicing law with Sidley & Austin that may have represented the Depositor, SBRC, GCFP, AMCC or any of their respective affiliates in other matters or to review any files associated with those matters.

         This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                         Very truly yours,


                                     M-2-55

                                    EXHIBIT E
                     ORGANIZATIONAL DOCUMENTS OF THE SELLER






                                     M-2-56

                                  EXHIBIT M-3


                       FORM OF AMCC MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT


         This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 12, 2000, between Artesia Mortgage Capital Corporation, a Delaware corporation ("AMCC"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

         AMCC desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

         A real estate mortgage investment conduit ("REMIC") election has been made with respect to each of two Mortgage Loans (the resulting REMICs being herein referred to as "Loan REMICs"), for federal income tax purposes. AMCC also desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the regular interests (the "Loan REMIC Regular Interests") and residual interests (the "Loan REMIC Residual Interests"; and, collectively with the Loan REMIC Regular Interests, the "Loan REMIC Interests") in the Loan REMICs.

         SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans") and the Loan REMIC Interests. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer ( "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans and the Loan REMIC Interests to the Trust contemporaneously with its purchase of the Mortgage Loans and the Loan REMIC Interests hereunder.


                                     M-3-2

         The Depositor will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), some of the Other Loans from Greenwich Capital Financial Products, Inc. ("GCFP"), and the remaining Other Loans from LaSalle Bank National Association ("LaSalle"; and, collectively with SBRC and GCFP, the "Other Loan Sellers").

         SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI and Greenwich Capital, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, SSBI and Greenwich Capital. The Registered Certificates are more fully described in the prospectus dated December 12, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated December 12, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated December 12, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

         AMCC will indemnify SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and certain related parties with respect to the disclosure regarding the Mortgage Loans and AMCC contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among AMCC, SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO.

         Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

         SECTION 1. Agreement to Purchase.


         The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans and the Loan REMIC Interests. The purchase and sale of the Mortgage Loans and the Loan REMIC Interests shall take place on December 19, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in December 2000 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $114,046,135, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans and the Loan REMIC Interests shall be $___________, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and

                                     M-3-3
shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

         SECTION 2. Conveyance of the Mortgage Loans.

         (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral, and in and to the Loan REMIC Interests. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

         (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

         (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

         If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

         In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not

                                     M-3-4
required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.

         The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

         (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

         (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

         (f) After the Seller's transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans and the Loan REMIC Interests. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.


                                     M-3-5

         SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

         The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans and the Loan REMICs, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans and the Loan REMICs, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

         SECTION 4. Representations, Warranties and Covenants of the Seller.


         (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.

         (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans and/or the Loan REMIC Interests remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

     SECTION 4A. Representations, Warranties and Covenants of Purchaser.


     The Purchaser hereby represents and warrants, as of the Closing Date, that:

         (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

         (d) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (e) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (f) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice

                                     M-3-6
or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

         (g) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         (h) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

         (i) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

         SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

         (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or
(ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis

                                     M-3-7

(subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

         If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser and its servicing agent has received from the Seller: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and
(ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

         If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

         It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

         (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies

                                     M-3-8
and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

         SECTION 6. Closing.


         (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

         (b) The Closing shall be subject to each of the following conditions:

         (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

         (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

         (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

         (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

         (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

         (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

         (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

          SECTION 7. Closing Documents.

            The Closing Documents shall consist of the following:


                                     M-3-9

         (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

         (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO;

         (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

         (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause(g) below;

         (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

         (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

         (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

         (h) a written opinion of Sidley & Austin as special counsel for the Seller, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

         (i) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion as to the "true sale" characterization of the transfer of the Mortgage Loans contemplated by this Agreement);


                                     M-3-10

         (j) a written letter of Sidley & Austin as special counsel to the Seller, substantially in the Form of Exhibit D-3B, relating to the disclosure in the Prospectus regarding the Mortgage Loans and AMCC, dated the Closing Date and addressed to the Purchaser and each of the other Interested Parties (except for the Rating Agencies);

         (k) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO, relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

         SECTION 8. Costs.

         Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated October 20, 2000 (the "Term Sheet"), between the Seller, Salomon Brothers Realty Corp., Greenwich Capital Financial Products, Inc. and LaSalle Bank National Association.

         SECTION 9. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no.: 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 1180 Northwest Maple Street, Suite 202, Issaquah, Washington 98027, attention: Diane Kelsey Kutas, facsimile no.: 425-313-1005, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

         SECTION 10. Characterization.


         The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans and the Loan REMIC Interests by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the Loan REMIC Interests are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans and the Loan REMIC Interests provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash,


                                     M-3-11
instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans and the Loan REMIC Interests as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Loan REMIC Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery.


         All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.

         SECTION 12. Severability of Provisions.

         Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 13. Counterparts.


         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 14. GOVERNING LAW.


         THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN

                                     M-3-12

ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

         SECTION 15. Further Assurances.


         The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         SECTION 16. Successors and Assigns.


         The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans and the Loan REMIC Interests to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

         SECTION 17. Amendments.


         (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

         (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.


                                     M-3-13

         SECTION 18. Entire Agreement.


         Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.



                            [SIGNATURE PAGE FOLLOWS]





                                     M-3-14

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                    ARTESIA MORTGAGE CAPITAL
                                    CORPORATION



                                    By:
                                         -------------------------
                                    Name:
                                    Title:


                                    SALOMON BROTHERS MORTGAGE
                                    SECURITIES VII, INC.



                                    By:
                                         -------------------------
                                    Name:
                                    Title:





                                     M-3-15

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                             [See Attached Schedule]


                                     M-3-16

  CONTROL        LOAN        ORIGI-      LOAN /        PROPERTY          CITY      STATE     ZIP     PROPERTY   PROP-       CROSS
  NUMBER        NUMBER       NATOR      PROPERTY        ADDRESS                              CODE      SIZE      ERTY    COLLATER-
                                          NAME                                                                   SIZE      ALIZED
                                                                                                                 UNIT    (MORTGAGE
                                                                                                                 TYPE       LOAN
                                                                                                                           GROUP)



------------------------------------------------------------------------------------------------------------------------------------
    136     010-00000598      AMCC   Telex          12000           Burnsville       MN     55337      114,100    SF         No
                                     Building       Portland
                                                    Avenue
                                                    South
    137     020-00000065      AMCC   Charnelton     151 West        Eugene           OR     97401       57,410    SF         No
                                     Place          Seventh
                                     Office         Avenue
                                     Building
    168     010-00000563      AMCC   K-Mart         1901 East       Savannah         GA     31404      111,043    SF         No
                                     Shopping       Victory
                                     Center -       Drive
                                     Savannah
    172     010-00000561      AMCC   K-Mart         1508            Madison          TN     37115      103,482    SF         No
                                     Shopping       Gallatin
                                     Center -       Road
                                     Nashville
    173     010-00000540      AMCC   2150           2150            Hauppauge        NY     11788       47,849    SF         No
                                     Joshua's       Joshua's
                                     Path           Path
    174     010-00000501      AMCC   Ver-Sa-Til     18400           Chanhassen       MN     55317      107,795    SF         No
                                                    West
                                                    77th
                                                    Street
    178     010-00000467      AMCC   Pencader       110 Lake        Newark           DE     19702       79,184    SF         No
                                     Corporate      Drive
                                     Center
    184     010-00000542      AMCC   Cedar          14638 &         Apple Valley     MN     55124       26,887    SF         No
                                     Marketplace    14658
                                                    Cedar
                                                    Avenue
                                                    South
    190     010-00000595      AMCC   The Shops at   494-538         Smyrna           TN     37167       32,000    SF         No
                                     Enon Springs   Enon
                                                    Springs
                                                    Road
                                                    East
    191     010-00000617      AMCC   Sierra         1994            Clovis           CA     93611           60  Units        No
                                     Heartland      Shaw
                                     Senior         Avenue
                                     Apartments
    195     010-00000612      AMCC   RPS            95              Colonie          NY     12205       63,633    SF         No
                                     Warehouse      Broderick
                                                    Street
                                                    Extension
    196     010-00000583      AMCC   755 & 775      755 &           San Luis         CA     93401       43,896    SF         No
                                     Fiero Lane     775 Fiero       Obispo
                                                    Lane
    198     010-00000519      AMCC   Plaza II       1200            Yakima           WA     98902       30,680    SF         No
                                     Office         Chesterly
                                     Building       Drive
    200     010-00000393      AMCC   Carriage       4700            Sioux Falls      SD     57103           30  Units     Yes (A6)
                                     House          South
                                     Apartment      Cliff
                                      - Sioux Falls Avenue
    201     010-00000394      AMCC   Carriage       1511 8th        Brookings        SD     57006           25  Units     Yes (A6)
                                     House          Street
                                     Apartment      South
                                      - Brookings
    202     010-00000392      AMCC   Carriage       1300            Pierre           SD     57501           25  Units     Yes (A6)
                                     House          North
                                     Apartment      Harrison
                                      - Pierre      Avenue
    204     010-00000634      AMCC   CVS Harper     23975-          St. Clair        MI     48080       24,662    SF         No
                                     Center         24001           Shores
                                                    Harper
                                                    Avenue
    213     010-00000594      AMCC   1500           1500            Albuquerque      NM     87107       36,435    SF         No
                                     Renaissance    Renaissance
                                     Building       Boulevard
                                                    N.E.
    214     010-00000623      AMCC   Etinuum        1001 East       Yukon            OK     73099       35,501    SF         No
                                     Office         Main Street
                                     Building
    215     020-00000061      AMCC   DHR Office     315 South       Oregon City      OR     97045       32,952    SF         No
                                     Building       Beavercreek
                                                    Road
    218     010-00000494      AMCC   Warminster     318-356 Old     Warminster       PA     18974       28,390    SF         No
                                     Shopping       York Road
                                     Center
    219     010-00000276      AMCC   PBR II         738-746         Costa Mesa       CA     92627       28,996    SF      Yes (A7)
                                                    West 17th
                                                    Street
    220     010-00000260      AMCC   PBR I          1638            Costa Mesa       CA     92626       26,163    SF      Yes (A7)
                                                    Placentia
                                                    Avenue
    223     010-00000470      AMCC   810-812        810-812         San Luis         CA     93401       31,682    SF         No
                                     Fiero Lane     Fiero Lane      Obispo
    224     010-00000568      AMCC   Lab Corp of    212 Cherry      New Castle       DE     19720       26,800    SF         No
                                     America        Lane            Hundred
    227     010-00000620      AMCC   Hillcrest      18200           Olney            MD     20832       19,233    SF         No
                                     Retail/Office  Georgia
                                     Shopping       Avenue
                                     Center
    228     010-00000459      AMCC   Cain Drive     66 to 126       Brentwood        NY     11717       49,600    SF         No
                                     Warehouses     Cain Drive
    230     010-00000442      AMCC   Macy           145-155         Sunnyvale        CA     94086       21,410    SF         No
                                     Building       North Wolfe
                                                    Road
    234     010-00000507      AMCC   The Culver     10811           Culver City      CA     90232       22,849    SF         No
                                     Building       Washington
                                                    Boulevard
    235     010-00000491      AMCC   Harvard        4415 South      Tulsa            OK     74135       30,879    SF         No
                                     Physicians     Harvard
                                     Building       Avenue
    236     010-00000299      AMCC   Lyon Street    1620-1640       Santa Ana        CA     92702       19,035    SF         No
                                     Retail         East 1st
                                                    Street
    237     010-00000360      AMCC   350 Newton     350 Newton      Oakland          CA     94606           42  Units        No
                                     Avenue         Avenue
                                     Apartments
    238     010-00000522      AMCC   Solar          3600 & 3610     Sioux Falls      SD     57103           60  Units        No
                                     Gardens        East Sixth
                                                    Street
    239     010-00000291      AMCC   Quality        5251 San        Albuquerque      NM     87109           69  Rooms        No
                                     Suites         Antonio
                                     Albuquerque    Drive NE
    240     010-00000603      AMCC   Springville    786 West        Springville      UT     84663       34,500    SF         No
                                     Corners        1200 North
    241     010-00000325      AMCC   224-234 East   224-234 East    Westfield        NJ     07090        9,188    SF         No
                                     Broad Street   Broad Street
    243     010-00000219      AMCC   Black          9625 Black      San Diego        CA     92126       34,855    SF         No
                                     Mountain       Mountain
                                     Point Office   Road
                                     Building
    244     010-00000627      AMCC   Waste          8111 1st        Seattle          WA     98108       20,000    SF         No
                                     Management     Avenue
                                     Building       South
    245     010-00000551      AMCC   Silver Lake    291 West        Coeur            ID     83814       16,584    SF         No
                                     Plaza          Canfield        D'Alene
                                                    Avenue
    246     010-00000533      AMCC   Checkmate      4755 & 4735     Las Vegas        NV     89109           51  Units        No
                                     Apartments     Deckow
                                                    Lane
    247     010-00000626      AMCC   Creekside      3940-3958       Nashville        TN     37218       14,800    SF         No
                                     Center         Clarksville
                                                    Highway

  CONTROL        LOAN        ORIGI-      LOAN /         OWNER-     ORIGINAL    MORTGAGE     RATE     INTEREST
  NUMBER        NUMBER       NATOR      PROPERTY         SHIP      BALANCE       RATE       TYPE     ACCRUAL
                                          NAME         INTEREST                                       METHOD






-----------------------------------------------------------------------------------------------------------------
    136     010-00000598      AMCC   Telex            Fee           6,800,000   8.7500%    Fixed    Actual/360
                                     Building         Simple


    137     020-00000065      AMCC   Charnelton       Fee           6,750,000   8.3000%    Fixed    Actual/360
                                     Place            Simple
                                     Office
                                     Building
    168     010-00000563      AMCC   K-Mart           Fee           4,090,446   8.0500%    Fixed    Actual/360
                                     Shopping         Simple
                                     Center -
                                     Savannah
    172     010-00000561      AMCC   K-Mart           Fee           3,840,545   8.0500%    Fixed    Actual/360
                                     Shopping         Simple
                                     Center -
                                     Nashville
    173     010-00000540      AMCC   2150             Fee           3,800,000   8.0500%    Fixed    Actual/360
                                     Joshua's         Simple
                                     Path
    174     010-00000501      AMCC   Ver-Sa-Til       Fee           3,750,000   7.8750%    Fixed    Actual/360
                                                      Simple


    178     010-00000467      AMCC   Pencader         Fee           3,640,000   8.0000%    Fixed    Actual/360
                                     Corporate        Simple
                                     Center
    184     010-00000542      AMCC   Cedar            Fee           3,200,000   8.0000%    Fixed    Actual/360
                                     Marketplace      Simple



    190     010-00000595      AMCC   The Shops at     Fee           2,895,000   8.1000%    Fixed    Actual/360
                                     Enon Springs     Simple



    191     010-00000617      AMCC   Sierra           Fee           2,850,000   8.0000%    Fixed    Actual/360
                                     Heartland        Simple
                                     Senior
                                     Apartments
    195     010-00000612      AMCC   RPS              Fee           2,700,000   8.1800%    Fixed    Actual/360
                                     Warehouse        Simple


    196     010-00000583      AMCC   755 & 775        Fee           2,700,000   8.7500%    Fixed    Actual/360
                                     Fiero Lane       Simple

    198     010-00000519      AMCC   Plaza II         Fee           2,600,000   8.0000%    Fixed    Actual/360
                                     Office           Simple
                                     Building
    200     010-00000393      AMCC   Carriage         Fee           1,100,000   7.5000%    Fixed      30/360
                                     House            Simple
                                     Apartment
                                      - Sioux Falls
    201     010-00000394      AMCC   Carriage         Fee             835,000   7.5000%    Fixed      30/360
                                     House            Simple
                                     Apartment
                                      - Brookings
    202     010-00000392      AMCC   Carriage         Fee             690,000   7.5000%    Fixed      30/360
                                     House            Simple
                                     Apartment
                                      - Pierre
    204     010-00000634      AMCC   CVS Harper       Fee           2,450,000   8.1500%    Fixed    Actual/360
                                     Center           Simple


    213     010-00000594      AMCC   1500             Fee           2,300,000   8.6500%    Fixed    Actual/360
                                     Renaissance      Simple
                                     Building

    214     010-00000623      AMCC   Etinuum          Fee           2,275,000   8.7700%    Fixed    Actual/360
                                     Office           Simple
                                     Building
    215     020-00000061      AMCC   DHR Office       Fee           2,300,000   8.1000%    Fixed    Actual/360
                                     Building         Simple

    218     010-00000494      AMCC   Warminster       Fee           2,200,000   8.4000%    Fixed    Actual/360
                                     Shopping         Simple
                                     Center
    219     010-00000276      AMCC   PBR II           Fee           1,245,000   7.3500%    Fixed    Actual/360
                                                      Simple

    220     010-00000260      AMCC   PBR I            Fee             900,000   7.4500%    Fixed    Actual/360
                                                      Simple

    223     010-00000470      AMCC   810-812          Fee           2,000,000   7.9000%    Fixed    Actual/360
                                     Fiero Lane       Simple
    224     010-00000568      AMCC   Lab Corp of      Fee           1,868,000   8.4500%    Fixed    Actual/360
                                     America          Simple
    227     010-00000620      AMCC   Hillcrest        Fee           1,700,000   8.6800%    Fixed    Actual/360
                                     Retail/Office    Simple
                                     Shopping
                                     Center
    228     010-00000459      AMCC   Cain Drive       Fee           1,700,000   8.5000%    Fixed    Actual/360
                                     Warehouses       Simple
    230     010-00000442      AMCC   Macy             Fee           1,700,000   7.5000%    Fixed    Actual/360
                                     Building         Simple

    234     010-00000507      AMCC   The Culver       Fee           1,500,000   8.2000%    Fixed    Actual/360
                                     Building         Simple

    235     010-00000491      AMCC   Harvard          Fee           1,500,000   8.2000%    Fixed    Actual/360
                                     Physicians       Simple
                                     Building
    236     010-00000299      AMCC   Lyon Street      Fee           1,600,000   7.7500%    Fixed      30/360
                                     Retail           Simple

    237     010-00000360      AMCC   350 Newton       Fee           1,500,000   6.7500%    Fixed    Actual/360
                                     Avenue           Simple
                                     Apartments
    238     010-00000522      AMCC   Solar            Fee           1,470,000   7.8500%    Fixed    Actual/360
                                     Gardens          Simple

    239     010-00000291      AMCC   Quality          Fee           1,481,366   7.8000%    Fixed      30/360
                                     Suites           Simple
                                     Albuquerque
    240     010-00000603      AMCC   Springville      Fee           1,440,000   8.5000%    Fixed    Actual/360
                                     Corners          Simple
    241     010-00000325      AMCC   224-234 East     Fee           1,500,000   7.2500%    Fixed    Actual/360
                                     Broad Street     Simple
    243     010-00000219      AMCC   Black            Fee           1,450,000   7.9000%    Fixed    Actual/360
                                     Mountain         Simple
                                     Point Office
                                     Building
    244     010-00000627      AMCC   Waste            Fee           1,400,000   8.4900%    Fixed    Actual/360
                                     Management       Simple
                                     Building
    245     010-00000551      AMCC   Silver Lake      Fee           1,400,000   8.3500%    Fixed    Actual/360
                                     Plaza            Simple

    246     010-00000533      AMCC   Checkmate        Fee           1,356,600   8.3500%    Fixed    Actual/360
                                     Apartments       Simple

    247     010-00000626      AMCC   Creekside        Fee           1,275,000   8.5500%    Fixed    Actual/360
                                     Center           Simple


  CONTROL        LOAN        ORIGI-      LOAN /        LOAN      NOTE DATE      CONTROL        LOAN        ANTICI-      SCHEDULED
  NUMBER        NUMBER       NATOR      PROPERTY       TYPE                     NUMBER       NUMBER         PATED        MATURITY
                                          NAME                                                             REPAY-          DATE
                                                                                                          MENT DATE





-----------------------------------------------------------------------------------------------------------------------------------
    136     010-00000598      AMCC   Telex           Balloon     05/09/00        136      010-0000598        NAP         06/01/10
                                     Building


    137     020-00000065      AMCC   Charnelton      Balloon     12/23/99        137      020-0000065        NAP         01/01/10
                                     Place
                                     Office
                                     Building
    168     010-00000563      AMCC   K-Mart          Balloon     12/13/99        168      010-0000563        NAP         01/01/10
                                     Shopping
                                     Center -
                                     Savannah
    172     010-00000561      AMCC   K-Mart          Balloon     12/13/99        172      010-0000561        NAP         01/01/10
                                     Shopping
                                     Center -
                                     Nashville
    173     010-00000540      AMCC   2150            Balloon     11/04/99        173      010-0000540        NAP         12/01/09
                                     Joshua's
                                     Path
    174     010-00000501      AMCC   Ver-Sa-Til      Balloon     06/21/99        174      010-0000501        NAP         07/01/09



    178     010-00000467      AMCC   Pencader        Balloon     06/14/99        178      010-0000467        NAP         07/01/09
                                     Corporate
                                     Center
    184     010-00000542      AMCC   Cedar           Balloon     10/01/99        184      010-0000542        NAP         11/01/09
                                     Marketplace



    190     010-00000595      AMCC   The Shops at    Balloon     04/26/00        190      010-0000595        NAP         05/01/10
                                     Enon Springs



    191     010-00000617      AMCC   Sierra          Balloon     07/07/00        191      010-0000617        NAP         08/01/10
                                     Heartland
                                     Senior
                                     Apartments
    195     010-00000612      AMCC   RPS             Balloon     07/05/00        195      010-0000612        NAP         08/01/10
                                     Warehouse


    196     010-00000583      AMCC   755 & 775       Balloon     02/28/00        196      010-0000583        NAP         03/01/10
                                     Fiero Lane

    198     010-00000519      AMCC   Plaza II        Balloon     08/25/99        198      010-0000519        NAP         09/01/09
                                     Office
                                     Building
    200     010-00000393      AMCC   Carriage          Full      03/31/99        200      010-0000393        NAP         04/01/19
                                     House            Amort
                                     Apartment
                                      - Sioux Falls
    201     010-00000394      AMCC   Carriage          Full      03/31/99        201      010-0000394        NAP         04/01/19
                                     House            Amort
                                     Apartment
                                      - Brookings
    202     010-00000392      AMCC   Carriage          Full      03/31/99        202      010-0000392        NAP         04/01/19
                                     House            Amort
                                     Apartment
                                      - Pierre
    204     010-00000634      AMCC   CVS Harper      Balloon     10/05/00        204      010-0000634        NAP         11/01/10
                                     Center


    213     010-00000594      AMCC   1500            Balloon     04/14/00        213      010-0000594        NAP         05/01/10
                                     Renaissance
                                     Building

    214     010-00000623      AMCC   Etinuum         Balloon     10/13/00        214      010-0000623        NAP         11/01/10
                                     Office
                                     Building
    215     020-00000061      AMCC   DHR Office      Balloon     07/28/99        215      020-0000061        NAP         08/01/09
                                     Building

    218     010-00000494      AMCC   Warminster      Balloon     09/07/99        218      010-0000494        NAP         10/01/09
                                     Shopping
                                     Center
    219     010-00000276      AMCC   PBR II          Balloon     08/03/98        219      010-0000276        NAP         09/01/08


    220     010-00000260      AMCC   PBR I           Balloon     08/03/98        220      010-0000260        NAP         09/01/08


    223     010-00000470      AMCC   810-812         Balloon     07/08/99        223      010-0000470        NAP         08/01/11
                                     Fiero Lane
    224     010-00000568      AMCC   Lab Corp of     Balloon     12/23/99        224      010-0000568        NAP         01/01/10
                                     America
    227     010-00000620      AMCC   Hillcrest       Balloon     06/23/00        227      010-0000620        NAP         07/01/10
                                     Retail/Office
                                     Shopping
                                     Center
    228     010-00000459      AMCC   Cain Drive      Balloon     06/21/99        228      010-0000459        NAP         07/01/09
                                     Warehouses
    230     010-00000442      AMCC   Macy            Balloon     03/26/99        230      010-0000442        NAP         04/01/09
                                     Building

    234     010-00000507      AMCC   The Culver      Balloon     08/12/99        234      010-0000507        NAP         09/01/09
                                     Building

    235     010-00000491      AMCC   Harvard         Balloon     07/27/99        235      010-0000491        NAP         08/01/09
                                     Physicians
                                     Building
    236     010-00000299      AMCC   Lyon Street       Full      07/09/98        236      010-0000299        NAP         08/01/13
                                     Retail           Amort

    237     010-00000360      AMCC   350 Newton      Balloon     10/19/98        237      010-0000360        NAP         11/01/08
                                     Avenue
                                     Apartments
    238     010-00000522      AMCC   Solar           Balloon     07/23/99        238      010-0000522        NAP         08/01/09
                                     Gardens

    239     010-00000291      AMCC   Quality           Full      09/24/99        239      010-0000291        NAP         02/01/19
                                     Suites           Amort
                                     Albuquerque
    240     010-00000603      AMCC   Springville     Balloon     05/12/00        240      010-0000603        NAP         06/01/10
                                     Corners
    241     010-00000325      AMCC   224-234 East    Balloon     09/18/98        241      010-0000325        NAP         10/01/09
                                     Broad Street
    243     010-00000219      AMCC   Black           Balloon     04/28/98        243      010-0000219        NAP         05/01/08
                                     Mountain
                                     Point Office
                                     Building
    244     010-00000627      AMCC   Waste           Balloon     08/04/00        244      010-0000627        NAP         09/01/10
                                     Management
                                     Building
    245     010-00000551      AMCC   Silver Lake     Balloon     10/27/99        245      010-0000551        NAP         12/01/09
                                     Plaza

    246     010-00000533      AMCC   Checkmate       Balloon     08/06/99        246      010-0000533        NAP         09/01/09
                                     Apartments

    247     010-00000626      AMCC   Creekside       Balloon     09/28/00        247      010-0000626        NAP         10/01/10
                                     Center


  CONTROL        LOAN        ORIGI-      LOAN /      MONTHLY            ORIGINAL       STATED       SEASON-        REMAIN-
  NUMBER        NUMBER       NATOR      PROPERTY      DEBT              TERM TO       ORIGINAL        ING         ING TERM
                                          NAME       SERVICE            MATURITY       AMORT-       (MONTHS)     TO MATURITY
                                                     PAYMENT             / ARD         IZATION                      / ARD
                                                                        (MONTHS)        TERM                       (MONTHS)
                                                                                      (MONTHS)



---------------------------------------------------------------------------------------------------------------------------------
    136     010-00000598      AMCC   Telex            53,495.63            120           360            6             114
                                     Building


    137     020-00000065      AMCC   Charnelton       50,947.96            120           360           11             109
                                     Place
                                     Office
                                     Building
    168     010-00000563      AMCC   K-Mart           30,156.95            120           360           11             109
                                     Shopping
                                     Center -
                                     Savannah
    172     010-00000561      AMCC   K-Mart           28,314.54            120           360           11             109
                                     Shopping
                                     Center -
                                     Nashville
    173     010-00000540      AMCC   2150             28,015.63            120           360           12             108
                                     Joshua's
                                     Path
    174     010-00000501      AMCC   Ver-Sa-Til       27,190.11            120           360           17             103



    178     010-00000467      AMCC   Pencader         26,709.04            120           360           17             103
                                     Corporate
                                     Center
    184     010-00000542      AMCC   Cedar            23,480.47            120           360           13             107
                                     Marketplace



    190     010-00000595      AMCC   The Shops at     21,444.65            120           360            7             113
                                     Enon Springs



    191     010-00000617      AMCC   Sierra           20,912.30            120           360            4             116
                                     Heartland
                                     Senior
                                     Apartments
    195     010-00000612      AMCC   RPS              20,151.49            120           360            4             116
                                     Warehouse


    196     010-00000583      AMCC   755 & 775        21,240.92            120           360            9             111
                                     Fiero Lane

    198     010-00000519      AMCC   Plaza II         20,067.23            120           300           15             105
                                     Office
                                     Building
    200     010-00000393      AMCC   Carriage          8,861.53            240           240           20             220
                                     House
                                     Apartment
                                      - Sioux Falls
    201     010-00000394      AMCC   Carriage          6,726.71            240           240           20             220
                                     House
                                     Apartment
                                      - Brookings
    202     010-00000392      AMCC   Carriage          5,558.60            240           240           20             220
                                     House
                                     Apartment
                                      - Pierre
    204     010-00000634      AMCC   CVS Harper       18,234.08            120           360            1             119
                                     Center


    213     010-00000594      AMCC   1500             17,930.10            120           360            7             113
                                     Renaissance
                                     Building

    214     010-00000623      AMCC   Etinuum          17,929.95            120           360            1             119
                                     Office
                                     Building
    215     020-00000061      AMCC   DHR Office       17,904.41            120           300           16             104
                                     Building

    218     010-00000494      AMCC   Warminster       17,566.99            120           300           14             106
                                     Shopping
                                     Center
    219     010-00000276      AMCC   PBR II            9,079.32            120           300           27              93


    220     010-00000260      AMCC   PBR I             6,621.68            120           300           27              93


    223     010-00000470      AMCC   810-812          15,304.07            144           300           16             128
                                     Fiero Lane
    224     010-00000568      AMCC   Lab Corp of      16,151.88            120           240           11             109
                                     America
    227     010-00000620      AMCC   Hillcrest        13,289.01            120           360            5             115
                                     Retail/Office
                                     Shopping
                                     Center
    228     010-00000459      AMCC   Cain Drive       13,688.87            120           300           17             103
                                     Warehouses
    230     010-00000442      AMCC   Macy             12,562.86            120           300           20             100
                                     Building

    234     010-00000507      AMCC   The Culver       11,216.32            120           360           15             105
                                     Building

    235     010-00000491      AMCC   Harvard          11,776.68            120           300           16             104
                                     Physicians
                                     Building
    236     010-00000299      AMCC   Lyon Street      15,060.41            180           180           28             152
                                     Retail

    237     010-00000360      AMCC   350 Newton       10,363.68            120           300           25              95
                                     Avenue
                                     Apartments
    238     010-00000522      AMCC   Solar            11,200.02            120           300           16             104
                                     Gardens

    239     010-00000291      AMCC   Quality          12,360.55            233           233           15             218
                                     Suites
                                     Albuquerque
    240     010-00000603      AMCC   Springville      11,072.36            120           360            6             114
                                     Corners
    241     010-00000325      AMCC   224-234 East     11,855.64            132           240           26             106
                                     Broad Street
    243     010-00000219      AMCC   Black            11,095.46            120           300           31              89
                                     Mountain
                                     Point Office
                                     Building
    244     010-00000627      AMCC   Waste            12,140.67            120           240            3             117
                                     Management
                                     Building
    245     010-00000551      AMCC   Silver Lake      10,616.32            120           360           12             108
                                     Plaza

    246     010-00000533      AMCC   Checkmate        10,287.21            120           360           15             105
                                     Apartments

    247     010-00000626      AMCC   Creekside         9,848.87            120           360            2             118
                                     Center


  CONTROL        LOAN        ORIGI-      LOAN /        STATED       CUT-OFF DATE   LOAN BALANCE    DEFEASE        DEFEASE
  NUMBER        NUMBER       NATOR      PROPERTY     REMAINING        BALANCE     AT MATURITY /   START DATE     END DATE
                                          NAME         AMORT-                          ARD
                                                      IZATION
                                                        TERM
                                                      (MONTHS)



------------------------------------------------------------------------------------------------------------------------------
    136     010-00000598      AMCC   Telex               354      6,781,144.09    6,186,090.30    07/01/03      02/28/10
                                     Building


    137     020-00000065      AMCC   Charnelton          349      6,709,489.20    6,079,590.97    02/01/05      09/30/09
                                     Place
                                     Office
                                     Building
    168     010-00000563      AMCC   K-Mart              349      4,064,239.35    3,662,686.85    02/01/05      09/30/09
                                     Shopping
                                     Center -
                                     Savannah
    172     010-00000561      AMCC   K-Mart              349      3,815,939.49    3,438,920.50    02/01/05      09/30/09
                                     Shopping
                                     Center -
                                     Nashville
    173     010-00000540      AMCC   2150                348      3,773,850.13    3,403,259.26      NAP            NAP
                                     Joshua's
                                     Path
    174     010-00000501      AMCC   Ver-Sa-Til          343      3,711,531.69    3,345,270.03    08/01/04      03/31/09



    178     010-00000467      AMCC   Pencader            343      3,603,874.20    3,256,943.07      NAP            NAP
                                     Corporate
                                     Center
    184     010-00000542      AMCC   Cedar               347      3,175,357.80    2,862,069.39    01/01/03      07/31/09
                                     Marketplace



    190     010-00000595      AMCC   The Shops at        353      2,884,067.62    2,595,404.82    06/01/05      01/31/10
                                     Enon Springs



    191     010-00000617      AMCC   Sierra              356      2,843,556.89    2,548,408.06    09/01/05      04/30/10
                                     Heartland
                                     Senior
                                     Apartments
    195     010-00000612      AMCC   RPS                 356      2,694,185.44    2,424,556.64    09/01/05      04/30/10
                                     Warehouse


    196     010-00000583      AMCC   755 & 775           351      2,688,987.40    2,456,921.97    03/01/05      11/30/09
                                     Fiero Lane

    198     010-00000519      AMCC   Plaza II            285      2,561,221.85    2,143,321.38    10/01/04      05/31/09
                                     Office
                                     Building
    200     010-00000393      AMCC   Carriage            220      1,057,819.54            0.00      NAP            NAP
                                     House
                                     Apartment
                                      - Sioux Falls
    201     010-00000394      AMCC   Carriage            220        802,981.13            0.00      NAP            NAP
                                     House
                                     Apartment
                                      - Brookings
    202     010-00000392      AMCC   Carriage            220        663,541.26            0.00      NAP            NAP
                                     House
                                     Apartment
                                      - Pierre
    204     010-00000634      AMCC   CVS Harper          359      2,448,405.50    2,197,976.72    12/01/05      07/31/10
                                     Center


    213     010-00000594      AMCC   1500                353      2,292,601.00    2,088,186.15    05/01/05      01/31/10
                                     Renaissance
                                     Building

    214     010-00000623      AMCC   Etinuum             359      2,273,696.51    2,069,819.78    12/01/05      07/31/10
                                     Office
                                     Building
    215     020-00000061      AMCC   DHR Office          284      2,264,274.12    1,901,880.11      NAP            NAP
                                     Building

    218     010-00000494      AMCC   Warminster          286      2,171,988.57    1,834,612.98      NAP            NAP
                                     Shopping
                                     Center
    219     010-00000276      AMCC   PBR II              273      1,205,693.31    1,006,683.84      NAP            NAP


    220     010-00000260      AMCC   PBR I               273        872,075.11      729,924.31      NAP            NAP


    223     010-00000470      AMCC   810-812             284      1,967,729.90    1,532,029.41      NAP            NAP
                                     Fiero Lane
    224     010-00000568      AMCC   Lab Corp of         229      1,836,081.28    1,337,819.84      NAP            NAP
                                     America
    227     010-00000620      AMCC   Hillcrest           355      1,696,218.89    1,544,396.30    08/01/05      03/31/10
                                     Retail/Office
                                     Shopping
                                     Center
    228     010-00000459      AMCC   Cain Drive          283      1,674,172.07    1,422,017.64      NAP            NAP
                                     Warehouses
    230     010-00000442      AMCC   Macy                280      1,662,577.79    1,381,319.08      NAP            NAP
                                     Building

    234     010-00000507      AMCC   The Culver          345      1,487,285.20    1,347,998.37      NAP            NAP
                                     Building

    235     010-00000491      AMCC   Harvard             284      1,477,144.13    1,243,900.01      NAP            NAP
                                     Physicians
                                     Building
    236     010-00000299      AMCC   Lyon Street         152      1,455,429.06            0.69      NAP            NAP
                                     Retail

    237     010-00000360      AMCC   350 Newton          275      1,451,685.83    1,190,449.05      NAP            NAP
                                     Avenue
                                     Apartments
    238     010-00000522      AMCC   Solar               284      1,446,056.89    1,206,792.09      NAP            NAP
                                     Gardens

    239     010-00000291      AMCC   Quality             218      1,438,473.02            0.00    03/01/04      01/31/14
                                     Suites
                                     Albuquerque
    240     010-00000603      AMCC   Springville         354      1,435,710.47    1,302,705.26      NAP            NAP
                                     Corners
    241     010-00000325      AMCC   224-234 East        214      1,425,427.52      961,626.42      NAP            NAP
                                     Broad Street
    243     010-00000219      AMCC   Black               269      1,402,109.92    1,192,271.17      NAP            NAP
                                     Mountain
                                     Point Office
                                     Building
    244     010-00000627      AMCC   Waste               237      1,393,577.40    1,003,486.28      NAP            NAP
                                     Management
                                     Building
    245     010-00000551      AMCC   Silver Lake         348      1,391,114.33    1,262,663.00      NAP            NAP
                                     Plaza

    246     010-00000533      AMCC   Checkmate           345      1,345,548.08    1,223,376.98    10/01/02      05/31/09
                                     Apartments

    247     010-00000626      AMCC   Creekside           358      1,273,770.53    1,154,619.64    11/01/05      06/30/10
                                     Center


  CONTROL        LOAN        ORIGI-      LOAN /         YIELD         YIELD        PREPAY-      PREPAY-        YIELD       YIELD
  NUMBER        NUMBER       NATOR      PROPERTY       MAINTEN-      MAINTEN-        MENT         MENT       MAINTEN-     MAINTEN-
                                          NAME          ANCE          ANCE         PENALTY      PENALTY        ANCE        ANCE
                                                       PERIOD      PERIOD END       START         END        CALCULA-    INTEREST
                                                     START DATE       DATE          DATE          DATE         TION        RATE
                                                                                                              METHOD



-----------------------------------------------------------------------------------------------------------------------------------
    136     010-00000598      AMCC   Telex              NAP            NAP           NAP          NAP          NAP          NAP
                                     Building


    137     020-00000065      AMCC   Charnelton         NAP            NAP           NAP          NAP          NAP          NAP
                                     Place
                                     Office
                                     Building
    168     010-00000563      AMCC   K-Mart             NAP            NAP           NAP          NAP          NAP          NAP
                                     Shopping
                                     Center -
                                     Savannah
    172     010-00000561      AMCC   K-Mart             NAP            NAP           NAP          NAP          NAP          NAP
                                     Shopping
                                     Center -
                                     Nashville
    173     010-00000540      AMCC   2150             12/01/04      08/31/09         NAP          NAP        Present     Treasury
                                     Joshua's                                                                 Value      Flat-WAL
                                     Path
    174     010-00000501      AMCC   Ver-Sa-Til         NAP            NAP           NAP          NAP          NAP          NAP



    178     010-00000467      AMCC   Pencader         07/01/04      03/31/09         NAP          NAP        Present     Treasury
                                     Corporate                                                                Value      Flat-WAL
                                     Center
    184     010-00000542      AMCC   Cedar              NAP            NAP           NAP          NAP          NAP          NAP
                                     Marketplace



    190     010-00000595      AMCC   The Shops at       NAP            NAP           NAP          NAP          NAP          NAP
                                     Enon Springs



    191     010-00000617      AMCC   Sierra             NAP            NAP           NAP          NAP          NAP          NAP
                                     Heartland
                                     Senior
                                     Apartments
    195     010-00000612      AMCC   RPS                NAP            NAP           NAP          NAP          NAP          NAP
                                     Warehouse


    196     010-00000583      AMCC   755 & 775          NAP            NAP           NAP          NAP          NAP          NAP
                                     Fiero Lane

    198     010-00000519      AMCC   Plaza II           NAP            NAP           NAP          NAP          NAP          NAP
                                     Office
                                     Building
    200     010-00000393      AMCC   Carriage         04/01/04      12/31/18         NAP          NAP        Present     Treasury
                                     House                                                                    Value      Flat-WAL
                                     Apartment
                                      - Sioux Falls
    201     010-00000394      AMCC   Carriage         04/01/04      12/31/18         NAP          NAP        Present     Treasury
                                     House                                                                    Value      Flat-WAL
                                     Apartment
                                      - Brookings
    202     010-00000392      AMCC   Carriage         04/01/04      12/31/18         NAP          NAP        Present     Treasury
                                     House                                                                    Value      Flat-WAL
                                     Apartment
                                      - Pierre
    204     010-00000634      AMCC   CVS Harper         NAP            NAP           NAP          NAP          NAP          NAP
                                     Center


    213     010-00000594      AMCC   1500               NAP            NAP           NAP          NAP          NAP          NAP
                                     Renaissance
                                     Building

    214     010-00000623      AMCC   Etinuum            NAP            NAP           NAP          NAP          NAP          NAP
                                     Office
                                     Building
    215     020-00000061      AMCC   DHR Office       08/01/04      04/30/09         NAP          NAP        Present     Treasury
                                     Building                                                                 Value      Flat-WAL

    218     010-00000494      AMCC   Warminster       10/01/04      06/30/09         NAP          NAP        Present     Treasury
                                     Shopping                                                                 Value      Flat-WAL
                                     Center
    219     010-00000276      AMCC   PBR II           09/01/01      02/29/08         NAP          NAP        Present     Treasury
                                                                                                              Value      Flat-WAL

    220     010-00000260      AMCC   PBR I            09/01/01      02/29/08         NAP          NAP        Present     Treasury
                                                                                                              Value      Flat-WAL

    223     010-00000470      AMCC   810-812          08/01/04      04/30/11         NAP          NAP        Present     Treasury
                                     Fiero Lane                                                               Value      Flat-WAL
    224     010-00000568      AMCC   Lab Corp of      01/01/05      09/30/09         NAP          NAP        Present     Treasury
                                     America                                                                  Value      Flat-WAL
    227     010-00000620      AMCC   Hillcrest          NAP            NAP           NAP          NAP          NAP          NAP
                                     Retail/Office
                                     Shopping
                                     Center
    228     010-00000459      AMCC   Cain Drive       07/01/04      03/31/09         NAP          NAP        Present     Treasury
                                     Warehouses                                                               Value      Flat-WAL
    230     010-00000442      AMCC   Macy             04/01/04      12/31/08         NAP          NAP        Present     Treasury
                                     Building                                                                 Value      Flat-WAL

    234     010-00000507      AMCC   The Culver       09/01/04      05/31/09         NAP          NAP        Present     Treasury
                                     Building                                                                 Value      Flat-WAL

    235     010-00000491      AMCC   Harvard          08/01/04      04/30/09         NAP          NAP        Present     Treasury
                                     Physicians                                                               Value      Flat-WAL
                                     Building
    236     010-00000299      AMCC   Lyon Street        NAP            NAP        09/01/01      07/31/13       NAP          NAP
                                     Retail

    237     010-00000360      AMCC   350 Newton       11/01/03      05/31/08         NAP          NAP        Present     Treasury
                                     Avenue                                                                   Value      Flat-WAL
                                     Apartments
    238     010-00000522      AMCC   Solar            08/01/04      04/30/09         NAP          NAP        Present     Treasury
                                     Gardens                                                                  Value      Flat-WAL

    239     010-00000291      AMCC   Quality            NAP            NAP           NAP          NAP          NAP          NAP
                                     Suites
                                     Albuquerque
    240     010-00000603      AMCC   Springville      07/01/05      02/28/10         NAP          NAP        Present     Treasury
                                     Corners                                                                  Value      Flat-WAL
    241     010-00000325      AMCC   224-234 East     10/01/03      03/31/09         NAP          NAP        Present     Treasury
                                     Broad Street                                                             Value      Flat-WAL
    243     010-00000219      AMCC   Black            05/01/03      10/31/07         NAP          NAP        Present     Treasury
                                     Mountain                                                                 Value      Flat-WAL
                                     Point Office
                                     Building
    244     010-00000627      AMCC   Waste            10/01/05      05/31/10         NAP          NAP        Present     Treasury
                                     Management                                                               Value      Flat-WAL
                                     Building
    245     010-00000551      AMCC   Silver Lake      12/01/04      08/31/09         NAP          NAP        Present     Treasury
                                     Plaza                                                                    Value      Flat-WAL

    246     010-00000533      AMCC   Checkmate          NAP            NAP           NAP          NAP          NAP          NAP
                                     Apartments

    247     010-00000626      AMCC   Creekside          NAP            NAP           NAP          NAP          NAP          NAP
                                     Center



  CONTROL        LOAN        ORIGI-      LOAN /         MASTER
  NUMBER        NUMBER       NATOR      PROPERTY      SERVICING
                                          NAME         FEE RATE
-----------------------------------------------------------------
    136     010-00000598      AMCC   Telex             0.0200%
                                     Building


    137     020-00000065      AMCC   Charnelton        0.0200%
                                     Place
                                     Office
                                     Building
    168     010-00000563      AMCC   K-Mart            0.0200%
                                     Shopping
                                     Center -
                                     Savannah
    172     010-00000561      AMCC   K-Mart            0.0200%
                                     Shopping
                                     Center -
                                     Nashville
    173     010-00000540      AMCC   2150              0.0200%
                                     Joshua's
                                     Path
    174     010-00000501      AMCC   Ver-Sa-Til        0.0200%



    178     010-00000467      AMCC   Pencader          0.0200%
                                     Corporate
                                     Center
    184     010-00000542      AMCC   Cedar             0.0200%
                                     Marketplace



    190     010-00000595      AMCC   The Shops at      0.0200%
                                     Enon Springs



    191     010-00000617      AMCC   Sierra            0.0200%
                                     Heartland
                                     Senior
                                     Apartments
    195     010-00000612      AMCC   RPS               0.0200%
                                     Warehouse


    196     010-00000583      AMCC   755 & 775         0.0200%
                                     Fiero Lane

    198     010-00000519      AMCC   Plaza II          0.0200%
                                     Office
                                     Building
    200     010-00000393      AMCC   Carriage          0.0200%
                                     House
                                     Apartment
                                      - Sioux Falls
    201     010-00000394      AMCC   Carriage          0.0200%
                                     House
                                     Apartment
                                      - Brookings
    202     010-00000392      AMCC   Carriage          0.0200%
                                     House
                                     Apartment
                                      - Pierre
    204     010-00000634      AMCC   CVS Harper        0.0200%
                                     Center


    213     010-00000594      AMCC   1500              0.0200%
                                     Renaissance
                                     Building

    214     010-00000623      AMCC   Etinuum           0.0200%
                                     Office
                                     Building
    215     020-00000061      AMCC   DHR Office        0.0200%
                                     Building

    218     010-00000494      AMCC   Warminster        0.0200%
                                     Shopping
                                     Center
    219     010-00000276      AMCC   PBR II            0.0200%


    220     010-00000260      AMCC   PBR I             0.0200%


    223     010-00000470      AMCC   810-812           0.0200%
                                     Fiero Lane
    224     010-00000568      AMCC   Lab Corp of       0.0200%
                                     America
    227     010-00000620      AMCC   Hillcrest         0.0200%
                                     Retail/Office
                                     Shopping
                                     Center
    228     010-00000459      AMCC   Cain Drive        0.0200%
                                     Warehouses
    230     010-00000442      AMCC   Macy              0.0200%
                                     Building

    234     010-00000507      AMCC   The Culver        0.0200%
                                     Building

    235     010-00000491      AMCC   Harvard           0.0200%
                                     Physicians
                                     Building
    236     010-00000299      AMCC   Lyon Street       0.0200%
                                     Retail

    237     010-00000360      AMCC   350 Newton        0.0200%
                                     Avenue
                                     Apartments
    238     010-00000522      AMCC   Solar             0.0200%
                                     Gardens

    239     010-00000291      AMCC   Quality           0.0200%
                                     Suites
                                     Albuquerque
    240     010-00000603      AMCC   Springville       0.0200%
                                     Corners
    241     010-00000325      AMCC   224-234 East      0.0200%
                                     Broad Street
    243     010-00000219      AMCC   Black             0.0200%
                                     Mountain
                                     Point Office
                                     Building
    244     010-00000627      AMCC   Waste             0.0200%
                                     Management
                                     Building
    245     010-00000551      AMCC   Silver Lake       0.0200%
                                     Plaza

    246     010-00000533      AMCC   Checkmate         0.0200%
                                     Apartments

    247     010-00000626      AMCC   Creekside         0.0200%
                                     Center



                                     M-3-17

  CONTROL        LOAN        ORIGI-      LOAN /        PROPERTY          CITY      STATE     ZIP     PROPERTY   PROP-       CROSS
  NUMBER        NUMBER       NATOR      PROPERTY        ADDRESS                              CODE      SIZE      ERTY    COLLATER-
                                          NAME                                                                   SIZE      ALIZED
                                                                                                                 UNIT    (MORTGAGE
                                                                                                                 TYPE       LOAN
                                                                                                                           GROUP)



------------------------------------------------------------------------------------------------------------------------------------
    248     020-00000030      AMCC   Tolt Towne     31722 West      Carnation        WA     98014       28,464    SF         No
                                     Center         Eugene
                                                    Street

    249     010-00000318      AMCC   South Fridley  1050, 1090,     Fridley          MN     55421           64  Units        No
                                     Apartments     1120 & 1170
                                                    52nd Avenue
                                                    NE
    253     010-00000298      AMCC   Howard         335 London      Lake             AZ     86403           47  Rooms        No
                                     Johnson        Bridge Road     Havasu City
                                     Lake Havasu
    255     010-00000480      AMCC   261 East 300   261 East 300    Salt Lake        UT     84111       23,666    SF         No
                                     South          South           City
    256     010-00000316      AMCC   Hyde Park      1350, 1352,     New              MN     55112           68  Units        No
                                     Apartments     1354, 1362      Brighton
                                                    7th Street
                                                    NW
    257     010-00000636      AMCC   Hawthorne      5893-5899       Raytown          MO     64133       41,916    SF         No
                                     Business       Raytown
                                     Park           Road
    260     010-00000505      AMCC   Lovell         9030 Red        Columbia         MD     21045       20,388    SF         No
                                     Building       Branch Road
    261     010-00000441      AMCC   Nationwide     2220 South      East             RI     02818       11,695    SF         No
                                     Insurance      County Trail    Greenwich
                                     Office         (Route 2)
                                     Building
    262     010-00000380      AMCC   Attache        275 Century     Louisville       CO     80027       10,300    SF         No
                                     Building       Circle
    264     010-00000555      AMCC   Bluebonnet     100             Stephenville     TX     76401           80  Units        No
                                     Apartments     Bluebonnet
                                                    Street
    265     010-00000534      AMCC   8th Street     210, 214 and    Las Vegas        NV     89101           36  Units        No
                                     Apartments     218 South
                                                    8th Street
    267     020-00000029      AMCC   Ralph's        2035 4th        Seattle          WA     98121       10,997    SF         No
                                     Grocery &      Avenue
                                     Deli
    268     020-00000055      AMCC   Market         1520 24th       Billings         MT     59102       12,533    SF         No
                                     Square         Street West
    269     010-00000334      AMCC   Blockbuster    824 & 836       Salt Lake        UT     84116        7,975    SF         No
                                     Video-Salt     West North      City
                                     Lake City      Temple
    270     010-00000366      AMCC   Prudential     4710 Table      Boulder          CO     80303        8,674    SF         No
                                     Wise-          Mesa Drive
                                     McIntire
                                     Office
                                     Building
    271     020-00000023      AMCC   Licton         9242            Seattle          WA     98103           16  Units        No
                                     Springs        Ashworth
                                     Court          Avenue
                                     Apartments     North
    272     010-00000212      AMCC   Surgicenter    23500           Torrance         CA     90505        9,330    SF         No
                                     of South Bay   Madison
                                                    Street
    273     010-00000338      AMCC   West Fargo     1321 14th       West Fargo       ND     58078           24  Units        No
                                     Living         Avenue East
                                     Center
    274     010-00000457      AMCC   Edgewood       607             Duluth           MN     55811           24  Units        No
                                     Apartments     Kenwood
                                                    Avenue
    275     010-00000321      AMCC   Washington/    4810 & 4820     Houston          TX     77007       19,069    SF         No
                                     Shepherd       Washington
                                     Retail Center  Avenue
    276     010-00000020      AMCC   Candlewood     123-131         New Britain      CT     06051           40  Units        No
                                     Apartments     Clinic Drive
    277     010-00000431      AMCC   Bishop         1410 Harris     Houston          TX     77220       45,500    SF         No
                                     Lifting        Street
                                     Products
    278     010-00000382      AMCC   188 State      188 State       Portland         ME     04101       14,025    SF         No
                                     Street         Street
    279     010-00000259      AMCC   Woodstone      8200-8247       Owasso           OK     74055           40  Units        No
                                     Properties     North 116th
                                                    East Avenue
    280     010-00000553      AMCC   East Gate      1865 Wilson     St. Paul         MN     55119           23  Units        No
                                     Manor          Avenue
                                     Apartments


  CONTROL        LOAN        ORIGI-      LOAN /         CROSS         OWNER-    ORIGINAL    MORTGAGE     RATE    INTEREST      LOAN
  NUMBER        NUMBER       NATOR      PROPERTY      COLLATER-        SHIP     BALANCE       RATE       TYPE    ACCRUAL       TYPE
                                          NAME         ALIZED        INTEREST                                     METHOD
                                                      MORTGAGE
                                                     LOAN GROUP
                                                      AGGREGATE
                                                       CUT-OFF
                                                        DATE
                                                       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    248     020-00000030      AMCC   Tolt Towne         1,257,846   Part Fee     1,300,000   7.4000%    Fixed   Actual/360   Balloon
                                     Center                         Simple &
                                                                    Part
                                                                    Leasehold
    249     010-00000318      AMCC   South Fridley      1,256,149   Fee          1,325,000   7.3000%    Fixed     30/360       Full
                                     Apartments                     Simple                                                    Amort


    253     010-00000298      AMCC   Howard             1,148,370   Fee          1,182,907   7.8000%    Fixed     30/360       Full
                                     Johnson                        Simple                                                    Amort
                                     Lake Havasu
    255     010-00000480      AMCC   261 East 300       1,128,825   Fee          1,150,000   7.5000%    Fixed   Actual/360   Balloon
                                     South                          Simple
    256     010-00000316      AMCC   Hyde Park          1,123,751   Fee          1,180,000   7.3000%    Fixed     30/360       Full
                                     Apartments                     Simple                                                    Amort


    257     010-00000636      AMCC   Hawthorne          1,119,278   Fee          1,120,000   8.2000%    Fixed   Actual/360   Balloon
                                     Business                       Simple
                                     Park
    260     010-00000505      AMCC   Lovell             1,040,104   Fee          1,050,000   8.0000%    Fixed   Actual/360   Balloon
                                     Building                       Simple
    261     010-00000441      AMCC   Nationwide         1,036,271   Fee          1,075,000   7.9000%    Fixed   Actual/360   Balloon
                                     Insurance                      Simple
                                     Office
                                     Building
    262     010-00000380      AMCC   Attache            1,029,448   Fee          1,060,000   7.4000%    Fixed   Actual/360   Balloon
                                     Building                       Simple
    264     010-00000555      AMCC   Bluebonnet           975,505   Fee            985,000   8.6000%    Fixed   Actual/360   Balloon
                                     Apartments                     Simple

    265     010-00000534      AMCC   8th Street           973,008   Fee            981,000   8.3500%    Fixed   Actual/360   Balloon
                                     Apartments                     Simple

    267     020-00000029      AMCC   Ralph's              880,257   Fee            910,000   7.5500%    Fixed   Actual/360   Balloon
                                     Grocery &                      Simple
                                     Deli
    268     020-00000055      AMCC   Market               831,794   Fee            850,000   7.9000%    Fixed   Actual/360   Balloon
                                     Square                         Simple
    269     010-00000334      AMCC   Blockbuster          823,856   Fee            850,000   7.5000%    Fixed   Actual/360   Balloon
                                     Video-Salt                     Simple
                                     Lake City
    270     010-00000366      AMCC   Prudential           761,500   Fee            785,000   7.4000%    Fixed   Actual/360   Balloon
                                     Wise-                          Simple
                                     McIntire
                                     Office
                                     Building
    271     020-00000023      AMCC   Licton               725,049   Fee            750,000   7.4500%    Fixed   Actual/360   Balloon
                                     Springs                        Simple
                                     Court
                                     Apartments
    272     010-00000212      AMCC   Surgicenter          673,400   Fee            710,000   7.6000%    Fixed   Actual/360   Balloon
                                     of South Bay                   Simple

    273     010-00000338      AMCC   West Fargo           665,633   Fee            700,000   7.3500%    Fixed   Actual/360   Balloon
                                     Living                         Simple
                                     Center
    274     010-00000457      AMCC   Edgewood             652,904   Fee            675,000   7.9000%    Fixed     30/360       Full
                                     Apartments                     Simple                                                    Amort

    275     010-00000321      AMCC   Washington/          641,874   Fee            700,000   7.2500%    Fixed     30/360       Full
                                     Shepherd                       Simple                                                    Amort
                                     Retail Center
    276     010-00000020      AMCC   Candlewood           602,312   Fee            630,000   9.3500%    Fixed     30/360     Balloon
                                     Apartments                     Simple
    277     010-00000431      AMCC   Bishop               574,976   Fee            650,000   8.2000%    Fixed     30/360       Full
                                     Lifting                        Simple                                                    Amort
                                     Products
    278     010-00000382      AMCC   188 State            508,483   Fee            532,000   7.5000%    Fixed   Actual/360   Balloon
                                     Street                         Simple
    279     010-00000259      AMCC   Woodstone            499,921   Fee            550,000   7.6500%    Fixed     30/360       Full
                                     Properties                     Simple                                                    Amort

    280     010-00000553      AMCC   East Gate            494,988   Fee            500,000   8.4000%    Fixed   Actual/360   Balloon
                                     Manor                          Simple
                                     Apartments


  CONTROL        LOAN        ORIGI-      LOAN /       NOTE DATE   CONTROL        LOAN        ANTICI-      SCHEDULED       MONTHLY
  NUMBER        NUMBER       NATOR      PROPERTY                  NUMBER       NUMBER         PATED        MATURITY        DEBT
                                          NAME                                               REPAY-          DATE         SERVICE
                                                                                            MENT DATE                     PAYMENT





------------------------------------------------------------------------------------------------------------------------------------
    248     020-00000030      AMCC   Tolt Towne       07/30/98     248      020-0000030        NAP         08/01/08         9,522.49
                                     Center


    249     010-00000318      AMCC   South Fridley    09/30/98     249      010-0000318        NAP         10/01/18        10,512.66
                                     Apartments


    253     010-00000298      AMCC   Howard           09/24/99     253      010-0000298        NAP         01/01/19         9,888.44
                                     Johnson
                                     Lake Havasu
    255     010-00000480      AMCC   261 East 300     06/11/99     255      010-0000480        NAP         07/01/09         8,498.40
                                     South
    256     010-00000316      AMCC   Hyde Park        11/23/98     256      010-0000316        NAP         12/01/18         9,362.22
                                     Apartments


    257     010-00000636      AMCC   Hawthorne        10/31/00     257      010-0000636        NAP         11/01/10         8,374.85
                                     Business
                                     Park
    260     010-00000505      AMCC   Lovell           07/15/99     260      010-0000505        NAP         08/01/09         7,704.53
                                     Building
    261     010-00000441      AMCC   Nationwide       02/26/99     261      010-0000441        NAP         03/01/09         8,924.95
                                     Insurance
                                     Office
                                     Building
    262     010-00000380      AMCC   Attache          10/29/98     262      010-0000380        NAP         11/01/08         7,764.49
                                     Building
    264     010-00000555      AMCC   Bluebonnet       12/22/99     264      010-0000555        NAP         01/01/10         7,997.98
                                     Apartments

    265     010-00000534      AMCC   8th Street       08/06/99     265      010-0000534        NAP         09/01/09         7,439.01
                                     Apartments

    267     020-00000029      AMCC   Ralph's          06/30/98     267      020-0000029        NAP         07/01/10         6,754.45
                                     Grocery &
                                     Deli
    268     020-00000055      AMCC   Market           02/03/99     268      020-0000055        NAP         03/01/09         6,504.23
                                     Square
    269     010-00000334      AMCC   Blockbuster      08/28/98     269      010-0000334        NAP         09/01/08         6,281.43
                                     Video-Salt
                                     Lake City
    270     010-00000366      AMCC   Prudential       10/02/98     270      010-0000366        NAP         10/01/08         5,750.12
                                     Wise-
                                     McIntire
                                     Office
                                     Building
    271     020-00000023      AMCC   Licton           06/10/98     271      020-0000023        NAP         07/01/08         5,518.07
                                     Springs
                                     Court
                                     Apartments
    272     010-00000212      AMCC   Surgicenter      07/15/98     272      010-0000212        NAP         08/01/08         5,763.21
                                     of South Bay

    273     010-00000338      AMCC   West Fargo       09/17/98     273      010-0000338        NAP         10/01/08         5,575.12
                                     Living
                                     Center
    274     010-00000457      AMCC   Edgewood         05/05/99     274      010-0000457        NAP         06/01/19         5,604.04
                                     Apartments

    275     010-00000321      AMCC   Washington/      10/19/98     275      010-0000321        NAP         11/01/13         6,390.05
                                     Shepherd
                                     Retail Center
    276     010-00000020      AMCC   Candlewood       03/13/97     276      010-0000020        NAP         04/01/07         5,438.74
                                     Apartments
    277     010-00000431      AMCC   Bishop           03/23/99     277      010-0000431        NAP         04/01/09         7,955.16
                                     Lifting
                                     Products
    278     010-00000382      AMCC   188 State        11/12/98     278      010-0000382        NAP         12/01/08         4,285.76
                                     Street
    279     010-00000259      AMCC   Woodstone        07/23/98     279      010-0000259        NAP         08/01/13         5,145.57
                                     Properties

    280     010-00000553      AMCC   East Gate        12/06/99     280      010-0000553        NAP         01/01/10         3,992.50
                                     Manor
                                     Apartments


  CONTROL        LOAN        ORIGI-      LOAN /      ORIGINAL       STATED       SEASON-        REMAIN-          STATED
  NUMBER        NUMBER       NATOR      PROPERTY     TERM TO       ORIGINAL        ING         ING TERM        REMAINING
                                          NAME       MATURITY       AMORT-       (MONTHS)     TO MATURITY        AMORT-
                                                      / ARD         IZATION                      / ARD          IZATION
                                                     (MONTHS)        TERM                       (MONTHS)          TERM
                                                                   (MONTHS)                                     (MONTHS)



----------------------------------------------------------------------------------------------------------------------------
    248     020-00000030      AMCC   Tolt Towne         120           300           28              92             272
                                     Center


    249     010-00000318      AMCC   South Fridley      240           240           26             214             214
                                     Apartments


    253     010-00000298      AMCC   Howard             232           232           15             217             217
                                     Johnson
                                     Lake Havasu
    255     010-00000480      AMCC   261 East 300       120           300           17             103             283
                                     South
    256     010-00000316      AMCC   Hyde Park          240           240           24             216             216
                                     Apartments


    257     010-00000636      AMCC   Hawthorne          120           360            1             119             359
                                     Business
                                     Park
    260     010-00000505      AMCC   Lovell             120           360           16             104             344
                                     Building
    261     010-00000441      AMCC   Nationwide         120           240           21              99             219
                                     Insurance
                                     Office
                                     Building
    262     010-00000380      AMCC   Attache            120           300           25              95             275
                                     Building
    264     010-00000555      AMCC   Bluebonnet         120           300           11             109             289
                                     Apartments

    265     010-00000534      AMCC   8th Street         120           360           15             105             345
                                     Apartments

    267     020-00000029      AMCC   Ralph's            144           300           29             115             271
                                     Grocery &
                                     Deli
    268     020-00000055      AMCC   Market             120           300           21              99             279
                                     Square
    269     010-00000334      AMCC   Blockbuster        120           300           27              93             273
                                     Video-Salt
                                     Lake City
    270     010-00000366      AMCC   Prudential         120           300           26              94             274
                                     Wise-
                                     McIntire
                                     Office
                                     Building
    271     020-00000023      AMCC   Licton             120           300           29              91             271
                                     Springs
                                     Court
                                     Apartments
    272     010-00000212      AMCC   Surgicenter        120           240           28              92             212
                                     of South Bay

    273     010-00000338      AMCC   West Fargo         120           240           26              94             214
                                     Living
                                     Center
    274     010-00000457      AMCC   Edgewood           240           240           18             222             222
                                     Apartments

    275     010-00000321      AMCC   Washington/        180           180           25             155             155
                                     Shepherd
                                     Retail Center
    276     010-00000020      AMCC   Candlewood         120           300           44              76             256
                                     Apartments
    277     010-00000431      AMCC   Bishop             120           120           20             100             100
                                     Lifting
                                     Products
    278     010-00000382      AMCC   188 State          120           240           24              96             216
                                     Street
    279     010-00000259      AMCC   Woodstone          180           180           28             152             152
                                     Properties

    280     010-00000553      AMCC   East Gate          120           300           11             109             289
                                     Manor
                                     Apartments


  CONTROL        LOAN        ORIGI-      LOAN /       CUT-OFF DATE   LOAN BALANCE    DEFEASE        DEFEASE        YIELD
  NUMBER        NUMBER       NATOR      PROPERTY        BALANCE     AT MATURITY /   START DATE     END DATE       MAINTEN-
                                          NAME                           ARD                                       ANCE
                                                                                                                  PERIOD
                                                                                                                START DATE




----------------------------------------------------------------------------------------------------------------------------
    248     020-00000030      AMCC   Tolt Towne     1,257,845.64    1,052,942.26      NAP            NAP         08/01/00
                                     Center


    249     010-00000318      AMCC   South Fridley  1,256,148.95            0.00      NAP            NAP         10/01/03
                                     Apartments


    253     010-00000298      AMCC   Howard         1,148,369.52            0.00    02/01/04      12/31/13         NAP
                                     Johnson
                                     Lake Havasu
    255     010-00000480      AMCC   261 East 300   1,128,824.58      934,529.42      NAP            NAP         07/01/04
                                     South
    256     010-00000316      AMCC   Hyde Park      1,123,751.04            0.00      NAP            NAP         12/01/03
                                     Apartments


    257     010-00000636      AMCC   Hawthorne      1,119,278.48    1,005,961.71    12/01/05      07/31/10         NAP
                                     Business
                                     Park
    260     010-00000505      AMCC   Lovell         1,040,104.09      939,328.74      NAP            NAP         08/01/04
                                     Building
    261     010-00000441      AMCC   Nationwide     1,036,270.65      756,091.01      NAP            NAP         03/01/04
                                     Insurance
                                     Office
                                     Building
    262     010-00000380      AMCC   Attache        1,029,447.80      858,360.20      NAP            NAP         11/01/03
                                     Building
    264     010-00000555      AMCC   Bluebonnet       975,505.19      825,729.94      NAP            NAP         01/01/05
                                     Apartments

    265     010-00000534      AMCC   8th Street       973,007.92      884,661.16    10/01/02      05/31/09         NAP
                                     Apartments

    267     020-00000029      AMCC   Ralph's          880,257.05      688,075.01      NAP            NAP         07/01/03
                                     Grocery &
                                     Deli
    268     020-00000055      AMCC   Market           831,794.32      699,023.22      NAP            NAP         04/01/04
                                     Square
    269     010-00000334      AMCC   Blockbuster      823,855.65      690,407.74      NAP            NAP         09/01/03
                                     Video-Salt
                                     Lake City
    270     010-00000366      AMCC   Prudential       761,499.87      635,789.65      NAP            NAP         11/01/03
                                     Wise-
                                     McIntire
                                     Office
                                     Building
    271     020-00000023      AMCC   Licton           725,049.40      608,496.61      NAP            NAP         07/01/03
                                     Springs
                                     Court
                                     Apartments
    272     010-00000212      AMCC   Surgicenter      673,400.49      493,894.85      NAP            NAP         08/01/03
                                     of South Bay

    273     010-00000338      AMCC   West Fargo       665,632.63      482,602.19      NAP            NAP         10/01/03
                                     Living
                                     Center
    274     010-00000457      AMCC   Edgewood         652,904.01            0.00      NAP            NAP         06/01/04
                                     Apartments

    275     010-00000321      AMCC   Washington/      641,873.72            0.00      NAP            NAP         11/01/03
                                     Shepherd
                                     Retail Center
    276     010-00000020      AMCC   Candlewood       602,311.53      525,385.10      NAP            NAP         04/01/02
                                     Apartments
    277     010-00000431      AMCC   Bishop           574,975.87            0.00      NAP            NAP         04/01/04
                                     Lifting
                                     Products
    278     010-00000382      AMCC   188 State        508,483.10      368,725.08      NAP            NAP         12/01/03
                                     Street
    279     010-00000259      AMCC   Woodstone        499,921.46            0.00      NAP            NAP         08/01/01
                                     Properties

    280     010-00000553      AMCC   East Gate        494,988.34      416,838.44    02/01/03      09/30/09         NAP
                                     Manor
                                     Apartments


  CONTROL        LOAN        ORIGI-      LOAN /         YIELD        PREPAY-      PREPAY-        YIELD       YIELD        MASTER
  NUMBER        NUMBER       NATOR      PROPERTY       MAINTEN-        MENT         MENT        MAINTE     MAINTEN-     SERVICING
                                          NAME          ANCE         PENALTY      PENALTY       NANCE        ANCE        FEE RATE
                                                     PERIOD END       START         END        CALCULA-    INTEREST
                                                        DATE          DATE          DATE         TION        RATE
                                                                                                METHOD



-----------------------------------------------------------------------------------------------------------------------------------
    248     020-00000030      AMCC   Tolt Towne       01/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Center                                                     Value      Flat-WAL


    249     010-00000318      AMCC   South Fridley    06/30/18         NAP          NAP        Present     Treasury      0.0200%
                                     Apartments                                                 Value      Flat-WAL


    253     010-00000298      AMCC   Howard              NAP           NAP          NAP          NAP          NAP        0.0200%
                                     Johnson
                                     Lake Havasu
    255     010-00000480      AMCC   261 East 300     03/31/09         NAP          NAP        Present     Treasury      0.0200%
                                     South                                                      Value      Flat-WAL
    256     010-00000316      AMCC   Hyde Park        08/31/18         NAP          NAP        Present     Treasury      0.0200%
                                     Apartments                                                 Value      Flat-WAL


    257     010-00000636      AMCC   Hawthorne           NAP           NAP          NAP          NAP          NAP        0.0200%
                                     Business
                                     Park
    260     010-00000505      AMCC   Lovell           04/30/09         NAP          NAP        Present     Treasury      0.0200%
                                     Building                                                   Value      Flat-WAL
    261     010-00000441      AMCC   Nationwide       11/30/08         NAP          NAP        Present     Treasury      0.0200%
                                     Insurance                                                  Value      Flat-WAL
                                     Office
                                     Building
    262     010-00000380      AMCC   Attache          07/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Building                                                   Value      Flat-WAL
    264     010-00000555      AMCC   Bluebonnet       09/30/09         NAP          NAP        Present     Treasury      0.0200%
                                     Apartments                                                 Value      Flat-WAL

    265     010-00000534      AMCC   8th Street          NAP           NAP          NAP          NAP          NAP        0.0200%
                                     Apartments

    267     020-00000029      AMCC   Ralph's          12/31/09         NAP          NAP        Present     Treasury      0.0200%
                                     Grocery &                                                  Value      Flat-WAL
                                     Deli
    268     020-00000055      AMCC   Market           11/30/08         NAP          NAP        Present     Treasury      0.0200%
                                     Square                                                     Value      Flat-WAL
    269     010-00000334      AMCC   Blockbuster      05/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Video-Salt                                                 Value      Flat-WAL
                                     Lake City
    270     010-00000366      AMCC   Prudential       06/30/08         NAP          NAP        Present     Treasury      0.0200%
                                     Wise-                                                      Value      Flat-WAL
                                     McIntire
                                     Office
                                     Building
    271     020-00000023      AMCC   Licton           03/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Springs                                                    Value      Flat-WAL
                                     Court
                                     Apartments
    272     010-00000212      AMCC   Surgicenter      02/29/08         NAP          NAP        Present     Treasury      0.0200%
                                     of South Bay                                               Value      Flat-WAL

    273     010-00000338      AMCC   West Fargo       03/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Living                                                     Value      Flat-WAL
                                     Center
    274     010-00000457      AMCC   Edgewood         02/28/19         NAP          NAP        Present     Treasury      0.0200%
                                     Apartments                                                 Value      Flat-WAL

    275     010-00000321      AMCC   Washington/      07/31/13         NAP          NAP        Present     Treasury      0.0200%
                                     Shepherd                                                   Value      Flat-WAL
                                     Retail Center
    276     010-00000020      AMCC   Candlewood       03/31/07         NAP          NAP        Present     Treasury      0.0200%
                                     Apartments                                                 Value       +0.50%
    277     010-00000431      AMCC   Bishop           12/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Lifting                                                    Value      Flat-WAL
                                     Products
    278     010-00000382      AMCC   188 State        08/31/08         NAP          NAP        Present     Treasury      0.0200%
                                     Street                                                     Value      Flat-WAL
    279     010-00000259      AMCC   Woodstone        01/31/13         NAP          NAP        Present     Treasury      0.0200%
                                     Properties                                                 Value      Flat-WAL

    280     010-00000553      AMCC   East Gate           NAP           NAP          NAP          NAP          NAP        0.0200%
                                     Manor
                                     Apartments


                                     M-3-18

                                    EXHIBIT B

                    CORPORATE REPRESENTATIONS AND WARRANTIES


                  The Seller hereby represents and warrants, as of the Closing Date, that:

                  (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of Delaware. The principal place of business and chief executive office of the Seller is located in the State of Washington.

                  (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets. Attached hereto as Exhibit E are true, correct, and complete copies of the Seller's organizational documents in effect as of the Closing Date.

                  (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation


                                     M-3-19
by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  (h) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                  (i) The transfer of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (j) The Seller is not transferring the Mortgage Loans and the Loan REMIC Interests to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

                  (k) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as contemplated herein.

                  (l) After giving effect to its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

                  (m) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

                  (n) In connection with, and at the time of, its transfer of the Mortgage Loans hereunder, the Seller will receive consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

                  (o) The execution, delivery and performance of this Agreement by the Seller constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the Seller.

(p) Seller is not a party to or bound by a written or oral agreement granting to any person or entity an option or right of first refusal or other arrangement to acquire directly or indirectly any of the Mortgage Loans.


                                     M-3-20

                                    EXHIBIT C

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES


                  The Seller (with respect to each Mortgage Loan unless otherwise indicated) hereby represents and warrants to SBMS VII and its successors and assigns as provided in this Agreement (subject to the qualifications with respect to matters of enforceability set forth below in the last paragraph of this Exhibit C) that as of the date specified below or, if no such date is specified, as of the date hereof, and as of the Closing Date and subject to the exceptions disclosed on Schedule C-1 attached hereto:

                  (1) Mortgage Loan Characteristics. The information set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects; provided, however, that with respect to the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1998 NOI," "1999 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR," the Seller represents only that such information is a correct and accurate reproduction or derivation, as adjusted by the Seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the related Borrower (or an affiliate or principal thereof) and takes no responsibility for the accuracy or completeness of any such information provided by the related Borrower (or such affiliate or principal); provided, further, that the Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the Seller in connection with its origination or purchase of the Mortgage Loans.

                  (2) Domestic Borrower. The related Borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

                  (3) Single-Purpose, Bankruptcy Remote Entity. Each Borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, and whose organizational documents as of the date of origination of the Mortgage Loan provide that so long as the Mortgage Loan is outstanding, it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such Borrower remote, and as to which the Borrower has delivered an opinion of counsel concerning substantive non-consolidation and as to which the Borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a Person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, has its own books and records separate and apart from any other Person and holds itself out as being a legal entity, separate and apart from any other Person.


                                     M-3-21

                  (4) Delivery of Mortgage Loans Documents. The Seller has caused or will cause to be delivered to the Purchaser (or its designee) within the time period prescribed in Section 2 each of the documents comprising the Mortgage File for such Mortgage Loan.

                  (5) Payment Current. All payments required to be made with respect to such Mortgage Loan under the terms of the related Mortgage Note or the related Mortgage (inclusive of any applicable grace or cure period) up to the Closing Date have been made. Within the twelve months preceding the Closing Date, there has not been any delinquency in excess of 30 days with respect to such Mortgage Loan.

                  (6) Equity Participation or Participation Interest. Such Mortgage Loan contains no equity participation by the Seller and is a whole loan and not a participation interest. Neither the related Note nor the related Mortgage provides for negative amortization, unless the Mortgage Loan is an ARD loan, or any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. The Seller has no ownership interest in such Mortgaged Property or the related Borrower other than in such Mortgage Loan being sold and assigned. Neither the Seller nor any affiliate of the Seller has any obligation to make any capital contributions to the related Borrower under the Mortgage or any other related Mortgage Loan document.

                  (7) Compliance with Applicable Laws. As of the date of its origination, such Mortgage Loan either complied with, or was exempt from, applicable federal or state laws, regulations and other requirements pertaining to usury. To the best of the Seller's knowledge, as of the date of origination of such Mortgage Loan, the related originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan. No governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Seller, and the Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability of such Mortgage Loan and the effective sale, transfer and assignment thereof and of the related Mortgage Note, the originator and/or the Seller and, if applicable, each subsequent holder of the related Mortgage Note each was qualified and appropriately licensed to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the related Mortgage Note.

                  (8) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed (although certain reserve accounts controlled by the Seller may have been established as described in Schedule C-2, and there is no requirement for future advances thereunder.

                  (9) Origination Expenses Paid. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related Borrower.

                  (10) Documents Valid. Each of the related Mortgage Note, the related Mortgage and any other related Mortgage Loan document is the legal, valid and binding


                                     M-3-22
obligation of the related Borrower, the related guarantor or other party executing such document (subject to any non-recourse or partial recourse provisions contained therein), and is enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to such Mortgage Note, Mortgage or any other Mortgage Loan document, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or Mortgage unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including, without limitation, the defense of usury, and the Seller has no knowledge that any such offset, defense, counterclaim, or right of rescission has been asserted or is available with respect thereto. Except as described in the immediately following sentence, the related Mortgage Note and the related Mortgage do not require the related mortgagee to release any portion of the related Mortgaged Property except upon payment in full of such Mortgage Loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans, certain Mortgage Loans secured by multiple Mortgaged Properties, and certain Mortgage Loans secured by one or more parcels constituting a single Mortgaged Property, the related mortgagee may be required to release a Mortgaged Property or a portion thereof upon payment of a portion of the related Mortgage Loan as specified in the related Mortgage Loan documents.

                  (11) Assignment of Mortgage; Note Endorsement. The related Assignment of Mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Seller) is or will be in recordable form and constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of the related Mortgage and any related Assignment of Leases or assignment of Assignment of Leases. The Seller's endorsement and delivery of the related Mortgage Note to the Purchaser in accordance with the terms of this Agreement constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of such Mortgage Note, and together with the Seller's execution and delivery of such Assignment of Mortgage to the Purchaser, legally and validly conveys or will convey all right, title and interest of the Seller in such Mortgage Loan to the Purchaser. Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

                  (12) Assignment of Leases. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 13 below) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein;

                  (13) First Lien. The related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property) which Mortgaged Property is free and clear of all liens and encumbrances having priority over or equal to the first lien of such Mortgage, except for (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not


                                     M-3-23
materially and adversely (i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required interest and principal payments or to make use of such Mortgaged Property for the intended purposes therefor, (c) leases and subleases pertaining to such Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage (provided that such leases and subleases, if any, are with entities which are not affiliated with the Seller), and (d) other matters which do not, individually or in the aggregate, materially and adversely (i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor. Subject to the foregoing exceptions, the related Assignment of Leases has the same priority as the related Mortgage.

                  (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) neither the related Note nor the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File, none of which alter the information on the Mortgage Loan Schedule or make any of the other representations in this Agreement untrue) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

                  (15) Defeasance. A Mortgage Loan which permits defeasance provides that, no earlier than the second anniversary of the Closing Date (or, in the case of any Mortgage Loan included in its own Loan REMIC, no earlier than the second anniversary of the "startup day" of such Loan REMIC), the related Borrower may obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of non-callable U.S. Treasury or other non-callable U.S. government obligations that provide for payments on or prior to all successive payment dates to maturity (or, in the case of an ARD Loan, through the related Anticipated Repayment Date) in the amounts due on such dates and upon the satisfaction of certain other conditions. A Mortgage Loan that permits defeasance provides that related Borrower is responsible for all reasonable costs incurred in connection with the defeasance of any such Mortgage Loan and the release of the related Mortgaged Property. A Mortgage Loan that permits defeasance provides that the related Borrower is responsible for all cots incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgage Property. A Mortgage Loan that permits defeasance requires that a first priority perfected security interest opinion be provided and also requires the related Borrower to provide either a REMIC opinion, as a condition to exercise of any defeasance option or a written confirmation from the Rating Agencies indicating that such defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates. For all loans with a Cut-off Date Balance over $5,000,000, as a condition to the exercise of any defeasance option, either rating agency confirmation or lender approval is required. In addition, the related Mortgage or other related Mortgage Loan documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the Mortgage Loan and release of the related Mortgaged Property:


                                     M-3-24

                           (a) the related Borrower must provide the mortgagee with a prior written notice of not less than 30 days;

                           (b) the related Borrower must either (i) deliver to the mortgagee or the servicer of the Mortgage Loan, as the case may be, government obligations described above in this Paragraph 15 or (ii) pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this Paragraph 15;

                           (c) the related Borrower must deliver an officer's certificate to the effect that all of its obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

                           (d) the related Borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

                  (16) No Delinquent Taxes or Assessments. All tax or governmental assessments, or installments thereof, which were due on or prior to the date of origination had been paid as of such date and the Seller knows of no tax or governmental assessment, or if payable in installments, any installment thereof, which became due and owing thereafter and prior to the Closing Date in respect of the related Mortgaged Property, which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

                  (17) Escrow or Reserve Deposits. As of the Closing Date, the related reserve account(s), if any, contain all escrow deposits and other payments required by the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) to be held by the Seller as of the Closing Date. Pursuant to Section 2 hereof, the Seller is transferring all amounts on deposit in the related reserve account(s) to the Purchaser, or to the extent not being transferred to the Purchaser, all escrow deposits and other payments required under the related Mortgage Note, the related Mortgage and any other related Mortgage Loan documents have been applied in accordance with their intended purposes by the related Mortgage Loan originator, the Seller or its agent.

                  (18) No Third Party Advances. The Seller has not, directly or indirectly, (a) advanced funds, (b) induced or solicited any payment from a Person other than the related Borrower, or (c) to the Seller's knowledge, received any payment other than from such Borrower, for the payment of any amount required under the related Mortgage Note or the related Mortgage, except for interest accruing from the date of such Mortgage Note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such Mortgage Note.

                  (19) No Condemnation or Damages. To the best of the Seller's knowledge, no proceedings for the total or partial condemnation of the related Mortgaged Property (a) have


                                     M-3-25
occurred since the date as of which the appraisal relied upon in the origination of such Mortgage Loan was prepared, or (b) are pending or threatened other than, in each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan. To the best of Seller's knowledge, the related Mortgaged Property is free of material damage. The related Mortgage requires that any related condemnation award and/or insurance proceeds be applied either to the restoration of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

                  (20) No Mechanics' Liens. To the Seller's knowledge, the related Mortgaged Property (excluding any related personal property) (a) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and (b) no rights are outstanding that, under applicable law, could give rise to any of these types of liens, any of which liens are or may be prior to, or equal with, the lien of the related Mortgage, except, with respect to clauses (a) and (b) above in this Paragraph 20, those which are insured against by the related lender's title insurance policy referred to in Paragraph 24 of this Exhibit C below.

                  (21) Title Survey: Improvements; Separate Tax Parcels. The Seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to the related Mortgaged Property which satisfied, or the Seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any related Mortgaged Property located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted and such standard general exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. The property described in the survey is the same as the Mortgaged Property described in the Mortgage and the lender's title insurance policy. Except for encroachments and similar matters which are inconsequential, do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan, or are insured against by the related lender's title insurance policy described in Paragraph 24 of this Exhibit C below, surveys and/or title insurance obtained at the time of the origination of such Mortgage Loan indicated or insured that (a) none of the improvements which were included for the purpose of determining the appraised value of such Mortgaged Property in the related appraisal obtained in connection with of the origination of such Mortgage Loan lie outside the boundaries and building restriction lines of such Mortgaged Property, and (b) no improvements on adjoining properties encroach upon such Mortgaged Property. The related Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related lender's title insurance policy. No one other than the related Borrower, any guarantor or indemnitor, any tenants under the requirements of tenant leases or (if it escrows real estate taxes) the related mortgagee is obligated under the related Mortgage Loan documents to pay real estate taxes on the Mortgaged Property.

                  (22) Title. The Seller has good and marketable title to and is the sole and lawful owner and beneficial holder of such Mortgage Loan. The Seller has full power, authority and legal right to sell and assign such Mortgage Loan hereunder, is the sole mortgagee or beneficiary of record under the related Mortgage and is transferring such Mortgage Loan to the


                                     M-3-26

Purchaser free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

                  (23) Compliance with Laws. To the best of the Seller's knowledge (based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the related Borrower at the time of origination of such Mortgage Loan or other information reasonably acceptable to the Seller based on the Seller's underwriting standards at the time of its origination thereof), (a) no improvements located on or forming a part of the related Mortgaged Property are in violation of any applicable zoning and building laws or ordinances, (b) the related Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof (excluding Environmental Laws which are addressed in Paragraph 35 and Paragraph 36 below) and all applicable insurance requirements, (c) such Borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including, but not limited to, certificates of occupancy (if available), and (d) the Seller has not received notification from any governmental authority that such Mortgaged Property violates or does not comply with such laws or regulations or is being used, operated or occupied unlawfully or that such Borrower has failed to obtain such inspections, licenses, permits, authorizations, or certificates, except for such violation or non-compliance (i) which does not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan, (ii) which is specifically addressed by the appraiser in the determination of the related appraised value in connection with the origination of such Mortgage Loan, or (iii) for which a reserve account held for the Seller has been established in an amount sufficient to pay for the estimated costs to correct such violations or non-compliance.

                  (24) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of such Mortgage Loan (after all advances of principal) insuring the Seller and its successors and assigns that the related Mortgage is a valid first lien on the related Mortgaged Property, subject only to exceptions described in Paragraph 13 of this Exhibit C above (or, if such a title insurance policy has not yet been issued in respect of such Mortgage Loan, such a policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing such Mortgage Loan). The premium for such title insurance policy has been paid in full and such title insurance policy is (or, when issued, will be) in full force and effect, and upon endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records, such title insurance policy will inure to the benefit of the Purchaser. Such title insurance policy (a) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely (i) affect the value of the related Mortgaged Property as security for the Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments, boundary and other survey matters as are customarily accepted by prudent


                                     M-3-27
commercial mortgage lenders. The Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. The Seller has not made any claim under such title insurance policy.

                  (25) Insurance Related to Mortgaged Property. All improvements on the related Mortgaged Property are insured by (a) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (i) the full replacement cost of all improvements to such Mortgaged Property (without deduction for depreciation), and (ii) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy, which policy contains a standard mortgagee clause naming the originator or the Seller and its successors as additional insureds; (b) an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of such Mortgaged Property; (c) a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and (d) if any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (i) the stated principal amount of the related Mortgage Note, and
(ii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. As of the Closing Date, the insurance premium for each such insurance policy shall have been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days' prior written notice to the mortgagee (except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days' prior written notice), and no such notice has been received by the Seller. With respect to each such insurance policy, the Seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that such insurance policy is in full force and effect. The Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The related Mortgage Loan documents require the related Borrower or a tenant of such Borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the related Borrower's expense upon such Borrower's or such tenant's failure to do so (subject to any applicable notice or cure periods). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

                  (26) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (a) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law, have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in such furniture, fixtures, equipment and other personal property.


                                     M-3-28

                  (27) Default, Breach and Acceleration. There is no material default, breach, violation or event of acceleration existing under the related loan agreement, related Mortgage Note or the related Mortgage, and the Seller has no knowledge of any event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C. The Seller has no knowledge, after performing at the time of origination of the related Mortgage Loan due diligence customarily performed by prudent commercial lenders at the time of such origination, that the related Borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

                  (28) Customary Provisions. The related Mortgage Note, the related Mortgage, and the related Assignment of Leases, together with applicable state law, contain customary and enforceable provisions (including, without limitation, those relating to receivers) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

                  (29) Access Routes. (a) Surveys, title insurance reports, the title insurance policy or other relevant documents contained in the related Mortgage File indicate that at the time of origination of such Mortgage Loan the related Borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property obtained in connection with the origination of such Mortgage Loan, as being critical to the appraised value thereof, and (b) such Mortgaged Property was receiving services from public or private water, sewer and other utilities that were adequate as of the date that the Mortgage Loan was originated, and none of such services is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

                  (30) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Borrower as lessee under a ground lease of all or a portion of the related Mortgaged Property (a "Ground Lease"), but the related fee interest in the portion of such Mortgaged Property covered by such Ground Lease (the "Fee Interest") is not subject or subordinate to the lien of the related Mortgage, the Seller hereby represents and warrants that:

                           (a) as of the Closing Date, such Ground Lease is in full force and effect, and such Ground Lease or a memorandum thereof has been duly recorded in the applicable real estate records and (i) such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property of such lessee in a manner that would interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, or a separate written agreement permitting such encumbrance has been obtained, and (ii) there have been no material changes in the terms of such Ground Lease that would be


                                     M-3-29
         binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the related Mortgage File;

                           (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the related Mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

                           (c) the related lessee's interest in such Ground Lease may be transferred to the Purchaser and its successors and assigns through a foreclosure of the related Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the related mortgagee and its successors and assigns, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either (i) it has been obtained prior to the Closing Date, or (ii) it may not be unreasonably withheld), provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

                           (d) the related lessor is required to give notice of any default under such Ground Lease by the related lessee to the mortgagee either under the terms of such Ground Lease or under the terms of a separate estoppel letter or written agreement;

                           (e) the related mortgagee is entitled, under the terms of such Ground Lease or a separate estoppel letter or written agreement, to receive notice of any default by the related lessee under such Ground Lease, and after any default notice, is entitled to not less than the time provided to the related lessee under such Ground Lease to cure such default (which is, in any event, a commercially reasonable time period), which is curable during such period before the lessor may terminate the Ground Lease; all rights of the related lessee under the Ground Lease may be exercised by or on behalf of the mortgagee;

                           (f) the currently effective term of such Ground Lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 20 years beyond the Stated Maturity Date of such Mortgage Loan;

                           (g) such Ground Lease does not impose any restrictions on subletting which the Seller considered to be commercially unreasonable at the time of its origination or purchase of such Mortgage Loan or that a prudent commercial mortgage lender would have considered unreasonable at such date;

                           (h) as of the Closing Date, (i) no event of default has occurred under such Ground Lease and (ii) to Seller's knowledge, no event has occurred which, with the passage of time, the giving of notice or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of such Ground Lease;

                           (i) the related lessor has agreed in a writing included in the related Mortgage File that such Ground Lease may not be amended, modified, cancelled or


                                     M-3-30
         terminated without the prior written consent of the Seller or the mortgagee and that any such action without such consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the Ground Lease following notice thereof from the lessor as set forth in clause (e) of this Paragraph 30, the lessor is required to enter into a new ground lease upon termination of such Ground Lease for any reason (including, without limitation, rejection of such Ground Lease in a bankruptcy proceeding);

                           (j) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to (i) the repair or restoration of all or part of the related Mortgaged Property covered by such Ground Lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses (except where such Mortgage Loan provides that the related Borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (ii) the payment of the outstanding principal balance of and accrued interest on such Mortgage Loan; and

                           (k) there are no existing mortgages on the Fee Interest which can be foreclosed upon that are not subject to the Ground Lease, and the provisions of the Ground Lease and/or other documents related thereto and included as part of the related Mortgage File preclude the creation of any future mortgage on the Fee Interest that can be foreclosed upon not subject to the Ground Lease.

                           (l) except for fixed or determinable increases expressly set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee during the term of the Mortgage Loan.

                           (m) the terms of any related Ground Lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated, or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

                  (31) Deed of Trust. With respect to any related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with
(a) a trustee's sale after default by the related Borrower or (b) the release of the related Mortgaged Property following the payment of the related Mortgage Loan in full, no fees or expenses are payable by the Seller or the Purchaser to such trustee.

                  (32) Cross-Security. The related Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator of such Mortgage Loan or the Seller other than another Mortgage Loan being sold, transferred and assigned by the Seller under this Agreement, or (b) to the Seller's knowledge, any other obligations owed to any Person other than the Seller. The related Mortgage Note is not secured by any real property other than a Mortgaged Property. Each related Mortgage does not provide


                                     M-3-31
or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other Mortgage Loan.

                  (33) Assignment of Leases. Except with respect to the related Mortgaged Property or that portion of the related Mortgaged Property that is occupied by the related Borrower, the related Mortgage Loan documents contain the provisions of an Assignment of Leases or include a separate Assignment of Leases. Any related Assignment of Leases incorporated within the related Mortgage or set forth in a separate Mortgage Loan document creates on recordation (with the same priority as the related Mortgage) a valid assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

                  (34) REMIC. (a) Such Mortgage Loan is principally secured by an interest in real property and either (i) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination of such Mortgage Loan or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination of such Mortgage Loan, was the only security for such Mortgage Loan; (b) such Mortgage Loan contains no equity participation by the Seller, and neither the related Mortgage Note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the related Mortgaged Property; and (c) such Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G(3)(A) of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.860G-1(a)(3).

                  (35) Environmental Site Assessments. Environmental Site Assessments (collectively, the "ESAs"), transaction screen assessments, studies or updates prepared or obtained within [ ] months prior to the Closing Date in connection with the origination of such Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (a) those cases where such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (c) those conditions in which soil or groundwater contamination was suspected or identified and either (i) such condition or circumstance was remediated or abated prior to the date of closing of the related Mortgage Loan, (ii) a "no further action" letter was obtained from the applicable regulatory authority, or (iii) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (d) those cases in which (i) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (ii) a responsible party has been identified under applicable law, and (iii) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no


                                     M-3-32
further action" letter from the applicable regulatory agency, established a remediation fund, or provided a guaranty or indemnity to the related Borrower.

                  (36) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in Paragraph 34 of this Exhibit C above, the
Seller: (a) has not received actual notice from any federal, state or other governmental authority of (i) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws, or (ii) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; (b) has not received actual notice from the related Borrower that (i) such Borrower has received any such notice from any such governmental authority, (ii) such Mortgaged Property fails to comply with any applicable Environmental Laws, or (iii) such Borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; or (c) has no actual knowledge that (i) the related Mortgaged Property fails to materially comply with any applicable Environmental Laws or (ii) there has been any known or threatened release of Hazardous Materials on or from such Mortgaged Property where such release falls outside the exceptions (a) through (d) of Paragraph 35 of this Exhibit C above.

                  (37) Recourse. The related Mortgage Loan documents contain standard provisions providing for recourse against the related Borrower or a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The related Mortgage Loan documents contain provisions pursuant to which the related Borrower or a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

                  (38) Environmental Compliance. Each Mortgage Loan contains either a representation, warranty or covenant that the related Borrower will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in violation of any applicable Environmental Laws or an indemnity with respect to any such violation in favor of the Seller.

                  (39) Inspection. The Seller or originator has inspected the related Mortgaged Property or caused such Mortgaged Property to be inspected within the 12 months preceding the Closing Date.

                  (40) Subordinate Debt. Except as has been disclosed in the Mortgage Loan Schedule, the related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the related Borrower encumbers the related Mortgaged Property without the prior written consent of the mortgagee thereunder. At the time of origination, the Mortgaged properties were not, and to the Seller's knowledge, the Mortgaged Properties are not encumbered by any liens junior to the liens of the related Mortgages. The Mortgage Loans do not permit the Borrowers to obtain financing secured by the Mortgaged Properties that is subordinate to or of equal priority with the lien of the Mortgage without lender's consent.


                                     M-3-33

                  (41) Common Ownership. To Seller's knowledge, no two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure have been specifically disclosed in Schedule C-3.

                  (42) Operating or Financial Statement. The related Mortgage Loan documents require the related Borrower to furnish to the mortgagee at least annually an operating statement (or a balance sheet and a statement of income and expenses) with respect to the related Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the related Borrower.

                  (43) Litigation. To the best of the Seller's knowledge as of the date of origination or purchase of such Mortgage Loan, and to the Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the related Borrower or Mortgaged Property which if determined adversely to the related Borrower would have a material adverse effect on the value of the related Mortgaged Property or such Borrower's ability to continue to perform its obligations under such Mortgage Loan.

                  (44) ARD Loans. With respect to each Mortgage Loan that is an ARD Loan, it commenced amortizing on its initial scheduled Due Date (or, in the case of certain interest-only Mortgage Loans, as otherwise set forth in the related Mortgage Notes) and provides that: (a) the spread used in calculating its Mortgage Rate will increase by no more than five percent (5%) in connection with the passage of its Anticipated Repayment Date; (b) its Anticipated Repayment Date is of the term specified [in the Mortgage Loan Schedule] following the origination of such Mortgage Loan; (c) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (d) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (lender approved) capital expenditures.

                  (45) Due-on-Sale. The related Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, the related Mortgaged Property subject to such Mortgage is directly or indirectly transferred or sold; provided that certain of the Mortgages permit (a) changes in ownership between existing partners and members, (b) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities,
(c) issuance by the related borrower of new partnership or membership interests,
(d) certain other changes in ownership for estate planning purposes, or (e) certain other transfers similar in nature to the foregoing that are consistent with customary commercial lending practices.

                  (46) Loan Origination; Loan Underwriting. Each Mortgage Loan was originated by the Seller, an affiliate of Seller or an originator approved by the Seller, or was purchased by the related Seller, and each Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Seller's underwriting standards in effect at the time of


                                     M-3-34
its origination or purchase of such Mortgage Loan, subject to such exceptions as the Seller approved.

                  (47) Interest Accrual. Each related Mortgage Loan accrues interest on an Actual/360 Basis or on a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term of such Mortgage Loan (except if such Mortgage Loan is an ARD Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).

                  (48) Cut-off Date Balance. No Mortgage Loan, together with any other Mortgage Loan made to the same Borrower or to an Affiliate of such Borrower, represents more than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool.

                  (49) Due Date. The Due Date for each Mortgage Loan is scheduled to be the first day of the month (or the following business day, if such first day is not a business day).

                  (50) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan. Such appraisal satisfied either: (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

                  (51) No Release. No Mortgage Loan has been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related file, no material portion of the Mortgaged Property has been released.

                           ---------------------------

                  Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's


                                     M-3-35
written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.


                                     M-3-36

                                  SCHEDULE C-1

                         EXCEPTIONS TO THE MORTGAGE LOAN
                         REPRESENTATIONS AND WARRANTIES


1. Representation #10. Loan #010-00000598 (Telex Building). Parcel "C" may be released upon the satisfaction of the following conditions: (i) sixty (60) days prior written notice; (ii) the remaining parcel has a debt service coverage ratio of 1.25 to 1, (iii) the Borrower is not in default; and (iv) the remaining parcel has a loan to value ratio less than .75 to 1. Borrower does not have to pay off a portion of the Mortgage Loan in order to facilitate such release. If all of the above conditions are met, Borrower must post additional cash collateral and reserves unless the sole tenant (Telex) meets certain financial criteria.

2. Representation #10. Loan #010-00000603 (Springville Corners). Borrower has the right to obtain a release of surplus property without paying a portion of the Mortgage Loan upon the satisfaction of the following conditions: (i) legal subdivision; (ii) use of remaining property is unchanged; (iii) loan to value ratio of the remaining property is no more than .75 to 1; and (iv) adequate easements for access and utilities.

3. Representation #21. Because of their size, a survey was not required by the originator for the following loans:

(a)          Loan #010-00000470 (810-812 Fiero Lane)
(b)          Loan #010-00000360 (350 Newton Avenue Apartments)
(c)          Loan #010-00000533 (Checkmate Apartments)
(d)          Loan #010-00000298 (Howard Johnson Lake Havasu)
(e)          Loan #010-00000442 (Macy Building)
(f)          Loan #010-00000325 (224-234 East Broad Street)
(g)          Loan #010-00000219 (Black Mountain Point Office Building
(h)          Loan #010-00000276 (PBR II)


                                     M-3-37

(i)          Loan #010-00000505 (Lovell Building)
(j)          Loan #010-00000382 (188 State Street)

4. Representation #21, 24. Loan #010-00000382 (188 State Street). The survey exceptions were not deleted from the title insurance policy.

5. Representation #21. Loan #010-00000623 (Yukon Holdings LLC). The Mortgaged Property is not a separate tax parcel, as the separation could not be completed prior to closing. However, an Agreement Regarding Non-Segregated Tax Parcel was entered into by the Borrower at closing, in which the Borrower has agreed to pay taxes with respect to the non-segregated tax parcel until such time as the segregation is complete. A tax escrow was established in the amount of $11,533.33 at closing. Borrower has until November 1, 2001 to complete the separation.

6.  Representation #25. The following loans are subject to co-insurance:

(a)          Loan #010-00000219 (Black Mountain Point Office Building)
(b)          Loan #010-00000259 (Woodstone Properties)
(c)          Loan #010-00000501 (Ver-Sa-Til )
(d)          Loan #010-00000522 (Solar Gardens)

7. Representation #25. Loan #010-00000561 (Kmart - Nashville) and Loan #010-00000563 (Kmart - Savannah). Kmart is allowed to self-insure provided:
    (i) the relevant Kmart lease is in full force and effect, has not been modified without the Lender's prior written approval and Kmart is not in default thereunder; (ii) the Borrower is not in default under its loan documents with the Lender; and (iii) Kmart continues to provide evidence of self-insurance at the levels in effect as of the date of the Loan closing and Kmart pays any loss which should be covered under its self-insurance. On the Kmart - Savannah loan, the Borrower has provided liability insurance.

8. Representation #30. Loan #020-00000030 (Tolt Towne Center). Two Hundred Eighty-One (281) square feet of the mortgaged property, which is less than one percent (1%) of the total mortgaged property, is subject to a ground lease. The leased premises are adjacent to a loading dock and allows delivery trucks to back into that area. The terms of the lease violate the representation in the following ways: The terms of the Lease


                                     M-3-38

                                  SCHEDULE C-2

                     RESERVE ACCOUNTS CONTROLLED BY SELLER

                                  SCHEDULE C-3

                       PROPERTIES UNDER COMMON OWNERSHIP
             violate the representation as follows: (i) The terms of the Lease do not require that any notice of default be given to the mortgagee; (ii) The terms of the Lease do not provide for any additional cure period in favor of mortgagee. The lease itself does not specify any Lessor remedies or termination rights, although it should be noted that a violation of the repair and maintenance obligations or a failure to pay rent could permit the Lessor to exercise whatever the Washington statutory and judicial remedies are available. The Lease also states that its term is "perpetual," language more customarily found in an access, ingress and egress easement than in a lease; (iii) No writing is contained in the related Mortgage File requiring any Lender consent to a modification, amendment, cancellation or termination of Lease and there is no obligation on the part of the related lessor to enter into a new or direct lease with the Lender in the event of a Lease termination; (iv) There is no provision in the Lease addressing use of casualty or condemnation proceeds; and (v) There is nothing in the related Mortgage File addressing or confirming the existence or absence of any mortgages on the Fee Interest.


                                     M-3-39

                                   EXHIBIT D-1

                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3 CERTIFICATE OF SECRETARY OF ARTESIA MORTGAGE CAPITAL CORPORATION


                  I,                     , hereby certify that I am a duly
appointed Secretary of Artesia Mortgage Capital Corporation, a Delaware Corporation (the "Company"), and certify further as follows:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  2. Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

                  3. Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Delaware issued within ten days of the date hereof with respect to the good standing of the Company;

                  4. Since the date of the good standing certificate referred to in clause 3 above, the Company has not received any notification from the Secretary of State of Delaware, or from any other source, that the Company is not in good standing in Delaware.

                  5. Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

                  6. The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

                  7. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

                  8. Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the
Indemnification Agreement dated as of December 12, 2000 (the "Indemnification Agreement"), among the Company, SBMS VII,


                                     M-3-40

Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V.; and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such person appearing on any such document is his or her genuine signature.

                  Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.


                            [SIGNATURE PAGE FOLLOWS]


                                     M-3-41

                  IN WITNESS WHEREOF, I have hereunto signed my name as of
December   , 2000.


                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                  The undersigned, an officer of the Company, hereby certifies that is the duly elected and qualified and acting Secretary of the Company and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name as of
December   , 2000.


                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                     M-3-42

                                    EXHIBIT A

                    CERTIFICATE OF INCORPORATION AND BY-LAWS


                                     M-3-43

                                    EXHIBIT B

                          CERTIFICATE OF GOOD STANDING


                                     M-3-44

                                    EXHIBIT C

                                   RESOLUTIONS


                                     M-3-45

                            UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                                WITHOUT A MEETING


                  The undersigned, being all the Directors of Artesia Mortgage Capital Corporation, a Delaware corporation (the "Corporation"), pursuant to
Section 141 of the General Corporation Law of the State of Delaware, in lieu of holding a meeting of the Board of Directors of the Corporation, do hereby consent to the adoption of, and do hereby unanimously adopt, as of the date hereof, the resolutions set forth below:

                  WHEREAS, the Corporation has from time to time originated or acquired the various commercial mortgage loans identified on Schedule I attached hereto (the "Mortgage Loans");

                  NOW, THEREFORE, IT IS RESOLVED, that the sale of Mortgage Loans by the Corporation to Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") (or, at the direction of SBMS VII, to a trust established by SBMS
VII), is hereby approved;

                  RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized to negotiate, execute and deliver, in the name and on behalf of the Corporation, such mortgage loan purchase and sale agreement, pooling and servicing agreement and/or similar agreements as may be necessary to effect the intent and purpose of the foregoing resolutions, in such form as any such officers or directors deem necessary or advisable;

                  RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to pay any and all expenses and fees arising in connection with the sale of the Mortgage Loans or otherwise in connection with these resolutions;

                  RESOLVED, that the corporate seal of the Corporation may be affixed to any instrument or document executed pursuant to the foregoing resolutions by impressing or affixing such corporate seal thereon or by imprinting or otherwise reproducing thereon a facsimile of such corporate seal;

                  RESOLVED, that the President or any Vice President, other officer or director of the Corporation is hereby authorized and directed to negotiate, execute and deliver, in the name and on behalf of the Corporation, any and all additional instruments, documents, or agreements and to take such further action as to any of them appears necessary or desirable to carry into effect the intent and purpose of the foregoing resolutions; and

                  RESOLVED, that any and all actions of the officers or directors of the Corporation in connection with the matters contemplated by the foregoing resolutions taken prior to the date hereof, be, and hereby are, approved, ratified and adopted in all respects as fully as if


                                     M-3-46
such actions had been presented to this Board of Directors for its approval prior to such actions being taken.

                  This Unanimous Written Consent of the Board of Directors can be executed in counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Dated:  December     , 2000



---------------------------                 ---------------------------------
Name:                                       Name:


---------------------------                 ---------------------------------
Name:                                       Name:


                                     M-3-47

                                   SCHEDULE I

                       SEE ATTACHED LIST OF MORTGAGE LOANS


                                     M-3-48

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C3
               CERTIFICATE OF ARTESIA MORTGAGE CAPITAL CORPORATION


                  In connection with the execution and delivery by Artesia Mortgage Capital Corporation ("AMCC") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and AMCC, and the Indemnification Agreement dated as of December 12, 2000 (the "Indemnification Agreement"), among AMCC, SBMS VII, Salomon Smith Barney Inc., Greenwich Capital Markets, Inc., Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and ABN AMRO Bank N.V. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to herein as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of AMCC in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) AMCC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

             Certified this          day of December, 2000.


                                           ARTESIA MORTGAGE CAPITAL CORPORATION


                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


                                     M-3-49

                                  EXHIBIT D-3A

                       FORM OF OPINION OF SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER

                            S I D L E Y & A U S T I N
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


    CHICAGO                     875 THIRD AVENUE                       HONG KONG

    DALLAS                  NEW YORK, NEW YORK 10022                    LONDON

  LOS ANGELES                TELEPHONE 212 906 2000                    SHANGHAI

    SEATTLE                  FACSIMILE 212 906 2021                    SINGAPORE

WASHINGTON, D.C.                                                         TOKYO

                                  FOUNDED 1866

                                DECEMBER 19, 2000


Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, New York  10013

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017

Deutsche Bank Securities Inc.
31 West 52nd Street, 3rd Floor
New York, New York  10019

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260-0060

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60603

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services
55 Water Street, 41st Floor
New York, New York  10041

Artesia Mortgage Capital Corporation
1180 Northwest Maple Street, Suite 202
Issaquah, Washington  98027

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York  10006


             Re:  Salomon Brothers Mortgage Securities VII, Inc.,
                  Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:


                                     M-3-51

                  We have acted as special counsel to Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the transactions contemplated by that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between AMCC, as seller, and Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII"), as purchaser, and that certain Indemnification Agreement referred to therein (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "AMCC Agreements").

                  This opinion letter is being provided to you pursuant to
Section 7(h) of the Mortgage Loan Purchase Agreement. Capitalized terms not defined herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Mortgage Loan Purchase Agreement. For purposes of this opinion letter, we make reference to that certain letter dated as of December 12, 2000 (the "Artesia BC Support Letter") from Artesia Banking Corporation ("Artesia BC") to SBMS VII and Wells Fargo Bank, N.A., as trustee, relating to AMCC's obligations under the Mortgage Loan Purchase Agreement.

                  For the purposes of this opinion letter, we have reviewed the AMCC Agreements and the Artesia BC Support Letter (collectively, the "Agreements"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters material to this opinion contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) except as expressly addressed in paragraph 1 below, the due organization of the parties to each of the Agreements and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) except as expressly addressed in paragraphs 1 and 4 below, the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) except as expressly addressed by paragraph 2 below, the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by the parties thereto, (ix) except as expressly addressed in paragraphs 3 and 6 below, the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein.


                                     M-3-52

                  When used in this opinion, the term "knowledge" and words of similar import mean that the Sidley & Austin attorneys currently practicing law with this firm who have been actively involved in representing AMCC in connection with any matters relating to the transaction contemplated by the AMCC Agreements, have no current conscious awareness of any contrary facts or information. In that regard, we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

                  In delivering this opinion letter, we do not express any opinions concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the United States of America (without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular jurisdiction or with respect to any matter not expressly addressed below.

                  Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law;
(3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive
(i) the application of any federal, state or local statute, rule or regulation,
(ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

                  Based upon and subject to the foregoing, we are of the opinion that:


                                     M-3-53

SECTION 29. AMCC is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform its obligations under the AMCC Agreements.

SECTION 30. Each AMCC Agreement has been duly authorized, executed and delivered by AMCC.

SECTION 31. The Mortgage Loan Purchase Agreement constitutes a valid, legal and binding agreement of AMCC, enforceable against AMCC in accordance with its terms.

SECTION 32. The execution, delivery and performance of the AMCC Agreements by AMCC will not conflict with or result in a violation of any federal or State of New York statute or regulation generally applicable to domestic corporations in connection with transactions of the type contemplated by the AMCC Agreements.

SECTION 33. To our knowledge, no consent, approval, authorization or order of any federal or State of New York court, agency or other governmental body is required for the consummation by AMCC of the transactions contemplated by the terms of the AMCC Agreements.

SECTION 34. The Artesia BC Support Letter constitutes a valid, legal and binding agreement of AMCC, enforceable against AMCC in accordance with its terms.

                  The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being delivered solely for your benefit in connection with the transactions contemplated by the AMCC Agreements. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.

                                                     Very truly yours,


                                     M-3-54

                                  EXHIBIT D-3B

                             FORM OF LETTER RELATING
                       TO DISCLOSURE FROM SIDLEY & AUSTIN,
                          SPECIAL COUNSEL TO THE SELLER


                                SIDLEY & AUSTIN

                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


       CHICAGO                 875 THIRD AVENUE               HONG KONG
                           NEW YORK, NEW YORK 10022
       DALLAS               TELEPHONE 212 906 2000              LONDON
                            FACSIMILE 212 906 2021
     LOS ANGELES                                               SHANGHAI

       SEATTLE                   FOUNDED 1866                 SINGAPORE

  WASHINGTON, D.C.                                              TOKYO



                                December 19, 2000

Salomon Brothers Mortgage                  Deutsche Bank Securities Inc.
   Securities VII, Inc.                    31 West 52nd Street, 3rd Floor
388 Greenwich Street                       New York, New York  10019
New York, New York  10013

Salomon Smith Barney Inc.                  J.P. Morgan Securities Inc.
388 Greenwich Street                       60 Wall Street
New York, New York  10013                  New York, New York  10260-0060

Greenwich Capital Markets, Inc.            ABN AMRO Bank N.V.
600 Steamboat Road                         135 South LaSalle Street
Greenwich, Connecticut  06830              Chicago, Illinois  60603

Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017

          Re:      Salomon Brothers Mortgage Securities VII, Inc.
                   Commercial Mortgage Pass-Through Certificates, Series 2000-C3

Ladies and Gentlemen:

         We have acted as special counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), Salomon Brothers Realty Corp. ("SBRC"), Greenwich Capital Financial Products, Inc. ("GCFP") and Artesia Mortgage Capital Corporation ("AMCC") in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

         (i) the sale by SBRC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "SBRC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "SBRC Mortgage Loan Purchase Agreement"), between SBRC and the Depositor;

         (ii) the sale by GCFP, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "GCFP Mortgage Loans"), pursuant to


                                     M-3-55

SIDLEY & AUSTIN                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 2

     that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "GCFP Mortgage Loan Purchase Agreement"), between GCFP and the Depositor;

         (iii) the sale by AMCC, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "AMCC Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "AMCC Mortgage Loan Purchase Agreement"), between AMCC and the Depositor;

         (iv) the sale by LaSalle Bank National Association ("LBNA"), and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (the "LBNA Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "LBNA Mortgage Loan Purchase Agreement"), between LBNA and the Depositor;

         (v) the creation of a common law trust (the "Trust") and the issuance of an aggregate $914,661,061 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates"), consisting of 18 classes designated Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y, pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator and tax administrator;

         (vi) the conveyance of the SBRC Mortgage Loans, the GCFP Mortgage Loans, the AMCC Mortgage Loans and the LBNA Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates; and

         (vii) the sale by the Depositor, and the purchase by Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"; and, together with SSBI, Greenwich Capital, Chase, Deutsche Bank and J.P. Morgan in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Publicly Offered Certificates"), pursuant to that


                                     M-3-56

SIDLEY & AUSTIN                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 3

     certain Underwriting Agreement, dated as of December 12, 2000 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

         The SBRC Mortgage Loan Purchase Agreement, the GCFP Mortgage Loan Purchase Agreement, the AMCC Mortgage Loan Purchase Agreement and the LBNA Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements". The Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

         For the purposes of this letter, we have reviewed: the Agreements; the Depositor's registration statement on Form S-3 (No. 333-40426) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); the Prospectus, dated December 12, 2000, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated December 12, 2000, specifically relating to the Trust and the Publicly Offered Certificates (including all exhibits and annexes thereto, the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the statements made in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the respective parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for the statements made in this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (vii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (viii) compliance with the Agreements by the

                                     M-3-57

SIDLEY & AUSTIN                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 4

parties thereto, (ix) the conformity, to the requirements of the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the other documents relating to the Mortgage Loans delivered to the Trustee by, on behalf of or at the direction of the Depositor, SBRC, GCFP, AMCC and LBNA, (x) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xi) the absence of any agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In rendering this letter, we do not make any statement concerning the laws of any jurisdiction other than the federal laws of the United States of America.

         In the course of acting as special counsel to the Depositor, SBRC, GCFP and AMCC in connection with the preparation of the Prospectus, we have generally reviewed and discussed with certain representatives of the Depositor, SBRC, GCFP, AMCC, LBNA, SSBI, Greenwich Capital and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Prospectus, other than any documents or information incorporated by reference in either the Prospectus or the Memorandum. In addition, we have reviewed loan summaries delivered to us by SBRC, GCFP and AMCC with respect to the SBRC Mortgage Loans, the GCFP Mortgage Loans and the AMCC Mortgage Loans, respectively; and we have undertaken a limited review of copies of certain environmental insurance policies and other selected Mortgage Loan documents with respect to certain SBRC Mortgage Loans, GCFP Mortgage Loans and AMCC Mortgage Loans. While we have not otherwise made any independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we make no statement as to: (i) any accounting, financial or statistical data or other information of that nature contained in or omitted from the Registration Statement or the Prospectus; (ii) any documents or information incorporated by reference in the Registration Statement or the Prospectus; (iii) any information on the diskette that accompanies the Prospectus; or (iv) any information with respect to the characteristics of the LBNA Mortgage


                                     M-3-58

SIDLEY & AUSTIN                                            NEW YORK

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.
December 19, 2000
Page 5

Loans, the related Borrowers and/or the related Mortgaged Properties contained in or omitted from the Prospectus. In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate upon the judgment of officers and representatives of the Depositor, SBRC, GCFP and AMCC. In addition, in that connection, we call to your attention that, with your knowledge and consent, except as stated above, we have not examined or otherwise reviewed any of the Mortgage Files, Servicing Files or any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

         When used in this letter, the term "attention" or any other word or phrase of similar import means the conscious awareness of facts or other information of solely those attorneys who are currently practicing law with Sidley & Austin and have been actively involved in representing the Depositor, SBRC, GCFP and AMCC in connection with any matters relating to the Transactions. With your permission, no attempt was made by such attorneys to gather information from any other attorneys currently practicing law with Sidley & Austin that may have represented the Depositor, SBRC, GCFP, AMCC or any of their respective affiliates in other matters or to review any files associated with those matters.

         This letter is being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the statements made herein. This letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                         Very truly yours,

                                     M-3-59

                                    EXHIBIT E
                     ORGANIZATIONAL DOCUMENTS OF THE SELLER


                                     M-3-60

                                   EXHIBIT M-4

                     FORM OF LASALLE MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT


                  This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 12, 2000, between LaSalle Bank National Association, a national banking association ("LaSalle"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS VII"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").


                                    RECITALS

                  LaSalle desires to sell, assign, transfer and otherwise convey to SBMS VII, without recourse, and SBMS VII desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

                  SBMS VII intends to create a trust (the "Trust"), the primary assets of which will be the Mortgage Loans, certain other multifamily and commercial mortgage loans (the "Other Loans"; and, together with the Mortgage Loans, the "Securitized Loans"). Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS VII, as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer ( "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that SBMS VII will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

                  The Depositor will acquire some of the Other Loans from Salomon Brothers Realty Corp. ("SBRC"), some of the Other Loans from Greenwich Capital Financial Products, Inc. ("GCFP"), and the remaining Other Loans from Artesia Mortgage Capital Corporation ("AMCC"; and, collectively with SBRC and GCFP, the "Other Loan Sellers").

                  SBMS VII intends to sell the Registered Certificates to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc. ("J.P. Morgan") and ABN AMRO Bank N.V. ("ABN AMRO"), pursuant to an underwriting


                                     M-4-2
agreement, dated as of the date hereof (the "Underwriting Agreement"), among SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO; and SBMS VII intends to sell the remaining Certificates (the "Non-Registered Certificates") to SSBI and Greenwich Capital, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), among SBMS VII, SSBI and Greenwich Capital. The Registered Certificates are more fully described in the prospectus dated December 12, 2000 (the "Basic Prospectus"); and the supplement to the Basic Prospectus dated December 12, 2000 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented any time hereafter. Certain classes of the Non-Registered Certificates are more fully described in the private placement memorandum dated December 12, 2000 (the "Memorandum"), as it may be amended or supplemented at any time hereafter.

                  LaSalle will indemnify SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan, ABN AMRO and certain related parties with respect to the disclosure regarding the Mortgage Loans and LaSalle contained in the Prospectus, the Memorandum and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of the date hereof (the "Indemnification Agreement"), among LaSalle, SBMS VII, SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                  SECTION 1. Agreement to Purchase.

                  The Seller agrees to sell, assign, transfer and otherwise convey (without recourse) to the Purchaser, and the Purchaser agrees to purchase, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on December 19, 2000 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on their respective due dates in December 2000 (individually, on a loan-by-loan basis, and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $205,284,547, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be $___________, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, and shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date (or by such other method as shall be mutually acceptable to the parties hereto).

                  SECTION 2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to its receipt and acceptance of the purchase price referred to in Section 1 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance


                                     M-4-3
policies received by the Seller on or with respect to the Mortgage Loans after the Cut-off Date and any Additional Collateral. The Seller shall, within 15 days of the discovery of an error on the Mortgage Loan Schedule, amend the Mortgage Loan Schedule and deliver to the Purchaser or its designee an amended Mortgage Loan Schedule. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

                  (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

                  (c) On or before the Closing Date, the Seller shall, at its expense, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the preceding sentence shall be the Trustee.

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, in writing, of such delay (unless the Trustee shall have provided the Purchaser with an exception report indicating such delay), and the Seller shall deliver such documents to the Purchaser or its designee promptly upon the Seller's receipt thereof.

                  In addition, unless previously delivered by the Seller to the Purchaser or its designee, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, the following items, within 10 days following the Closing Date (or, if any of the following items are not in the actual possession of the Seller, within 30 days following the Closing Date): (i) copies of the Mortgage Files for the respective Mortgage Loans; (ii) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are necessary for the ongoing servicing and administration of the Mortgage Loans; and (iii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans, other than those that are to be retained by a sub-servicer or primary servicer that will continue to act on behalf of the Purchaser. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) - (iii) of the preceding sentence shall be the Master Servicer.


                                     M-4-4

                  The Seller shall also provide to the Purchaser or its designee the initial data on the Mortgage Loans (as of the Closing Date or the most recent earlier date for which such date is available) contemplated by the Loan Set-up File, the Loan Periodic Update File, the Operating Statement Analysis Report and the Property File.

                  (d) The Seller shall be responsible for all reasonable costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer to the Purchaser with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, and the Seller receives notice to such effect from the Purchaser or its designee, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record.

                  (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of those assets to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

                  (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 3. Examination of Mortgage Loan Files and Due
                             Diligence Review.

                  The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as such remedies are otherwise limited by the terms of this Agreement.

                  SECTION 4. Representations, Warranties and Covenants of the
                             Seller.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B.


                                     M-4-5

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty) to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

                  (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

                  SECTION 4A. Representations, Warranties and Covenants of
                              Purchaser.

                  The Purchaser hereby represents and warrants, as of the Closing Date, that:

                  (a) The Purchaser is a duly formed corporation, validly existing and in good standing under the laws of the State of Delaware.

                  (d) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (e) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (f) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets.

                  (g) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

                  (h) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and


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
adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Seller.

                  (i) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

                  (j) The Purchaser (i) is not, and has never been, an insider or affiliate of the Seller, (ii) does not control, and has never controlled, the Seller, (iii) is not, and has never been, controlled by the Seller, and (iv) is not, and has never been, under common control with the Seller.

                  SECTION 5. Notice of Breach; Cure, Repurchase and
                             Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a Material Breach or a Material Document Defect, the Seller shall, subject to subsection (b) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price provided for in the Pooling and Servicing Agreement, which Purchase Price shall be deposited or delivered in accordance with the directions of the Purchaser; provided that if
(i) any such Material Breach or Material Document Defect, as the case may be, does not affect whether the Defective Mortgage Loan was, is or will continue to be, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within such 90-day period,
(iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within such 90-day period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan. Any such repurchase of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub-Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or a Material Document Defect, but if the Seller has actual knowledge of a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase, the Purchaser or its designee shall use reasonable efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and


                                     M-4-7
appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Purchaser and its servicing agent has received from the
Seller: (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

                  If any Defective Mortgage Loan is to be repurchased as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and shall forward such amended schedule to the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach or Document Defect.

                  (b) It shall be a condition to any repurchase of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that (i) the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder and (ii) the Purchaser or its assignee shall release or cause the release to the Seller or its designee of the Mortgage File, any Additional Collateral, all insurance policies and proceeds thereunder, the Servicing File and any Escrow Payments and/or Reserve Funds held by or on behalf of the Purchaser (or its assignee) with respect to such Mortgage Loan.

                  SECTION 6. Closing.

                  (a) The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

                  (b) The Closing shall be subject to each of the following conditions:


                                     M-4-8

                  (a) All of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date or such other date as specified in Exhibit C;

                  (b) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as it affects the obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered and released to the Purchaser or its designee, all documents and funds required to be so delivered pursuant to Section 2 of this Agreement;

                  (d) All other terms and conditions of this Agreement required to be complied with by the Seller and the Purchaser, including, without limitation, in the case of the Purchaser, payment of the purchase price, on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                  (e) The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

                  (f) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

                  (c) Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  SECTION 7. Closing Documents.

                  The Closing Documents shall consist of the following:

                  (a) this Agreement duly executed and delivered by the Purchaser and the Seller;

                  (b) the Indemnification Agreement duly executed and delivered by the Seller, the Purchaser and each of SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO;

                  (c) the Pooling and Servicing Agreement duly executed and delivered by SBMS VII, the Master Servicer, the Special Servicer and the Trustee;

                  (d) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, SSBI, Greenwich Capital, Chase,


                                     M-4-9

Deutsche Bank, J.P. Morgan, ABN AMRO and the Rating Agencies (collectively, the "Interested Parties") may rely, attaching thereto as exhibits the organizational documents of the Seller, as in full force and effect on the date hereof, and the Resolutions described in clause(g) below;

                  (e) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of New York dated not earlier than 10 days prior to the Closing Date;

                  (f) a certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (g) resolutions of the Seller authorizing the transactions contemplated by this Agreement, which resolutions will be in full force and effect, and will not have been rescinded, as of the Closing Date;

                  (h) a written opinion of counsel for the Seller, which may be delivered by in-house counsel, substantially in the form of Exhibit D-3A hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), relating to the disclosure in the Prospectus regarding the Mortgage Loans and LaSalle, dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                  (i) a written opinion of Mayer Brown & Platt, as special counsel for the Seller, substantially in the form of Exhibit D-3B hereto (with any modifications required by any Rating Agency, and subject to such reasonable assumptions, qualifications and limitations as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser), dated the Closing Date and addressed to the Purchaser, each of the other parties to the Pooling and Servicing Agreement and each of the other Interested Parties;

                  (j) such other written opinions as may be required by either Rating Agency (including, without limitation, a favorable opinion to the effect that an FDIC receiver appointed for the Seller, in the event of an in solvency of the Seller, would not repudiate this Agreement and that this Agreement creates a valid, perfected, first priority security interest in the Mortgage Loans in favor of the Purchaser);

                  (k) one or more accountants' comfort letters, addressed, and in form and substance reasonably acceptable, to SSBI, Greenwich Capital, Chase, Deutsche Bank, J.P. Morgan and ABN AMRO, relating to the information regarding the Mortgage Loans contained in the Prospectus and Memorandum that is of a statistical nature; and

                  SECTION 8. Costs.


                                     M-4-10

                  Any costs and expenses incurred by either party hereto in connection with the transactions contemplated hereunder shall be borne by the parties in accordance with the terms of that certain Term Sheet, dated October 20, 2000 (the "Term Sheet"), between the Seller, Salomon Brothers Realty Corp., Greenwich Capital Financial Products, Inc., and Artesia Mortgage Capital Corporation.

                  SECTION 9. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 388 Greenwich Street, New York, New York 10013, attention: Angela Hutzel, facsimile no.: 212-816-8306, or to such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and, if to the Seller, addressed to the Seller at 135 South LaSalle Street, Suite 1260, Chicago, Illinois 60603, attention: Margaret Govern, facsimile no.: 312-904-0900, or to such other address or facsimile number as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 10. Characterization.

                  The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of those assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off
Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by SBMS VII to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and
(e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security


                                     M-4-11
interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 11. Representations, Warranties and Agreements to
                              Survive Delivery.

                  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser.

                  SECTION 12. Severability of Provisions.

                  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 13. Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 14. GOVERNING LAW.

                  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 15. Further Assurances.

                  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.


                                     M-4-12

                  SECTION 16. Successors and Assigns.

                  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, SBMS VII is expressly authorized to assign it rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee (including acting through the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement), for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

                  SECTION 17. Amendments.

                  (a) No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

                  (b) Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, no amendment of the Pooling and Servicing Agreement executed after the Closing Date that increases the obligations of or otherwise adversely affects the Seller, shall be effective against the Seller.

                  SECTION 18. Entire Agreement.

                  Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.


                            [SIGNATURE PAGE FOLLOWS]


                                     M-4-13

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.



                                        LASALLE BANK NATIONAL ASSOCIATION



                                        By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                        SALOMON BROTHERS MORTGAGE
                                        SECURITIES VII, INC.



                                        By:
                                           ------------------------------------
                                            Name:
                                            Title:


                                     M-4-14

                                   EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                            [See Attached Schedule]




                                     M-4-15







         Loan                    Loan /                                                                              Property
Control  Num    Origi          Property            Property                                Zip        Property       Size Unit
Number   ber    nator             Name              Address            City       State    Code         Size           Type

  102    1        LBNA     Medical               2060 East 9th      Cleveland       OH     44115         381,176         SF
                           Mutual of Ohio        Street
  103    34       LBNA     Jorie Plaza           800-810 Jorie      Oak Brook       IL     60523         191,666         SF
                                                 Boulevard
  107    8        LBNA     101 West              101 West           Chicago         IL     60610          72,865         SF
                           Grand                 Grand
  108    14       LBNA     57 W. Grand           57 W. Grand        Chicago         IL     60610          83,469         SF
  109    28       LBNA     40 West               40 West            Chicago         IL     60610          12,672         SF
                           Hubbard               Hubbard Street
  110    3        LBNA     South Loop            1245 South         Chicago         IL     60607         102,265         SF
                           Market Place          Clinton
  114    4        LBNA     Seattle-Mead          811, 835, 855,     SeaTac          WA     98148         235,031         SF
                           Industrial            S. 192nd Street
                           Facilities
  115    5        LBNA     Hamilton Court        1030 Charlela      Elk Grove       IL     60007             579        Units
                            Apartments           Lane               Village
  121    7        LBNA     29200                 29200 NW           Southfield      MI     48034         111,542         SF
                           Northwestern          Highway
                           Highway

  124    15       LBNA     GE / Montgomery       2420 E. Pikes      Colorado        CO     80909         161,986         SF
                           Wards                 Peak Avenue        Springs
                            - Col. Springs
  125    24       LBNA     GE /                  2222 Spencer       Pasadena        TX     77504         193,006         SF
                           Montgomery            Highway
                           Wards
                            - Pasadena Tx
  127    9        LBNA     Traders Tower         308-326 South      Chicago         IL     60606         250,500         SF
                           - Self Park           Wells Street
  128    10       LBNA     Mabek CO L.P.         500 North          Lake Forest     IL     60045          93,000         SF
                                                 Field Drive

  140    16       LBNA     Horizon Health        19900              Livonia         MI     48152          46,267         SF
                            Center               Haggerty Road
  146    17       LBNA     Carriage House        1545 S. State      Chicago         IL     60605              81        Units
                            Lofts
  171    18       LBNA     Chandler's            630 Davis          Evanston        IL     60201          26,342         SF
                           Building              Street
  175    19       LBNA     Springdale            1600 Boston        Springfield     MA     01129         103,763         SF
                           Mall                  Road
  176    20       LBNA     Frontier              1225 Jefferson     Rochester       NY     14623          64,846         SF
                           Commons/               Road
                           Global
                           Crossing
  179    22       LBNA     Watermark             1600               Columbus        OH     43215          43,929         SF
                           Office Building       Watermark
  183    23       LBNA     Palm Haven            3301 58th          St.             FL     33714             270        Pads
                           Mobile Home           Avenue North       Petersburg
                           Park
  186    25       LBNA     Imperial Crown        5925 Imperial      Mulberry        FL     33860          66,568         SF
                            Center               Parkway
  199    27       LBNA     Fountain Place        920 South          Lansing         MI     48910             108        Units
                            Apartments           Washington
                                                 Avenue
  209    29       LBNA     Almond Grand          7501 Grand         Gurnee          IL     60031          13,905         SF
                            Gurnee               Avenue

  225    30       LBNA     Birchbrook            3000 E. Birch      Brea            CA     92621          24,635         SF
                           Office Park           Street
  233    31       LBNA     Kendall Manor         125 S. Kendall     Kalamazoo       MI     49006              81        Units
                            Apartments            Avenue
  254    32       LBNA     Wickiup               2015 East          Apache          AZ     85219             111        Pads
                           Mobile Home           Highway 60         Junction
                           & RV Park
  266    33       LBNA     E. M.                 145 Metro Park     Rochester       NY     14623          31,035         SF
                           Jorgensen
                           Building





                                                                                        Cross
                                                                                        Collater-
                                                                                        alized
                                                                        Cross           Mortgage
                                                                       Collater-          Loan
                                                                       alized            Group
         Loan                    Loan /                               (Mortgage         Aggregate
Control  Num    Origi          Property            Property               Loan        Cut-Off Date     Ownership       Original
Number   ber    nator             Name              Address              Group)          Balance       Interest         Balance

  102    1        LBNA     Medical               2060 East 9th              No          35,364,183    Fee Simple        35,400,000
                           Mutual of Ohio        Street
  103    34       LBNA     Jorie Plaza           800-810 Jorie              No          22,800,000    Fee Simple        22,800,000
                                                 Boulevard
  107    8        LBNA     101 West              101 West                Yes (L1)       18,500,000    Fee Simple        10,000,000
                           Grand                 Grand
  108    14       LBNA     57 W. Grand           57 W. Grand             Yes (L1)       18,500,000    Fee Simple         6,000,000
  109    28       LBNA     40 West               40 West                 Yes (L1)       18,500,000    Fee Simple         2,500,000
                           Hubbard               Hubbard Street
  110    3        LBNA     South Loop            1245 South                 No          18,235,848    Fee Simple        18,250,000
                           Market Place          Clinton
  114    4        LBNA     Seattle-Mead          811, 835, 855,             No          16,000,000    Fee Simple        16,000,000
                           Industrial            S. 192nd Street
                           Facilities
  115    5        LBNA     Hamilton Court        1030 Charlela              No          15,988,455    Fee Simple        16,000,000
                            Apartments           Lane
  121    7        LBNA     29200                 29200 NW                   No          10,268,535    Part Fee          10,275,000
                           Northwestern          Highway                                              Simple
                           Highway                                                                    &Part
                                                                                                      Leasehold
  124    15       LBNA     GE / Montgomery       2420 E. Pikes           Yes (L2)        9,148,751    Fee Simple         6,000,000
                           Wards                 Peak Avenue
                            - Col. Springs
  125    24       LBNA     GE /                  2222 Spencer            Yes (L2)        9,148,751    Fee Simple         3,200,000
                           Montgomery            Highway
                           Wards
                            - Pasadena Tx
  127    9        LBNA     Traders Tower         308-326 South              No           8,343,003    Fee Simple         8,600,000
                           - Self Park           Wells Street
  128    10       LBNA     Mabek CO L.P.         500 North                  No           8,145,364    Fee Simple        11,250,000
                                                 Field Drive

  140    16       LBNA     Horizon Health        19900                      No           5,836,518    Fee Simple         5,850,000
                            Center               Haggerty Road
  146    17       LBNA     Carriage House        1545 S. State              No           5,500,000    Fee Simple         5,500,000
                            Lofts
  171    18       LBNA     Chandler's            630 Davis                  No           3,887,454    Fee Simple         3,900,000
                           Building              Street
  175    19       LBNA     Springdale            1600 Boston                No           3,646,086    Fee Simple         3,650,000
                           Mall                  Road
  176    20       LBNA     Frontier              1225 Jefferson             No           3,641,184    Fee Simple         3,650,000
                           Commons/               Road
                           Global
                           Crossing
  179    22       LBNA     Watermark             1600                       No           3,446,549    Fee Simple         3,450,000
                           Office Building       Watermark
  183    23       LBNA     Palm Haven            3301 58th                  No           3,192,704    Fee Simple         3,200,000
                           Mobile Home           Avenue North
                           Park
  186    25       LBNA     Imperial Crown        5925 Imperial              No           3,100,000    Fee Simple         3,100,000
                            Center               Parkway
  199    27       LBNA     Fountain Place        920 South                  No           2,525,986    Fee Simple         2,550,000
                            Apartments           Washington
                                                 Avenue
  209    29       LBNA     Almond Grand          7501 Grand                 No           2,386,336    Fee Simple         2,390,000
                            Gurnee               Avenue

  225    30       LBNA     Birchbrook            3000 E. Birch              No           1,795,756    Fee Simple         1,800,000
                           Office Park           Street
  233    31       LBNA     Kendall Manor         125 S. Kendall             No           1,496,527    Fee Simple         1,500,000
                            Apartments            Avenue
  254    32       LBNA     Wickiup               2015 East                  No           1,133,071    Fee Simple         1,135,000
                           Mobile Home           Highway 60
                           & RV Park
  266    33       LBNA     E. M.                 145 Metro Park             No             902,239    Fee Simple           904,250
                           Jorgensen
                           Building







         Loan                    Loan /         Mort-                       Interest
Control  Num    Origi          Property         gage           Rate         Accrual
Number   ber    nator             Name          Rate           Type         Method        Loan Type     Note Date     x

  102    1        LBNA     Medical             8.3800%        Fixed       Actual/360      Balloon       09/29/00
                           Mutual of Ohio
  103    34       LBNA     Jorie Plaza         8.3300%        Fixed       Actual/360      Balloon       11/22/00

  107    8        LBNA     101 West            7.5900%        Fixed       Actual/360      Balloon       11/15/00
                           Grand
  108    14       LBNA     57 W. Grand         7.5500%        Fixed       Actual/360      Balloon       11/15/00
  109    28       LBNA     40 West             7.3800%        Fixed       Actual/360      Balloon       11/15/00
                           Hubbard
  110    3        LBNA     South Loop          7.2800%        Fixed       Actual/360      Balloon       10/19/00
                           Market Place
  114    4        LBNA     Seattle-Mead        8.1200%        Fixed       Actual/360      Balloon       11/13/00
                           Industrial
                           Facilities
  115    5        LBNA     Hamilton Court      7.6400%        Fixed       Actual/360      Balloon       10/31/00
                            Apartments
  121    7        LBNA     29200               8.3150%        Fixed       Actual/360      Balloon       10/24/00
                           Northwestern
                           Highway

  124    15       LBNA     GE / Montgomery     7.6600%        Fixed       Actual/360     Full Amort     10/13/00
                           Wards
                            - Col. Springs
  125    24       LBNA     GE /                7.6600%        Fixed       Actual/360     Full Amort     10/13/00
                           Montgomery
                           Wards
                            - Pasadena Tx
  127    9        LBNA     Traders Tower       9.0000%        Fixed         30/360        Balloon       03/14/97
                           - Self Park
  128    10       LBNA     Mabek CO L.P.       8.8000%        Fixed       Actual/360     Full Amort     04/21/94


  140    16       LBNA     Horizon Health      8.5650%        Fixed       Actual/360      Balloon       06/29/00
                            Center
  146    17       LBNA     Carriage House      8.1300%        Fixed       Actual/360      Balloon       11/16/00
                            Lofts
  171    18       LBNA     Chandler's          8.6500%        Fixed       Actual/360      Balloon       04/27/00
                           Building
  175    19       LBNA     Springdale          8.1700%        Fixed       Actual/360      Balloon       09/06/00
                           Mall
  176    20       LBNA     Frontier            8.4100%        Fixed       Actual/360      Balloon       06/28/00
                           Commons/
                           Global
                           Crossing
  179    22       LBNA     Watermark           8.4210%        Fixed       Actual/360      Balloon       09/19/00
                           Office Building
  183    23       LBNA     Palm Haven          8.6000%        Fixed       Actual/360      Balloon       06/08/00
                           Mobile Home
                           Park
  186    25       LBNA     Imperial Crown      8.2730%        Fixed       Actual/360      Balloon       11/16/00
                            Center
  199    27       LBNA     Fountain Place      7.7900%        Fixed       Actual/360      Balloon       09/01/99
                            Apartments

  209    29       LBNA     Almond Grand        8.6500%        Fixed       Actual/360      Balloon       08/03/00
                            Gurnee

  225    30       LBNA     Birchbrook          8.4900%        Fixed       Actual/360      Balloon       06/30/00
                           Office Park
  233    31       LBNA     Kendall Manor       8.5500%        Fixed       Actual/360      Balloon       06/29/00
                            Apartments
  254    32       LBNA     Wickiup             8.2400%        Fixed       Actual/360      Balloon       08/14/00
                           Mobile Home
                           & RV Park
  266    33       LBNA     E. M.               8.6800%        Fixed       Actual/360      Balloon       06/09/00
                           Jorgensen
                           Building





                                                                                                                          Original
                                                                                                                            Term
                                                                                                         Monthly             to
         Loan                    Loan /                                  Antici-           Sched-         Debt            Maturity /
Control  Num    Origi          Property          Control     Loan    pated Repay-           uled         Service             ARD
Number   ber    nator             Name           Number     Number   ment Date         Maturity Date    Payment            (months)

  102    1        LBNA     Medical                102         1            NAP            10/01/10       269,190.52            120
                           Mutual of Ohio
  103    34       LBNA     Jorie Plaza            103         34           NAP            12/01/10       172,572.76            120

  107    8        LBNA     101 West               107         8            NAP            12/01/10        70,538.76            120
                           Grand
  108    14       LBNA     57 W. Grand            108         14           NAP            12/01/10        42,158.49            120
  109    28       LBNA     40 West                109         28           NAP            12/01/10        17,275.40            120
                           Hubbard
  110    3        LBNA     South Loop             110         3            NAP            11/01/10       124,868.74            120
                           Market Place
  114    4        LBNA     Seattle-Mead           114         4            NAP            12/01/10       118,743.55            120
                           Industrial
                           Facilities
  115    5        LBNA     Hamilton Court         115         5            NAP            11/01/10       113,412.14            120
                            Apartments
  121    7        LBNA     29200                  121         7            NAP            11/01/10        77,662.67            120
                           Northwestern
                           Highway

  124    15       LBNA     GE / Montgomery        124         15           NAP            11/01/10        71,723.10            120
                           Wards
                            - Col. Springs
  125    24       LBNA     GE /                   125         24           NAP            11/01/10        38,252.32            120
                           Montgomery
                           Wards
                            - Pasadena Tx
  127    9        LBNA     Traders Tower          127         9            NAP            03/31/07    72,170.89 (c)            120
                           - Self Park
  128    10       LBNA     Mabek CO L.P.          128         10           NAP            05/01/09       112,770.40            180


  140    16       LBNA     Horizon Health         140         16           NAP            07/01/10        45,251.20            120
                            Center
  146    17       LBNA     Carriage House         146         17           NAP            12/01/10        40,856.60            120
                            Lofts
  171    18       LBNA     Chandler's             171         18           NAP            05/01/10        30,403.20            120
                           Building
  175    19       LBNA     Springdale             175         19           NAP            10/01/10        27,216.22            120
                           Mall
  176    20       LBNA     Frontier               176         20           NAP            07/01/10        27,832.86            120
                           Commons/
                           Global
                           Crossing
  179    22       LBNA     Watermark              179         22           NAP            10/01/12        26,334.60            144
                           Office Building
  183    23       LBNA     Palm Haven             183         23           NAP            07/01/10        24,832.37            120
                           Mobile Home
                           Park
  186    25       LBNA     Imperial Crown         186         25           NAP            12/01/10        23,339.41            120
                            Center
  199    27       LBNA     Fountain Place         199         27           NAP            09/01/09        18,339.05            120
                            Apartments

  209    29       LBNA     Almond Grand           209         29           NAP            07/01/06        18,631.70             70
                            Gurnee

  225    30       LBNA     Birchbrook             225         30           NAP            07/01/10        13,827.69            120
                           Office Park
  233    31       LBNA     Kendall Manor          233         31           NAP            07/01/10        11,586.90            120
                            Apartments
  254    32       LBNA     Wickiup                254         32           NAP            09/01/10         8,518.90            120
                           Mobile Home
                           & RV Park
  266    33       LBNA     E. M.                  266         33           NAP            07/01/10         7,068.58            120
                           Jorgensen
                           Building










                                                                      Stated                       Remain-        Stated
                                                                     Original                    ing Term to    Remaining
         Loan                    Loan /                                Amort-        Season-      Maturity /      Amort-
Control  Num    Origi          Property            Property         ization Term       ing            ARD      ization Term
Number   ber    nator             Name              Address           (months)       (months)       (months)     (months)

  102    1        LBNA     Medical               2060 East 9th            360              2           118           358
                           Mutual of Ohio        Street
  103    34       LBNA     Jorie Plaza           800-810 Jorie            360              0           120           360
                                                 Boulevard
  107    8        LBNA     101 West              101 West                 360              0           120           360
                           Grand                 Grand
  108    14       LBNA     57 W. Grand           57 W. Grand              360              0           120           360
  109    28       LBNA     40 West               40 West                  360              0           120           360
                           Hubbard               Hubbard Street
  110    3        LBNA     South Loop            1245 South               360              1           119           359
                           Market Place          Clinton
  114    4        LBNA     Seattle-Mead          811, 835, 855,           360              0           120           360
                           Industrial            S. 192nd Street
                           Facilities
  115    5        LBNA     Hamilton Court        1030 Charlela            360              1           119           359
                            Apartments           Lane
  121    7        LBNA     29200                 29200 NW                 360              1           119           359
                           Northwestern          Highway
                           Highway

  124    15       LBNA     GE / Montgomery       2420 E. Pikes            120              1           119           119
                           Wards                 Peak Avenue
                            - Col. Springs
  125    24       LBNA     GE /                  2222 Spencer             120              1           119           119
                           Montgomery            Highway
                           Wards
                            - Pasadena Tx
  127    9        LBNA     Traders Tower         308-326 South            300             44            76           270
                           - Self Park           Wells Street
  128    10       LBNA     Mabek CO L.P.         500 North                180             79           101           101
                                                 Field Drive

  140    16       LBNA     Horizon Health        19900                    360              5           115           355
                            Center               Haggerty Road
  146    17       LBNA     Carriage House        1545 S. State            360              0           120           360
                            Lofts
  171    18       LBNA     Chandler's            630 Davis                360              7           113           353
                           Building              Street
  175    19       LBNA     Springdale            1600 Boston              360              2           118           358
                           Mall                  Road
  176    20       LBNA     Frontier              1225 Jefferson           360              5           115           355
                           Commons/               Road
                           Global
                           Crossing
  179    22       LBNA     Watermark             1600                     360              2           142           358
                           Office Building       Watermark
  183    23       LBNA     Palm Haven            3301 58th                360              5           115           355
                           Mobile Home           Avenue North
                           Park
  186    25       LBNA     Imperial Crown        5925 Imperial            360              0           120           360
                            Center               Parkway
  199    27       LBNA     Fountain Place        920 South                360             15           105           345
                            Apartments           Washington
                                                 Avenue
  209    29       LBNA     Almond Grand          7501 Grand               360              3            67           357
                            Gurnee               Avenue

  225    30       LBNA     Birchbrook            3000 E. Birch            360              5           115           355
                           Office Park           Street
  233    31       LBNA     Kendall Manor         125 S. Kendall           360              5           115           355
                            Apartments            Avenue
  254    32       LBNA     Wickiup               2015 East                360              3           117           357
                           Mobile Home           Highway 60
                           & RV Park
  266    33       LBNA     E. M.                 145 Metro Park           360              5           115           355
                           Jorgensen
                           Building






                                                                                             Yield         Yield
                                                  Loan                                      Mainten-       Mainten-       Prepay-
         Loan                   Cut-off         Balance at                                    ance          ance          ment
Control  Num    Origi             Date          Maturity /      Defease        Defease       Period         Period        Penalty
Number   ber    nator           Balance             ARD        Start Date     End Date     Start Date      End Date     Start Date

  102    1        LBNA       35,364,183.34    31,934,404.04    10/01/03      06/30/10         NAP           NAP            NAP

  103    34       LBNA       22,800,000.00    20,543,305.72    12/01/03      09/30/10         NAP           NAP            NAP

  107    8        LBNA       10,000,000.00     8,852,255.85    12/01/03      09/30/10         NAP           NAP            NAP

  108    14       LBNA        6,000,000.00     5,306,065.10    12/01/03      09/30/10         NAP           NAP            NAP
  109    28       LBNA        2,500,000.00     2,201,415.82    12/01/03      09/30/10         NAP           NAP            NAP

  110    3        LBNA       18,235,847.93    16,027,421.10    11/01/03      08/31/10         NAP           NAP            NAP

  114    4        LBNA       16,000,000.00    14,346,179.33    12/01/03      09/30/10         NAP           NAP            NAP


  115    5        LBNA       15,988,454.53    14,179,312.03    11/01/03      08/31/10         NAP           NAP            NAP

  121    7        LBNA       10,268,534.52     9,253,368.97    11/01/03      08/31/10         NAP           NAP            NAP



  124    15       LBNA        5,966,576.90        60,952.39    11/01/03      08/31/10         NAP           NAP            NAP


  125    24       LBNA        3,182,174.35        32,507.94    11/01/03      08/31/10         NAP           NAP            NAP



  127    9        LBNA        8,343,002.93     7,364,596.26      NAP            NAP        05/01/97       09/30/06         NAP

  128    10       LBNA        8,145,363.67       330,965.50      NAP            NAP        06/05/94       07/31/08         NAP


  140    16       LBNA        5,836,517.68     5,300,891.15    07/01/03      04/30/10         NAP           NAP            NAP

  146    17       LBNA        5,500,000.00     4,932,657.34    12/01/03      09/30/10         NAP           NAP            NAP

  171    18       LBNA        3,887,453.97     3,540,839.88    05/01/03      01/31/10         NAP           NAP            NAP

  175    19       LBNA        3,646,086.27     3,276,719.65    10/01/03      07/31/10         NAP           NAP            NAP

  176    20       LBNA        3,641,183.51     3,295,787.06    07/01/03      04/30/10         NAP           NAP            NAP



  179    22       LBNA        3,446,549.32     3,007,185.62    10/01/03      07/31/12         NAP           NAP            NAP

  183    23       LBNA        3,192,703.97     2,901,913.77    07/01/03      04/30/10         NAP           NAP            NAP


  186    25       LBNA        3,100,000.00     2,789,501.14    12/01/03      09/30/10         NAP           NAP            NAP

  199    27       LBNA        2,525,985.85     2,269,274.88    01/01/03      06/30/09         NAP           NAP            NAP


  209    29       LBNA        2,386,336.28     2,283,929.47      NAP            NAP        10/01/00       04/30/06         NAP


  225    30       LBNA        1,795,755.67     1,628,282.25    07/01/03      04/30/10         NAP           NAP            NAP

  233    31       LBNA        1,496,527.07     1,358,743.29    07/01/03      04/30/10         NAP           NAP            NAP

  254    32       LBNA        1,133,070.73     1,020,431.36    09/01/04      08/31/10         NAP           NAP            NAP


  266    33       LBNA          902,238.79       821,482.71    07/01/03      04/30/10         NAP           NAP            NAP








                                                   Prepay-         Yield                                 Master
         Loan                    Loan /             ment       Maintenance           Yield               Servicing
Control  Num    Origi          Property            Penalty      Calculation       Maintenance            Fee
Number   ber    nator             Name             End Date       Method          Interest Rate          Rate

  102    1        LBNA     Medical                  NAP            NAP              NAP                   0.0200%
                           Mutual of Ohio
  103    34       LBNA     Jorie Plaza              NAP            NAP              NAP                   0.0200%

  107    8        LBNA     101 West                 NAP            NAP              NAP                   0.0200%
                           Grand
  108    14       LBNA     57 W. Grand              NAP            NAP              NAP                   0.0200%
  109    28       LBNA     40 West                  NAP            NAP              NAP                   0.0200%
                           Hubbard
  110    3        LBNA     South Loop               NAP            NAP              NAP                   0.0200%
                           Market Place
  114    4        LBNA     Seattle-Mead             NAP            NAP              NAP                   0.0200%
                           Industrial
                           Facilities
  115    5        LBNA     Hamilton Court           NAP            NAP              NAP                   0.0200%
                            Apartments
  121    7        LBNA     29200                    NAP            NAP              NAP                   0.0200%
                           Northwestern
                           Highway

  124    15       LBNA     GE / Montgomery          NAP            NAP              NAP                   0.0200%
                           Wards
                            - Col. Springs
  125    24       LBNA     GE /                     NAP            NAP              NAP                   0.0200%
                           Montgomery
                           Wards
                            - Pasadena Tx
  127    9        LBNA     Traders Tower            NAP          Present      Treasury Flat               0.0200%
                           - Self Park                            Value          Maturity
  128    10       LBNA     Mabek CO L.P.            NAP          Present         Treasury                 0.0200%
                                                                  Value            Flat-
                                                                                 Maturity
  140    16       LBNA     Horizon Health           NAP            NAP              NAP                   0.0200%
                            Center
  146    17       LBNA     Carriage House           NAP            NAP              NAP                   0.0200%
                            Lofts
  171    18       LBNA     Chandler's               NAP            NAP              NAP                   0.0200%
                           Building
  175    19       LBNA     Springdale               NAP            NAP              NAP                   0.0200%
                           Mall
  176    20       LBNA     Frontier                 NAP            NAP              NAP                   0.0200%
                           Commons/
                           Global
                           Crossing
  179    22       LBNA     Watermark                NAP            NAP              NAP                   0.0200%
                           Office Building
  183    23       LBNA     Palm Haven               NAP            NAP              NAP                   0.0200%
                           Mobile Home
                           Park
  186    25       LBNA     Imperial Crown           NAP            NAP              NAP                   0.0200%
                            Center
  199    27       LBNA     Fountain Place           NAP            NAP              NAP                   0.0200%
                            Apartments

  209    29       LBNA     Almond Grand             NAP          Present         Treasury                 0.0200%
                            Gurnee                                Value            Flat-
                                                                                 Maturity
  225    30       LBNA     Birchbrook               NAP            NAP              NAP                   0.0200%
                           Office Park
  233    31       LBNA     Kendall Manor            NAP            NAP              NAP                   0.0200%
                            Apartments
  254    32       LBNA     Wickiup                  NAP            NAP              NAP                   0.0200%
                           Mobile Home
                           & RV Park
  266    33       LBNA     E. M.                    NAP            NAP              NAP                   0.0200%
                           Jorgensen
                           Building





                                     M-4-17

                                    EXHIBIT B


                    CORPORATE REPRESENTATIONS AND WARRANTIES


     The Seller hereby represents and warrants, as of the Closing Date, that:

         (a) The Seller is a duly formed corporation, validly existing and in good standing under the laws of Delaware. The principal place of business and chief executive office of the Seller is located in the State of Connecticut.

         (b) The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (d) The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or instrument to which it is a party or which is applicable to it or any of its assets. Attached hereto as Exhibit E are true, correct, and complete copies of the Seller's organizational documents in effect as of the Closing Date.

         (e) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (f) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals,

                                     M-4-18
authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

         (h) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         (i) The transfer of the Mortgage Loans by the Seller to the Purchaser, as contemplated herein, is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         (j) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

         (k) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

         (l) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

         (m) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

         (n) In connection with, and at the time of, its transfer of the Mortgage Loans hereunder, the Seller will receive consideration constituting at least reasonably equivalent value and fair consideration for the assets transferred.

         (o) The execution, delivery and performance of this Agreement by the Seller constitute bona fide and arm's length transactions and are undertaken in the ordinary course of business of the Seller.

         (p) Seller is not a party to or bound by a written or oral agreement granting to any person or entity an option or right of first refusal or other arrangement to acquire directly or indirectly any of the Mortgage Loans.

         (q) The transfer of the Mortgage Loans hereunder and the grant of any security interest in accordance with Section 10 hereof are contemporaneous exchanges.

         (r) Neither SBMS VII nor the Trustee (i) is, or has ever been, an insider or affiliate of the Seller, (ii) controls, or has ever controlled, the Seller, (iii) is, or has ever been, controlled by the Seller, or (iv) is, or has ever been, under common control with the Seller.




                                     M-4-19

                                   EXHIBIT C

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES


         The Seller (with respect to each Mortgage Loan unless otherwise indicated) hereby represents and warrants to SBMS VII and its successors and assigns as provided in this Agreement (subject to the qualifications with respect to matters of enforceability set forth below in the last paragraph of this Exhibit C) that as of the date specified below or, if no such date is specified, as of the date hereof, and as of the Closing Date and subject to the exceptions disclosed on Schedule C-1 attached hereto:

         (1) Mortgage Loan Characteristics. The information set forth in the Mortgage Loan Schedule is true, correct and complete in all material respects; provided, however, that with respect to the information set forth with respect to each Mortgage Loan under the captions "Physical Occupancy %," "Occupancy As of Date," "1998 NOI," "1999 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR," the Seller represents only that such information is a correct and accurate reproduction or derivation, as adjusted by the Seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the related Borrower (or an affiliate or principal thereof) and takes no responsibility for the accuracy or completeness of any such information provided by the related Borrower (or such affiliate or principal); provided, further, that the Seller has no actual knowledge that such information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the Seller in connection with its origination or purchase of the Mortgage Loans.

         (2) Domestic Borrower. The related Borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

         (3) Single-Purpose, Bankruptcy Remote Entity. Each Borrower of a Mortgage Loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the Mortgage Loan, and whose organizational documents as of the date of origination of the Mortgage Loan provide that so long as the Mortgage Loan is outstanding, it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable Mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against such Borrower remote, and as to which the Borrower has delivered an opinion of counsel concerning substantive non-consolidation and as to which the Borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a Person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, has its own books and records separate and apart from any other Person and holds itself out as being a legal entity, separate and apart from any other Person.


                                     M-4-20

         (4) Delivery of Mortgage Loans Documents. The Seller has caused or will cause to be delivered to the Purchaser (or its designee) within the time period prescribed in Section 2 each of the documents comprising the Mortgage File for such Mortgage Loan.


         (5) Payment Current. All payments required to be made with respect to such Mortgage Loan under the terms of the related Mortgage Note or the related Mortgage (inclusive of any applicable grace or cure period) up to the Closing Date have been made. Within the twelve months preceding the Closing Date, there has not been any delinquency in excess of 30 days with respect to such Mortgage Loan.


         (6) Equity Participation or Participation Interest. Such Mortgage Loan contains no equity participation by the Seller and is a whole loan and not a participation interest. Neither the related Note nor the related Mortgage provides for negative amortization, unless the Mortgage Loan is an ARD loan, or any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. The Seller has no ownership interest in such Mortgaged Property or the related Borrower other than in such Mortgage Loan being sold and assigned. Neither the Seller nor any affiliate of the Seller has any obligation to make any capital contributions to the related Borrower under the Mortgage or any other related Mortgage Loan document.

         (7) Compliance with Applicable Laws. As of the date of its origination, such Mortgage Loan either complied with, or was exempt from, applicable federal or state laws, regulations and other requirements pertaining to usury. To the best of the Seller's knowledge, as of the date of origination of such Mortgage Loan, the related originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan. No governmental or regulatory approval or consent is required for the sale of such Mortgage Loan by the Seller, and the Seller has full right, power and authority to sell such Mortgage Loan. To the extent necessary to ensure the enforceability of such Mortgage Loan and the effective sale, transfer and assignment thereof and of the related Mortgage Note, the originator and/or the Seller and, if applicable, each subsequent holder of the related Mortgage Note each was qualified and appropriately licensed to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the related Mortgage Note.

         (8) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed (although certain reserve accounts controlled by the Seller may have been established as described in Schedule C-2), and there is no requirement for future advances thereunder.


         (9) Origination Expenses Paid. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related Borrower.


         (10) Documents Valid. Each of the related Mortgage Note, the related Mortgage and any other related Mortgage Loan document is the legal, valid and binding

                                     M-4-21
obligation of the related Borrower, the related guarantor or other party executing such document (subject to any non-recourse or partial recourse provisions contained therein), and is enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to such Mortgage Note, Mortgage or any other Mortgage Loan document, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either such Mortgage Note or Mortgage unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including, without limitation, the defense of usury, and the Seller has no knowledge that any such offset, defense, counterclaim, or right of rescission has been asserted or is available with respect thereto. Except as described in the immediately following sentence, the related Mortgage Note and the related Mortgage do not require the related mortgagee to release any portion of the related Mortgaged Property except upon payment in full of such Mortgage Loan or the exercise of a defeasance feature. In the case of certain Mortgaged Properties securing cross-collateralized Mortgage Loans, certain Mortgage Loans secured by multiple Mortgaged Properties, and certain Mortgage Loans secured by one or more parcels constituting a single Mortgaged Property, the related mortgagee may be required to release a Mortgaged Property or a portion thereof upon payment of a portion of the related Mortgage Loan as specified in the related Mortgage Loan documents.

         (11) Assignment of Mortgage; Note Endorsement. The related Assignment of Mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Seller) is or will be in recordable form and constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of the related Mortgage and any related Assignment of Leases or assignment of Assignment of Leases. The Seller's endorsement and delivery of the related Mortgage Note to the Purchaser in accordance with the terms of this Agreement constitutes or will constitute the Seller's legal, valid and binding assignment to the Purchaser of such Mortgage Note, and together with the Seller's execution and delivery of such Assignment of Mortgage to the Purchaser, legally and validly conveys or will convey all right, title and interest of the Seller in such Mortgage Loan to the Purchaser. Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of Seller to assign, transfer and convey such documents.

         (12) Assignment of Leases. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage); and such Assignment of Leases creates in favor of the holder, a valid, perfected and (subject to the exceptions set forth in paragraph 13 below) enforceable lien of the same priority as the related Mortgage, in the property and rights described therein;


         (13) First Lien. The related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property) which Mortgaged Property is free and clear of all liens and encumbrances having priority over or equal to the first lien of such Mortgage, except for (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not

                                     M-4-22
materially and adversely (i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required interest and principal payments or to make use of such Mortgaged Property for the intended purposes therefor, (c) leases and subleases pertaining to such Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage (provided that such leases and subleases, if any, are with entities which are not affiliated with the Seller), and (d) other matters which do not, individually or in the aggregate, materially and adversely (i) affect the value of such Mortgaged Property as security for such Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes therefor. Subject to the foregoing exceptions, the related Assignment of Leases has the same priority as the related Mortgage.

         (14) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) neither the related Note nor the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File, none of which alter the information on the Mortgage Loan Schedule or make any of the other representations in this Agreement untrue) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

         (15) Defeasance. A Mortgage Loan which permits defeasance provides that, no earlier than the second anniversary of the Closing Date (or, in the case of any Mortgage Loan included in its own Loan REMIC, no earlier than the second anniversary of the "startup day" of such Loan REMIC), the related Borrower may obtain the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of non-callable U.S. Treasury or other non-callable U.S. government obligations that provide for payments on or prior to all successive payment dates to maturity (or, in the case of an ARD Loan, through the related Anticipated Repayment Date) in the amounts due on such dates and upon the satisfaction of certain other conditions. A Mortgage Loan that permits defeasance provides that related Borrower is responsible for all reasonable costs incurred in connection with the defeasance of any such Mortgage Loan and the release of the related Mortgaged Property. A Mortgage Loan that permits defeasance provides that the related Borrower is responsible for all cots incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgage Property. A Mortgage Loan that permits defeasance requires that a first priority perfected security interest opinion be provided and also requires the related Borrower to provide either a REMIC opinion, as a condition to exercise of any defeasance option or a written confirmation from the Rating Agencies indicating that such defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding Classes of Certificates. For all loans with a Cut-off Date Balance over $5,000,000, as a condition to the exercise of any defeasance option, either rating agency confirmation or lender approval is required. In addition, the related Mortgage or other related Mortgage Loan documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the Mortgage Loan and release of the related Mortgaged Property:


                                     M-4-23

          (a) the related Borrower must provide the mortgagee with a prior written notice of not less than 30 days;

          (b) the related Borrower must either (i) deliver to the mortgagee or the servicer of the Mortgage Loan, as the case may be, government obligations described above in this Paragraph 15 or (ii) pay to the mortgagee or the servicer of the Mortgage Loan, as the case may be, an amount sufficient to purchase the government obligations described above in this Paragraph 15;


          (c) the related Borrower must deliver an officer's certificate to the effect that all of its obligations with respect to the Mortgage Loan have been satisfied and that the Mortgage Loan is not in default; and

          (d) the related Borrower must undertake to provide such other documents or information as the mortgagee may reasonably request in connection with such defeasance.

         (16) No Delinquent Taxes or Assessments. All tax or governmental assessments, or installments thereof, which were due on or prior to the date of origination had been paid as of such date and the Seller knows of no tax or governmental assessment, or if payable in installments, any installment thereof, which became due and owing thereafter and prior to the Closing Date in respect of the related Mortgaged Property, which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage which has become delinquent such that (a) such tax, assessment or installment has commenced to accrue interest or penalties, or (b) the applicable taxing authority may commence proceedings to collect such tax, assessment or installment, as applicable.

         (17) Escrow or Reserve Deposits. As of the Closing Date, the related reserve account(s), if any, contain all escrow deposits and other payments required by the terms of the related Mortgage Loan documents (inclusive of any applicable grace or cure period) to be held by the Seller as of the Closing Date. Pursuant to Section 2 hereof, the Seller is transferring all amounts on deposit in the related reserve account(s) to the Purchaser, or to the extent not being transferred to the Purchaser, all escrow deposits and other payments required under the related Mortgage Note, the related Mortgage and any other related Mortgage Loan documents have been applied in accordance with their intended purposes by the related Mortgage Loan originator, the Seller or its agent.

         (18) No Third Party Advances. The Seller has not, directly or indirectly, (a) advanced funds, (b) induced or solicited any payment from a Person other than the related Borrower, or (c) to the Seller's knowledge, received any payment other than from such Borrower, for the payment of any amount required under the related Mortgage Note or the related Mortgage, except for interest accruing from the date of such Mortgage Note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first Due Date under such Mortgage Note.

         (19) No Condemnation or Damages. To the best of the Seller's knowledge, no proceedings for the total or partial condemnation of the related Mortgaged Property (a) have

                                     M-4-24
occurred since the date as of which the appraisal relied upon in the origination of such Mortgage Loan was prepared, or (b) are pending or threatened other than, in each such case, proceedings as to partial condemnation which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan. To the best of Seller's knowledge, the related Mortgaged Property is free of material damage. The related Mortgage requires that any related condemnation award and/or insurance proceeds be applied either to the restoration of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

         (20) No Mechanics' Liens. To the Seller's knowledge, the related Mortgaged Property (excluding any related personal property) (a) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and (b) no rights are outstanding that, under applicable law, could give rise to any of these types of liens, any of which liens are or may be prior to, or equal with, the lien of the related Mortgage, except, with respect to clauses (a) and
(b) above in this Paragraph 20, those which are insured against by the related lender's title insurance policy referred to in Paragraph 24 of this Exhibit C below.

         (21) Title Survey: Improvements; Separate Tax Parcels. The Seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to the related Mortgaged Property which satisfied, or the Seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any related Mortgaged Property located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted and such standard general exception is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. The property described in the survey is the same as the Mortgaged Property described in the Mortgage and the lender's title insurance policy. Except for encroachments and similar matters which are inconsequential, do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan, or are insured against by the related lender's title insurance policy described in Paragraph 24 of this Exhibit C below, surveys and/or title insurance obtained at the time of the origination of such Mortgage Loan indicated or insured that (a) none of the improvements which were included for the purpose of determining the appraised value of such Mortgaged Property in the related appraisal obtained in connection with of the origination of such Mortgage Loan lie outside the boundaries and building restriction lines of such Mortgaged Property, and (b) no improvements on adjoining properties encroach upon such Mortgaged Property. The related Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related lender's title insurance policy. No one other than the related Borrower, any guarantor or indemnitor, any tenants under the requirements of tenant leases or (if it escrows real estate taxes) the related mortgagee is obligated under the related Mortgage Loan documents to pay real estate taxes on the Mortgaged Property.

         (22) Title. The Seller has good and marketable title to and is the sole and lawful owner and beneficial holder of such Mortgage Loan. The Seller has full power, authority and legal right to sell and assign such Mortgage Loan hereunder, is the sole mortgagee or beneficiary of record under the related Mortgage and is transferring such Mortgage Loan to the

                                     M-4-25

Purchaser free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

         (23) Compliance with Laws. To the best of the Seller's knowledge (based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the related Borrower at the time of origination of such Mortgage Loan or other information reasonably acceptable to the Seller based on the Seller's underwriting standards at the time of its origination thereof), (a) no improvements located on or forming a part of the related Mortgaged Property are in violation of any applicable zoning and building laws or ordinances, (b) the related Mortgaged Property complies with all other laws and regulations pertaining to the use and occupancy thereof (excluding Environmental Laws which are addressed in Paragraph 35 and Paragraph 36 below) and all applicable insurance requirements, (c) such Borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including, but not limited to, certificates of occupancy (if available), and (d) the Seller has not received notification from any governmental authority that such Mortgaged Property violates or does not comply with such laws or regulations or is being used, operated or occupied unlawfully or that such Borrower has failed to obtain such inspections, licenses, permits, authorizations, or certificates, except for such violation or non-compliance (i) which does not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan, (ii) which is specifically addressed by the appraiser in the determination of the related appraised value in connection with the origination of such Mortgage Loan, or (iii) for which a reserve account held for the Seller has been established in an amount sufficient to pay for the estimated costs to correct such violations or non-compliance.

         (24) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of such Mortgage Loan (after all advances of principal) insuring the Seller and its successors and assigns that the related Mortgage is a valid first lien on the related Mortgaged Property, subject only to exceptions described in Paragraph 13 of this Exhibit C above (or, if such a title insurance policy has not yet been issued in respect of such Mortgage Loan, such a policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing such Mortgage Loan). The premium for such title insurance policy has been paid in full and such title insurance policy is (or, when issued, will be) in full force and effect, and upon endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records, such title insurance policy will inure to the benefit of the Purchaser. Such title insurance policy (a) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely (i) affect the value of the related Mortgaged Property as security for the Mortgage Loan, or (ii) interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, and (b) only contains such exceptions for encroachments, boundary and other survey matters as are customarily accepted by prudent

                                     M-4-26
commercial mortgage lenders. The Seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of any such title insurance policy. The Seller has not made any claim under such title insurance policy.

         (25) Insurance Related to Mortgaged Property. All improvements on the related Mortgaged Property are insured by (a) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (i) the full replacement cost of all improvements to such Mortgaged Property (without deduction for depreciation), and (ii) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy, which policy contains a standard mortgagee clause naming the originator or the Seller and its successors as additional insureds; (b) an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of such Mortgaged Property; (c) a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and (d) if any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (i) the stated principal amount of the related Mortgage Note, and
(ii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. As of the Closing Date, the insurance premium for each such insurance policy shall have been paid or escrowed. Each such insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days' prior written notice to the mortgagee (except that, in the event of nonpayment of insurance premiums, each such insurance policy provides for termination upon not less than 10 days' prior written notice), and no such notice has been received by the Seller. With respect to each such insurance policy, the Seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that such insurance policy is in full force and effect. The Seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of any such insurance policy. The related Mortgage Loan documents require the related Borrower or a tenant of such Borrower to maintain each such insurance policy at its expense, but authorizes the mortgagee to maintain any such insurance policy at the related Borrower's expense upon such Borrower's or such tenant's failure to do so (subject to any applicable notice or cure periods). The related Mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of the outstanding principal balance of or accrued interest on such Mortgage Loan.

         (26) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (a) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan, and (b) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law, have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in such furniture, fixtures, equipment and other personal property.


                                     M-4-27

         (27) Default, Breach and Acceleration. There is no material default, breach, violation or event of acceleration existing under the related loan agreement, related Mortgage Note or the related Mortgage, and the Seller has no knowledge of any event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C. The Seller has no knowledge, after performing at the time of origination of the related Mortgage Loan due diligence customarily performed by prudent commercial lenders at the time of such origination, that the related Borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

         (28) Customary Provisions. The related Mortgage Note, the related Mortgage, and the related Assignment of Leases, together with applicable state law, contain customary and enforceable provisions (including, without limitation, those relating to receivers) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

         (29) Access Routes. (a) Surveys, title insurance reports, the title insurance policy or other relevant documents contained in the related Mortgage File indicate that at the time of origination of such Mortgage Loan the related Borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property obtained in connection with the origination of such Mortgage Loan, as being critical to the appraised value thereof, and (b) such Mortgaged Property was receiving services from public or private water, sewer and other utilities that were adequate as of the date that the Mortgage Loan was originated, and none of such services is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

         (30) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related Borrower as lessee under a ground lease of all or a portion of the related Mortgaged Property (a "Ground Lease"), but the related fee interest in the portion of such Mortgaged Property covered by such Ground Lease (the "Fee Interest") is not subject or subordinate to the lien of the related Mortgage, the Seller hereby represents and warrants that:


          (a) as of the Closing Date, such Ground Lease is in full force and effect, and such Ground Lease or a memorandum thereof has been duly recorded in the applicable real estate records and (i) such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property of such lessee in a manner that would interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes, or a separate written agreement permitting such encumbrance has been obtained, and (ii) there have been no material changes in the terms of such Ground Lease that would be

                                     M-4-28
     binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the related Mortgage File;

          (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the related Mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

          (c) the related lessee's interest in such Ground Lease may be transferred to the Purchaser and its successors and assigns through a foreclosure of the related Mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another Person by the related mortgagee and its successors and assigns, upon notice to, but without the consent of, the related lessor (or, if any such consent is required, either
     (i) it has been obtained prior to the Closing Date, or (ii) it may not be unreasonably withheld), provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;


          (d) the related lessor is required to give notice of any default under such Ground Lease by the related lessee to the mortgagee either under the terms of such Ground Lease or under the terms of a separate estoppel letter or written agreement;

          (e) the related mortgagee is entitled, under the terms of such Ground Lease or a separate estoppel letter or written agreement, to receive notice of any default by the related lessee under such Ground Lease, and after any default notice, is entitled to not less than the time provided to the related lessee under such Ground Lease to cure such default (which is, in any event, a commercially reasonable time period), which is curable during such period before the lessor may terminate the Ground Lease; all rights of the related lessee under the Ground Lease may be exercised by or on behalf of the mortgagee;

          (f) the currently effective term of such Ground Lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 20 years beyond the Stated Maturity Date of such Mortgage Loan;

          (g) such Ground Lease does not impose any restrictions on subletting which the Seller considered to be commercially unreasonable at the time of its origination or purchase of such Mortgage Loan or that a prudent commercial mortgage lender would have considered unreasonable at such date;

          (h) as of the Closing Date, (i) no event of default has occurred under such Ground Lease and (ii) to Seller's knowledge, no event has occurred which, with the passage of time, the giving of notice or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of such Ground Lease;

          (i) the related lessor has agreed in a writing included in the related Mortgage File that such Ground Lease may not be amended, modified, cancelled or

                                     M-4-29
     terminated without the prior written consent of the Seller or the mortgagee and that any such action without such consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the Ground Lease following notice thereof from the lessor as set forth in clause (e) of this Paragraph 30, the lessor is required to enter into a new ground lease upon termination of such Ground Lease for any reason (including, without limitation, rejection of such Ground Lease in a bankruptcy proceeding);

          (j) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to (i) the repair or restoration of all or part of the related Mortgaged Property covered by such Ground Lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses (except where such Mortgage Loan provides that the related Borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (ii) the payment of the outstanding principal balance of and accrued interest on such Mortgage Loan; and

          (k) there are no existing mortgages on the Fee Interest which can be foreclosed upon that are not subject to the Ground Lease, and the provisions of the Ground Lease and/or other documents related thereto and included as part of the related Mortgage File preclude the creation of any future mortgage on the Fee Interest that can be foreclosed upon not subject to the Ground Lease.

          (l) except for fixed or determinable increases expressly set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee during the term of the Mortgage Loan.

          (m) the terms of any related Ground Lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated, or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

         (31) Deed of Trust. With respect to any related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with (a) a trustee's sale after default by the related Borrower or (b) the release of the related Mortgaged Property following the payment of the related Mortgage Loan in full, no fees or expenses are payable by the Seller or the Purchaser to such trustee.

         (32) Cross-Security. The related Mortgaged Property is not collateral or security for the payment or performance of (a) any other obligations owed to the originator of such Mortgage Loan or the Seller other than another Mortgage Loan being sold, transferred and assigned by the Seller under this Agreement, or
(b) to the Seller's knowledge, any other obligations owed to any Person other than the Seller. The related Mortgage Note is not secured by any real property other than a Mortgaged Property. Each related Mortgage does not provide

                                     M-4-30
or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other Mortgage Loan.

         (33) Assignment of Leases. Except with respect to the related Mortgaged Property or that portion of the related Mortgaged Property that is occupied by the related Borrower, the related Mortgage Loan documents contain the provisions of an Assignment of Leases or include a separate Assignment of Leases. Any related Assignment of Leases incorporated within the related Mortgage or set forth in a separate Mortgage Loan document creates on recordation (with the same priority as the related Mortgage) a valid assignment of, or security interest in, the right to receive all payments due under the related leases, if any.

         (34) REMIC. (a) Such Mortgage Loan is principally secured by an interest in real property and either (i) the fair market value of such real property was at least equal to 80% of the adjusted issue price of such Mortgage Loan on the date of origination of such Mortgage Loan or, if such Mortgage Loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (ii) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination of such Mortgage Loan, was the only security for such Mortgage Loan; (b) such Mortgage Loan contains no equity participation by the Seller, and neither the related Mortgage Note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow or proceeds realized on disposition of the related Mortgaged Property; and (c) such Mortgage Loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G(3)(A) of the Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.860G-1(a)(3).

         (35) Environmental Site Assessments. Environmental Site Assessments (collectively, the "ESAs"), transaction screen assessments, studies or updates prepared or obtained within [ ] months prior to the Closing Date in connection with the origination of such Mortgage Loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any Mortgaged Property, except for: (a) those cases where such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (b) those cases in which an operations and maintenance plan was recommended by the environmental consultant and such plan was obtained or an escrow reserve established to cover the estimated costs of obtaining such plan; (c) those conditions in which soil or groundwater contamination was suspected or identified and either (i) such condition or circumstance was remediated or abated prior to the date of closing of the related Mortgage Loan, (ii) a "no further action" letter was obtained from the applicable regulatory authority, or (iii) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (d) those cases in which (i) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (ii) a responsible party has been identified under applicable law, and (iii) either such condition is not known to have affected the Mortgaged Property or the responsible party has either received a "no

                                     M-4-31
further action" letter from the applicable regulatory agency, established a remediation fund, or provided a guaranty or indemnity to the related Borrower.

         (36) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in Paragraph 34 of this Exhibit C above, the Seller: (a) has not received actual notice from any federal, state or other governmental authority of (i) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws, or (ii) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; (b) has not received actual notice from the related Borrower that (i) such Borrower has received any such notice from any such governmental authority, (ii) such Mortgaged Property fails to comply with any applicable Environmental Laws, or (iii) such Borrower has received actual notice that there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of any applicable Environmental Laws; or (c) has no actual knowledge that (i) the related Mortgaged Property fails to materially comply with any applicable Environmental Laws or (ii) there has been any known or threatened release of Hazardous Materials on or from such Mortgaged Property where such release falls outside the exceptions (a) through
(d) of Paragraph 35 of this Exhibit C above.

         (37) Recourse. The related Mortgage Loan documents contain standard provisions providing for recourse against the related Borrower or a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material misrepresentation or misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The related Mortgage Loan documents contain provisions pursuant to which the related Borrower or a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable Environmental Laws.

         (38) Environmental Compliance. Each Mortgage Loan contains either a representation, warranty or covenant that the related Borrower will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in violation of any applicable Environmental Laws or an indemnity with respect to any such violation in favor of the Seller.


         (39) Inspection. The Seller or originator has inspected the related Mortgaged Property or caused such Mortgaged Property to be inspected within the 12 months preceding the Closing Date.


         (40) Subordinate Debt. Except as has been disclosed in the Mortgage Loan Schedule, the related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the related Borrower encumbers the related Mortgaged Property without the prior written consent of the mortgagee thereunder. At the time of origination, the Mortgaged properties were not, and to the Seller's knowledge, the Mortgaged Properties are not encumbered by any liens junior to the liens of the related Mortgages. The Mortgage Loans do not permit the Borrowers to obtain financing secured by the Mortgaged Properties that is subordinate to or of equal priority with the lien of the Mortgage without lender's consent.


                                     M-4-32

         (41) Common Ownership. To Seller's knowledge, no two properties securing Mortgage Loans are directly or indirectly under common ownership except to the extent that such common ownership and the ownership structure have been specifically disclosed in Schedule C-3.


         (42) Operating or Financial Statement. The related Mortgage Loan documents require the related Borrower to furnish to the mortgagee at least annually an operating statement (or a balance sheet and a statement of income and expenses) with respect to the related Mortgaged Property or, in the case of a borrower-occupied Mortgaged Property, a financial statement with respect to the related Borrower.


         (43) Litigation. To the best of the Seller's knowledge as of the date of origination or purchase of such Mortgage Loan, and to the Seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the related Borrower or Mortgaged Property which if determined adversely to the related Borrower would have a material adverse effect on the value of the related Mortgaged Property or such Borrower's ability to continue to perform its obligations under such Mortgage Loan.

         (44) ARD Loans. With respect to each Mortgage Loan that is an ARD Loan, it commenced amortizing on its initial scheduled Due Date (or, in the case of certain interest-only Mortgage Loans, as otherwise set forth in the related Mortgage Notes) and provides that: (a) the spread used in calculating its Mortgage Rate will increase by no more than five percent (5%) in connection with the passage of its Anticipated Repayment Date; (b) its Anticipated Repayment Date is of the term specified [in the Mortgage Loan Schedule] following the origination of such Mortgage Loan; (c) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (d) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (lender approved) capital expenditures.

         (45) Due-on-Sale. The related Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee, the related Mortgaged Property subject to such Mortgage is directly or indirectly transferred or sold; provided that certain of the Mortgages permit
(a) changes in ownership between existing partners and members, (b) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities, (c) issuance by the related borrower of new partnership or membership interests, (d) certain other changes in ownership for estate planning purposes, or (e) certain other transfers similar in nature to the foregoing that are consistent with customary commercial lending practices.

         (46) Loan Origination; Loan Underwriting. Each Mortgage Loan was originated by the Seller, an affiliate of Seller or an originator approved by the Seller, or was purchased by the related Seller, and each Mortgage Loan substantially complied with all of the terms, conditions and requirements of the Seller's underwriting standards in effect at the time of

                                     M-4-33
its origination or purchase of such Mortgage Loan, subject to such exceptions as the Seller approved.

         (47) Interest Accrual. Each related Mortgage Loan accrues interest on an Actual/360 Basis or on a 30/360 Basis; and such Mortgage Loan accrues interest (payable monthly in arrears) at a fixed rate of interest throughout the remaining term of such Mortgage Loan (except if such Mortgage Loan is an ARD Loan, in which case the accrual rate for interest will increase after its Anticipated Repayment Date, and except in connection with the occurrence of a default and the accrual of default interest).


         (48) Cut-off Date Balance. No Mortgage Loan, together with any other Mortgage Loan made to the same Borrower or to an Affiliate of such Borrower, represents more than 5% of the aggregate Cut-off Date Balance of the Mortgage Pool.


         (49) Due Date. The Due Date for each Mortgage Loan is scheduled to be the first day of the month (or the following business day, if such first day is not a business day).


         (50) Appraisal. An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan. Such appraisal satisfied either: (A) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.


         (51) No Release. No Mortgage Loan has been satisfied in full, and except as expressly contemplated by the related loan agreement or other documents contained in the related file, no material portion of the Mortgaged Property has been released.


                           ---------------------------

         Each representation and warranty of the Seller set forth in this Exhibit C, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, is qualified to the extent that
(a) enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally as from time to time in effect, (ii) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (iii) by any applicable anti-deficiency law or statute; and (b) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (subject to the qualification in clause (a) above) (i) cause the related Mortgage Note or the related Mortgage to be void in their entirety, (ii) invalidate the related Borrower's obligation to pay interest at the stated interest rate of such Mortgage Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Mortgage Note, such Mortgage and other written agreements delivered to the Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's

                                     M-4-34
written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of interest at the stated interest rate of such Mortgage Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default, or (v) impair the mortgagee's right to realize against the related Mortgaged Property by judicial or, if applicable, non-judicial foreclosure.





                                     M-4-35

                                  SCHEDULE C-1


                         EXCEPTIONS TO THE MORTGAGE LOAN
                         REPRESENTATIONS AND WARRANTIES

13. First Lien; 24. Title Insurance


With respect to the Traders Tower - Self Park Loan, lender has no evidence of the recording of a cross-easement agreement entered into subsequent to loan closing that both benefits and burdens the mortgaged property. The cross-easement agreement is not reflected in the title insurance policy as part of the insured estate and is not reflected as a title exception in such policy.

30.  Mortgage Loans Secured by Ground Lease But Not Fee Interest

With respect to the 29200 Northwestern Highway Loan that is secured in part by the Borrower's leasehold interest pursuant to a ground lease, the terms of the related ground lease are not subject or subordinate to the lien of the related Mortgage. Further, the Seller hereby amends Sections 30(a), 30(c) through 30(g) and 30(i) through 30(m) to read as follows with respect to such ground lease:

     a) Neither the ground lease nor a memorandum thereof has been recorded in the applicable real estate records. The ground lease documents in the related Mortgage File do not prohibit the interest of the related lessee thereunder from being encumbered by the related Mortgage, nor do they restrict the use of the related Mortgaged Property of such lessee in a manner that would interfere with the related Borrower's ability to make required principal and interest payments or to make use of such Mortgaged Property for the intended purposes. To the Seller's knowledge, the ground lease is in full force and effect, and there have been no material changes in the terms of such Ground Lease that would be binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the related Mortgage File.

     c) The ground lease documents in the related Mortgage File do not prohibit the transfer of the related lessee's interest to the Purchaser and its successors and assigns through a foreclosure of the related Mortgage or conveyance in lieu of foreclosure or the transfer thereafter to another Person by the related mortgagee and its successors and assigns without the consent of the related ground lessor.

     d) The ground lease documents in the related Mortgage File do not require the related lessor to give notice of any default under such Ground Lease by the related lessee to the mortgagee.

     e) The terms of the ground lease do not require that the related mortgagee receive notice of any default by the related lessee under such ground lease, nor does such ground lease provide time for such mortgagee to cure a default by the lessee.

     f) The ground lease is a month-to-month lease.


                                     M-4-36

     g) The terms of the ground lease do not prohibit subletting.

     i) The ground lease documents contained in the Mortgage File do not require that the lessor obtain the prior written consent of the mortgagee to an amendment, modification, cancellation or termination of the ground lease. The ground lease documents do not require the ground lessor to enter into a new ground lease with the mortgagee upon termination of the existing ground lease for any reason.

     j) The terms of the ground lease do not prohibit that any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to (i) the repair or restoration of all or part of the related Mortgaged Property covered by such ground lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as such repair or restoration progresses (except where such Mortgage Loan provides that the related Borrower or its agent may hold and disburse such proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (ii) the payment of the outstanding principal balance of and accrued interest on such Mortgage Loan.

     k) To Seller's knowledge, there are no existing mortgages on the Fee Interest which can be foreclosed upon that are not subject to the ground lease. The provisions of the ground lease documents contained in the related Mortgage File do not preclude the creation of any future mortgage on the Fee Interest that can be foreclosed upon not subject to the ground lease.

     l) The ground lease documents contained in the Mortgage File do not permit any increase in the amount of rent payable by the lessee during the term of the Mortgage Loan.

     m) To Seller's knowledge, the terms of the ground lease have not been waived, modified, altered, satisfied, impaired, cancelled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage, except as expressly set forth in the ground lease documents contained in the Mortgage File.

     At closing, the borrower funded a $100,000 cash escrow and delivered a $250,000 letter of credit as additional security for the Mortgage Loan in anticipation of the borrower's purchase in fee of the ground leased portion of the Mortgaged Property.

49. Due Date

     With respect to the Mabek CO. L.P. Loan, the Due Date is scheduled to be the fifth day of the month, and there is no applicable grace period.




                                     M-4-37

                                  SCHEDULE C-2

                     RESERVE ACCOUNTS CONTROLLED BY SELLER

                                  SCHEDULE C-2

                       PROPERTIES UNDER COMMON OWNERSHIP

                                   EXHIBIT D-1


                       FORM OF CERTIFICATE OF A SECRETARY
                      OR ASSISTANT SECRETARY OF THE SELLER

                    Certificate of Assistant Secretary of [     ]

         I, [_____________], hereby certify that I am a duly elected and acting Assistant Secretary of [_____________] (the "Company"), and certify further as follows:

     The Company is a ______________ duly organized and validly existing under the laws of ____________;

     Attached hereto as Exhibit A is a true, correct and complete copy of the organizational documents of the Company, as in full force and effect on the date hereof;

     Attached hereto as Exhibit B is a certificate of the [Secretary of State of the State of ____________] [Comptroller of the Currency], issued within [ten] days of the date hereof with respect to the good standing of the Company;

     Since the date of the certificate of good standing referred to in clause 3 above, the Company has not received any notification from the [Secretary of State of the State of ____________] [Comptroller of the Currency], or from any other source, that the Company is not in good standing in ____________;

     Attached hereto as Exhibit C are the resolutions of the board of directors of the Company authorizing the transactions contemplated by the Mortgage Loan Purchase Agreement dated as of December __, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, including the sale of the subject mortgage loans (the "Mortgage Loans") by the Company to SBMS VII. Such resolutions are in full force and effect on the date hereof and are not in conflict with any other resolutions of the board of directors of the Company in effect on the date hereof.

     The Mortgage Loans do not constitute all or substantially all of the assets of the Company.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated; and

     Each person who, as an officer or representative of the Company, signed (a) the Mortgage Loan Purchase Agreement, (b) the Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"), and (c) any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the foregoing documents, was, at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such

                                     M-4-38
officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.

     Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name as of __________, 2000.



                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:  [Assistant] Secretary


         The undersigned, an officer of the Company hereby certifies that _____________ is the duly elected and qualified and acting [Assistant] Secretary of the Company and that the signature appearing above is his/her genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name as of December ___, 2000.



                                         By:
                                              ----------------------------------
                                         Name:
                                         Title:




                                     M-4-39

                                   EXHIBIT D-2


                        FORM OF CERTIFICATE OF THE SELLER


         In connection with the execution and delivery by _____________ (the "Company") of, and the consummation of the transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of December __, 2000 (the "Mortgage Loan Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company, the Company hereby certifies that (i) its representations and warranties set forth in the Mortgage Loan Purchase Agreement and in the Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), are true and correct in all material respects at and as of the date hereof (or, in the case of the representations an warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the date hereof (or, in the case of the representations and warranties set forth in Exhibit C of the Mortgage Loan Purchase Agreement, on such other date specifically provided in the particular representation and warranty), and (ii) it has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement and, if not defined therein, then in the Indemnification Agreement.

         Certified this ___ day of December, 2000.






                                         By:
                                              ----------------------------------
                                         Name:
                                         Title:





                                     M-4-40

                                  EXHIBIT D-3A

                      FORM OF OPINION OF IN-HOUSE COUNSEL
                                 TO THE SELLER


December 12, 2000

TO THE PARTIES LISTED ON ATTACHED SCHEDULE A

Re:  Mortgage Loan Purchase

Ladies and Gentlemen:

I am Senior Counsel of ABN AMRO North America, Inc., an affiliate of LaSalle Bank National Association (the "Bank"), and as such, I am familiar with that certain Mortgage Loan Purchase Agreement (the "Agreement") dated as of December 12, 2000 between the Bank and Salomon Brothers Mortgage Securities VII, Inc. Terms used herein without definition shall have the meanings given such terms in the Agreement.

I have examined executed counterparts of the Agreement and such other documents, opinions and certificates as I have deemed necessary or appropriate to render this opinion. In making such examination of documents, I have assumed that the parties to documents requiring execution and delivery, other than the Bank, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

1. The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

2. The execution, delivery and performance by the Bank of the Agreement is within the power of the Bank and has been duly authorized by all necessary action on the part of the Bank, and neither the consummation of the transactions contemplated therein nor the fulfillment of the terms thereof will conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any contract, indenture, mortgage, or other instrument to which the Bank is a party or by which it may be bound of which I am aware, nor will such action result in any violation of the provisions of the articles of association or bylaws of the Bank, or any statute, rule or regulation to which the Bank is subject or by which it is bound or any writ, injunction or decree of any court, governmental authority or regulatory body to which it is subject or by which it is bound of which I am aware.


                                     M-4-41

December 12, 2000
Page 2


3. There is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or to the best of my knowledge, threatened against the Bank which might result in any material adverse change in the financial condition, earnings, affairs or business of the Bank, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, the Agreement.

4. To my knowledge, the Bank is not in default with respect to any order or decree of any court or any order, regulation or decree of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its ability to perform its obligations under the Agreement.

5. To my knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Bank of or compliance by the Bank with the Agreement or the consummation of the transactions contemplated by the Agreement, other than those which have been obtained by the Bank or which the failure to obtain would not materially and adversely affect its ability to perform its obligations under the Agreement.

I am a member of the bar of the State of Illinois and, do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America.

This opinion is solely for your benefit and that of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely



Kirk P. Flores

KPF:mc



                                     M-4-42

                                   SCHEDULE A


Salomon Brothers Mortgage Securities VII, Inc.

Salomon Smith Barney Inc.

Greenwich Capital Markets, Inc.

Chase Securities Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

                                     M-4-43

                                  EXHIBIT D-3B


                     FORM OF OPINION OF MAYER BROWN & PLATT,
                          SPECIAL COUNSEL TO THE SELLER







                                December 12, 2000



Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Greenwich Capital Markets, Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN AMRO Bank N.V.


Re:      Series 2000-C3 Commercial Mortgage Pass-Through Certificates


Ladies and Gentlemen:


         This opinion is being provided to you by the undersigned, as special counsel to LaSalle Bank National Association (in such capacity, "LaSalle"), in relation to that certain Mortgage Loan Purchase Agreement, dated as of December 12, 2000 (the "Mortgage Loan Purchase Agreement"), between LaSalle, as seller, and Salomon Brothers Mortgage Securities VII, Inc., as purchaser (the "Purchaser"), relating to the sale by LaSalle of certain fixed rate commercial and multifamily mortgage loans (the "Mortgage Loans") to the Purchaser. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


         Pursuant to a certain Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement") among the Purchaser, as depositor, Midland Loan Services, Inc., as master servicer Lennar Partners, Inc., as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") and LaSalle Bank National Association, as certificate administrator and tax administrator, the Purchaser will transfer the Mortgage Loans, along with certain other fixed rate commercial and multifamily mortgage loans, to the Trustee to establish a trust fund (the "Trust Fund"), and the Trust will issue the Commercial Mortgage Pass-Through Certificates, Series 2000-C3 (the "Certificates") representing interests in the Trust Fund. Eighteen classes of Certificates representing beneficial interests in the Trust Fund will be issued pursuant to the Pooling and Servicing Agreement, (i) the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates (the "Public Certificates") and (ii) the Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R and Class Y Certificates (the "Private Certificates").


         This opinion is being delivered pursuant to Sections 7(i) and 7(k) of the Mortgage Loan Purchase Agreement.



                                     M-4-44

December 12, 2000
Page 2


         In rendering this opinion, we have examined and relied upon executed copies of the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such certificates and other documents as we have deemed appropriate for the purposes of rendering this opinion. We have examined and relied upon, among other things, the documents and opinions delivered to you at the closing being held today relating to the Certificates, as well as (a) the Prospectus (the "Base Prospectus") and the related Prospectus Supplement (the "Prospectus Supplement", and together with the Base Prospectus, the "Prospectus"), each dated December 12, 2000, relating to the Public Certificates in the form they were filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, and (b) the Private Placement Memorandum, dated December 12, 2000 (the "Memorandum"), relating to the Private Certificates (other than the Class R and Class Y Certificates).


         In conducting our examination, we have assumed, without investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have, with your permission, also relied upon the opinion of even date herewith of Kirk P. Flores, Senior Counsel of ABN AMRO North America, Inc., an affiliate of LaSalle, addressed to you. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of LaSalle and others.


         We are members of the bar of the State of New York and do not purport to be experts on or to express any opinion herein concerning any laws other than the laws of the State of New York and the federal laws of the United States of America. We express no opinion herein as to the laws of any other jurisdiction.


         Based upon the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that the Mortgage Loan Purchase Agreement, upon due authorization, execution and delivery by the Purchaser, will constitute a valid and binding agreement of LaSalle, enforceable against LaSalle in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banks, (b) general principles of equity and public policy considerations, whether enforcement is sought in a proceeding in equity or at law or (c) by principles of reasonableness, good faith and fair dealing.

                                     M-4-45

December 12, 2000
Page 3

         In rendering the opinion expressed above, we express no opinion regarding any severability provision in the Mortgage Loan Purchase Agreement. We also express no opinion as to the enforceability under certain circumstances of provisions, indemnifying a party against liability or requiring contribution from a party for liability to the extent that any such provision may be deemed to cover matters under Federal securities laws or where such indemnification or contribution is contrary to public policy. The opinion expressed above is subject to the further qualification that certain of the remedial provisions in the Mortgage Loan Purchase Agreement may be limited or rendered ineffective or unenforceable in whole or in part under the laws of the State of New York (but the inclusion of such provisions, subject to the immediately preceding sentence and clauses (a), (b) and (c) of the preceding paragraph, does not make the remedies provided by the Mortgage Loan Purchase Agreement inadequate for the practical realization of the rights and benefits purported to be provided thereby, except for the economic consequences of procedural or other delay).


         We also express no opinion as to (i) any provision relating to jurisdiction or service of process other than in respect of the courts of the State of New York, (ii) any forum selection or waiver of venue or waiver of jury trial provision, or (iii) whether a federal or state court or inside of the State of New York would give effect to the choice of law provided in the Agreement.


         Except as set forth below, we have not ourselves checked the accuracy or completeness of, or otherwise independently verified, the information furnished with respect to the Prospectus Supplement or the Memorandum. As you are aware, except for our review of copies of certain Mortgage Loan Documents, generally including the Mortgage Note, the Mortgage and the title insurance policy for the Mortgage Loans provided by LaSalle and identified on Schedule I attached hereto, we did not examine or review the Mortgage Loan Files relating to the Mortgage Loans, although we did review the asset summaries and loan committee presentations (collectively, the "Asset Summaries") furnished and prepared by LaSalle with respect to the Mortgage Loans sold under the Mortgage Loan Purchase Agreement. We did not, however, with your permission, check the accuracy or completeness of or otherwise independently verify the information contained in the Asset Summaries. Moreover, we note that we were advised by LaSalle in connection with our review of the Asset Summaries that such Asset Summaries were summaries only, and in certain instances being continually updated and corrected and were not intended to be relied on for a complete legal description of each Mortgage Loan.


         In the course of the preparation by the Purchaser of the Prospectus Supplement and the Memorandum, we have participated in conferences with certain officers of LaSalle, the Purchaser, counsel to the Purchaser and your representatives, during which the contents of the Prospectus Supplement and the Memorandum and related matters were discussed and, at your


                                     M-4-46

December 12, 2000
Page 4


request we have reviewed the information contained in the Prospectus Supplement (other than the financial and statistical information presented in tabular form) under the headings "Summary of the Prospectus Supplement -- The Mortgage Pool," "Risk Factors -- Risks Related to the Underlying Mortgage Loans" and "Description of the Mortgage Pool," in each case to the extent it relates to LaSalle and the Mortgage Loans (collectively, the "Selected Information"). On the basis of the discussions and limited review referred to above, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement and the Memorandum, and without independent check or verification of the Selected Information except as stated, no facts have come to our attention that causes us to believe that the Selected Information set forth in either the Prospectus Supplement or the Memorandum (other than financial and statistical data included or not included therein or incorporated by reference therein, as to which we express no opinion), as of its issue date or at the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of the Mayer, Brown & Platt attorneys who have represented you in connection with the transactions contemplated by the Agreements. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.


         This letter is limited to the specific issues addressed herein and the opinion rendered above is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof.


         We are furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that the persons listed on Exhibit A hereto may rely upon this opinion to the extent set forth on Exhibit A in connection with their rating of the Certificates to the same extent as if this opinion had been addressed to them.


                                         Very truly yours,


                                     M-4-47

December 12, 2000
Page 5





                                                  Mayer, Brown & Platt


DC/JAJ

                                     M-4-48

                                   SCHEDULE I
                                       TO
                          MAYER, BROWN & PLATT OPINION


LaSalle Loan Number                 Property Name
-------------------                 -------------







                                     M-4-49

                                    EXHIBIT A
                                       TO
                          MAYER, BROWN & PLATT OPINION

                 PERSONS WHO MAY RELY UPON THE OPINION RENDERED
                  IN THE FIFTH FULL PARAGRAPH ON PAGE 2 OF THE
                OPINION LETTER TO WHICH THIS EXHIBIT IS ATTACHED


Moody's Investor's Service, Inc.


Standard & Poor's Ratings Services, a division of the McGraw Hill Companies,
Inc.


                                     M-4-50

EXHIBIT N


                      SCHEDULE OF DESIGNATED SUB-SERVICERS


                             [SEE ATTACHED SCHEDULE]

                                                                                                         RETAINED
                                                                                     CUT-OFF           SUB-SERVICING
CONTROL NUMBER   LOAN NUMBER     LOAN / PROPERTY NAME                              DATE BALANCE          FEE RATE
    104          03-0812051      Westland Meadows                                    22,714,214.38         0.0500%
    106          6603559         149 New Montgomery Street                           18,809,602.27         0.0400%
    112          11483           Pacific Plaza                                       16,426,642.13         0.0700%
    113          6603432         Seatac Village Shopping Center                      16,087,967.31         0.0750%
    118          6604594         85 Devonshire Street/258-262 Washington Street      13,650,000.00         0.0700%

    122          03-0810402      Simchik Four Property Portfolio                      9,975,377.47         0.0600%
    122a         03-0810402a     100 Market Street
    122b         03-0810402b     9 Executive Park Drive
    122c         03-0810402c     1255 South Willow Street
    122d         03-0810402d     135 Daniel Webster Highway

    129          11312           Burlington Self Storage                              7,984,459.40         0.0700%
    130          11358           Boynton Plaza                                        7,679,220.02         0.0700%
    132          10511           Garden Ridge                                         7,095,636.48         0.0700%
    133          2010092         300 West Pratt Street                                7,018,345.03         0.0700%
    134          2010093         The GTE Building                                     6,877,665.29         0.0700%
    135          2010096         Hamlin Court                                         6,810,392.89         0.0700%
    140          16              Horizon Health Center                                5,836,517.68         0.0400%
    145          6603550         Arlington Heights Apartments                         5,541,084.10         0.0900%
    149          6604949         Villa de Mission East                                5,178,495.88         0.0750%
    150          9911010085      Calaveras Landing Shopping Center                    5,173,541.50         0.0700%
    151          1010091         Healtheon                                            5,145,165.22         0.0700%
    156          6605190         Town Green at Wilton Center                          4,907,937.15         0.1250%
    158          6603687         Tivoli Gardens Apartments                            4,369,641.03         0.0800%
    163          6604565         Franklinton Square Shopping Center                   4,183,599.97         0.1000%
    165          11432           Greenhill Corporate Center                           4,089,787.90         0.0700%
    169          6603484         The Cascades                                         3,963,919.71         0.0900%
    181          9910010082      Lafayette Business Park                              3,383,354.91         0.0700%
    182          11573           Arrow Business Center                                3,246,693.32         0.0700%
    183          23              Palm Haven Mobile Home Park                          3,192,703.97         0.0600%
    187          HHCC0064        Fran Murphy Building                                 3,044,546.48         0.0600%
    192          10896           Weatherbridge Center Buildings II and III            2,842,834.15         0.0700%
    194          9904010054      1201 Sharp Street                                    2,758,739.76         0.0700%
    199          27              Fountain Place Apartments                            2,525,985.85         0.0600%
    207          6605277         Broadway Plaza Building                              2,394,273.84         0.0900%
    211          HHCC0063        Peppertree Apartments                                2,363,873.79         0.0600%
    229          6605203         Mini-City Self Storage                               1,664,338.67         0.0900%
    233          31              Kendall Manor Apartments                             1,496,527.07         0.0600%
    254          32              Wickiup Mobile Home & RV Park                        1,133,070.73         0.0600%




                                                                                  NG
CONTROL NUMBER   LOAN NUMBER     LOAN / PROPERTY NAME                                      SUB-SERVICER
    104          03-0812051      Westland Meadows                                       Bernard Financial
    106          6603559         149 New Montgomery Street                              LJ Melody & Company, Inc.
    112          11483           Pacific Plaza                                          Continental Wingate
    113          6603432         Seatac Village Shopping Center                         LJ Melody & Company, Inc.
    118          6604594         85 Devonshire Street/258-262 Washington Street         LJ Melody & Company, Inc.

    122          03-0810402      Simchik Four Property Portfolio                        Meredith & Grew
    122a         03-0810402a     100 Market Street
    122b         03-0810402b     9 Executive Park Drive
    122c         03-0810402c     1255 South Willow Street
    122d         03-0810402d     135 Daniel Webster Highway

    129          11312           Burlington Self Storage                                Continental Wingate
    130          11358           Boynton Plaza                                          Continental Wingate
    132          10511           Garden Ridge                                           Continental Wingate
    133          2010092         300 West Pratt Street                                  Continental Wingate
    134          2010093         The GTE Building                                       Continental Wingate
    135          2010096         Hamlin Court                                           Continental Wingate
    140          16              Horizon Health Center                                  Bernard Financial
    145          6603550         Arlington Heights Apartments                           LJ Melody & Company, Inc.
    149          6604949         Villa de Mission East                                  Holliday Fenoglio Fowler, L.P.
    150          9911010085      Calaveras Landing Shopping Center                      Continental Wingate
    151          1010091         Healtheon                                              Continental Wingate
    156          6605190         Town Green at Wilton Center                            Holliday Fenoglio Fowler, L.P.
    158          6603687         Tivoli Gardens Apartments                              Financial Federal Savings Bank
    163          6604565         Franklinton Square Shopping Center                     GMAC Commercial Mortgage Corp.
    165          11432           Greenhill Corporate Center                             Continental Wingate
    169          6603484         The Cascades                                           LJ Melody & Company, Inc.
    181          9910010082      Lafayette Business Park                                Continental Wingate
    182          11573           Arrow Business Center                                  Continental Wingate
    183          23              Palm Haven Mobile Home Park                            Bloomfield Servicing
    187          HHCC0064        Fran Murphy Building                                   Huntoon Hastings Capital Corp.
    192          10896           Weatherbridge Center Buildings II and III              Continental Wingate
    194          9904010054      1201 Sharp Street                                      Continental Wingate
    199          27              Fountain Place Apartments                              Bloomfield Servicing
    207          6605277         Broadway Plaza Building                                LJ Melody & Company, Inc.
    211          HHCC0063        Peppertree Apartments                                  Huntoon Hastings Capital Corp.
    229          6605203         Mini-City Self Storage                                 LJ Melody & Company, Inc.
    233          31              Kendall Manor Apartments                               Bloomfield Servicing
    254          32              Wickiup Mobile Home & RV Park                          Bloomfield Servicing




                                      N-1